UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Emeren Group Ltd

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Emeren Group Ltd

149 Water Street, Suite 302

Norwalk, Connecticut

October 14, 2025

Dear SOL Shareholder:

You are invited to attend a general meeting (we refer to such meeting, including any adjournment, postponement or rescheduling thereof, as the “Shareholders Meeting”) of the shareholders of Emeren Group Ltd (the “Company”) to be held on December 9, 2025, at 10:00 a.m. Eastern Time. The Shareholders Meeting will be held at 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612, U.S. and be accessible (but not to vote) via live audio webcast at https://teams.microsoft.com/l/meetup-join/19%3ameeting_OTBlZmYyZjUtNTc2Ni00NjYyLTk2Y2UtMzQ1NGRjZmEzNjdk%40thread.v2/0?context=%7b%22Tid%22%3a%22fe651217-67a6-4b20-b542-c91719989449%22%2c%22Oid%22%3a%2205e5f7b1-07e0-4efc-94dd-77030500bb0d%22%7d.

On June 18, 2025, the Company entered into an Agreement and Plan of Merger (as amended, and including all exhibits and schedules thereto, the “Merger Agreement”) with Shurya Vitra Ltd., a BVI business company (“Parent”), and Emeren Holdings Ltd., a BVI business company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein and among other things, Merger Sub will be merged with and into the Company with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). Parent and Merger Sub are affiliates of Himanshu H. Shah (“Mr. Shah”), Shah Capital Management, Inc. (“Shah Capital Management”) and Shah Capital Opportunity Fund LP (“Shah Capital”).

Concurrently with the execution of the Merger Agreement, Mr. Ke Chen, the Company’s Chief Financial Officer, and Mr. Enrico Bocchi, the Company’s Executive Vice President, Europe (together with Shah Capital, the “Rollover Holders,” and collectively with Parent, Merger Sub, Shah Capital Management and Mr. Shah, the “Buyer Group Parties”) entered into a rollover and support agreement with Parent, which was amended to clarify that Shah Capital is a Rollover Holder on September 2, 2025 (as amended, the “Rollover Agreement”). Pursuant to the Rollover Agreement, the Rollover Holders have agreed, among other things, to vote their shares in favor of the adoption of the Merger Agreement and the approval of the Merger and to the cancellation of their shares in exchange for newly issued shares of Parent. On July 3, 2025, Rahul Garg and Ritu Khurana, Kunal Shah and Shalin Y. Shah (collectively, the “Supporting Holders”) executed and delivered to Parent a support agreement (the “Support Agreement”), pursuant to which the Supporting Holders have agreed to vote their shares in favor of the adoption of the Merger Agreement and the approval of the Merger. The holdings of the Supporting Holders and the Buyer Group Parties collectively represent approximately 39.6% of the outstanding voting power of the Company as of the date of this letter.

At the Shareholders Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement.

If the Merger is completed, subject to the terms set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each ordinary share, with no par value, of the Company (the “Company Ordinary Shares”) that is issued and outstanding as of immediately prior to the Effective Time (other than any Company Ordinary Shares that are held by the Company as treasury shares or owned by Parent, Merger Sub or any other affiliate thereof (the “Cancelled Shares”), any Company Ordinary Shares as to which appraisal rights have been properly exercised in accordance with Section 179 of the BVI Business Companies Act, as amended (the “BVI Companies Act”) (the “Dissenting Shares”), and any Company Ordinary Shares held by any Rollover Holder (the “Rollover Shares”) (the Cancelled Shares, the Dissenting Shares and the Rollover Shares are collectively referred to as “Excluded Shares”)) will be automatically cancelled and converted into the right to receive cash in an amount equal to US$0.20, without interest thereon and subject to all applicable withholding (the “Per Share Merger Consideration”), and (ii) each American Depositary Share, representing ten Company Ordinary Shares (an “ADS”) that is issued and outstanding as of immediately prior to the Effective Time (other than any ADSs representing Excluded Shares), will then represent the right to receive cash in an amount equal to US$2.00 per ADS (the “Per ADS Merger Consideration” and, together with the Per Share Merger Consideration without interest thereon (the “Merger Consideration”) less a US$0.05 per ADS cancellation fee pursuant to the terms of the deposit agreement and subject to all applicable withholding The Cancelled Shares and the Rollover Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled for their agreed or appraised fair value as described in more detail below.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”), composed solely of three independent directors of the Company who are unaffiliated with any of the Buyer Group Parties, the Company or any of the management members of the Company, Mr. Martin Bloom, Mr. Ramnath Iyer, and Dr. Ramakrishnan (Ramki) Srinivasan, has reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (collectively, the “Transactions”). At a meeting on June 18, 2025, after careful deliberation and consultation with its independent financial advisor and legal counsel, the Special Committee unanimously (1) determined that it is fair to, and in the best interests of the Company and the “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act, and declared it advisable, to enter into the Merger Agreement, (2) approved the execution, delivery and performance by the Company of the Merger Agreement, and (3) recommended that the Board direct that the authorization and approval of the Merger Agreement and the Transactions be submitted to a vote at a general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a shareholders resolution the Merger Agreement and the Transactions.

The Board, with Mr. Shah recused from the deliberations and approval, unanimously (a) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and the “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act, (b) approved the execution, delivery and performance by the Company of the Merger Agreement, and (c) directed that the authorization and approval of the Merger Agreement and the Transactions be submitted to a vote at a general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a shareholders resolution the Merger Agreement and the Transactions.

The approval of the proposal to adopt the Merger Agreement, which we refer to as the “Merger Agreement Proposal,” requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting.

At the Shareholders Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, which we refer to as the “Advisory Compensation Proposal”. The Advisory Compensation Proposal requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting.

Finally, at the Shareholders Meeting, you will also be asked to consider and vote on a proposal to adjourn the Shareholders Meeting, from time to time, to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Shareholders Meeting to approve the Merger Agreement Proposal, which we refer to as the “Adjournment Proposal.” The Adjournment Proposal requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting, whether or not a quorum is present.

The Merger Agreement and the Merger have been unanimously approved by the Board, other than Mr. Shah. The Board, by a unanimous vote of the Company’s directors (other than Mr. Shah), recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” each of the other proposals to be voted on at the Shareholders Meeting.

Your vote is very important. The Merger cannot be completed unless the Merger Agreement Proposal is approved by holders of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting. If you fail to vote by proxy or at the Shareholders Meeting, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted and will have no effect on the outcome of the vote. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the vote.

If you are a record holder of Company Ordinary Shares, whether or not you expect to attend the Shareholders Meeting, at your earliest convenience, please complete, sign and date the enclosed proxy and return it in the enclosed postage-paid reply envelope. If you attend the Shareholders Meeting and vote during the Shareholders Meeting, your vote by ballot will revoke any proxy previously submitted.

If you hold your Company Ordinary Shares through a bank, broker or other nominee, then you are a beneficial owner of Company Ordinary Shares held in “street name,” and you should follow the procedures provided by your bank, broker or other nominee in order to vote. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.

For holders of ADSs, the record holder of the Company Ordinary Shares represented by your ADSs is The Bank of New York Mellon (the “ADS Depositary”). As the record holder, the ADS Depositary has the voting rights of the Company Ordinary Shares represented by your ADSs. Similar to annual general meetings of shareholders, you are encouraged to vote by providing prompt voting instructions to the ADS Depositary. The ADS Depositary will endeavor to vote (or will endeavor to cause the vote of) the Company Ordinary Shares it holds at the Shareholders Meeting in accordance with the voting instructions timely received from holders of ADSs at the close of business in New York on October 23, 2025, the ADS record date. The ADS Depositary must receive those instructions no later than 12:00 noon (New York time) on December 3, 2025.

Similarly, holders of ADSs (because they are not the record holder of Company Ordinary Shares) will not be able to attend the Shareholders Meeting. It is not necessary to attend the Shareholders Meeting in order to vote, and the Company encourages holders of ADSs to vote by providing voting instructions to the ADS Depositary. If, however, a holder of ADS wishes to attend the Shareholders Meeting, they must cancel their ADSs and become holders of Company Ordinary Shares prior to the close of business in the BVI on October 23, 2025, the Ordinary Company Share record date. ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs to the ADS Depositary for cancellation as soon as possible together with (a) delivery instructions for the corresponding Company Ordinary Shares (name and address of person who will be the registered holder of the Company Ordinary Shares) and (b) payment of the ADS cancellation fees (US$5.00 per 100 ADSs (or portion thereof) and a US$17.50 cable fee to be cancelled) and any applicable taxes. If you hold your ADSs in a brokerage, bank or other intermediary account, please contact your broker, bank or other intermediary to find out what actions you need to take to instruct the broker, bank or other intermediary to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS Depositary will instruct the registrar of the Company Ordinary Shares to transfer registration of the Company Ordinary Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Company Ordinary Shares in your name you wish to receive a certificate evidencing the Company Ordinary Shares registered in your name, you will need to request the registrar of the Company Ordinary Shares to issue and mail a certificate to your attention. If the Merger is not approved at the Shareholders Meeting, the shareholders who have cancelled their ADSs and withdrawn the Company Ordinary Shares may opt to (i) remain registered holders of their Company Ordinary Shares; or (ii) deposit their Company Ordinary Shares with the custodian of the ADS Depositary for issuance of ADSs in accordance with the terms of the deposit agreement (including a payment by such shareholders of US$5.00 per 100 ADSs (or portion thereof) issuance fees).

Shareholders who elect to dissent from the Merger will have the right to seek appraisal and payment of the fair value of their Company Ordinary Shares if the Merger is completed, but only if they deliver to the Company, before the vote to approve the Merger is taken at the Shareholders Meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 179 of the BVI Companies Act for the exercise of appraisal rights, which is attached as Annex D to the accompanying proxy statement. The fair value of your Company Ordinary Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the Merger Agreement if you do not exercise appraisal rights with respect to your Company Ordinary Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE COMPANY ORDINARY SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO PERFECT ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE APPRAISAL RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs AND PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES AS SOON AS POSSIBLE, AND BECOME REGISTERED HOLDERS OF COMPANY ORDINARY SHARES. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING APPRAISAL RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 179 OF THE BVI COMPANIES ACT.

Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

The accompanying proxy statement provides you with more detailed information about the Shareholders Meeting, the Merger Agreement and the Transactions, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and the amendment to the Merger Agreement is attached as Annex B to the accompanying proxy statement. We encourage you to read carefully the entire proxy statement and its annexes, including the Merger Agreement, and the documents referred to or incorporated by reference in the proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 16 of our annual report on Form 10-K for the fiscal year ended December 31, 2024 and the “Risk Factors” section beginning on page 36 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025 and other risk factors detailed in the Company’s reports filed with the SEC prior to the date hereof and incorporated by reference in the proxy statement, for risks relating to our business and for a discussion of the risks that you should consider in evaluating the proposed transaction and how it may affect you.

If you have any questions or need assistance voting your Company Ordinary Shares, please contact BetaNXT, Inc., the Company’s proxy solicitor in connection with the Shareholders Meeting:

BetaNXT, Inc.

Attention: EMEREN-2025 EGM

Address: P.O. BOX 8016, CARY, NC 27512-9903

Tel: 1-800-555-2470

Shareholders may call toll free: 1-800-555-2470

Thank you in advance for your cooperation and continued support.

Sincerely,

/s/ Ke Chen
Ke Chen
Chief Financial Officer

The accompanying proxy statement is dated October 14, 2025 and is first being mailed to the Company’s shareholders on or about such date.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Emeren Group Ltd

149 Water Street, Suite 302

Norwalk, Connecticut

NOTICE OF GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 9, 2025

EMEREN GROUP LTD

(a BVI incorporated company with a registered number of 1016246)

NOTICE OF GENERAL MEETING OF SHAREHOLDERS

To Be Held December 9, 2025

To the Shareholders of Emeren Group Ltd:

NOTICE IS HEREBY GIVEN that the general meeting of shareholders of Emeren Group Ltd will be held on December 9, 2025, beginning at 10:00 a.m., Eastern Time, at 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612, U.S.

Only registered holders of ordinary shares, no par value per share, of the Company (each a “Company Ordinary Share” and collectively, the “Company Ordinary Shares”), at the close of business in the British Virgin Islands on October 23, 2025 (the “Record Date”), or their proxy holders are entitled to directly vote at this general meeting or any adjournment or postponements thereof. At the meeting, you will be asked to consider and vote upon the following resolutions:

(i)	Proposal No. 1: THAT the Agreement and Plan of Merger (including the articles of merger) dated June 18, 2025, as amended by an amendment agreement dated September 2, 2025 (the “Merger Agreement”), by and among Shurya Vitra Ltd., a BVI business company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), Emeren Holdings Ltd., a BVI business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company (such Merger Agreement being in the form attached as Annex A to the accompanying Proxy Statement and such amendment agreement being in the form attached as Annex B, each of which to be produced and made available for inspection at the general meeting), the articles of merger (the “Articles of Merger”) and the plan of merger (the “Plan of Merger”) to be filed with the Registrar of Corporate Affairs of the British Virgin Islands (such Articles of Merger and Plan of Merger being substantially in the forms attached as Exhibit B and Exhibit C, respectively, to the Merger Agreement and to be produced and made available for inspection at the general meeting) in order to give effect to the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”) as a wholly owned subsidiary of Parent, and any and all transactions contemplated by the Merger Agreement, be authorized and approved (the “Merger Agreement Proposal”).

(ii)	Proposal No. 2: THAT the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger be authorized and approved, on a non-binding advisory basis (the “Advisory Compensation Proposal”).

(iii)	Proposal No. 3: THAT the general meeting be adjourned, if necessary or appropriate, in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the general meeting to pass the foregoing resolutions (the “Adjournment Proposal”).

Please refer to the accompanying Proxy Statement, which is attached to and made a part of this notice. A list of the Company’s shareholders will be available at the offices of 149 Water Street, Suite 302, Norwalk, CT 06854, USA, during ordinary business hours for the two business days immediately prior to the general meeting.

After careful consideration and upon the unanimous recommendation of a special committee (the “Special Committee”) of the Board of directors (the “Board”) of the Company, composed solely of independent directors, the Board (1) determined that it is fair to, and in the best interests of the Company and the Company’s shareholders and ADS holders (excluding the Buyer Group Parties or affiliates of the Buyer Group Parties), and declared it advisable, to enter into the Merger Agreement and certain other transaction documents, in each case, upon the terms and subject to the conditions set forth therein, (2) approved the execution, delivery and performance by the Company of the Merger Agreement, the Plan of Merger and certain other transaction documents by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein, and (3) resolved to direct that the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated thereunder, including the Merger, be submitted to a vote at a general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a shareholders resolution the Merger Agreement, the Plan of Merger and the transactions contemplated thereunder. The Board recommends that you vote FOR the Merger Agreement Proposal, FOR the Advisory Compensation Proposal and FOR the Adjournment Proposal.

In order for the Merger to be completed, the Merger Agreement, the Articles of Merger and the Plan of Merger must be authorized and approved by the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the general meeting. Approval of the Advisory Compensation Proposal and the Adjournment Proposal set forth herein also require the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the general meeting.

Mr. Ke Chen, the Company’s Chief Financial Officer, and Mr. Enrico Bocchi, the Company’s Executive Vice President, Europe (together with Shah Capital, the “Rollover Holders,” and collectively with Parent, Merger Sub, Shah Capital Management and Himanshu H. Shah, the “Buyer Group Parties”) entered into a rollover and support agreement with Parent dated June 18, 2025, pursuant to which the Rollover Holders have agreed to, subject to the terms and conditions set forth therein and among other obligations, vote in favor of the adoption of the Merger Agreement and the approval of the Merger and to the cancellation of their shares in exchange for newly issued shares of Parent. Rahul Garg and Ritu Khurana, Kunal Shah and Shalin Y. Shah (collectively, the “Supporting Holders”) executed and delivered to Parent a support agreement dated July 3, 2025, pursuant to which the Supporting Holders have agreed to vote in favor of the adoption of the Merger Agreement and the approval of the Merger. The holdings of the Supporting Holders and the Buyer Group Parties collectively represent approximately 39.6% of the outstanding voting power of the Company as of the date of this notice.

Even if you plan to attend the general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy as promptly as possible. If you are a registered shareholder, your proxy, to be valid, must be completed, signed and returned in the envelope provided (or to the address indicated on the proxy) so that it is received no later than December 4, 2025 at 10:00 am (New York time). If you are a “beneficial owner,” holding shares through a bank, broker or other nominee, such nominee will set an earlier deadline for receipt of your instructions—please carefully review the voting instructions your custodian provides for the applicable voting deadline.

The proxy is the “instrument appointing a proxy” as referred to in the Company’s articles of association. Voting at the general meeting will take place by poll voting as the chairman of the meeting has undertaken to demand poll voting at the meeting. Only those shareholders physically present at the meeting will be able to vote their shares at the meeting. There will be no electronic voting facilities available for those dialing into the meeting via the Microsoft Teams link. Each shareholder has one vote for each Company Ordinary Share held as of the close of business in the British Virgin Islands on the Record Date. If you receive more than one proxy because you own Company Ordinary Shares that are registered in different names, please vote all of your Company Ordinary Shares shown on each of your proxies in accordance with the instructions set forth on the proxy.

Completing the proxy in accordance with the instructions set forth on the proxy will not deprive you of your right to attend the general meeting and vote your Company Ordinary Shares in person. Please note, however, that if your Company Ordinary Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the general meeting in person, you must obtain from the record holder a legal proxy issued in your name.

If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy in accordance with the instructions set forth on the proxy, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted.

When proxies are properly dated, executed and returned by holders of Company Ordinary Shares, the Company Ordinary Shares they represent will be voted at the general meeting in accordance with the instructions of the shareholders. If you submit your signed proxy in favour of the chairman of the meeting without indicating how you wish to vote, the Company Ordinary Shares represented by your proxy will be voted FOR the Merger Agreement Proposal, FOR the Advisory Compensation Proposal and FOR the Adjournment Proposal, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Company Ordinary Shares represented by your proxy will be voted (or not submitted for voting) as your proxy determines.

Registered holders of the Company Ordinary Shares who dissent from the Merger will have the right to receive payment of the fair value of their Company Ordinary Shares in accordance with Section 179 of the BVI Business Companies Act Revised Edition 2020 (the “BVI Companies Act”) if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the general meeting, a written objection to the Merger (including a statement that they wish to demand payment for their shares if such action is taken) and subsequently comply with all procedures and requirements of Section 179 of the BVI Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to the accompanying Proxy Statement. The fair value of their Company Ordinary Shares as determined under the BVI Companies Act could be more than, the same as, or less than the merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Company Ordinary Shares. These procedures are complex and you should consult your British Virgin Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the BVI Companies Act, you will lose your dissenters’ rights (as described under the section entitled “Appraisal Rights” of the accompanying Proxy Statement).

If any registered holder of the Company Ordinary Shares who wishes to dissent fails to validly dissent in accordance with the terms of Section 179 of the BVI Companies Act, then the rights of such holder under Section 179 of the BVI Companies Act shall cease to exist, and the underlying Company Ordinary Shares shall be cancelled, and the holder shall only be entitled to receive the merger consideration pursuant to the Merger Agreement.

Only registered shareholders may dissent. Any Company Ordinary Shares held in “street name” will need to be transferred to you before you may dissent.

PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.

If you have any questions or need assistance voting your Company Ordinary Shares, please contact BetaNXT, Inc. at 1-800-555-2470 (toll-free in U.S.) or P.O. BOX 8016, CARY, NC 27512-9903 (attention to EMEREN-2025 EGM).

The Merger Agreement and the transactions contemplated by the Merger Agreement are described in the accompanying Proxy Statement. A copy of the Merger Agreement is included as Annex A to the accompanying Proxy Statement and the amendment agreement to the Merger Agreement is attached as Annex B to the accompanying proxy statement. We urge you to read the entire accompanying Proxy Statement carefully.

Notes:

1.	Shareholders will be able to participate the General Meeting in person. Shareholders may also access but may not vote at the meeting via teleconference. The General Meeting of Shareholders of Emeren Group Ltd will be held on December 9, 2025, beginning at 10:00 a.m., Eastern Time, at 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612, U.S.

2.	To access (but not vote at) the General Meeting via teleconference, please use the following Microsoft Teams link:

https://teams.microsoft.com/l/meetup-join/19%3ameeting_OTBlZmYyZjUtNTc2Ni00NjYyLTk2Y2UtMzQ1NGRjZmEzNjdk%40thread.v2/0?context=%7b%22Tid%22%3a%22fe651217-67a6-4b20-b542-c91719989449%22%2c%22Oid%22%3a%2205e5f7b1-07e0-4efc-94dd-77030500bb0d%22%7d

Meeting ID: 288 224 241 391 8

Passcode: aG77CU3f

Dial in by phone: +1 929-352-1659, Phone conference ID: 763 358 963#

Shareholders should note that accessing the meeting by use of the Microsoft Teams link will not allow them to vote at the meeting electronically and, if they wish to vote on the Merger Agreement Proposal or either of the other Proposals but cannot attend the meeting in person, they should complete the necessary proxy and deliver it as indicated in note 5 below.

3.	A shareholder entitled to attend and vote at the General Meeting convened by the above Notice is entitled to appoint one or more proxies to attend, speak and vote on his behalf. A proxy need not be a shareholder of the Company.

4.	In the case of joint holders, if two or more persons hold shares of the Company jointly each of them may be present in person or by proxy at the meeting of the shareholders and may speak as a shareholder, if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners and if two or more are present in person or by proxy they must vote as one.

5.	To appoint a proxy you should complete the Form of Proxy enclosed with the accompanying Proxy Statement. To be valid the Form of Proxy, together with the power of attorney or other authority (if any) under which it is signed or notarially certified or office copy of the same, must be delivered to the offices of MUFG Corporate Markets at MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds, LS1 4DL, by no later than 48 hours before the time fixed for the meeting or any adjourned meeting (excluding Saturday, Sunday and public holidays in United Kingdom, China and the U.S.A).

6.	Any alterations made to the Form of Proxy should be initialed.

7.	In the case of a corporation the Form of Proxy should be given under its Common Seal or under the hand of an officer or attorney duly authorized in writing.

8.	Registered holders of American Depositary Shares will receive a Depositary Receipt Voting Instruction Card for this purpose and the Depositary Receipt Voting Instruction Card must be completed, signed and returned to be received by the ADS Depositary prior 12:00 noon (New York time) on December 3, 2025:

BetaNXT, Inc.

Attention: EMEREN-2025 EGM

Address: P.O. BOX 8016, CARY, NC 27512-9903

Tel: 1-800-555-2470

9.	If you hold American Depositary Shares representing shares in the Company indirectly through a securities intermediary (Bank or Brokerage Firm), you must rely on the procedures of the securities intermediary through which you hold your shares to ensure participation in the shareholders meeting. Each securities intermediary will set its own cutoff date and time to receive voting instructions from customers, which will be earlier than the date and time mentioned above.

10.	Pursuant to Regulation 7.4 of the articles of association of the Company, the Board has determined that only those shareholders registered in the relevant register of members of the Company at close of business on October 23, 2025 shall be entitled to attend and vote at the shareholders meeting or, if the meeting is adjourned, close of business on such date being not more than two days prior to the date fixed for the adjourned meeting. Changes to entries in the register of members after close of business on October 23, 2025 shall be disregarded in determining the right of any person to attend or vote at the meeting.

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

By order of the Board of Directors,

/s/ Ke Chen
Ke Chen
Chief Financial Officer

October 14, 2025

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See the section of this proxy statement entitled “Where You Can Find More Information.”

Certain Defined Terms

Unless stated otherwise, whenever used in this proxy statement the following terms have the meanings set forth below:

●	“BVI” means the British Virgin Islands.

●	“Code” means the Internal Revenue Code of 1986, as amended.

●	“Company Option” means each outstanding share option issued by the Company pursuant to the Company Share Plan that entitles the holder thereof to purchase Company Ordinary Shares upon the vesting of such award.

●	“Company Restricted Share Unit Award” means each outstanding award of restricted share units issued by the Company pursuant to the Company Share Plan that is subject to transfer and other restrictions which lapse upon the vesting of such award.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein.

●	“Merger Closing” means the consummation of the Merger.

●	“Treasury” means the U.S. Department of the Treasury.

●	“Unvested Company Option” means any Company Option that is not a Vested Company Option.

●	“Unvested Company Restricted Share Unit Award” means any Company Restricted Share Unit Award that is not a Vested Company Restricted Share Unit Award.

●	“US$” means the United States dollar, the lawful currency of the U.S.

●	“Vested Company Option” means any Company Option that shall have become vested on or prior to the Merger Closing and remains outstanding on the Merger Closing in accordance with the terms of such Company Option.

●	“Vested Company Restricted Share Unit Award” means any Company Restricted Share Unit Award that shall have become vested on or prior to the Merger Closing and remains outstanding on the Merger Closing in accordance with the terms of such Company Restricted Share Unit Award.

Merger Consideration

At the Effective Time, (i) Company Ordinary Shares that are issued and outstanding as of immediately prior to the Effective Time (other than the Excluded Shares) will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration, and (ii) each ADS that is issued and outstanding as of immediately prior to the Effective Time (other than any ADSs representing Excluded Shares), will then represent the right to receive the Per ADS Merger Consideration. The Cancelled Shares and the Rollover Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled for their agreed or appraised fair value as described in more detail below.

Treatment of Company Equity Awards and Company Share Plan

At the Effective Time:

●	the Company shall terminate the Company Share Plan and any relevant award agreements entered into under the Company Share Plan;

●	each (a) Vested Company Option with an exercise price that is lower than US$0.20, will be cancelled in exchange for a cash amount equal to the product of the excess of US$0.20 over the exercise price of such Vested Company Option multiplied by the number of Company Ordinary Shares underlying such Vested Company Option, and (b) (i) Vested Company Option with an exercise price that is equal to or greater than US$0.20 and (ii) Unvested Company Option, will be cancelled in exchange for the issuance of an employee incentive award by the Surviving Company, to replace such Vested Company Option or Unvested Company Option pursuant to terms and conditions to be determined by Parent, which will be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Vested Company Option; and

●	each (a) Vested Company Restricted Share Unit Award will be cancelled in exchange for the right to receive, from the Surviving Company as soon as practicable after the Effective Time (without interest), US$0.20 in cash; and (b) Unvested Company Restricted Share Unit Award will be cancelled in exchange for an employee incentive award pursuant to terms and conditions to be determined by Parent, which will be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Unvested Company Restricted Share Unit Award.

Special Factors (page 27)

Background of the Merger

A description of the background of the Merger is included in the section of this proxy statement entitled “Special Factors—Background of the Merger.”

Purposes and Reasons for the Merger; Recommendation of the Board

The Board, acting upon the unanimous recommendation of the Special Committee, which Special Committee acted with the advice and assistance of its independent financial and legal advisors, evaluated the Merger, including the terms and conditions of the Merger Agreement.

The Special Committee reviewed and considered the terms and conditions of the Merger Agreement and the Transactions. At a meeting on June 18, 2025, after careful deliberation and consultation with its independent financial advisor and legal counsel, the Special Committee unanimously (1) determined that it is fair to, and in the best interests of the Company and the “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act, and declared it advisable, to enter into the Merger Agreement, (2) approved the execution, delivery and performance by the Company of the Merger Agreement, and (3) recommended that the Board direct that the authorization and approval of the Merger Agreement and the Transactions be submitted to a vote at a general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a shareholders resolution the Merger Agreement and the Transactions.

At the same meeting, upon the unanimous determination and recommendation of the Special Committee, the Board, with Mr. Shah recused from the deliberations and approval, unanimously (a) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act, (b) approved the execution, delivery and performance by the Company of the Merger Agreement, and (c) directed that the authorization and approval of the Merger Agreement and the Transactions be submitted to a vote at a general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a shareholders resolution the Merger Agreement and the Transactions.

The Board, by a unanimous vote of the directors, recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

If you own ADSs, each representing ten Company Ordinary Shares, you cannot vote at the Shareholders Meeting directly, but you may instruct The Bank of New York Mellon, the ADS Depositary (as the holder of the Company Ordinary Shares underlying the ADSs), how to vote the Company Ordinary Shares underlying your ADSs. The ADS Depositary must receive such instructions no later than 12:00 noon, New York time, on December 3, 2025 in order to vote the underlying Company Ordinary Shares at the Shareholders Meeting. Alternatively, you may vote at the Shareholders Meeting if you surrender your ADSs to the ADS Depositary, pay the ADS Depositary’s fees required for the cancellation of the ADSs and provide instructions for the registration of the corresponding Company Ordinary Shares as soon as possible, and become a holder of Company Ordinary Shares by the close of business in the BVI on October 23, 2025. In addition, if you hold your ADSs through a securities intermediary such as a broker, you must rely on the procedures of the securities intermediary through which you hold your ADSs if you wish to vote at the Shareholders Meeting. Each securities intermediary will set its own cutoff date and time to receive voting instructions from customers, which will be earlier than the date and time mentioned above.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE COMPANY ORDINARY SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO PERFECT ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE APPRAISAL RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs AND PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES AS SOON AS POSSIBLE, AND BECOME REGISTERED HOLDERS OF COMPANY ORDINARY SHARES. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING APPRAISAL RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 179 OF THE BVI COMPANIES ACT.

For a description of the material factors considered by the Board in deciding to recommend approval of the Merger Agreement Proposal, see the section of this proxy statement entitled “Special Factors—Purposes and Reasons of the Company for the Merger; Recommendation of the Board.”

Position of the Buyer Group Parties as to the Fairness of the Merger; Purposes and Reasons of the Buyer Group Parties for the Merger

Under the SEC rules governing “going-private” transactions, each of the Buyer Group Parties is, or may be deemed to be, an affiliate of the Company and, therefore, the Buyer Group Parties are required to express their purposes and reasons for the Merger and their beliefs as to the fairness of the Merger to the “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act. For a description of the Buyer Group Parties’ purposes and reasons for the Merger, and their beliefs as to the fairness of the Merger, see “Special Factors—Position of the Buyer Group Parties as to the Fairness of the Merger; Purposes and Reasons of the Buyer Group Parties for the Merger.”

Opinion of the Financial Advisor to the Special Committee

The Company retained Kroll, LLC, operating through its Duff & Phelps opinion practice (“Duff & Phelps”), to serve as an independent financial advisor to the Special Committee (solely in their capacity as members of the Special Committee) in connection with the proposed Merger. In connection with this engagement, the Special Committee requested that Duff & Phelps evaluate the fairness, from a financial point of view, to the holders of Company Ordinary Shares (other than (i) any Company Ordinary Shares that are held by the Company as treasury shares or owned by Parent, Merger Sub or any other affiliate thereof (“Cancelled Shares”), (ii) any Company Ordinary Shares as to which appraisal rights have been properly exercised in accordance with Section 179 of the BVI Companies Act (the “Dissenting Shares”), and (iii) any Company Ordinary Shares held by any Rollover Holder (the “Rollover Shares”) (the Cancelled Shares, the Dissenting Shares and the Rollover Shares are collectively referred to as “Excluded Shares”)). On June 18, 2025, Duff & Phelps rendered to the Special Committee its oral opinion, subsequently confirmed in a written opinion, dated June 18, 2025, that, as of such date and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in its opinion, the Merger Consideration to be received by the “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act, in the Merger is fair, from a financial point of view, to the unaffiliated security holders (without giving effect to any impact of the Merger on any particular shareholder of the Company other than in its capacity as a shareholder).

The full text of Duff & Phelps’s written opinion, dated June 18, 2025, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Duff & Phelps in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Duff & Phelps set forth below is qualified in its entirety by the full text of Duff & Phelps’s written opinion attached as Annex C. Duff & Phelps’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (solely in their capacity as members of the Special Committee and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Duff & Phelps’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, of the Merger Consideration to be received by the unaffiliated security holders in the Merger pursuant to the Merger Agreement. Duff & Phelps’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any shareholder of the Company or any other person as to how such shareholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Duff & Phelps’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Duff & Phelps in preparing its opinion.

Certain Effects of the Merger

Each Company Ordinary Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be automatically converted into the right to receive the Per Share Merger Consideration, and each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) will then represent the right to receive the Per ADS Merger Consideration (less a US$0.05 per ADS cancellation fee and any applicable withholding in respect of taxes pursuant to the terms of the deposit agreement). The Cancelled Shares and the Rollover Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled for their agreed or appraised fair value. For a further discussion of the effects of the Merger, see the section of this proxy statement entitled “Special Factors—Certain Effects of the Merger.”

Interests of the Executive Officers and Non-Employee Directors of the Company in the Merger

In considering the recommendation of the Special Committee and the Board that the shareholders of the Company adopt the Merger Agreement, the Company’s shareholders should be aware that the executive officers and other members of management, as well as the non-employee directors, of the Company have certain interests in the Transactions that may be different from, or in addition to, the interests of the Company’s shareholders generally. The Special Committee and the Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement, the Merger and the other Transactions, and in making their recommendations with respect to the Merger Agreement. These interests include, among others, severance payments that may be payable upon a qualifying termination of employment following completion of the Merger under the Company’s severance arrangements, the treatment of Company Equity Awards as provided for under the Merger Agreement, retention bonus awards, rights to ongoing indemnification and insurance coverage, and the continuation of service of certain members of management. These interests are discussed in more detail in the section of this proxy statement entitled “Special Factors—Interests of the Executive Officers and Non-Employee Directors of the Company in the Merger.” In addition, members of the Board may serve on certain boards and other similar governing bodies of the companies holding the businesses of the Company and its subsidiaries after the Merger Closing. As described more fully elsewhere in this proxy statement (including under “Special Factors — Background of the Merger”), Mr. Shah recused himself from Board discussions related to the Merger and any other alternative strategic transactions, as well as from discussions of valuation tied to the Merger and other alternative strategic transactions.

Material U.S. Federal Income Tax Consequences of the Merger

Each of the receipt of the Per Share Merger Consideration in exchange for Company Ordinary Shares and the receipt of the Per ADS Merger Consideration in exchange for ADSs pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. The tax consequences of the Merger are complex. You should consult your own tax advisor regarding the particular tax consequences of the Merger to you in light of your particular circumstances (including the application and effect of any state, local or non-U.S. income and other tax laws). For a more detailed description of the material U.S. federal income tax consequences of the Merger, see the section of this proxy statement entitled “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger.”

Financing of the Merger

The Company estimates that Parent will need total funds of approximately US$65 million to pay the Merger Consideration to holders of the Company Ordinary Shares, ADSs and Vested Company Option with an exercise price that is lower than US$0.20 per Company Ordinary Share when due to them under the Merger Agreement. The Company anticipates that the funds needed to pay the amounts described above will be obtained from the cash and other liquid assets on hand of Mr. Shah. Mr. Shah has cash and other liquid assets on hand adequately in excess of the total necessary funds referenced above. Prior to entering into the Merger Agreement, the Special Committee received confirmation of adequate funds from Mr. Shah. There are no alternative financing arrangements because the parties concluded that the likelihood of Mr. Shah having insufficient funds is remote. In addition, the Rollover Holders own 188,962,760 Company Ordinary Shares (including those represented by ADSs) immediately prior to the Merger (representing the equivalent of approximately US$37.8 million based upon the Per Share Merger Consideration), which are being rolled over and not cashed out in connection with the Merger.

See “Special Factors—Financing”. The obtaining of financing is not a condition to the obligations of Parent and Merger Sub to effect the Merger pursuant to the terms of the Merger Agreement.

The Merger Agreement (page 75)

Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into the Company with the Company surviving such merger as a wholly owned subsidiary of Parent, and each outstanding (i) Company Ordinary Share (including shares represented by ADSs, but excluding the Excluded Shares) will be automatically cancelled and converted into the right to receive cash in an amount equal to US$0.20, and (ii) ADS will be automatically cancelled and converted into the right to receive cash in an amount equal to US$2.00 (less a US$0.05 per ADS cancellation fee), in each case without interest thereon and subject to all applicable withholding. A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement (as amended by the amendment agreement to the Merger Agreement, which is attached as Annex B to this proxy statement) and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement entitled “The Merger Agreement.”

The Rollover Agreement (page 89)

Pursuant to the Rollover Agreement, the Rollover Holders have agreed, among other things, to vote their shares in favor of the adoption of the Merger Agreement and the approval of the Merger and to the cancellation of their shares in exchange for newly issued shares of Parent. A summary of the material provisions of the Rollover Agreement, which is attached as Annex E to this proxy statement (as amended by the amendment agreement to the Rollover Agreement, which is attached as Annex F to this proxy statement) and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement entitled “The Rollover Agreement.”

Limited Guarantee (page 90)

Pursuant to the Limited Guarantee, Mr. Shah has guaranteed certain of Parent’s and Merger Sub’s obligations under the Merger Agreement. A summary of the material provisions of the Limited Guarantee, which is attached as Annex G to this proxy statement and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement entitled “The Limited Guarantee.”

Support Agreement (page 90)

Pursuant to the Support Agreement, the Supporting Holders have each agreed to vote their shares in favor of the adoption of the Merger Agreement and the approval of the Merger. A summary of the material provisions of the Support Agreement, the form of which is attached as Annex H to this proxy statement and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement entitled “The Support Agreement.”

Parties to the Merger (page 91)

The Company. Emeren Group Ltd, a BVI business company, is a leading global solar project developer, owner, and operator. The Company was founded in 2005 and has regional offices in Europe, North America and China. More information about the Company is available at www.emeren.com. Company Ordinary Shares are listed on the New York Stock Exchange under the symbol “SOL.” For more information about the Company, see the section of this proxy statement entitled “Parties to the Merger—The Company.”

Parent. Parent, a BVI business company, was formed on May 16, 2025, solely for the purpose of completing the Merger. Parent is an affiliate of Mr. Shah and has not engaged in any business except limited activities related to the Merger.

Merger Sub. Merger Sub, a BVI business company, was formed on May 22, 2025, solely for the purpose of completing the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except limited activities related to the Merger.

Mr. Shah. Mr. Shah, a U.S. citizen, Mr. Shah has been a director of the Company since March 2022, serves as its chairman of the Board, and is the Founder, President, and Chief Investment Officer of Shah Capital Management.

Shah Capital Management. Shah Capital Management, a North Carolina corporation, is an investment adviser.

Shah Capital. Shah Capital, a Delaware limited partnership, is an investment fund controlled and managed by Mr. Shah.

Mr. Chen. A U.S. citizen, Mr. Chen served as an executive director from October 2019 to April 2022 and has served as the Company’s Chief Financial Officer since November 2019.

Mr. Bocchi. An Italian citizen, Mr. Bocchi joined the Company in February 2023 and has served as the Executive Vice President, Europe since July 2024. From July 2020 to August 2021, Mr. Bocchi served as Managing Director of AD Direct Ltd, an advertising company registered in Malta. From August 2021 to February 2023, Mr. Bocchi served as chief operating officer of Emeren Limited, a subsidiary of the Company registered in England and Wales.

QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDERS MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the Merger, the Merger Agreement and the Shareholders Meeting. These questions and answers may not address all questions that may be important to you as a holder of Company Ordinary Shares and/or ADSs. Please refer to the section of this proxy statement entitled “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully. See the section of this proxy statement entitled “Where You Can Find More Information.”

Q:	Why am I receiving this Proxy Statement?

A:	On June 18, 2025, the Company entered into the Merger Agreement with Parent and Merger Sub. You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board in favor of the proposal to authorize and approve the Merger Agreement and the Transactions at a general meeting or at any adjournment of such general meeting.

Q:	When and where will the general meeting be held?

A:	The general meeting will take place on December 9, 2025, at 10:00 a.m. Eastern Time at 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612, U.S. and Shareholders may also access the meeting (but not vote) by dialing in via live audio webcast at https://teams.microsoft.com/l/meetup-join/19%3ameeting_OTBlZmYyZjUtNTc2Ni00NjYyLTk2Y2UtMzQ1NGRjZmEzNjdk%40thread.v2/0?context=%7b%22Tid%22%3a%22fe651217-67a6-4b20-b542-c91719989449%22%2c%22Oid%22%3a%2205e5f7b1-07e0-4efc-94dd-77030500bb0d%22%7d

Q:	What am I being asked to vote on?

A:	You will be asked to consider and vote on the following proposals:

(i)	to authorize and approve the Merger Agreement and the Transactions;

(ii)	to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger; and

(iii)	if necessary or appropriate, to adjourn the general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the general meeting to pass the foregoing resolutions.

Q:	How does the Board recommend that I vote?

A:	For the reasons detailed in this Proxy Statement, the Board recommends that you vote FOR the Merger Agreement Proposal, FOR the Advisory Compensation Proposal and FOR the Adjournment Proposal.

Q:	What is the Merger?

A:	The Merger is a transaction pursuant to which Merger Sub will merge with and into the Company. Once the Merger Agreement is authorized and approved by the shareholders of the Company and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Company as a wholly owned subsidiary of Parent after the Merger. If the Merger is completed, the Company will be a privately held company beneficially owned by Parent and the Rollover Holders, and as a result of the Merger, the Company Ordinary Shares will no longer be listed on the New York Stock Exchange, and the Company will cease to be a publicly traded company.

Q:	What will I receive in the Merger?

A:	If you own Company Ordinary Shares and/or ADSs and the Merger is completed, each outstanding (i) Company Ordinary Share (including shares represented by ADSs, but excluding the Excluded Shares) will be automatically cancelled and converted into the right to receive cash in an amount equal to US$0.20, and (ii) each outstanding ADS will be automatically cancelled and converted into the right to receive cash in an amount equal to US$2.00 (less a US$0.05 per ADS cancellation fee), in each case without interest thereon and subject to all applicable withholding and unless you (as a holder of Company Ordinary Shares) validly exercise and have not effectively waived, withdrawn, forfeited, failed to perfect or lost your dissenters’ rights under Section 179 of the BVI Companies Act with respect to the Merger, in which event you will be entitled to the fair value of each Share determined in accordance with Section 179 of the BVI Companies Act).

Please see “Material U.S. Federal Income Tax Consequences of the Merger” and “Material British Virgin Islands Tax Consequences” for a more detailed description of the tax consequences of the Merger. You should consult with your own tax advisor for a full understanding of how the Merger will affect your U.S. federal, state, local, non-U.S. and other taxes.

Q:	How will the Company’s options be treated in the Merger?

A:	At the Effective Time, each (a) Vested Company Option with an exercise price that is lower than US$0.20, will be cancelled in exchange for a cash amount equal to the product of the excess of US$0.20 over the exercise price of such Vested Company Option multiplied by the number of Company Ordinary Shares underlying such Vested Company Option, and (b) (i) Vested Company Option with an exercise price that is equal to or greater than US$0.20 and (ii) Unvested Company Option, will be cancelled in exchange for the issuance of an employee incentive award by the Surviving Company, to replace such Vested Company Option or Unvested Company Option pursuant to terms and conditions to be determined by Parent, which will be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Vested Company Option.

Q:	How will the Company’s restricted share unit awards be treated in the Merger?

A:	At the Effective Time, each (a) Vested Company Restricted Share Unit Award will be cancelled in exchange for the right to receive, from the Surviving Company as soon as practicable after the Effective Time (without interest), US$0.20 in cash; and (b) Unvested Company Restricted Share Unit Award will be cancelled in exchange for an employee incentive award pursuant to terms and conditions to be determined by Parent, which will be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Unvested Company Restricted Share Unit Award.

Q:	What effects will the Merger have on the Company?

A:	As a result of the Merger, the Company will cease to be a publicly-traded company and will be beneficially owned by Parent and the Rollover Holders. Your Company Ordinary Shares and ADSs will be cancelled, and you will no longer have any interest in the Company’s future earnings or growth. Following consummation of the Merger, the registration of the Company Ordinary Shares and ADSs and the Company’s reporting obligations with respect to the Company Ordinary Shares and ADSs under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the Merger, the Company Ordinary Shares and ADSs will no longer be listed or traded on any stock exchange, including the New York Stock Exchange.

Q:	When do you expect the Merger to be consummated?

A:	We are working towards completing the Merger as quickly as possible and it is currently expected that the Merger will be completed during the fourth quarter of 2025, assuming all conditions to the Merger will have been satisfied or waived. However, we cannot specify when, or assure you that, all conditions to the Merger will be satisfied or waived.

Q:	What happens if the Merger is not consummated?

A:	If the Company’s shareholders do not authorize and approve the Merger Agreement and the Transactions, or if the Merger is not completed for any other reason, the holders of Company Ordinary Shares and ADSs will not receive any payment for their Company Ordinary Shares or ADSs pursuant to the Merger Agreement nor will the holders of any Vested Company Options or Vested Company Restricted Share Unit Award receive any payment pursuant to the Merger Agreement. In addition, the Company will remain a publicly traded company and the Company Ordinary Shares and ADSs will continue to be listed and traded on the New York Stock Exchange, provided that the Company continues to meet New York Stock Exchange’s listing requirements. In addition, the Company will remain subject to SEC reporting obligations. Therefore, the holders of Company Ordinary Shares and ADSs will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our Company Ordinary Shares and ADSs.

Under specified circumstances in which the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee, or Parent may be required to pay the Company a termination fee, in each case, as described under the caption “The Merger Agreement and Plan of Merger—Termination Fees”.

Q:	After the Merger is consummated, how will I receive the Merger Consideration for my Company Ordinary Shares?

A:	If you are a registered holder of Company Ordinary Shares, promptly after the Effective Time, a paying agent appointed by Parent will mail you (a) a letter of transmittal specifying how the delivery of the Per Share Merger Consideration to you will be effected and (b) instructions for effecting the surrender of share certificates in exchange for the applicable Per Share Merger Consideration. You will receive cash for your Company Ordinary Shares from the paying agent after you comply with these instructions. The Merger Consideration may be subject to U.S. federal income tax backup withholding if the paying agent has not received from you a properly completed and signed U.S. Internal Revenue Service Form W-8 or W-9.

In the event of a transfer of ownership of Company Ordinary Shares that is not registered in the register of members of the Company, a check for any cash to be exchanged upon due surrender of the share certificate or book-entry shares will be issued to such transferee only if the share certificates (if any) or book-entry shares which immediately prior to the effective time represented such Company Ordinary Shares are presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not applicable.

If your Company Ordinary Shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to surrender your Company Ordinary Shares and receive the Per Share Merger Consideration for those Company Ordinary Shares.

Q:	After the Merger is consummated, how will I receive the Merger Consideration for my ADSs?

A:	A: If your ADSs are represented by certificates, also referred to as American depositary receipts (“ADRs”), unless you have surrendered your ADRs to the ADS Depositary for cancellation prior to the effective time of the merger, upon your surrender of the ADRs (or an affidavit and indemnity of loss in lieu of the ADRs) together with a duly completed letter of transmittal (which will be supplied to you by the ADS Depositary after the effective time of the Merger), the ADS Depositary will send you a check for the Per ADS Merger Consideration of US$2.00 (less a US$0.05 per ADS cancellation fee pursuant to the terms of the deposit agreement), without interest and net of any applicable withholding taxes, for each ADS represented by the ADRs, in exchange for the cancellation of your ADRs after the completion of the merger. If you hold your ADSs on the register of the ADS Depositary in uncertificated form, that is, without an ADR, unless you have surrendered your ADSs to the ADS Depositary for cancellation prior to the effective time of the merger, the ADS Depositary will send you a check for the Per ADS Merger Consideration of US$2.00 (less a US$0.05 per ADS cancellation fee pursuant to the terms of the deposit agreement), without interest and net of any applicable withholding taxes, in exchange for the cancellation of each of your ADSs after the completion of the merger. The Per ADS Merger Consideration may be subject to backup withholding taxes if the ADS Depositary has not received from you a properly completed and signed U.S. Internal Revenue Service Form W–8 or W–9.

In the event of a transfer of ownership of ADSs that is not registered in the register of ADS holders maintained by the ADS Depositary, the check for any cash to be exchanged upon cancellation of the ADSs will be issued to such transferee only if the ADRs, if applicable, are presented to the ADS Depositary, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable ADS transfer taxes have been paid or are not applicable. The Per ADS Merger Consideration may be subject to backup withholding taxes if the ADS depositary has not received from the transferee a properly completed and signed U.S. Internal Revenue Service Form W–8 or W–9.

If your ADSs are held in a securities account with the broker, bank or other securities intermediary, you will not be required to take any action to receive the merger consideration for your ADSs as the ADS Depositary will arrange for the surrender of the ADSs and the remittance of the Per ADS Merger Consideration (less a $0.05 per ADS cancellation fee pursuant to the terms of the deposit agreement) to The Depository Trust Company (the clearance and settlement system for the ADSs) for distribution to your broker, bank or intermediary on your behalf. If you have any questions concerning the receipt of the Per ADS Merger Consideration, please contact your broker, bank or other intermediary.

Q:	What vote of the Company’s shareholders is required to authorize and approve the Merger Agreement?

A:	In order for the Merger to be consummated, the Merger Agreement and the Transactions must be authorized and approved by the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the general meeting.

As of the date of this proxy statement, the Company had 513,216,222 Company Ordinary Shares issued and outstanding and entitled to vote at a general meeting. The Company has had this same number of Company Ordinary Shares issued and outstanding since December 31, 2024, and the Company expects it will have 513,216,222 Company Ordinary Shares issued and outstanding and entitled to vote at the close of business in the British Virgin Islands on October 23, 2025, the Record Date for the general meeting.

Pursuant to the Rollover Agreement and the Support Agreement, among other things, the Rollover Holders and Supporting Holders have agreed to vote in favor of authorization and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement. As of the date of this proxy statement, the holdings of the Supporting Holders and the Buyer Group Parties collectively represent approximately 39.6% of the outstanding voting power of the Company.

Q:	What vote of the Company’s shareholders is required to approve the proposal to adjourn the general meeting, if necessary, to solicit additional proxies?

A:	The proposal to adjourn the general meeting, if necessary or appropriate, to solicit additional proxies must be authorized and approved by an affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the general meeting.

Q:	Do any of the Company’s directors or executive officers have interests in the Merger that may differ from those of other shareholders?

A:	Yes. Some of the Company’s directors or executive officers, as well as other members of management, have interests in the Merger that may differ from those of other shareholders. See “Interests of the Executive Officers and Non-Employee Directors of the Company in the Merger” for a more detailed discussion of how some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company’s shareholders generally.

Q:	Am I entitled to dissenters’ rights?

A:	Yes. Registered holders of Company Ordinary Shares who dissent from the Merger will have the right to receive payment of the fair value of their Company Ordinary Shares in accordance with Section 179 of the BVI Companies Act if the Merger is consummated, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the general meeting, a written objection (including a statement that they wish to demand payment for their shares if such action is taken) to the Merger and subsequently comply with all procedures and requirements of Section 179 of the BVI Companies Act for the exercise of dissenters’ rights, a copy of which is attached as Annex D to this Proxy Statement. The fair value of each of their Company Ordinary Shares as determined under the BVI Companies Act could be more than, the same as, or less than the Per Share Merger Consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters’ rights with respect to their Company Ordinary Shares. These procedures are complex and you should consult your British Virgin Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the BVI Companies Act, you will lose your dissenters’ rights (as described under the section entitled “Appraisal Rights”). If any registered holder of the Shares who wishes to dissent fails to validly dissent in accordance with the terms of Section 179 of the BVI Companies Act, then the rights of such holder under Section 179 of the BVI Companies Act shall cease to exist, and the underlying Company Ordinary Shares shall be cancelled, and the holder shall only be entitled to receive the Per Share Merger Consideration.

However, ADS holders will not have the right to seek appraisal and payment of the fair value of the Company Ordinary Shares underlying their ADSs. The ADS Depositary will not attempt to perfect any dissenters’ rights with respect to any of the Company Ordinary Shares that it holds, even if an ADS holder requests the ADS Depositary to do so. ADS holders wishing to exercise appraisal rights must surrender their ADSs to the ADS Depositary, pay the ADS Depositary’s fees required for such surrender and provide instructions for the registration of the corresponding Company Ordinary Shares as soon as possible and become registered holders of Company Ordinary Shares. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenter and appraisal rights with respect to the Company Ordinary Shares under Section 179 of the BVI Companies Act.

Only shareholders of record may dissent. Any Company Ordinary Shares held in “street name” will need to be transferred to you before you may dissent.

We encourage you to read the section of this Proxy Statement entitled “Appraisal Rights” as well as Annex D to this Proxy Statement carefully and to consult your own British Virgin Islands legal counsel if you desire to exercise your appraisal rights.

Q:	Who is entitled to vote at the general meeting?

A:	The Record Date is October 23, 2025. Only shareholders entered in the register of members of the Company at the close of business in the British Virgin Islands on the Record Date or their proxy holders are entitled to vote at the general meeting or any adjournment thereof.

Q:	What constitutes a quorum for the general meeting?

A:	Shareholder or shareholders present in person or by proxy entitled to exercise at least 50% of the votes of the Company Ordinary Shares entitled to vote as of the Record Date will constitute a quorum. If a quorum is not present within two hours from the time appointed for the general meeting, the general meeting will be dissolved.

Q:	Do I have to attend the general meeting in order to vote?

A:	No. As further described in the below Q&A, shareholders may vote by proxy or by providing voting instructions to their broker, bank or other nominee, and holders of ADSs may vote by providing voting instructions to the ADS Depositary.

Q:	If I am an ADS holder, do I need to cancel my ADSs in order to vote?

A:	No. As further described in the below Q&A, holders of ADSs may vote by providing voting instructions to the ADS Depositary. Holders of ADSs may not, however, attend the meeting and vote thereat unless they are holders of Company Ordinary Shares prior to the close of business in the BVI on the Record Date. Holders of ADSs that don’t otherwise hold Company Ordinary Shares may cancel their ADSs and become holders of Company Ordinary Shares.

Q:	How do I vote if my Company Ordinary Shares are registered in my name?

A:	If Company Ordinary Shares are registered in your name (that is, you do not hold through a bank or broker) as of the Record Date, you should simply indicate on the enclosed form of proxy how you want to vote, sign, date and mail your proxy in the accompanying return envelope as soon as possible so that it is received no later than December 4, 2025 at 10:00 a.m. (New York time), the deadline by which to lodge proxies, so that your Company Ordinary Shares may be represented and voted at the general meeting.

Alternatively, you can attend the general meeting physically and vote in person. To attend the general meeting, you must present certain documents to verify your identity, such as your identification card or passport and your share certificate. If you decide to sign and send in your proxy in favour of the chairman of the meeting, and do not indicate how you want to vote, Company Ordinary Shares represented by your proxy will be voted FOR the Merger Agreement Proposal, FOR the Advisory Compensation Proposal and FOR the Adjournment Proposal, unless you appoint a person other than the chairman of the meeting as proxy, in which case Company Ordinary Shares represented by your proxy will be voted (or not submitted for voting) as your proxy determines.

If your Company Ordinary Shares are held by your broker, bank or other nominee, please see below for additional information.

Q:	If my Company Ordinary Shares are held in a brokerage, bank or other nominee account, will my broker, bank or other nominee vote my Company Ordinary Shares on my behalf?

A:	Your broker, bank or other nominee will only vote your Company Ordinary Shares on your behalf or give voting instructions with respect to your Company Ordinary Shares if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or other nominee regarding how to instruct it to vote your Company Ordinary Shares. If you do not instruct your broker, bank or other nominee how to vote your Company Ordinary Shares that it holds, those Company Ordinary Shares may not be voted. Please carefully review your nominee’s instructions regarding any applicable voting deadlines.

Q:	How do I vote with respect to my ADSs?

A:	The ADS Depositary will only vote the Company Ordinary Shares represented by your ADSs if you give voting instructions to the ADS Depositary regarding how to vote. Therefore, it is important that you promptly follow the directions provided by the ADS Depositary to instruct it to vote. The ADS Depositary will endeavor to vote (or will endeavor to cause the vote of) the Company Ordinary Shares it holds at the Shareholders Meeting in accordance with the voting instructions timely received from registered holders of ADSs at the close of business in New York City on October 23, 2025, the ADS record date. The ADS depositary must receive those instructions prior to 12:00 noon (New York time) on December 3, 2025. If you hold ADSs in a securities account with a broker, bank or other securities intermediary, you must follow instructions you will receive from your intermediary in order to give voting instructions. Each intermediary will set its own cutoff date and time to receive voting instructions from customers, which will be earlier than the date and time mentioned above.

Q:	What will happen if I fail to vote on the proposal to authorize and approve the Merger Agreement?

A:	If you fail to cast your vote in person, fail to return your proxy in accordance with the instructions set forth on the proxy, your broker, bank, or other nominee, your vote will not be counted; provided that if you are a holder of Company Ordinary Shares and submit a signed proxy in favour of the chairman of the meeting without indicating how you wish to vote, the Company Ordinary Shares represented by your proxy will be voted FOR the Merger Agreement Proposal, FOR the Advisory Compensation Proposal and FOR the Adjournment Proposal, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Company Ordinary Shares represented by your proxy will be voted (or not submitted for voting) as your proxy determines.

Q:	May I change my vote?

A:	Yes. If you are a holder of Company Ordinary Shares, you may change your vote in one of the following three ways:

●	First, you may revoke a proxy by written notice of revocation given to the chairman of the general meeting two hours before the commencement of the general meeting. Any written notice revoking a proxy should also be sent to the ADS Depositary at 240 Greenwich Street, New York, NY 10286, so that it is received two hours before the commencement of the general meeting.

●	Second, you may complete, sign, date and submit a new proxy bearing a later date than the proxy sought to be revoked to the address indicated on the proxy or envelope provided so that it is received no later than 10:00 a.m. (Eastern Time) on December 4, 2025, which is the deadline to lodge your proxy.

●	Third, you may attend the general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the general meeting.

If you hold Company Ordinary Shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee to vote your Company Ordinary Shares, you must follow directions received from the broker, bank or other nominee to change your instructions.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement or multiple proxy or voting instruction cards. For example, if you hold your Company Ordinary Shares or ADSs in more than one brokerage, bank or other nominee account, you will receive a separate voting instruction card for each brokerage, bank or other nominee account in which you hold Company Ordinary Shares or ADSs. If you are a holder of record and your Company Ordinary Shares or ADSs are registered in more than one name, you will receive more than one proxy or voting instruction card. Please submit each proxy that you receive.

Q:	If I am a holder of certificated Company Ordinary Shares, should I send in my share certificates?

A:	No. After the Merger is consummated, you will be sent a form of letter of transmittal with detailed written instructions for exchanging your share certificates for the Merger Consideration. Please do not send in your share certificates now.

All holders of uncertificated Company Ordinary Shares (i.e., holders whose Company Ordinary Shares are held in book entry) will automatically receive their Merger Consideration (net of applicable fees and taxes) shortly after the Merger is consummated without any further action required on the part of such holders.

If your Company Ordinary Shares or ADSs are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your share certificates in exchange for the Merger Consideration.

If your ADSs are held in “street name” by your broker, bank or other nominee, you will not be required to take any action to receive the merger consideration for your ADSs as the ADS Depositary will arrange for the surrender of the ADSs and the remittance of the Per ADS Merger Consideration with The Depository Trust Company (the clearance and settlement system for the ADSs) for distribution to your broker, bank or nominee on your behalf. If you have any questions concerning the receipt of the Per ADS Merger Consideration, please contact your broker, bank or nominee.

Q:	What happens if I sell my Company Ordinary Shares before the general meeting?

A:	The Record Date for voting at the general meeting is earlier than the date of the general meeting and the date that the Merger is expected to be consummated. If you transfer your Company Ordinary Shares after the Record Date but before the general meeting, you will retain your right to vote at the general meeting unless you have given, and not revoked, a valid proxy to the person to whom you transfer your Company Ordinary Shares, but will transfer the right to receive the Merger Consideration in cash without interest to such person, so long as such person is registered as the owner of such Company Ordinary Shares when the Merger is consummated.

Q:	What do I need to do now?

A:	We urge you to read this Proxy Statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the proposals contained herein affect you as a shareholder or ADS holder. After you have done so, please vote as soon as possible.

Q:	Will any proxy solicitors be used in connection with the general meeting?

A:	Yes. To assist in the solicitation of proxies, the Company has engaged BetaNXT, Inc. as its proxy solicitor.

Q:	Who can help answer my questions?

A:	If you have any questions about the Merger or if you need additional copies of this Proxy Statement or the accompanying proxy, you should contact BetaNXT, Inc., the proxy solicitor, at 1-800-555-2470 (toll-free in U.S.) or P.O. BOX 8016, CARY, NC 27512-9903 (attention to EMEREN-2025 EGM).

SPECIAL FACTORS

This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A (as amended by the amendment agreement to the Merger Agreement, which is attached to this proxy statement as Annex B). You should read the entire Merger Agreement carefully because it is the legal document that governs the Merger.

We are asking our shareholders to vote on the approval and adoption of the Merger Agreement. If the Merger is completed, the holders of Company Ordinary Shares will have the right to receive the Per Share Merger Consideration and the holders of ADSs will have the right to receive the Per ADS Merger Consideration.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the execution of the Merger Agreement. The following chronology does not purport to catalog every conversation among the Board or the Special Committee and other parties. All dates and times referenced in this “Background of the Merger” section refer to U.S. Eastern Standard Time.

Our Board and senior management periodically review the Company’s long-term strategic plans with the goal of enhancing shareholder value. As part of this ongoing process, our Board and senior management, from time to time, have considered strategic alternatives that may be available to the Company. As part of its ongoing evaluation of the Company’s business, the Board, together with the Company’s management, regularly reviews the Company’s historical performance, strategic plans, operations, competitive position and future prospects, in addition to ways to enhance shareholder value. These reviews have included discussions as to whether the Company should continue to execute on its strategy as a stand-alone public company, pursue various growth strategies, alter its capital structure or pursue a sale of parts or all of the Company. As part of these reviews, the Board and the Company’s senior management also monitor developments in the renewable energy sector, as well as the opportunities, challenges and changes facing participants in the industries in which the Company operates. In connection with this process, the Board, together with the Company’s senior management and with the assistance of its advisors, has considered from time to time which alternatives would offer the best avenue to enhance shareholder value as well as the potential benefits and risks of any such potential alternatives. In addition, the Company operates a “build and sell” business model and in its ordinary course of business regularly disposes of projects it has developed. In the course of the two years prior to the entry into the Merger Agreement, in relation to such strategic review or in the Company’s ordinary course of business, the Company has explored or conducted sales or strategic review processes with respect to various businesses and assets in its renewable energy portfolio, including without limitation its China and United Kingdom IPP businesses and various projects in the U.S., Europe and China.

In early 2025, Mr. Shah, the Company’s largest shareholder and chairman of the Board, began considering and evaluating a “going private” transaction of the Company as one of the potential alternatives relating to his stake in the Company. In the preceding 18 months, the challenges and costs associated with operating as a U.S. publicly traded company, including having external stakeholders, were becoming more apparent. For example, in 2024, the Company transitioned to reporting as a domestic U.S. filer, changed its chief executive officer, changed its independent registered public accounting firm, on three occasions filed a Form 12b-25 due to the inability to timely file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”), received a notice from the New York Stock Exchange that the Company was not in compliance with continued listing requirements, and did not file its Form 10-K for the fiscal year ended December 31, 2023 until August 1, 2024. During that time, the trading price of the Company’s ADSs was volatile, but the trading price began to significantly decline October 2024. For example, the closing price per ADS on October 4, 2024 was US$2.87, whereas the closing price per ADS on March 14, 2025 was US$1.19. For the past two fiscal years, the Company had consistently failed to meet analyst estimates of the Company’s performance, in part due to project delays, financing challenges, and regulatory uncertainty. Mr. Shah realized that, by taking the company private, the costs and administrative burdens associated with its operation as a U.S. publicly traded company could be reduced and the Company would be able to focus on long-term strategic planning and investments rather than short-term expectations of shareholders. Around the same time, Mr. Shah discussed his preliminary thoughts on a potential “going private” transaction with attorneys at DLA Piper LLP (US) (“DLA Piper”), which he later engaged as his U.S. legal counsel in connection with the Transaction.

On March 13, 2025, the Company issued a press release disclosing its 2024 results of US$92.1 million in revenue, a 26% gross margin, and a net loss US$11.6 million. These results were significantly below the 2024 guidance the Company provided on March 28, 2024 of expected 2024 revenue in the range of US$150 million to US$160 million, gross margin of approximately 30%, and net income of at least US$26 million. The Company also announced that, for the first half of 2025, it anticipated revenue in the range of US$30 million to US$35 million.

On March 17, 2025, the Board received a preliminary, non-binding proposal (the “Shah Proposal”) pursuant to which Shah Capital Management, Inc. and Mr. Shah (collectively, the “Buyers”) would acquire all of the outstanding Company Ordinary Shares (including those represented by ADSs) not already owned by the Buyers for US$2.00 in cash per ADS (the “Transaction”). The Buyers also stated in the Shah Proposal that they are interested only in the Transaction and that they do not intend to sell their Company Ordinary Shares in any other transaction involving the Company.

Later that day, the Board held a telephonic meeting to discuss the Shah Proposal of the Buyers and determined that it was in the best interests of the Company and its shareholders to form a special committee (the “Special Committee”), consisting of three independent directors, including Mr. Martin Bloom (to serve as chairman of the Special Committee), Dr. Ramakrishnan (Ramki) Srinivasan, and Mr. Ramnath N. Iyer, to evaluate the Shah Proposal and other strategic alternatives for the Company. At the meeting, all members of the Board unanimously approved the establishment of the Special Committee. The Board subsequently passed unanimous written resolutions on May 12, 2025 affirming the establishment of the Special Committee with effect from March 17, 2025. The Board delegated full power and authority to the Special Committee in connection with its evaluation of the Shah Proposal, including, among other things, the power and authority to: (a) explore, review and determine the best course or courses of action for the Company in order to maximize the Company’s value in the best interests of the Company and its shareholders; (b) review and evaluate the terms and conditions and determine the advisability of the terms of the Shah Proposal or any alternative transaction, determine whether the Shah Proposal or other alternatives to the Transaction (including the possibility of remaining as a publicly-listed company in the U.S.) can be recommended to the Board, including negotiating the price, structure, form, terms and conditions of the Shah Proposal or any alternative transaction; (c) advise the Board whether the Shah Proposal or any alternative transaction was advisable and fair to, and in the best interests of, the Company and the “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act; (d) reject or approve the Shah Proposal or any alternative transaction, or recommend such rejection or approval to the Board; and (e) engage legal, financial and other advisors and obtain professional opinions from such advisors. The Board agreed that it would not recommend the Transaction or any alternative transaction for approval by the Company’s shareholders or otherwise approve the Transaction or any alternative transaction without a prior favorable recommendation by the Special Committee.

On March 17, 2025, the Buyers filed with the SEC an amendment to their Schedule 13D in connection with the submission of the Shah Proposal.

Since March 18, 2025, the Special Committee received proposals from, and conducted structured interviews with, certain investment banks and service providers to act as independent financial advisor to the Special Committee. On April 23, 2025, after deliberation on the experience, qualifications, fee structures and reputation of each financial advisor candidate, the Special Committee approved the engagement of Duff & Phelps as its independent financial advisor. Among the reasons for Duff & Phelps’ selection were its extensive experience in the valuation of businesses and their securities and the provision of fairness opinions to boards of directors and special committees in connection with various transactions.

On March 25, 2025, the Company filed its Form 10-K for the fiscal year ended December 31, 2024.

On March 26, 2025, the Company amended its Form 10-K for the fiscal year ended December 31, 2024 to correct various clerical errors in the audit report.

On March 28, 2025, the Company issued a press release disclosing its receipt of the Shah Proposal and the formation of the Special Committee. The Company also disclosed the departure of its chief executive officer and that it expected first quarter 2025 revenue of US$8.4 million.

On April 8, 2025, after interviewing several law firms with extensive experience in special committee representations and “going-private” transactions, the Special Committee retained Morrison & Foerster (“Morrison & Foerster”) as its independent legal counsel, based on, among other things, Morrison & Foerster’s qualifications, lack of material relationships with the Buyers, and significant experience advising special committees in similar transactions.

That same day, the Special Committee also retained Harney Westwood & Riegels (UK) LLP (“Harneys”) as its independent BVI counsel and, on April 23, 2025, DeHeng Law Offices (Shenzhen) (“Deheng”) as its independent PRC counsel, based on, among other things, Harneys’ and DeHeng’s extensive experience in merger and acquisition transactions and strong reputation.

On April 14, 2025, the Special Committee held its first formal meeting by telephone with Morrison & Foerster. During this session, Morrison & Foerster delivered a presentation on the fiduciary duties of directors in “going private” transactions, including certain applicable legal standards and SEC regulations, reviewed recent judicial decisions and regulatory guidance affecting special committee processes, and summarized best practices, with a particular emphasis on the importance of process integrity, maintaining arm’s-length negotiations, conducting a disciplined evaluation of alternatives, and documenting each deliberation. Morrison & Foerster also reviewed the Special Committee’s delegated authority, and discussed potential conflicts that could arise during the process. Each Special Committee member confirmed the absence of conflicts that would prevent objective evaluation of the Transaction (or reasonably foreseeable alternative proposals) and affirmed his willingness to serve with full commitment to the process.

On April 21, 2025, DLA Piper circulated an initial draft of the Merger Agreement to Morrison & Foerster.

On April 22, 2025, the Company amended its Form 10-K for the fiscal year ended December 31, 2024 to add Part III information because, despite indicating such information would be incorporated by reference to a definitive proxy statement for the Company’s 2025 annual meeting of shareholders, the Company had not completed such a proxy statement.

On April 24, 2025, the Special Committee held its first formal meeting by telephone with Morrison & Foerster, Duff & Phelps and Harneys. During the meeting, representatives of Duff & Phelps discussed with the Special Committee the common areas of work that is required to be undertaken with respect to the “going private” process, and described the scope of analysis required to conduct a valuation analysis of the Company. After the discussion, the Special Committee authorized Duff & Phelps to commence comprehensive due diligence with the Company’s management, including review of financial projections, business plans, and operational data. Morrison & Foerster, together with Harneys, discussed statutory merger mechanics under BVI law, reviewed directors’ duties under applicable law, and outlined regulatory approval requirements. The Special Committee raised a range of questions regarding the proposed analytical framework and stressed the importance of rigorous, independent analysis.

On April 28, 2025, the Company issued a press release disclosing the retention of Morrison & Foerster and Duff & Phelps as the Special Committee’s independent legal and financial advisers, respectively.

On May 2, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster, Duff & Phelps and Harneys. During the meeting, the Special Committee discussed with its advisors, among other things, current status of the Special Committee’s process, potential next steps, and considerations around whether to conduct a “market check” process. At the request of the Special Committee, Morrison & Foerster discussed such considerations, drawing on recent precedent transactions. The Special Committee asked various questions regarding potential benefits, limitations, disadvantages of the use of pre-signing “market checks” and “go-shop” arrangements in a “going private” transaction. The Special Committee engaged in detailed deliberation regarding whether to conduct a pre-signing market check, carefully weighing numerous factors that bore on the likely effectiveness and appropriateness of such a process. After extensive discussion, the Special Committee determined not to commence a “market check” process at that time and resolved to revisit the question periodically as the Special Committee’s process progressed, based on (among others) the following considerations:

●	the Buyers’ substantial shareholding position, which they had maintained for an extended period, creating a high hurdle for the vote required to approve an alternative transaction, especially in light of the Buyers’ explicit indication that that they were not interested in selling their stake or participating in any alternative transaction;

●	the absence of any unsolicited interest from potential acquirers since the Company’s public announcement of the Shah Proposal, despite the passage of substantial time and widespread media coverage;

●	market volatility and challenging macroeconomic conditions that were affecting the renewable energy sector;

●	the significant premium represented by the Shah Proposal relative to the Company’s recent trading history and the fact that the Buyers had proposed an all-cash transaction;

●	Mr. Shah’s role as the Company’s largest shareholder and chairman of the Board, and his significant involvement in the Company’s management and strategic direction; and

●	the likely disruption to the Company’s management and operations that would result from conducting a market check, noting management’s indication that they were quite occupied addressing operational challenges and time-sensitive business matters.

In the same meeting on May 2, 2025, Morrison & Foerster also discussed with the Special Committee the status of negotiations with DLA Piper, including the Buyers’ indication of their intention to withdraw the Shah Proposal unless the Merger Agreement was signed expeditiously, the Buyers’ observation that, since the public announcement of the Shah Proposal, the Company’s stock has been trading significantly below the offer price of US$2.00 per ADS, and the Buyers’ view that this reflects the market’s view on the Company’s intrinsic value and headwinds faced by the renewable energy sector in general and the Company in particular. Morrison & Foerster discussed with the Special Committee the key issues raised in the initial draft Merger Agreement received from DLA Piper and offered recommendations on the positions that the Special Committee could consider taking. A detailed discussion ensued during which the Special Committee asked a variety of questions regarding the structure of the proposed merger and various other terms in the proposed Merger Agreement. After its discussion with Morrison & Foerster, the Special Committee directed Morrison & Foerster to further engage with the Buyers’ counsel in accordance with the Special Committee’s instructions at the meeting, including to negotiate for key protective terms, including a “majority-of-minority” vote condition (i.e., the requirement that the Transaction be approved by a majority of the votes cast by unaffiliated shareholders in addition to the approval of all outstanding shares), an expanded definition of “Superior Proposal” to facilitate potential competing bids, and other terms designed to protect the interests of the unaffiliated security holders. The Special Committee further directed Morrison & Foerster to send a draft confidentiality agreement to DLA Piper.

On May 8, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster, Duff & Phelps and Harneys. The Special Committee re-visited the question of whether to conduct a market check and, after a long discussion, reaffirmed its decision to not commence a market check at the time for similar considerations discussed and considered at the May 2, 2025 Special Committee meeting, including continuing market volatility in the renewable energy sector, regulatory uncertainty affecting the industry, and the Buyers’ substantial shareholding position.

In the same meeting on May 8, 2025, Duff & Phelps provided an update on its due diligence activities and advised that it had received an update from the Company’s management that the initial financial projections prepared by the Company’s management would likely require downward revisions to reflect the latest views of the Company’s management on challenging market conditions, regulatory changes affecting the renewable energy sector, and the Company’s recent operational performance. The Special Committee emphasized the importance of robust evidentiary support for any such adjustments and requested that Duff & Phelps conduct additional analysis to validate the Company management’s assumptions and projections. Morrison & Foerster provided an update on the status of the Merger Agreement negotiations and noted that the Buyers had expressed concerns regarding market volatility but had determined not to lower the offer price for the time being. A detailed discussion ensued during which the Special Committee asked various questions regarding the process and related considerations of a potential market check exercise.

Later that day, Morrison & Foerster sent a revised draft Merger Agreement to DLA Piper, reflecting, among other comments, the following key comments: (i) requesting a “majority-of-minority” vote condition, (ii) adding customary qualifiers to the Company’s representations and warranties and closing conditions, while expanding Parent’s and Merger Sub’s representations and warranties, (iii) narrowing the scope of material contracts and the Company’s pre-closing covenants, (iv) requesting a post-signing “go-shop” requirement, (v) expanding the definitions of “Superior Proposal” and “Intervening Event,” (vi) strengthening confidentiality protection of the Company’s information, (vii) enhancing Parent’s post-closing obligations with regard to employee compensation, (viii) rejecting Parent’s and Merger Sub’s right to seek remedies for breaches to the extent any of the Buyers has knowledge, (ix) rejecting the Buyers’ right to terminate the Merger Agreement if 10% shareholders exercise dissenter rights, and (x) narrowing the conditions requiring the Company to pay a termination fee and lowering the Company termination fee amount.

At the same time it sent the revised draft of the Merger Agreement, Morrison & Foerster also sent a draft confidentiality agreement to DLA Piper that contained a robust standstill provision. The provision, among other things, would have restricted Buyers from acquiring assets or securities of the Company or its subsidiaries, obtaining additional representation on the Board, soliciting proxies or consents or forming a group regarding the Companies’ securities, entering into agreements that limit the voting rights of the Company’s shareholders, calling shareholder meetings for purposes outside ordinary business, entering into exclusive arrangements with third parties regarding transactions involving the Company, proposing mergers or other extraordinary transactions involving the Company, seeking to have the Company amend or waive any provision of the standstill provision, and disclosing any plan to, discussing with other parties regarding, and compelling the Company to make public announcements about, the above.

On May 11, 2025, DLA Piper sent a revised draft of the Merger Agreement to Morrison & Foerster.

On May 14, 2025, the Company filed its Form 10-Q for the quarterly period ended March 31, 2025, which among other things reported revenue of US$8.2 million, below the expected amount disclosed on March 28, 2025.

On May 18, 2025, DLA Piper informed Morrison & Foerster that the Buyers do not require due diligence on the Company, that Mr. Shah has fiduciary limitations given his role as a director, and that he declines to enter into a confidentiality agreement with the Company and will not enter into any form of a standstill agreement.

On May 19, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster, Duff & Phelps and Harneys to discuss the Buyers’ comments on the Merger Agreement. Morrison & Foerster reported that the Buyers had accepted a large majority of the Special Committee’s comments and requests under the Merger Agreement. However, the Buyers remained opposed to the “majority-of-minority” vote condition and the inclusion of a post-signing “go-shop” period. The Buyer Group also deleted a proposed covenant to continue employee benefits and plans for 12 months following closing of the Merger. No pre-closing regulatory or substantive antitrust concerns were anticipated by the Buyers.

After careful deliberation regarding the relative merits of these provisions and their impact on shareholder protection, the Special Committee determined to (i) concede the “majority-of-minority” vote condition in exchange for more favorable termination-fee economics and other protective provisions but (ii) insist on the “go-shop” provision.

Duff & Phelps then provided an update on the revised financial projections received from the Company management and the analytical challenges presented by the Company’s complex asset portfolio and evolving market conditions. A detailed discussion ensued during which the Special Committee asked various questions, including regarding the Company management’s reduced revenue projections and the support for these adjustments. The Special Committee also noted that the Company had historically experienced difficulties meeting its projections due to challenging macroeconomic and sector-specific conditions, including market uncertainty, inflation, regulatory changes, and softness in power prices, particularly in Europe and North America. Members of the Special Committee also discussed the financial projections extensively among themselves. After these discussions, the Special Committee requested Duff & Phelps to further evaluate the revenue adjustments and the financial projections provided by the Company in accordance with the Special Committee’s instructions.

On May 21, 2025, Morrison & Foerster sent a revised draft Merger Agreement to DLA Piper, reflecting, among others, the following key comments: (i) requesting the Buyers to provide a limited guarantee to Parent and Merger Sub prior to signing the Merger Agreement, along with an equity commitment letter, (ii) removing the “majority-of-minority” vote condition, (iii) repeating the request for a post-signing “go-shop” arrangement, (iv) qualifying certain Company representations and warranties as closing conditions, (v) reinstating the covenant regarding continuation of employee benefits, and (vi) narrowing the conditions requiring the Company to pay a termination fee and increasing the amounts of termination fee payable by both the Company and Parent to align with the range of termination fees in similar transactions of this type.

On May 23, 2025, DLA Piper sent a revised draft Merger Agreement to Morrison & Foerster, pursuant to which the Buyers accepted most of the Special Committee’s comments and requests, except for (i) requesting to remove the requirement for a personal guarantee, (ii) rejecting the post-signing “go-shop” arrangement, (iii) rejecting the removal of certain Company representations and warranties as closing conditions, and (iv) removing references to a confidentiality agreement among the Buyers and the Company. The draft also indicated that the Buyers expected certain key employees to roll over their holdings.

On June 2, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster, Duff & Phelps and Harneys to review key issues that Duff & Phelps had identified in order to prepare its valuation analysis.  Duff & Phelps discussed the likely approach and analytical framework it would likely use to complete its fairness analysis, including the relative merits of customary valuation methodologies including discounted cash flow analysis and comparable company and precedent transaction analyses. Within this framework, Duff & Phelps highlighted illustrative scenarios reflecting different assumptions about public company costs and return on capital expenditures for years beyond the projected period, to assist the Special Committee’s price discussions with the Buyers. The Special Committee considered factors including regulatory risks, market volatility, and geopolitical uncertainty, particularly as they related to the Company’s exposure in China, the United States, and Europe. Duff & Phelps confirmed that each of these factors would be considered when selecting the discount rates and comparable multiples used in the analyses. A detailed discussion ensued during which the Special Committee reviewed key analytical assumptions.

The Special Committee also discussed with its advisors how to request a higher offer price and the timeline for Duff & Phelps to finalize its fairness analysis, and the Special Committee engaged in a long discussion with its advisors on the relevant considerations.

On June 6, 2025, the Special Committee received an unsolicited, non-binding indication of interest from EEW Renewables Ltd. (“EEW”) proposing to acquire all outstanding Company Ordinary Shares (including those represented by ADSs) for cash consideration in the range of US$2.25 to US$2.50 per ADS (the “EEW Proposal”, as amended from time to time).

On June 8, 2025, the Company management relayed to the Special Committee and Morrison & Foerster certain information regarding EEW. This information included that, in May 2023, EEW reached out to the Company to consider a strategic transaction, which the Company declined for commercial reasons. It also included that, in 2024, EEW again reached out to the Company with a proposal that the Company acquire EEW, which the Company declined after reviewing publicly available information it found regarding EEW, including that EEW had twice entered into definitive agreements to merge with two separate special purpose acquisition companies, first in late 2022 and then in late 2024, respectively, and both transactions were subsequently aborted.

Also on June 8, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster to consider the EEW Proposal. A long discussion ensued during which the Special Committee asked various questions. Among other topics, the Special Committee discussed with its advisors regarding the appropriate response to the EEW Proposal and whether to publicly announce the receipt of the EEW proposal, including the risk of jeopardizing a credible, fully-funded, all-cash offer at a potentially robust valuation without having secured a second offer that can be executed. During the discussion, Morrison & Foerster reviewed certain relevant legal requirements, market practice and precedents. The Special Committee also discussed with its advisors publicly available information regarding EEW. After a detailed discussion of various relevant factors, the Special Committee determined that it would be advisable not to make a public announcement at such time regarding the EEW Proposal and authorized Morrison & Foerster to engage with EEW to, among other things, (i) clarify what EEW needed to make a binding, definitive proposal and (ii) request evidence of financing capability from EEW. The Special Committee also instructed its advisors to continue negotiations with the Buyers in parallel.

On June 11, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster to discuss the status of both the Shah Proposal and the EEW Proposal. Morrison & Foerster provided an update on correspondence with the Buyers, who had reiterated their desire for expeditious signing, pointed to deteriorating market conditions, and emphasized their intention to withdraw the Shah Proposal if the Merger Agreement was not signed promptly. The Buyers had not withdrawn the Shah Proposal but repeatedly emphasized that prolonged uncertainty would result in withdrawing the Shah Proposal, noting continued business challenges and industry concerns, as well as its view that the prevailing trading prices per ADS would deteriorate if the Shah Proposal were withdrawn, pointing to the fact that the Company’s stock has traded substantially below the US$2.00 per ADS price offered by the Buyers for a majority of the time since the public announcement of the Shah Proposal. The Special Committee engaged in detailed discussion of, and queried the implications of, executing a definitive agreement with the Buyers while continuing engagement with EEW. The Special Committee also inquired about the procedures set out in the draft Merger Agreement with the Buyers with respect to evaluating and accepting a superior proposal should one emerge, including termination conditions and fees. Morrison & Foerster discussed in detail the fiduciary-out and superior proposal mechanics included in the draft Merger Agreement, related market practices, and other protections the Special Committee could seek. The Special Committee also discussed the balance between, on the one hand, the risk of jeopardizing a credible, fully-funded, all-cash offer at an potentially robust valuation without having secured a second offer that can be executed, especially in light of volatile macro environment, the Buyers’ repeated threats to withdraw the Shah Proposal if the Merger Agreement was not signed expeditiously, and the risk for the trading price of the Company’s ADS to further deteriorate if the Buyers withdrew their offer and no alternative transaction is entered into, and, on the other hand, preserving adequate opportunity for alternative proposals, including the EEW Proposal, to materialize. In relation to this balance, the Special Committee also discussed with its advisors the credibility of such threats from the Buyers, whether there was an opportunity to request a purchase price increase from the Buyers based on the potential of a competing offer, and the extent of restrictions the Special Committee would face in pursuing and evaluating alternative transactions after signing the Merger Agreement. Given the preliminary nature of discussions with EEW, the Special Committee concluded that it would be advisable to proceed diligently with both the Buyers and EEW while requesting appropriate post-signing flexibility.

On June 11, 2025, Morrison & Foerster circulated an initial draft of a limited guarantee (the “Limited Guarantee”) and an equity commitment letter (the “Equity Commitment Letter”) to DLA Piper.

On the same day, in accordance with the Special Committee’s instructions, Morrison & Foerster requested EEW to provide customary proof of financing sufficient to consummate the transaction contemplated under the EEW Proposal.

On June 13, 2025, Morrison & Foerster sent a revised draft Merger Agreement to DLA Piper, reflecting the following key comments: (i) requesting the Buyers to provide an equity commitment letter in favor of Parent and (ii) with a view of preserving the Special Committee’s ability in considering the EEW Proposal and other alternative transactions, (a) revising the circumstances in which the Special Committee is entitled to change its recommendation with respect to the Transaction, (b) reinstating the request for a post-signing “go-shop” arrangement, and (c) lowering the amount of the Company’s termination fee. By a telephone call in connection with sending the revised draft, Morrison & Foerster also conveyed to DLA Piper a request from the Special Committee for an increase in the Per ADS Merger Consideration to US$2.25.

On June 14, 2025, DLA Piper sent a revised draft Merger Agreement to Morrison & Foerster, pursuant to which the Buyers: (i) with regard to the Special Committee’s ability to change its recommendation with respect to the Transaction, (a) rejected the Special Committee’s proposed revisions, but (b) removed the requirement for the Company to pay a termination fee in any circumstance, and (c) allowed the Special Committee to change its recommendation if a bidder provides evidence of funds and makes a US$9,000,000 non-refundable deposit, and (ii) rejected the post-signing “go-shop” arrangement. On June 16, 2025, DLA Piper informed Morrison & Foerster that the Buyers may be able to accept a US$9,000,000 refundable deposit, instead of a non-refundable one. DLA Piper also conveyed that the Buyers would not be increasing their offer.

On June 16, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster, Duff & Phelps, Harneys and the Company’s Chief Financial Officer Mr. Ke Chen as representative of the Company’s senior management. Mr. Ke Chen provided a detailed update on the Company’s recent financial and operational performance, highlighting significant headwinds across the Company’s key markets that had emerged after the Shah Proposal had been made, including specific challenges such as legislative uncertainty in the U.S., delays in obtaining permits in Europe, and evolving policy conditions in China that result in the Company’s challenging operating environment.

Duff & Phelps confirmed that these operational developments and market challenges were being considered in connection with its updated valuation models and advised that it was close to completing its valuation analysis. The Special Committee asked a range of questions to Mr. Ke Chen regarding the impact of recent developments on the Company’s prospects and then considered the relative attractiveness of the Shah Proposal in light of current market conditions.

Morrison & Foerster presented the Buyers’ latest proposal set out in DLA Piper’s June 15, 2025 draft of the Merger Agreement. In addition to rejecting the Special Committee’s request for an increased purchase price, the Buyers proposed several atypical but potentially acceptable terms including: (i) rejection of a post-signing go-shop period; (ii) implementation of a refundable US$9 million deposit requirement for any third-party bidder seeking to engage in post-signing discussions with the Company; and (iii) removal of the termination fee payable by the Company upon certain specified circumstances set out in the Merger Agreement.

The Special Committee considered the Buyers’ proposal in detail, including, among other things, (i) to what extent the refundable deposit structure might impede superior bids and the reasonableness of such impediments, (ii) how the removal of the Company termination fee, on the other hand, enhanced the Special Committee’s flexibility in considering alternative and potentially superior proposals, and (iii) whether these two changes could have counter-balancing effects. After extensive discussion and analysis of the Buyers’ proposal, the Special Committee instructed Morrison & Foerster to revise the Merger Agreement in accordance with the Special Committee’s instructions.

On June 17, 2025, Morrison & Foerster sent a revised draft Merger Agreement to DLA Piper reflecting the Special Committee’s position, including (i) rejecting the Buyers’ proposals with regard to the Special Committee’s ability to change its recommendation, removal of the Company’s termination fee, and the requirement for bidders to make a non-refundable deposit, and (ii) removal of the deposit concept and reinstating a more typical “fiduciary out” construct, including the Company’s termination fee.

On June 17, 2025, DLA Piper circulated an initial draft of a rollover agreement (the “Rollover Agreement”) to Morrison & Foerster, which indicated the Buyers’ intent to ask Mr. Ke Chen and Mr. Enrico Bocchi to roll over their equity in the Company to equity in Parent.

On that same day, DLA Piper sent a revised draft Merger Agreement to Morrison & Foerster, pursuant to which the Buyers accepted most of the Special Committee’s comments proposed in Morrison & Foerster’s June 17, 2025 draft and proposed certain technical comments to finalize the form.

On June 18, 2025, the Special Committee held a meeting in the presence of Morrison & Foerster, Duff & Phelps and Harneys to discuss and deliberate on the Shah Proposal. Morrison & Foerster provided a summary of the directors’ fiduciary duties and other relevant legal considerations in the context of a review of a potential sale transaction and outlining the terms of the draft of the Merger Agreement and related transaction documents. Duff & Phelps then presented its financial analyses of the proposed Merger Consideration to the Special Committee and rendered to the Special Committee Duff & Phelps’s oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 18, 2025, and that is attached to this proxy statement as Annex B, that, as of such date, subject to the qualifications, limitations and assumptions set forth therein, the Merger Consideration to be received by the unaffiliated security holders in the Merger is fair from a financial point of view, to the unaffiliated security holders (without giving effect to any impact of the Merger on any particular shareholder of the Company other than in its capacity as a shareholder). Morrison & Foerster then discussed the draft resolutions under consideration by the Special Committee. After discussion and deliberation by the Special Committee, including as to the matters described in the section of this proxy statement entitled “Special Factors - Purposes and Reasons for the Merger; Recommendation of the Board,” and the fact that the Merger Agreement permitted the Special Committee and the Company to continue discussions with EEW and to accept a Superior Proposal, subject to the payment of a termination fee under certain circumstances, the fact that discussions with EEW remained in early stages, and the risk of jeopardizing a credible, fully-funded, all-cash offer at an robust valuation without having secured a second offer that can be executed, especially in light of volatile macro environment, deteriorating financial performance of the Company, the Buyers’ repeated threats to withdraw the Shah Proposal if the Merger Agreement was not signed expeditiously, and the fact that the Company’s stock has traded substantially below the US$2.00 per ADS price offered by the Buyers, the Special Committee unanimously (a) determined that it is fair to, and in the best interests of the Company and the unaffiliated security holders, and declared it advisable, to enter into the Merger Agreement, (b) approved the execution, delivery and performance by the Company of the Merger Agreement, and (c) recommended that the Board direct that the authorization and approval of the Merger Agreement and the Transactions be submitted to a vote at a general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a shareholders resolution the Merger Agreement and the Transactions.

Later that same day, the Board (including all three members of the Special Committee) held a meeting in the presence of Morrison & Foerster, Duff & Phelps and Harneys to discuss and deliberate on the Shah Proposal. The Special Committee informed the Board of the Special Committee’s unanimous favorable recommendation of the Shah Proposal. Morrison & Foerster and Harneys then provided a summary of the directors’ fiduciary duties and other relevant legal considerations in the context of a review of a potential sale transaction and outlining the terms of the draft of the Merger Agreement and related transaction documents. Duff & Phelps then presented its financial analyses of the proposed Merger Consideration, which was prepared by Duff & Phelps in its capacity as independent financial advisor to the Special Committee, to the Board. Morrison & Foerster then discussed the draft resolutions under consideration by the Board. Thereafter, acting upon the recommendation of the Special Committee, the Board unanimously (a) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and the unaffiliated security holders, (b) approved the execution, delivery and performance by the Company of the Merger Agreement, and (c) directed that the authorization and approval of the Merger Agreement and the Transactions be submitted to a vote at a general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a shareholders resolution the Merger Agreement and the Transactions.

Later that same day, EEW sent a second letter to the Special Committee, pursuant to which EEW indicated that (i) EEW’s Chief Executive Officer Svante Kumlin fully supported the EEW Proposal, (ii) EEW was actively obtaining financing from financing partners to finalize the capital structure of the EEW Proposal, and (iii) the EEW Proposal did not constitute a binding financing commitment and the EEW Proposal was subject to customary due diligence and finalization of mutually acceptable terms. No information was provided to demonstrate that EEW was capable of obtaining the financing it would require.

Later that same day, (i) the Company, Parent and Merger Sub executed the Merger Agreement, (ii) Parent, Mr. Ke Chen and Mr. Enrico Bocchi executed the Rollover Agreement, (iii) Parent and Mr. Shah executed the Equity Commitment Letter, and (iv) Mr. Shah and the Company executed the Limited Guarantee.

On June 19, 2025, the Company and the Buyers issued a joint press release announcing the parties’ entry into the Merger Agreement.

On June 20, 2025, the Company filed a Form 8-K relating to the executed Merger Agreement, and the Buyers filed an amendment to their Schedule 13D.

Later that day, EEW sent to the Special Committee (a) a third letter, pursuant to which EEW (i) amended the EEW Proposal to increase the offer price to US$2.65 to US$2.85 per ADS, (ii) indicated that EEW had held advanced discussions with financing partners who had purportedly expressed strong interest for the EEW Proposal, (iii) reiterated EEW’s Chief Executive Officer Svante Kumlin’s support of the EEW Proposal, and (iv) explained how EEW considered the EEW Proposal could bring strategic value to the Company, and (b) a draft confidentiality agreement with respect to proposed disclosure of information by each of EEW and the Company to the other. The letter stated that proof of available funds is readily accessible and can be provided subject to the execution of a confidentiality agreement, and reminded the Company that the EEW proposal is subject to due diligence expected to take six weeks.

On June 23, 2025, Morrison & Foerster informed DLA Piper of the new EEW Proposal. Morrison & Foerster and DLA Piper had a discussion about the potential implications of the EEW Proposal in the context of relevant provisions in the executed Merger Agreement.

On June 24, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster to consider the revised EEW Proposal. The Special Committee engaged in detailed discussion regarding the EEW Proposal, including EEW’s need for financing, and the appropriate next steps. The Special Committee considered, among other factors, the need to ensure that any engagement with EEW would be conducted in a manner that preserves confidentiality of the Company’s key non-public information and trade secrets, especially in light of EEW’s identity as a potential competitor, protects the Company’s interests, and maintains the integrity of the process. After detailed discussions, the Special Committee instructed Morrison & Foerster to respond to EEW by requesting an update on EEW’s discussions with its financing partners and proof of available funds, clarification of any non-public information required and the rationale for such requests, identification of EEW’s legal and financial advisors, and the execution of a confidentiality agreement.

On June 25, 2025, in accordance with the Special Committee’s instructions, Morrison & Foerster (a) responded to EEW’s third letter dated June 20, 2025 and (i) suggested EEW to conduct due diligence based on the Company’s information disclosed in public filings and specifically identify any additional non-public information that was required for due diligence of the Company to facilitate EEW’s financing and finalization of its offer, (ii) requested EEW to provide information on its contemplated committed financing package for the EEW Proposal and proof of available funds, (iii) requested EEW to provide a status update of regarding its financing and provide details of the proposed financing structure at signing, and (iv) requested EEW to connect Morrison & Foerster with EEW’s legal counsel and financial adviser, if any, and (b) sent a revised confidentiality agreement to EEW, which was converted into a one-way confidentiality agreement that relates solely to disclosure of EEW’s confidential information to the Company.

On June 29, 2025, EEW, among other things, (i) provided a due diligence request list covering various non-public, asset-level items of the Company and (ii) confirmed that EEW had engaged Roth Capital Partners as financial adviser and EEW was in final stages of selecting legal counsel.

Later that day, Mr. Shah informed the Special Committee that he had voting support from three existing investors that owned approximately 3% of the outstanding voting power. He also reminded the Special Committee that the Shah Parties have no intention of selling their shares in the Company.

Later that day, Morrison & Foerster and DLA Piper had a discussion on several topics, including any implications of the Company’s discussions with EEW under the Merger Agreement, the Company’s intent to enter into a confidentiality agreement and provide diligence information to EEW consistent with the Company’s obligations in the Merger Agreement, as well as the intended approach for documenting the support of the Supporting Holders.

On July 3, 2025, the Company announced a management change as to its North America operations, and that it expected to incur a non-cash impairment charge of no less than US$20 million, primarily reflecting an updated fair value assessment of certain power station assets.

Also on that day, Rahul Garg and Ritu Khurana, Kunal Shah and Shalin Y. Shah executed and delivered to Parent a Support Agreement, pursuant to which such supporting holders have agreed to vote their shares in favor of the adoption of the Merger Agreement and the approval of the Merger.

On July 7, 2025, the Buyer Group Parties filed with the SEC an amendment to Schedule 13D relating to the Support Agreement.

On July 9, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster and Mr. Ke Chen, the Company’s Chief Financial Officer and one of the management shareholders asked by the Buyers to rollover their shares in the Transaction, because he was the representative of the Company’s senior management best positioned to assist the Special Committee in assessing business diligence and key non-public information requested by EEW. Members of the Special Committee and Mr. Ke Chen reviewed the due diligence request list provided by EEW on June 30, 2025 in detail and evaluated the appropriateness of each item, including whether said item was commercially sensitive and appropriate for disclosure to a potential competitor and the potential financial impact on the Company in the event of unauthorized disclosure or use. After detailed deliberation, the Special Committee instructed Mr. Ke Chen to prepare a summary of response to EEW’s due diligence requests, including items with respect to which information had been publicly disclosed and other items that were commercially sensitive and could not be disclosed.

On July 12, 2025, the Company and EEW entered into a confidentiality agreement with respect to EEW’s disclosure of certain confidential information with respect to EEW and the EEW Proposal to the Company.

On July 13, 2025, in accordance with the Special Committee’s instructions, Morrison & Foerster (i) requested for further details of EEW’s financing package including the identity and background of financing partners, the status of discussions, and the information required by such financing partners to finalize their financing commitment, (ii) requested for clarification of the roles of EEW and EEW’s Chief Executive Officer Svante Kumlin in the EEW Proposal and the proposed financing structure, (iii) requested for EEW’s consolidated audited financial statements for the past three years and EEW’s current cash position, (iv) provided a status update that the Company’s management was considering EEW’s due diligence requests in detail but noted that certain items were commercially sensitive and inappropriate for disclosure, (v) invited EEW to conduct due diligence based on publicly available materials and submit a markup of the Merger Agreement, (vi) repeated the request for EEW to connect Morrison & Foerster with EEW’s legal counsel, and (vii) provided a draft confidentiality agreement with respect to the Company’s disclosure of non-public information to EEW. The draft confidentiality agreement contained a robust standstill provision that (a) among other things, would have restricted EEW and Mr. Svante Kumlin and their affiliates and representatives from acquiring assets or securities of the Company or its subsidiaries, obtaining additional representation on the Board, soliciting proxies or consents or forming a group regarding the Companies’ securities, entering into agreements that limit the voting rights of the Company’s shareholders, calling shareholder meetings for purposes outside ordinary business, entering into exclusive arrangements with third parties regarding transactions involving the Company, proposing mergers or other extraordinary transactions involving the Company, seeking to have the Company amend or waive any provision of the standstill provision, and disclosing any plan to, discussing with other parties regarding, and compelling the Company to make public announcements about, the above and (b) would terminate on the earlier of (i) one year from the date of the confidentiality agreement and (ii) six months after the termination of any definitive agreement between the Company and EEW.

On July 15, 2025, EEW (a) provided to Morrison & Foerster, among other things, (i) a statement of assets of EEW’s Chief Executive Officer Svante Kumlin as proof of available funds (ii) EEW’s unaudited consolidated statements of financial position for 2023 and 2024, and (iii) the name of the law firm that EEW intends to engage, and (b) requested certain revisions to shorten the duration of the standstill provision in the draft confidentiality agreement. No information was provided regarding whether Mr. Kumlin’s assets were encumbered or securing other obligations, and no information was provided regarding financing partners, committed financing, or engagement of legal counsel.

On July 28, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster to consider the information provided by EEW on July 16, 2025. The Special Committee considered various matters, including EEW’s proof of funds, whether to sign a confidentiality agreement with EEW in connection with the Company’s disclosure of non-public information to EEW pursuant to certain of EEW’s due diligence requests, and the potential impact of the EEW Proposal on the Shah Proposal with the Buyers. The Special Committee decided to further consider the matters discussed at the meeting before deciding on next steps.

On August 5, 2025, in accordance with the Special Committee’s instructions, Morrison & Foerster (a) (i) requested further information regarding EEW’s financing partners and status of discussions and requested EEW to connect the Company with such financing partners, (ii) responded to EEW’s due diligence requests by indicating the references to certain public information and identifying commercially sensitive items that the Company’s management felt were inappropriate for disclosure and encouraged EEW to progress with the EEW Proposal based on public information, and (iii) requested for further information regarding Mr. Svante Kumlin’s statement of assets and EEW’s audited financials, and (b) provided a revised draft confidentiality agreement to EEW which provided that the standstill provision would terminate on the earliest of (i) one year from the date of the confidentiality agreement, (ii) six months after the termination of any definitive agreement between the Company and EEW and (iii) upon EEW’s receipt of the Company’s written notice that it does not intend to proceed with a transaction with EEW.

On August 11, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster to discuss the status of discussions with EEW. After deliberation, the Special Committee instructed Morrison & Foerster to follow up with EEW with regard to the status of the EEW Proposal.

On August 14, 2025, the Company announced that it would not be able to timely file its Form 10-Q for the quarterly period ended June 30, 2025 without unreasonable effort or expense, and that it anticipated a significant change in results of operations from the corresponding period for the last fiscal year, including a reduction in revenue and a lower gross profit, as well as a US$27.3 million impairment charge related to certain power station assets.

On August 19, 2025, EEW sent a fourth letter to the Special Committee, pursuant to which EEW informed the Special Committee of its decision to withdraw the EEW Proposal in full with immediate effect. The letter stated that EEW had undertaken a due diligence review of the Company and, after completing this process, EEW had reached the decision not to proceed with the EEW Proposal.

On that same day, the Company filed its Form 10-Q for the quarterly period ended June 30, 2025, which reported a US$17.2 million decrease in revenue compared to the quarterly period ended June 20, 2024, primarily reflecting US$0 in revenue from EPC services in the second quarter of 2025 and a US$4.8 million decrease in revenue from solar power project development compared to the second quarter of 2024. The Form 10-Q also reported revenue of US$9.9 million for the first half of 2025, which was significantly below the first half 2025 guidance of US$30 million to US$35 million announced on March 13, 2025.

On August 27, 2025, the Special Committee held a telephonic meeting with Morrison & Foerster and the Company’s Chief Financial Officer, Mr. Ke Chen, as representative of the Company’s senior management. Mr. Ke Chen provided an update on the macro regulatory and economic environment the Company operates in and the Company’s recent financial and operational performance, including significant macro regulatory and commercial challenges faced by the renewable energy industry and deteriorating financial performance of the Company in 2025, including that the management is now expecting reduced revenues and profits in 2025 and has taken close to US$27.3 million of write-offs related to certain projects. Among other things, Mr. Chen noted that the Company is lagging behind the financial projections the management prepared in May 2025 which were used in Duff & Phelps’s valuation analysis. The Special Committee also noted the fact that the Buyers have not requested to renegotiate the offer price or claim any provision of the Merger Agreement has been triggered in light of the macro environment and financial performance Mr. Chen reported to the Special Committee.

On September 2, 2025, the Company, Parent and Merger Sub amended the Merger Agreement, and Parent, the Rollover Holders and Shah Capital amended the Rollover Agreement, in each case to clarify that Shah Capital is a Rollover Holder.

Purposes and Reasons of the Company for the Merger; Recommendation of the Board

The Board, acting upon the unanimous recommendation of the Special Committee, which Special Committee acted with the advice and assistance of its independent financial and legal advisors, evaluated the Merger, including the terms and conditions of the Merger Agreement and unanimously (1) determined that it is fair to, and in the best interests of the Company and the “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act, and declared it advisable, to enter into the Merger Agreement, (2) approved the execution, delivery and performance of the Merger Agreement, (3) recommended that the Board authorize and approve the entry into by the Company of the Merger Agreement and the Transactions and (4) recommended that the Board direct that the authorization and approval of the Merger Agreement and the Transactions be submitted to a vote at a general meeting of the shareholders of the Company with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a shareholders resolution the Merger Agreement and the Transactions.

In addition, the Special Committee and the Board, on behalf of the Company, believe, based on the factors described below, that the Merger is fair to the Company’s unaffiliated security holders.

The Special Committee and the Board recommend that you vote (i) “FOR” the Merger Agreement Proposal (ii) “FOR” the Advisory Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

In evaluating the Merger, the Special Committee and the Board consulted with the Special Committee’s independent legal and financial advisors and the Company’s senior management, and the Special Committee and the Board considered a number of factors, including the following factors that they believed weighed in favor of the Merger (which factors are not necessarily listed in order of importance):

•	Value of Merger Consideration. The Merger Consideration to be received by the Company’s shareholders and ADS holders in the Merger represented an attractive valuation for the Company and an opportunity for the Company’s shareholders and ADS holders to receive a premium over the market price of ADSs, after considering the current and historical market prices of the ADSs, volatility and trading information with respect to ADSs and other factors, including:

•	the fact that the trading price of the ADSs had declined approximately 78.6% over the course of the three-year period ending on March 14, 2025, the last trading day before initial media reports regarding a potential sale of the Company;

•	the market performance of the ADSs relative to peer companies and general market indices, and the Board’s concern that the ADSs would continue to trade at a discount compared to peer companies;

•	the fact that the Per ADS Merger Consideration represents a 68.1% premium for the unaffected price of the ADSs as of March 14, 2025, the last trading day before initial media reports regarding a potential sale of the Company;

•	the all-cash Merger Consideration, which will allow the unaffiliated security holders to immediately realize liquidity for their investment and provide them with a specific amount of cash consideration for their shares and ADSs;

•	the uncertainty of the future price of the ADSs if the Company remained a public company, including given the recent historical trends of the ADS price, and the attendant risk that if the Company remained a public company, the ADSs might not trade at levels equal to or greater than the Per ADS Merger Consideration in the near term, over an extended period of time or at all;

•	the Special Committee’s and the Board’s firm belief that, after extensive negotiations between the parties, and with the assistance of the Special Committee’s independent legal and financial advisors, the Merger Consideration was the highest amount in cash and aggregate consideration payable at the Merger Closing that Buyer Group Parties were willing to pay (as described in more detail under the section of this proxy statement entitled “Special Factors—Background of the Merger”) and that the terms of the Merger Agreement include the most favorable terms to the Company and the Company’s unaffiliated security holders;

•	the unlikelihood of an executable alternative transaction available to the Company at a higher value than the transaction with Buyer Group Parties, including in light of the premium represented by the Buyer Group Parties’ proposal and the fact that the Company had not received an indication of interest to acquire the Company from any third party other than the Buyer Group Parties and EEW, considering there were numerous published media and market rumors beginning on March 17, 2025 that the Company was negotiating a take-private transaction with Shah Capital, including several reports in the weeks prior to the execution of the Merger Agreement that the Company and Shah Capital were nearing the finalization of the terms of a take-private transaction;

•	the Special Committee’s and the Board’s assessment of the Company’s business, operations, strategic and competitive positioning, historical and projected financial performance, long-range plans and the risk in achieving its prospects, plans and strategic initiatives, including the risks associated with potential reductions in third-party reimbursement levels from private or governmental agency plans and uncertainty surrounding forecasted economic conditions both in the near term and long term, generally and within the industry in which the Company operates;

•	the execution risks associated with continued independence, including the Risk Factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Report on Form 10-Q for the three months ended March 31, 2025, its Quarterly Report on Form 10-Q for the three months ended June 30, 2025 and subsequent reports filed with the SEC; and

•	the oral opinion of Duff & Phelps rendered to the Special Committee on June 18, 2025, which was subsequently confirmed as of such date by delivery of a written opinion dated June 18, 2025, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Duff & Phelps in preparing its opinion, the Merger Consideration to be received by the unaffiliated security holders in the Merger is fair, from a financial point of view, to the unaffiliated security holders (without giving effect to any impact of the Merger on any particular shareholder of the Company other than in its capacity as a shareholder), as more fully described below in the section of this proxy statement entitled “Special Factors—Opinions of the Financial Advisors to the Board.” In considering Duff & Phelps’s opinion, the Special Committee was aware that Duff & Phelps’s opinion was based on the totality of factors and analyses considered by Duff & Phelps and on Duff & Phelps’s professional judgment and experience, and that the result or implication of any one particular analysis or factor considered by Duff & Phelps was not dispositive.

•	Management Forecasts. The fact that the Special Committee and the Board considered certain forecasts for the Company on a standalone basis prepared by the Company’s senior management, which reflected various assumptions of the Company’s senior management, which were updated during negotiations with Shah Capital, including as part of the Company’s ordinary course business practices, to include refined assumptions and certain actual results of the Company. For further discussion, see the section of this proxy statement entitled “Special Factors—Certain Unaudited Prospective Financial Information.”

•	Potentially Limited Period of Opportunity. The timing of the Merger and the risk that, in light of Shah Capital’s repeated warnings that it would withdraw its offer if the Company did not accept the offer within the prescribed period of time (as provided for in the Merger Agreement) and the attractive valuation represented by the Merger Consideration, the Company may not have an opportunity to do so on comparable terms or another comparable opportunity.

•	High Likelihood of Completion. The belief of the Special Committee and the Board that the likelihood of completing the Merger is high, particularly in light of the terms of the Merger Agreement, including (i) that the conditions precedent to the consummation of the Merger are limited, (ii) the exceptions contained within the “material adverse effect” definition which generally defines the standard for closing risk and, (iii) the fact that the Buyer Group Parties collectively hold approximately 37.6% of the shares of the Company Ordinary Shares.

•	Opportunity to Solicit and Receive Acquisition Proposals and to Terminate the Transactions in Order to Accept a Superior Proposal. The fact that the terms of the Merger Agreement and other transaction documents contain favorable terms with respect to the Company’s ability to solicit and receive Acquisition Proposals, including the ability of the Board, subject to customary requirements included in the Merger Agreement, to effect a Change of Recommendation (as defined in the section entitled “The Merger Agreement—Restrictions on Changes of Recommendation to Company Shareholders”) or of the Company to terminate the Merger Agreement to enter into a Superior Proposal, in each case, subject to payment by the Company to Parent of a Company Termination Fee of US$4,500,000 (as more fully described under “The Merger Agreement—Termination—Termination Fees”).

•	No Financing Condition. The fact that the Merger and the other Transactions contemplated by the Merger Agreement are not subject to a financing condition, and that if Parent, Merger Sub or the other Buyer Group Parties do not consummate the Merger in breach of the Merger Agreement, the Company would be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, subject to the terms set forth in the Merger Agreement.

•	Financing Commitment. The fact that Parent has represented in the Merger Agreement that the amounts funded pursuant to the Equity Commitment Letter will be sufficient to make all payments at the Merger Closing contemplated by the Merger Agreement and pay all associated fees, costs and expenses in connection with the Merger and the other Transactions, and the fact that the Company has the right, under circumstances specified in the Merger Agreement and the Equity Commitment Letter, to specifically enforce Parent’s obligation to cause the equity financing commitment to be funded in accordance with the terms and conditions of the Equity Commitment Letter.

•	Reverse Termination Fee. The requirement that, in certain events of a failure of the Merger to be consummated relating to Parent’s failure to consummate the Closing when required to do so or a material breach by Parent resulting in the failure of a closing condition, Parent will pay the Company the Parent Termination Fee in the amount of US$4,500,000, which is guaranteed by Mr. Shah, subject to the terms set forth in the Merger Agreement.

•	Arm’s-Length Negotiations. The fact that the consideration was established, and negotiation of the Merger Agreement was conducted through robust arm’s-length negotiations with Shah Capital.

•	Advisors. The fact that the Special Committee’s independent legal and financial advisors were involved throughout the negotiations and updated and advised the Board and the Special Committee regularly, which provided the Board and the Special Committee with additional perspectives on the negotiations in addition to those of the Company’s senior management.

•	Appraisal Rights. The fact that the Company’s shareholders who do not vote to approve the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and demand payment of the “fair value” of their Company Ordinary Shares as and to the extent provided by the BVI Companies Act (as more fully described under “Special Factors—Appraisal Rights”).

•	Sufficient Operating Flexibility. That the terms of the Merger Agreement provide the Company sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement (as more fully described under “The Merger Agreement—Covenants Relating to the Conduct of the Company’s Business”).

•	Sufficient Time to Complete the Merger. The end date of December 31, 2025 (subject to extension under certain circumstances) is expected to allow for sufficient time to complete the Merger.

In the course of its deliberations, the Special Committee and the Board also considered a variety of uncertainties, risks and potentially negative factors, including:

•	No Participation in Potential Future Gains. That, following the completion of the Merger, the unaffiliated security holders will not participate in potential further growth in the Company’s assets, future earnings growth or future appreciation in value of the Company Ordinary Shares and ADSs.

•	Effect of Failure to Complete the Merger. The risk that, while the Company expects that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied or that the Merger will be completed in a timely manner or at all, and if the Merger is not consummated, the consequences thereof, including (1) the potential loss of value to the Company’s shareholders and ADS holders, (2) the potential negative impact on the operations and prospects of the Company or any of its subsidiaries, including the risk of loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships (including with governmental entities), and any possible effect on the Company’s ability to attract and retain key employees, including that certain key members of senior management might choose not to remain employed with the Company prior to completion of the Merger, (3) the trading price of ADSs would likely be adversely affected and (4) that the market’s perception of the Company’s prospects could be adversely affected if such transactions were delayed or were not consummated.

•	Financing. The risk that the financing contemplated by the Equity Commitment Letter will not be obtained, resulting in Parent not having sufficient funds to complete the Merger and the other Transactions.

•	Potential Negative Impact on the Company. The possible negative effects of the pendency or consummation of the Merger and the other Transactions, including the potential for suits, actions or proceedings in respect of the Merger Agreement, the Merger and the other Transactions, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company’s ability to attract and retain key employees, including that employees might choose not to remain employed with the Company prior to the completion of the Merger.

•	Prohibition Against Solicitations; Termination Fee. The fact that the Merger Agreement precludes the Company from soliciting competing acquisition proposals and the possibility that under certain limited circumstances, such as upon the Company’s termination of the Merger Agreement to enter into a Superior Proposal, the Company may be required to pay Parent a Company Termination Fee of up to US$4,500,000 (as more fully described under “The Merger Agreement—Company Termination Fee”), which could discourage the making of a competing acquisition proposal or adversely impact the price offered in such a proposal.

•	Business Operation Restrictions. The restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger, which may prevent the Company from pursuing otherwise attractive business opportunities and taking other actions with respect to its business that it may consider advantageous.

•	Closing Conditions. The fact that completion of the Merger requires certain regulatory clearance as well as the satisfaction of other closing conditions that are not within the Company’s control.

•	Distraction; Transaction Expenses. That the Company’s directors, officers and employees have expended and will expend extensive time and effort attempting to complete the Merger and the other transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions, and that the Company has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated.

•	Taxable Consideration. That each of the receipt of the Per Share Merger Consideration in exchange for Company Ordinary Shares and the receipt of the Per ADS Merger Consideration in exchange for ADSs in the Merger will be a taxable transaction for U.S. federal income tax purposes for certain shareholders and ADS holders of the Company.

•	Litigation Risk. The inherent risk of litigation in relation to the sale of the Company, including potential shareholder litigation in connection with the execution of the Merger Agreement and the consummation of the Merger.

•	Interests of the Board and Management. The interests the Company’s executive officers and other members of management, as well as its non-employee directors, may have in the Merger, which may be different from, or in addition to, those of the Company’s other shareholders, as described in the section of this proxy statement entitled “Special Factors—Interests of the Executive Officers and Non-Employee Directors of the Company in the Merger.”

The Board also considered the following additional factors relating to the procedural safeguards that the Special Committee and the Board believe were and are present with respect to the fairness of the Merger, which the Special Committee and the Board believe support their decision and provide assurance as to the procedural fairness of the Merger to the unaffiliated security holders. In light of such procedural safeguards, the Special Committee and the Board did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the unaffiliated security holders for the purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger:

•	No Special Arrangements. That the members of the Special Committee are not representatives of Himanshu H. Shah, Parent or any of their respective affiliates, and will not personally benefit from the consummation of the Transactions in a manner different from the unaffiliated security holders, except for indemnification and continuing directors and officers liability insurance coverage and the vesting of certain Company Equity Awards upon a qualifying termination of employment following completion of the Merger.

•	Approval by Shareholders. That the approval of the Merger Agreement Proposal is conditioned on the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the shareholders meeting (as more fully described under “The Shareholders Meeting—Vote Required”). In considering this procedural safeguard, the Special Committee and the Board also considered that the Merger Agreement Proposal does not require approval of at least a majority of the unaffiliated shareholders. In considering this point, the Special Committee and the Board took into account their belief that providing the Company’s shareholders with disclosure regarding the effect of failing to vote or abstaining on the proposal to adopt the Merger Agreement and time to submit proxies to vote against the proposal to adopt the Merger Agreement would fulfill the purpose of the unaffiliated vote condition, which is not a legal requirement but is instead a contractual agreement among the parties to the Merger Agreement intended to ensure that the Merger does not occur unless it is supported by the Company’s unaffiliated shareholders.

•	Full Knowledge of Interests. That the Special Committee and the Board made their evaluations of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement and with the full knowledge of the interests of the Buyer Group Parties and their respective affiliates in the Merger.

After taking into account all of the factors set forth above, as well as others, the Special Committee and the Board concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations and determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company’s unaffiliated security holders.

This discussion of the information and factors considered by the Special Committee and the Board includes the material positive and negative factors considered by the Special Committee and the Board, but it is not intended to be exhaustive and may not include all the factors considered by the Special Committee and the Board. The Special Committee and the Board did not quantify or assign any specific weights to the various factors that they considered in reaching their determination to approve the Merger Agreement and the Transactions. Rather, the Special Committee and the Board viewed their position and recommendation as being based on the totality of the information presented to, and factors considered by, them. In addition, individual members of the Special Committee and the Board may have given differing weights to different factors.

The Special Committee and the Board did not seek to establish a pre-merger going concern value for the Company, and therefore no such value was considered by the Special Committee and the Board in making their fairness determination. Rather, the Special Committee and the Board believed that the financial analyses presented by Duff & Phelps to the Special Committee, as more fully described below under “Special Factors—Opinions of the Financial Advisors to the Board,” were indicative of going concern values for the Company as it continues to operate its business. The Special Committee and the Board did not consider net book value, which is an accounting concept, for purposes of reaching its determination and recommendations, because, in the Special Committee’s and the Board’s view, net book value is indicative of neither the Company’s market value nor its value as a going concern, but rather is an indicator of historical costs. In the course of reaching their determination and recommendations, the Special Committee and the Board did not consider the liquidation value of the Company because they considered the Company to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology. The Company did not consider the purchase prices paid by the Company in previous repurchases of Company Ordinary Shares during the past two years because such repurchases had not occurred since the second quarter of 2024, and such prices did not reflect either the deteriorating financial performance of the Company over the ensuing year or then-current trading prices. There were no purchases by the Buyer Group Parties during this time.

The explanation of the reasoning of the Special Committee and the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Cautionary Note Regarding Forward-Looking Information.”

Position of the Buyer Group Parties as to the Fairness of the Merger; Purposes and Reasons of the Buyer Group Parties for the Merger

Position of the Buyer Group Parties as to the Fairness of the Merger

Under the SEC rules governing “going-private” transactions, each of the Buyer Group Parties is, or may be deemed to be, an affiliate of the Company and, therefore, the Buyer Group Parties are required to express their beliefs as to the fairness of the Merger to the Company’s “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act. The Buyer Group Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Buyer Group Parties as to the fairness of the Merger should not be construed as a recommendation to any Company shareholders as to how that shareholder should vote on the Merger Agreement Proposal. The Buyer Group Parties have interests in the Merger that are different from, and in addition to, the Company’s unaffiliated security holders.

The Buyer Group Parties did not participate in the deliberation of the Board (which, for purposes of the section of this proxy statement entitled “Position of the Buyer Group Parties as to the Fairness of the Merger” means the Board, without the participation of Mr. Shah, who recused himself) regarding, nor did the Buyer Group Parties receive advice from the respective legal or other advisors of the Board as to, the fairness of the Merger. The Buyer Group Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Company’s unaffiliated security holders. No financial advisor provided the Buyer Group Parties with any analysis or opinion with respect to the fairness of the Per Share Merger Consideration and the Per ADS Merger Consideration to the Company’s unaffiliated security holders.

Based on, among other things, their knowledge and analysis of available information regarding the Company, as well as the factors considered by, and the analysis and resulting conclusions of, the Board (other than Mr. Shah) discussed in the section of this proxy statement entitled “Special Factors-Purpose and Reasons of the Company for the Merger; Recommendation of the Board” (which analysis and resulting conclusions the Buyer Group Parties adopt), the Buyer Group Parties believe that the Merger is substantively and procedurally fair to the Company’s unaffiliated security holders. In particular, the Buyer Group Parties considered the following factors (which factors are not necessarily listed in order of importance):

•	the fact that the Board (other than Mr. Shah) unanimously determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company’s shareholders, including the unaffiliated security holders, and that the Board, on behalf of the Company, believes that the Merger is substantively and procedurally fair to the unaffiliated security holders;

•	the fact that the Per Share Merger Consideration and the Per ADS Merger Consideration represented an opportunity for the Company’s shareholders to receive a premium over the market price of Company Ordinary Shares and ADSs, after considering the current and historical market prices of the Company Ordinary Shares, including the market performance of the Company Ordinary Shares relative to peer companies and general market indices;

•	the fact that the Per Share Merger Consideration and Per ADS Merger Consideration represents a 68.1% premium for the unaffected price of the Company Ordinary Shares and ADSs as of March 14, 2025, the last trading day before initial media reports regarding a potential sale of the Company;

•	the fact that the Per Share Merger Consideration and Per Share ADS Consideration will be paid in cash, thus allowing the Company’s shareholders the opportunity to realize certain near-term value and liquidity for their shares of the Company Ordinary Shares and ADSs;

•	the Buyer Group Parties’ belief that the likelihood of completing the Merger, which would result in the cash payment of the Per Share Merger Consideration and Per Share ADS Consideration to the Company’s unaffiliated security holders, is high;

•	the fact that the Merger and the other Transactions contemplated by the Merger Agreement are not subject to a financing condition, thus increasing the likelihood that the Merger and the other Transactions will be consummated and that the Per Share Merger Consideration and Per Share ADS Consideration to be paid to the Company’s unaffiliated security holders in the Merger will be received;

•	the fact that the Company has the ability, under certain circumstances, to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, subject to the terms set forth in the Merger Agreement;

•	without adopting the opinion of Duff & Phelps or its related analyses and discussion, the fact that, notwithstanding that the Buyer Group Parties are not entitled to, and did not, rely on the opinion provided by Duff & Phelps to the Board on June 18, 2025, the Special Committee received an opinion from Duff & Phelps stating that, as of June 18, 2025, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Duff & Phelps in preparing its opinion, the Merger Consideration to be received by the unaffiliated security holders in the Merger is fair, from a financial point of view, to the unaffiliated security holders (without giving effect to any impact of the Merger on any particular shareholder of the Company other than in its capacity as a shareholder);

•	the fact that the Company faced potential risks by continuing to have publicly traded shares, including the risks of market volatility and global uncertainty along with the compliance costs and obligations imposed on the Company as a result of having publicly traded shares; and

•	the possibility that, if the Company remained a public company, the Company Ordinary Shares and ADSs might not trade at levels equal to or greater than the Per Share Merger Consideration or the Per ADS Merger Consideration in the near term, over an extended period of time or at all.

The Buyer Group Parties further believe that the Merger is procedurally fair to the Company’s unaffiliated security holders based upon, among other things, the following factors (which factors are not necessarily listed in order of importance):

•	the fact that, Mr. Shah was excluded from all deliberations with respect to the negotiation, evaluation and approval of the Merger and the Merger Agreement;

•	the fact that, as of the execution of the Merger Agreement, members of senior management of the Company were not party to any binding agreements with Parent regarding their post-closing employment with or equity in the Surviving Company or its affiliates, except that Mr. Ke Chen and Mr. Enrico Bocchi were invited by Parent to participate as Rollover Holders after negotiations regarding the terms and conditions of the Merger Agreement were substantially complete;

•	the fact that the Board was fully informed about the extent to which the interests of the Buyer Group Entities in the Merger differed from those of the Company’s unaffiliated security holders;

•	the fact that the approval of the Merger Agreement Proposal is conditioned on the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the shareholders meeting;

•	the Buyer Group Parties’ belief that, while the Merger Agreement Proposal does not require approval of at least a majority of the unaffiliated shareholders, providing the Company’s shareholders with disclosure regarding the effect of failing to vote or abstaining on the proposal to adopt the Merger Agreement and time to submit proxies to vote against the proposal to adopt the Merger Agreement ensures that the Merger does not occur unless it is broadly supported by the Company’s shareholders;

•	the fact that the Board retained, and had the benefit of advice from, nationally recognized legal and financial advisors, and that such legal and financial advisors were involved throughout the negotiations between the Special Committee and Parent;

•	the fact that the consideration was established, and negotiation of the Merger Agreement was conducted, through robust arm’s-length negotiations with Parent;

•	the Buyer Group Parties’ belief that the Company is unlikely to identify an alternative transaction at a higher value than the transaction with Parent, including in light of the fact that there were no viable alternative bids;

•	the terms of the Merger Agreement with respect to the Company’s ability to engage in certain activities with certain third parties from whom the Company received bona fide written acquisition proposals after the date of the Merger Agreement;

•	the ability of the Board, subject to customary requirements included in the Merger Agreement, to effect a change in recommendation or of the Company to terminate the Merger Agreement to enter into a superior proposal, in each case, subject to payment by the Company to Parent of a termination fee of US$4,500,000, (as more fully described under “The Merger Agreement—Termination”);

•	the requirement that, in certain events of a failure of the Merger to be consummated relating to Parent’s failure to complete the closing when required to do so or a material breach by Parent or Merger Sub of their representations, warranties covenants or agreements in the Merger Agreement, Parent will pay the Company a termination fee in the amount of US$4,500,000, which is guaranteed by certain affiliated investment funds of Parent, subject to the terms set forth in the Merger Agreement; and

•	the fact that the Company’s shareholders who do not vote to approve the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and demand payment of the “fair value” of their Company Ordinary Shares, as and to the extent provided by the BVI Companies Act.

The Buyer Group Parties also considered a variety of uncertainties, risks and potentially negative factors, including the following factors:

•	the risk that the Merger might not be completed in a timely manner or at all;

•	the fact that Parent and Merger Sub are newly formed entities with essentially no assets other than the equity and funding commitments of Mr. Shah;

•	the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger;

•	the negative effect that the pendency or consummation of the Merger and the other Transactions, or a failure to complete the Merger and the other Transactions, could potentially have on the Company’s business and relationships with its employees, vendors and customers;

•	the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, including payment to Parent of a termination fee of US$4,500,000, could discourage other potential acquirors from making a competing proposal to acquire the Company or adversely impact the price offered in such a proposal;

•	the fact that completion of the Merger requires expiration, termination or obtainment of any applicable waiting periods, actions, non-actions, consents approvals or clearances any governmental authority, as well as the satisfaction of other closing conditions that are not within the Company’s control;

•	the fact that the Company’s directors, officers and employees have expended and will expend extensive time and effort attempting to complete the Merger and the other transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions, and that the Company has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated; and

•	the fact that the receipt of the Per Share Merger Consideration and Per ADS Merger Consideration in exchange for Company Ordinary Shares and ADSs in the Merger generally will be a taxable transaction for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered by the Buyer Group Parties in connection with the fairness of the Merger is not intended to be exhaustive and may not include all factors considered by them. The Buyer Group Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Buyer Group Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Buyer Group Parties believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the Company’s unaffiliated security holders. This position should not, however, be construed as a recommendation to any of the Company’s shareholders to approve the Merger Agreement. The Buyer Group Parties make no recommendation as to how shareholders of the Company should vote their shares relating to the Merger. The Buyer Group Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the Company’s unaffiliated security holders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such shareholders.

The Buyer Group Parties did not consider net book value, which is an accounting concept, for purposes of reaching its determination and recommendations, because, in the Buyer Group Parties’ view, net book value is indicative of neither the Company’s market value nor its value as a going concern, but rather is an indicator of historical costs. In the course of reaching its determination and recommendations, the Buyer Group Parties did not consider the liquidation value of the Company because it considered the Company to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology. The Buyer Group Parties did not consider the value of the Company as a going concern in evaluating the Merger because of its belief that the trading price of the Company Ordinary Shares and ADSs at any given time represents the best available indicator of the Company’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. In addition, the Buyer Group Parties were not aware of, and did not consider, any firm offer made by any unaffiliated person during the past two years for (i) a merger or consolidation of the Company with another company; (ii) the sale or transfer of all or substantially all of the Company’s assets; or (iii) the purchase of securities of the Company that would enable such person to exert control of or significant influence over the Company. Moreover, the Buyer Group Parties did not consider the purchase prices paid by the Company in previous repurchases of Company Ordinary Shares during the past two years because such repurchases had not occurred since the second quarter of 2024, and such prices did not reflect either the deteriorating financial performance of the Company over the ensuing year or then-current trading prices. There were no purchases by the Buyer Group Parties during this time.

Based on the Buyer Group Parties’ knowledge and analysis of available information regarding the Company and the Board, as well as discussions with other members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Board and discussed in the section of this proxy statement entitled “Purpose and Reasons of the Company for the Merger; Recommendation of the Board”, the Buyer Group Parties believe that the Merger is fair to the Company’s unaffiliated security holders.

Purposes and Reasons of the Buyer Group Parties for the Merger

Under the SEC rules governing “going-private” transactions, each of the Buyer Group Parties is, or may be deemed to be, an affiliate of the Company and, therefore, the Buyer Group Parties are required to express their beliefs as to the purposes and reasons for the Merger to the Company’s unaffiliated security holders. The Buyer Group Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Buyer Group Parties should not be construed as a recommendation to any Company shareholder as to how that shareholder should vote on the Merger Agreement Proposal.

For the Buyer Group Parties, the primary purpose of the Merger is to allow Parent to own equity interests in the Company and to bear the risks and rewards of such ownership after the Merger is completed and the Company Ordinary Shares and ADSs cease to be publicly traded. The Buyer Group Parties believe that, following the Merger, the Company will be able to improve its ability to execute initiatives that over time will create additional enterprise value for the Company and each of its business units. The Buyer Group Parties believe that this, along with the Company’s existing business and potential future opportunities, will allow the Buyer Group Parties’ investment in the Company to achieve longer term returns consistent with its investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results. Further, absent the reporting and associated costs and burdens placed on public companies, the Buyer Group Parties believe that the management and employees of the Company will be able to execute more effectively on future strategic plans. The Buyer Group Parties have undertaken to pursue the Merger at this time for the reasons described above, as well as due to the Buyer Group Parties’ desire to maximize long-term investment returns.

The Buyer Group Parties also believe that structuring the transactions as a Merger is preferable to other transaction structures, because it (1) will enable Parent to acquire all of the Company Ordinary Shares and ADSs at the same time, (2) will allow the Company to cease to be a publicly registered and reporting company, and (3) represents an opportunity for the Company’s unaffiliated security holders (other than holders of Dissenting Shares or Excluded Shares) to receive the Per Share Merger Consideration and Per ADS Merger Consideration in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

Opinion of the Financial Advisor to the Special Committee

On April 23, 2025, the Company executed an engagement letter retaining Duff & Phelps to serve as an independent financial advisor to the Special Committee (solely in their capacity as members of the Special Committee), specifically to provide the Special Committee with a fairness opinion in connection with the Merger. On June 18, 2025, Duff & Phelps rendered its oral opinion (which was subsequently confirmed in writing by the delivery of its written opinion, dated June 18, 2025) (the “Kroll Opinion”), to the Special Committee stating that, as of the date of the Kroll Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Kroll Opinion, the Merger Consideration to be received by the unaffiliated security holders in the Merger is fair, from a financial point of view, to the unaffiliated security holders (without giving effect to any impact of the Merger on any particular shareholder of the Company other than in its capacity as a shareholder).

In selecting Duff & Phelps, the Special Committee considered, among other things, the fact that Duff & Phelps is a global leader in providing fairness opinions to boards of directors and special committees of boards of directors. Duff & Phelps is regularly engaged in the valuation of businesses and their securities and the provision of fairness opinions in connection with various transactions.

The Kroll Opinion was approved by Duff & Phelps’ fairness opinion review committee. The Kroll Opinion was provided for the information of, and directed to, the Special Committee for its information and assistance in connection with the Merger and only addressed the fairness from a financial point of view of the Merger Consideration to be received by unaffiliated security holders in the Merger (without giving effect to any impact of the Merger on any particular shareholder of the Company other than in its capacity as a shareholder) and does not address any other aspect or implication of the Merger.

The full text of the Kroll Opinion is attached to this proxy statement as Annex C and is incorporated into this document by reference. The summary of the Kroll Opinion set forth herein is not a comprehensive description of all analyses and factors considered by Duff & Phelps and is qualified in its entirety by reference to the full text of the Kroll Opinion. The Company’s shareholders are urged to read the Kroll Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, matters considered, limitations of the review undertaken by Duff & Phelps in connection with the Kroll Opinion, as well as other qualifications contained in the Kroll Opinion. However, the Kroll Opinion, the summary of the Kroll Opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute, advice or a recommendation to holder of Company Ordinary Shares or ADSs as to how to act or vote with respect to the Merger or any other matter.

In connection with the Kroll Opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances to enable Duff & Phelps to render the Kroll Opinion. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations and financial analysis with respect to the preparation of the Kroll Opinion included, but were not limited to, the items summarized below:

•	reviewed the following documents:

•	the Company’s annual reports and audited financial statements on Form 20-F filed with the SEC for the years ended December 31, 2021 through December 31, 2022, The Company’s annual reports and audited financial statements on Form 10-K filed with the SEC for the years ended December 31, 2023 through December 31, 2024, and the Company’s unaudited interim financial statements for the three months ended March 31, 2025 included in the Company’s Form 10-Q filed with the SEC for the quarterly period ended March 31, 2025;

•	unaudited financial information for the Company (i) for the year ended December 31, 2021 on Form 6-K filed with the SEC on March 30, 2023, (ii) for the year ended December 31, 2022 on Form 8-K filed with the SEC on March 29, 2024, (iii) for the three months ended March 31, 2023 on Form 8-K filed with the SEC on May 29, 2024, and (iv) for the years ended December 31, 2023 and December 31, 2024 on Form 8-K filed with the SEC;

•	unaudited financial information for the Company for the three months ended March 31, 2024 and the three months ended March 31, 2025, which the Company’s management identified as being the most current financial statements available;

•	other internal documents relating to the history, current operations, and probable future outlook of the Company, including financial projections for the periods ending December 31, 2025 to December 31, 2027 prepared by and provided to Duff & Phelps by management of the Company (the “Management Projections”);

•	a letter dated June 17, 2025 from the management of the Company which made certain representations as to historical financial statements, financial projections and the underlying assumptions, and a pro forma schedule of assets and liabilities (including identified contingent liabilities) for the Company on a post-transaction basis (the “Management Representation Letter”); and

•	documents related to the Merger, including a draft dated June 13, 2025 of the Merger Agreement;

•	discussed the information referred to above and the background and other elements of the Merger with the management of the Company and the Special Committee;

•	reviewed the historical trading price and trading volume of the Company’s publicly traded securities and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

•	performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

•	conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering the Kroll Opinion with respect to the Merger, Duff & Phelps, with the Special Committee’s consent:

•	relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including management of the Company, and did not independently verify such information;

•	relied upon the fact that the Special Committee, the Board and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken, and did not independently verify such information;

•	assumed that the Management Projections and any other estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person(s) furnishing the same, and Duff & Phelps expresses no opinion with respect to the Management Projections or the underlying assumptions;

•	assumed that information supplied and representations made by Company management were substantially accurate regarding the Company and the Merger;

•	assumed that the representations and warranties made in the Merger Agreement and Management Representation Letter were substantially accurate;

•	assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;

•	assumed that there had been no material change in the assets, liabilities (contingent or otherwise), financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there was no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

•	assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

•	assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

The Kroll Opinion states that to the extent that any of the foregoing assumptions or any of the facts on which the Kroll Opinion was based prove to be untrue in any material respect, the Kroll Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of the Kroll Opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger.

Duff & Phelps prepared the Kroll Opinion effective as of the date thereof. The Kroll Opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date thereof, and Duff & Phelps disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Kroll Opinion which may come or be brought to the attention of Duff & Phelps after the date thereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Company. Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company, or any alternatives to the Merger; (ii) negotiate the terms of the Merger, and therefore, Duff & Phelps assumed that such terms were the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Merger; or (iii) advise the Special Committee or any other party with respect to alternatives to the Merger. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject.

Duff & Phelps did not express any opinion as to the market price or value of the Company Ordinary Shares or ADSs (or anything else) prior to or after the announcement or the consummation of the Merger. The Kroll Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering the Kroll Opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation or any other equity arrangements to be given to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger Consideration to be received by the unaffiliated security holders in the Merger, or with respect to the fairness of any such compensation or arrangement.

The Kroll Opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the Merger. Duff & Phelps has consented to the inclusions of the Kroll Opinion and the description of the Kroll Opinion in this proxy statement, including any supplements or amendments thereto. The Kroll Opinion (i) does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) does not address any transaction related to the Merger; (iii) is not a recommendation as to how the Special Committee, the Board or any other person (including any shareholder of the Company) should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction, and (iv) does not indicate that the Merger Consideration to be received by the Company in the Merger was the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration was within a range suggested by certain financial analyses Duff & Phelps deemed appropriate in its professional judgment. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Kroll Opinion was based, and that the Kroll Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Overview of Financial Analyses Performed by Duff & Phelps

Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of the Kroll Opinion to the Special Committee. This summary is qualified in its entirety by reference to the full text of the Kroll Opinion, attached hereto as Annex C. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances. Therefore, neither the Kroll Opinion nor Duff & Phelps’ underlying analysis is susceptible to partial analysis or summary description. In arriving at the Kroll Opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the Kroll Opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the Kroll Opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Discounted Cash Flow Analysis

The discounted cash flow analysis approach is a valuation technique that provides an estimate of the value of an asset (or business) based on the cash flows that it is expected to generate over its life. The discounted cash flow analysis captures the projected annual cash flows the subject company is expected to generate over a discrete projection period and the value of all of the cash flows the subject company is expected to generate after the end of the discrete projection period (the “Terminal Value”). The projected cash flows for each year in the discrete projection period and the Terminal Value are then converted to their present value equivalents using a discount rate that reflects the relative risk associated with these cash flows as well as the rates of return that investors could expect to realize on alternative investment opportunities with similar risk profiles to the Company.

Duff & Phelps performed a discounted cash flow analysis of the Company’s projected unlevered free cash flows for the years ending December 31, 2025 to December 31, 2027, with “unlevered free cash flow” defined as cash that is available to either reinvest or distribute to security holders. In performing the discounted cash flow analysis, Duff & Phelps relied on the Management Projections for the years ending December 31, 2025 to December 31, 2027. For more information regarding the Management Projections, please refer to the section of this proxy statement captioned “Special Factors—Certain Unaudited Prospective Financial Information.”

Duff & Phelps estimated a normalized adjusted EBITDA for purposes of calculating a Terminal Value. Normalized adjusted EBITDA was calculated based on an estimated return on the Company’s 2026 and 2027 capital expenditures that is expected to be realized beyond the projection period, assuming a rate of return of 14.00%, consistent with the midpoint of the discount rate range Duff & Phelps utilized to discount the Company’s projected unlevered free cash flows and Terminal Value to the present (as discussed below), and assuming such run-rate adjusted EBITDA would be achieved by 2030.

Duff & Phelps compared the growth and margin metrics of the Company to the latest twelve months (“LTM”) and near-term projected growth and margin metrics of selected public companies that Duff & Phelps deemed relevant, as well as comparative capital spending, and other characteristics relative to the selected public companies. Duff & Phelps estimated the Terminal Value using a terminal EBITDA multiple range of 5.0x to 6.0x, which took into consideration the financial performance metrics and valuation multiples of the selected public companies, and applying such range to the Company’s normalized adjusted EBITDA. Duff & Phelps discounted the Company’s projected unlevered free cash flows and Terminal Value to the present to obtain an indicated enterprise value for the Company using a weighted average cost of capital ranging from 13.00% to 15.00%, which was calculated utilizing the Capital Asset Pricing Model based on inputs derived from market data, including data from selected public companies that Duff & Phelps deemed relevant.

Based on its discounted cash flow analysis, Duff & Phelps arrived at an indicated enterprise value range for the Company of US$55.2 million to US$74.2 million. Based on the indicated enterprise value range, Duff & Phelps estimated the range of aggregate equity value of the Company to be US$90.9 million to US$110.4 million by: (i) adding cash of US$49.6 million, which excluded the cash associated with Zhejiang Emeren Smart Energy Co., Ltd to be assumed by buyer in connection with the contemplated sale of such entity, (ii) adding the present value of the net proceeds from the sale of IPP assets in China based on the contemplated sale of such assets, including a 10% withholding tax on the proceeds from such sale of China domiciled assets, ranging from US$39.5 million to US$40.1 million, (iii) deducting debt of US$50.9 million, which excluded the debt associated with Zhejiang Emeren Smart Energy Co., Ltd to be assumed by buyer in connection with the contemplated sale of such entity, and (iv) deducting non-controlling interests, excluding the non-controlling interests associated with Zhejiang Emeren Smart Energy Co., Ltd due to the contemplated sale of such entity, of US$2.5 million. Duff & Phelps estimated the equity value per ADS by dividing the Company’s aggregate equity value by the number of outstanding ADSs, including the dilutive impact of in-the-money options based on a treasury stock method, of 51.4 million ADSs to 51.5 million ADSs, which resulted in an indicated per ADS value range for the Company’s ADSs of US$1.77 to US$2.14.

Duff & Phelps observed that the Per ADS Merger Consideration of US$2.00 per ADS to be received by the unaffiliated security holders in the Merger was within the indicated per ADS value range derived from Duff & Phelps’ discounted cash flow analysis.

Market Approach

The “Market Approach,” is a valuation technique that provides an estimation of value by applying valuation multiples to financial metrics for the subject company. These valuation multiples are derived from (i) market prices of actively traded securities of public companies, publicly available historical financial information and consensus equity research analyst estimates of future financial performance and/or (ii) prices paid in actual mergers, acquisitions, or other transactions. The valuation process includes, but is not limited to, a comparison of various quantitative and qualitative factors between the subject company and other relevant companies.

Duff & Phelps selected publicly traded companies (the “Selected Publicly Traded Companies”) that it deemed relevant to its analysis and mergers and acquisitions transactions (the “Selected M&A Transactions”) involving target companies with businesses that it deemed relevant to its analysis.

None of the Selected Publicly Traded Companies or target companies in the Selected M&A Transactions in the following analyses are directly comparable to the Company, and none of the Selected M&A Transactions in the following analyses are directly comparable to the Merger. Duff & Phelps does not have access to non-public information of any of the Selected Publicly Traded Companies or target companies in the Selected M&A Transactions and accordingly, a complete analysis of the Company and the Merger cannot rely solely upon a quantitative review of the Selected Publicly Traded Companies and Selected M&A Transactions and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Market Approach is subject to certain limitations.

The tables below include a summary of certain observed trading multiples of the Selected Publicly Traded Companies and the target companies in the Selected M&A Transactions reviewed by Duff & Phelps for its analysis of the Company.

Selected Publicly Traded Companies Analysis

	ENTERPRISE VALUE AS MULTIPLE OF
Company	LTM EBITDA		2025 EBITDA		2026 EBITDA		LTM Revenue
International Diversified Renewables
Acciona, S.A.	6.6	x	5.9	x	6.4	x	0.78	x
Audax Renovables, S.A.	8.1		7.6		6.8		0.47
Boralex, Inc.	12.5		10.0		9.0		8.54
EDP Renováveis, S.A.	12.3		9.9		9.0		8.17
Enlight Renewable Energy Ltd	18.0		12.8		9.8		13.35
Ørsted A/S	5.8		7.2		6.3		2.65
Solaria Energía y Medio Ambiente, S.A.	10.5		9.9		8.4		8.80
IDR Mean	10.5	x	9.0	x	8.0	x	6.11	x
IDR Median	10.5	x	9.9	x	8.4	x	8.17	x

Integrated Energy Operators
NextEra Energy, Inc.	17.2	x	13.7	x	12.3	x	9.30	x
Northland Power Inc.	10.0		8.8		7.5		5.21
The AES Corporation	17.5		14.7		13.4		3.41
IEO Mean	14.9	x	12.4	x	11.1	x	5.97	x
IEO Median	17.2	x	13.7	x	12.3	x	5.21	x

Yield Co
Brookfield Renewable Partners L.P.	28.1	x	26.5	x	24.7	x	11.56	x
Clearway Energy, Inc.	11.8		11.5		10.6		9.99
XPLR Infrastructure, LP	6.7		6.8		7.1		10.49
YC Mean	15.5	x	14.9	x	14.1	x	10.68	x
YC Median	11.8	x	11.5	x	10.6	x	10.49	x

Aggregate Mean	12.7	x	11.2	x	10.1	x	7.13	x
Aggregate Median	11.8	x	9.9	x	9.0	x	8.54	x
Emeren Group Ltd (1)	34.1	x	8.5	x	4.6	x	1.58	x

Notes:

•	Data as of June 13, 2025

•	LTM = Latest Twelve Months

•	Enterprise Value = [Market Capitalization + Management Equity + Debt + Finance Leases + Operating Leases (for IFRS/non-US GAAP companies only) + Preferred Stock + Non-Controlling Interest] – [Cash & Equivalents + Long-Term Investments + Net Non-Operating Assets]

•	EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

•	Source: Capital IQ, SEC Filings, Annual and Interim Reports.

(1)	2025 and 2026 multiples reflect consensus analyst estimates

Selected M&A Transactions Analysis

($ in millions) Announced Date	Target Name	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue		EV / EBITDA
2/24/2025	Innergex Renewable Energy Inc. (1)	Caisse de dépôt et placement du Québec	$6,951	$717	$474	66.2%	9.70	x	14.7	x
2/5/2025	Altus Power, Inc.	TPG Global, LLC; TPG Rise Climate Transition Infrastructure, L.P.	$2,203	$196	$102	52.2%	11.23	x	21.5	x
6/20/2024	TERNA ENERGY Industrial Commercial Technical Societe Anonyme	Abu Dhabi Future Energy Company PJSC - Masdar	$3,408	$449	$236	52.6%	7.60	x	14.4	x
5/29/2024	Neoen S.A.	Temasek Holdings (Private) Limited; Brookfield Corporation; Brookfield Renewable Corporation; Brookfield Global Transition Fund 2	$10,398	$554	$508	91.6%	18.76	x	20.5	x
5/27/2024	Atlantica Sustainable Infrastructure plc	Energy Capital Partners, LLC; ECP V, LP	$6,847	$1,115	$676	60.6%	6.14	x	10.1	x
5/15/2024	Auren Participações S.A.	Auren Energia S.A.	$3,488	$691	$320	46.2%	5.05	x	10.9	x
5/13/2024	OX2 AB (publ)	EQT AB (publ); EQT Infrastructure VI	$1,225	$683	$92	13.4%	1.79	x	13.3	x
3/14/2024	Encavis AG	Viessmann Generations Group GmbH & Co. KG; Kohlberg Kravis Roberts & Co. L.P.	$5,072	$511	$299	58.5%	9.93	x	17.0	x
6/12/2023	Opdenergy Holding, S.A.	Antin Infrastructure Partners SAS; Antins Flagship Fund V$	$1,660	$156	$108	69.3%	10.65	x	15.4	x
3/24/2023	Tion Renewables GmbH	EQT AB (publ); EQT Active Core Infrastructure	$266	$36	$21	57.0%	7.30	x	12.8	x
10/1/2022	Con Edison Clean Energy Businesses, Inc.	RWE Clean Energy, LLC	$6,800	NA	$553	NA	NA		12.3	x
8/1/2022	Slitevind AB	Orrön Energy Holding AB	$131	$13	$7	50.2%	9.83	x	19.6	x
5/17/2022	ContourGlobal plc	KKR & Co. Inc.; KKR Global Infrastructure Investors IV	$5,653	$2,360	$794	33.6%	2.40	x	7.1	x
4/27/2022	Albioma	KKR & Co. Inc.	$2,808	$671	$223	33.2%	4.19	x	12.6	x

Mean							8.04	x	14.4	x
Median							7.60	x	13.9	x

(2)	Transaction announced, but not yet closed

Source: Capital IQ, SEC Filings, Annual and Interim Reports.

Summary of Market Approach

Duff & Phelps noted that while it reviewed the Selected Publicly Traded Companies and Selected M&A Transactions, it did not select valuation multiples for the Company based on the Selected Publicly Traded Companies and its analyses of the Selected M&A Transactions, as Duff & Phelps believed such analyses were limited by the lack of comparability to the Company resulting primarily from differences in historical and projected growth trends, as well as business / asset mix and size; and with respect to the Selected M&A Transactions, the regulatory and macroeconomic environments.

Fees and Expenses; Disclosure of Prior Relationships

As compensation for Duff & Phelps’ services in connection with the rendering of the Kroll Opinion to the Special Committee, the Company agreed to pay Duff & Phelps an aggregate fee of US$320,000, consisting of a nonrefundable retainer of US$160,000 payable upon engagement and US$160,000 payable upon Duff & Phelps’ delivery of its opinion to the Special Committee. No portion of Duff & Phelps’ fee is refundable or contingent upon either the conclusion expressed in the Kroll Opinion or the consummation of the Merger.

Furthermore, the Company agreed to: (i) pay Duff & Phelps additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of the Kroll Opinion, (ii) reimburse Duff & Phelps for its expenses and fees and expenses of outside counsel retained by Duff & Phelps in connection with the engagement, and (iii) indemnify Duff & Phelps for certain liabilities arising out of its engagement.

The terms of the fee arrangements with Duff & Phelps, which the Company believes are customary in transactions of this nature, were negotiated at arm’s length, and the Board and Special Committee are aware of these fee arrangements.

Other than this engagement with respect to the Kroll Opinion, during the two years preceding the date of the Kroll Opinion, Duff & Phelps did not have any material relationship with any party to the Merger Agreement for which compensation was received or was intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Certain Unaudited Prospective Financial Information

The Company does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to its future performance, revenue, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, including the difficulty of predicting general economic and market conditions, though the Company has in the past provided investors with financial guidance covering certain operating measures and expenses, which it may update from time to time during the relevant year.

The Special Committee and the Board used the Management Projections to assist in their decision-making process in determining whether to authorize and approve the execution of the Merger Agreement, and whether to recommend that the Company’s shareholders adopt the Merger Agreement (as described in further detail in the section of this proxy statement titled “Special Factors—Purposes and Reasons for the Merger; Recommendation of the Board”) and the Management Projections were provided to Duff & Phelps in connection with its analysis and opinion described in the section “Special Factors—Opinion of the Financial Advisor to the Special Committee.”

The Management Projections were prepared by the Company’s senior management on a standalone basis without giving effect to the transactions contemplated by the Merger Agreement (including the Merger), and therefore the Management Projections do not give effect to the Transactions, or any changes to the Company’s operations, capital structure or strategy that may be implemented after the consummation of the Transactions (including the Merger) or to any costs incurred in connection with the Transactions (including the Merger). Furthermore, the Management Projections do not take into account the effect of any failure of the Transactions (including the Merger) to be completed and should not be viewed as accurate or continuing in that context. The tables below present summaries of the Management Projections prepared by the Company’s senior management.

The Company is including a summary of the Management Projections in this proxy statement solely in order to provide the Company’s shareholders with access to the final Management Projections that were made available to, and approved by, the Special Committee and the Board, and made available to Duff & Phelps, and which Duff & Phelps was instructed by the Special Committee to use, in connection with its financial analysis and opinion.

The Management Projections are not being included in this proxy statement to influence a Company’s shareholder’s decision whether to vote to adopt the Merger Agreement or for any other purpose. The inclusion of this information should not be regarded as an indication that the Special Committee or the Board or the Company’s senior management or financial advisors, any Buyer Group Parties or any other person, considered, or now considers, such Management Projections to be material or to be necessarily predictive of actual future results, and these Management Projections should not be relied upon as such.

The following table presents a summary of the Management Projections by fiscal year:

(Unit: US$000)	2025E	2026E	2027E
Revenue	93,465	87,173	74,057
Gross Profit (1)	37,019	42,567	38,433
Operating Expenses (1)	(24,568)	(24,752)	(25,720)
Income from Operations	12,451	17,815	12,713
Depreciation and Amortization	7,668	5,694	5,148
Adjusted EBITDA (2)	13,009	2,800	17,891
Net Income (Loss) Attributed to the Company	(3,322)	(16,744)	(139)
Net Cash Provided by (Used in) Operating Activities	11,818	(28,175)	(1,160)
Net Cash Provided by (Used in) Investing Activities	(826)	10,186	(24,000)
Net Cash Provided by (Used in) Financing Activities	19,665	(1,565)	(1,565)

(1)	Management projected Gross Profit and Operating Expenses includes depreciation and amortization.

(2)	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is a non-GAAP measure calculated as net income plus income tax expenses, net interest expenses, and depreciation and amortization.

The major assumptions and estimates as to future events made by the Company’s management in preparing the Management Projections were as follows:

•	there will be changes in foreign trade and economic conditions globally where the Company is carrying on its businesses;

•	there will be deviation in the industry trends and market conditions from the market expectation;

•	interest rates and foreign currency exchange rates are assumed to remain within a reasonable range of current levels. Projections assume exchange rates based on Q2 2025 spot levels: EUR/USD = 1.08. USD/RMB = 7.25;

•	product, product mix and project pipeline do not change significantly from recent historical performance;

•	the current competitive landscape and trends are in line with recent viewpoints;

•	in the U.S., the Company’s projections incorporate assumptions regarding eligibility for federal tax incentives, including the Investment Tax Credit, as provided under the Inflation Reduction Act of 2022, as amended. These assumptions are based on current IRS guidance and prevailing regulatory interpretations;

•	no significant changes are anticipated in the current taxation laws applicable to the jurisdictions in which the Company operates;

•	projected revenue, costs, and expenses are based on the operational budgets developed by management and assume their successful execution. (i) 2025 total revenue is projected increasing by 2% YoY comparing with 2024 and decline 7% YoY in 2026 and decline 15% YoY in 2027. Management’s assumptions reflect historical realization rate trends and estimated pipeline conversion. (ii) Each development-stage project in the Company’s pipeline is evaluated using a weighted success rate that reflects the probability of achieving commercial operation. These rates are determined based on management’s judgment and input from the project development team, considering both internal and external factors, such as permitting progress, grid access, land control, offtake potential, regulatory outlook, and market dynamics. (iii) In the U.S., weighted success rates generally range from 40% to 72%, reflecting market-specific development complexity and permitting timelines. In Europe, the weighted success rates typically range from 50% to 80%, reflecting relatively higher permitting certainty in certain jurisdictions;

•	operating costs are projected to decrease compared to prior years. Total operating expenses declined by approximately 27% from FY2023 to FY2024. For FY2025, total operating expenses are projected to remain relatively flat, in line with FY2024 levels. Looking ahead, the projected year-over-year increase is expected to remain modest—below 4% annually in both FY2026 and FY2027—based on management’s assumptions regarding controlled headcount growth, stable G&A infrastructure, and cost discipline across global business units;

•	the overall growth and size of the markets in which the Company operates are subject to industry trends, technology shifts, and commodity pricing dynamics. Management assumptions incorporate solar module average selling price decline trends of approximately 6–8% annually and battery storage pricing compression of approximately 10% per annum. Project NTP price declines 10%-20%. Growth opportunities are balanced against risks of declining IRRs in key regions; and

•	revenue trend reflects assumption around demand in the Company’s markets and the industry condition, and largely driven by market volatility, tariff policy and challenging macroeconomic conditions that were affecting the renewable energy sector.

Additional Information About the Management Projections

The Management Projections were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or GAAP. The Management Projections are forward-looking statements.

The Management Projections were prepared by the Company’s senior management based on estimates they reasonably believed to be achievable. However, the information set forth in the Management Projections is not factual and should not be relied upon as being necessarily indicative of actual future results. The assumptions and estimates underlying the Management Projections, all of which are difficult to predict and many of which are beyond the control of the Company, may not be realized. There can be no assurance that the forecasted results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Management Projections, whether or not the Merger is completed. In addition, the Management Projections may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Neither the Company nor any of its affiliates assumes any responsibility to holders of Company Ordinary Shares or ADSs for the accuracy of this information.

The Management Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. Important factors that may affect actual results and the achievability of the Management Projections include, but are not limited to: (1) general economic conditions and disruptions in the financial, debt, capital, credit or securities markets; (2) industry and market dynamics; (3) competition; (4) fluctuations in currency exchange rates; (5) changes in applicable laws; and (6) those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2025. See also the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements.” The Management Projections also reflect assumptions as to certain business decisions that are subject to change. There can be no assurance that the Management Projections will be realized, and actual results will likely differ, and may differ materially, from those shown. Generally, the further out the period to which the Management Projections relate, the less predictive the information becomes.

The Management Projections contain non-GAAP financial measures. The Company’s senior management included such measures in the Management Projections because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of the Company. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures should not be considered as an alternative to operating income or net income as a measure of operating performance or operating cash flow or as a measure of liquidity. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors, senior management or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of adjusted financial measures were not relied upon by the Special Committee or the Board or the Company’s senior management or financial advisors in connection with their evaluation of the Merger. Accordingly, the Company has not provided a reconciliation of the adjusted financial measures included in the Management Projections to the relevant GAAP financial measures. toc

No independent registered public accounting firm provided any assistance in preparing the Management Projections. Accordingly, no independent registered public accounting firm has examined, compiled, or otherwise performed any procedures with respect to the Management Projections or expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the information contained in the Management Projections. The UHY LLP report included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, relates solely to the historical financial information of the Company and to an assessment of the Company’s internal controls over financial reporting. Such report does not extend to the Management Projections and should not be read to do so.

The Management Projections summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared. The Management Projections summarized in this section are based solely on information available to the Company’s senior management at the time of their preparation and have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement. The Company undertakes no obligation, except as required by law, to update or otherwise revise the Management Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to not be appropriate, or to reflect changes in general economic or industry conditions.

By including the Management Projections in this proxy statement, neither the Company nor any of its affiliates, advisors, officers, directors, or representatives has made or makes any representation to any shareholder (or any other person or entity) regarding the information included in the Management Projections or the ultimate performance of the Company, Parent, the Surviving Company or any of their affiliates compared to the information contained in the Management Projections. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Management Projections.

In light of the foregoing factors and the uncertainties inherent in the Management Projections, the Company’s shareholders are cautioned not to place undue, if any, reliance on the Management Projections.

Plans for the Company After the Merger

Following the closing of the Merger, Merger Sub will have been merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Mr. Shah. The Company Ordinary Shares and ADSs are currently listed on the New York Stock Exchange and registered under the Exchange Act. Following the closing of the Merger, there will be no further market for the Company Ordinary Shares and ADSs and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Company Ordinary Shares and ADSs will be delisted from the New York Stock Exchange, deregistered under the Exchange Act and will cease to be publicly traded.

The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Company, unless otherwise determined by Parent prior to the Effective Time, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal. Unless otherwise determined by Parent prior to the Effective Time, the officers (which, for the avoidance of doubt, does not include directors) of the Company immediately prior to the Effective Time will become the officers of the surviving company, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the memorandum and articles of association.

As of the date of this proxy statement, other than the Merger and as described above or elsewhere in this proxy statement, the Buyer Group Parties have no current intentions, plans, proposals or negotiations that relate to or would result in:

•	an transaction, such as a merger, reorganization or liquidation, involving the Company or its subsidiaries;

•	any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

•	any material change in the present dividend rate or policy, or indebtedness or capitalization, of the Company;

•	any change in the present board of directors or management of the Company;

•	any other material change in the Company’s corporate structure or business;

•	any class of equity securities of the Company to be delisted from a national securities exchange;

•	any class of equity securities of the Company becoming eligible for termination of registration under the Exchange Act; or

•	the suspension of the Company’s obligation to file reports under the Exchange Act.

Nevertheless, the Buyer Group Parties expressly reserve the right to make any such changes to the Company or its operations if they deem that it is beneficial to the business of the Buyer Group Parties or the Company or in light of future developments.

Alternatives to the Merger

The Board did not independently determine to initiate a process for the sale of the Company. The Special Committee was formed on May 12, 2025, in response to the receipt of the preliminary non-binding going private proposal letter from Shah Capital on March 17, 2025. The Special Committee also engaged in extensive negotiations of definitive transaction documents with Shah Capital. On June 6, 2025, the Company received the EEW Proposal from EEW to acquire all outstanding Company Ordinary Shares (including those represented by ADSs) and take the Company private. After comparing the Shah Proposal with the EEW Proposal before the signing, taking into account the Merger Consideration, financing package and credibility, deal certainty, progress in the definitive transaction documents, financial and legal terms proposed by the Buyer Group Parties, the express intention of the Buyer Group Parties not to sell the Company Ordinary Shares (including those represented by ADSs) they own to any third party, the Buyer Group Parties’ beneficial ownership of approximately 37.6% of the entire issued and outstanding Company Ordinary Shares (as of the date of the determination), the fact that since the announcement of the proposed Transaction no party other than EEW has contacted the Company or the Special Committee expressing an interest in exploring an alternative transaction with the Company, and other factors, taken as a whole, the Special Committee determined that it is in the best interests of the Company and its shareholders and ADS holders to enter into the proposed sale of the Company to the Buyer Group Parties.

The Special Committee also took into account that the Company can terminate the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal, prior to obtaining required shareholder approval of the merger agreement, subject to the payment to Parent of a termination fee of $4,500,000. In this regard, the Special Committee recognized that it has flexibility under the Merger Agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a superior proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a superior proposal, recommend such proposal to the Company’s shareholders and ADS holders).

In addition, the Special Committee also considered, as an alternative available to the Company to enhance shareholder value, that the Company remain as a public company or accept the EEW Proposal. However, the Special Committee did not believe such options to be equally or more favorable in enhancing shareholder value, after considering factors such as the forecasts of future financial performance prepared by management unaffiliated with the Buyer Group Parties, the offer premium implied by the Merger Consideration, the increased costs of regulatory compliance for public companies, the challenges to the Company’s efforts to increase shareholder value as an independent publicly-traded company, the repeated indications by the Buyer Group Parties that they would withdraw their offer unless accepted by the Company within a prescribed timeframe, EEW’s inability to in a timely manner provide information on availability of financial resources and committed financing to consummate the EEW Proposal, and the requirement, as an SEC-reporting company, to disclose a considerable amount of business information to the public which will limit the Company’s ability to compete in the market.

Considering the possible alternatives to the Merger (including the possibility of continuing to operate the Company as an independent entity and the perceived risks of that alternative), the range of potential benefits to its shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, the Special Committee determined that none of these alternatives were reasonably likely to present superior opportunities for the Company or to create greater value for its shareholders than the proposed sale of the Company to the Buyer Group Parties, taking into account risks of execution as well as business, financing, regulatory approval, competitive, industry and market risks.

Certain Effects of the Merger

If the Company’s shareholders approve the Merger Agreement and the Transactions and all other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Treatment of the Company Ordinary Shares and ADSs

Each Company Ordinary Share (other than the Excluded Shares, the Dissenting Shares, the Company Ordinary Shares represented by ADSs and any Company Restricted Share Unit Award) and ADS (other than ADSs representing the Excluded Shares) issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive the Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable. Each Company Ordinary Share and ADS that is, immediately prior to the Effective Time, held by the Company as a treasury share, owned by any direct or indirect subsidiary of the Company or held by the Rollover Holders immediately prior to the Effective Time will be automatically cancelled without payment of any consideration.

Treatment of Company Equity Awards and Company Share Plan

At the Effective Time:

•	the Company shall terminate the Emeren Group 2007 Share Incentive Plan (as amended from time to time) (the “Company Share Plan”) and any relevant award agreements entered into under the Company Share Plan;

•	each (a) Vested Company Option with an exercise price that is lower than US$0.20, will be cancelled in exchange for a cash amount equal to the product of the excess of US$0.20 over the exercise price of such Vested Company Option multiplied by the number of Company Ordinary Shares underlying such Vested Company Option, and (b) (i) Vested Company Option with an exercise price that is equal to or greater than US$0.20 and (ii) Unvested Company Option, will be cancelled in exchange for the issuance of an employee incentive award by the Surviving Company, to replace such Vested Company Option or Unvested Company Option pursuant to terms and conditions to be determined by Parent, which will be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Vested Company Option; and

•	each (a) Vested Company Restricted Share Unit Award will be cancelled in exchange for the right to receive, from the Surviving Company as soon as practicable after the Effective Time (without interest), US$0.20 in cash; and (b) Unvested Company Restricted Share Unit Award will be cancelled in exchange for an employee incentive award pursuant to terms and conditions to be determined by Parent, which will be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Unvested Company Restricted Share Unit Award.

Certain Effects of the Merger for Parent and the Buyer Group Parties

Immediately following the consummation of the Merger, Parent will own all of the outstanding equity interests of the Company and will be the sole beneficiary of its future earnings, growth, and value, and will be the only entity entitled to vote on corporate matters affecting the Company.

Additionally, following the Merger, the Company Ordinary Shares will be delisted from the New York Stock Exchange, will be deregistered under the Exchange Act and will cease to be publicly traded. See the section of this proxy statement entitled “Special Factors—Plans for the Company After the Merger.” As such, the Company will be relieved of the requirements applicable to public companies, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that directors, officers, and beneficial owners of more than 10% of the Company Ordinary Shares face as a result of the provisions of Section 16 of the Exchange Act. The Company will also be relieved of the obligation to separately prepare and furnish information to its shareholders. Parent and the other Buyer Group Parties will benefit from any regulatory compliance cost savings realized by the Company after it becomes a private company.

The primary detriments of the Merger to Parent and the other Buyer Group Parties include the fact that all of the risks of any possible decrease in the future earnings, growth, or value of the Company following the Merger will be borne by Parent or other Buyer Group Parties. Additionally, Parent’s ownership of the Company will be illiquid, with no public trading market for such securities.

The Company’s total shareholders’ equity excluding non-controlling interest, which the Company considers to be its net book value, was US$310.5 million as of June 30, 2025. The Company’s net income attributed to Emeren Group Ltd, which the Company considers to be its net earnings, was US$3.0 million for the six months ended June 30, 2025. The Buyer Group Parties’ beneficial ownership of 37.6% of the Company Ordinary Shares as of October 2, 2025 would result in an interest of 37.6% of the Company’s net book value (or US$114.3 million as of June 30, 2025) and 37.6% of its net earnings (or US$1.1 million for the six months ended June 30, 2025). If the Merger is consummated, Parent will acquire 100% of the Company’s assets and operations, resulting in an interest of 100% of the Company’s net book value and net earnings (loss), and Parent’s ordinary shares will be owned by the Rollover Holders. If the Merger is consummated, Parent and its future equity owners will be entitled to any future increase in the net book value and to all future income, and will bear the full risk of any future decrease in the net book value and to all future losses, generated by the Company’s assets and operations.

The table below sets forth, for each of the Buyer Group Parties, their beneficial ownership of (i) Company Ordinary Shares prior to the consummation of the Merger (based on beneficial ownership as of October 2, 2025) and resulting interests in the Company’s net book value and net earnings, and (ii) the ordinary shares of Parent immediately after the consummation of the Merger (which will be owned solely by the Rollover Holders), based on the Company’s net book value at June 30, 2025 (as if the Merger were completed on such date) and net earnings for the six months ended June 30, 2025 (as if the Merger were completed on January 1, 2025):

	Prior to Consummation of the Merger						After Consummation of the Merger
	Company Ordinary Shares	% Ownership(1)	Net book value(2)		Net earnings(3)		Parent Ordinary Shares	% Ownership	Net book value		Net earnings

			(in US$’000)						(in US$’000)
Parent(4)	0	0		—		—	0	0		—		—
Merger Sub	0	0		—		—	0	0		—		—
Himanshu H. Shah	188,182,360	36.67	US$	113,870	US$	1,097	508,179,286	99.02	US$	307,501	US$	2,964
Shah Capital	184,092,490	35.87	US$	111,395	US$	1,074	508,179,286	99.02	US$	307,501	US$	2,964
Shah Capital Management	3,526,170	0.69	US$	2,134	US$	20	0	—		—		—
Ke Chen	4,870,270	0.95	US$	2,947	US$	28	4,870,270	0.95	US$	2,947	US$	28
Enrico Bocchi	166,666	0.03		$100	US$	1	166,666	0.03		$100	US$	1

(1)	Calculated based on 513,216,222 Company Ordinary Shares outstanding as of October 2, 2025.

(2)	Net book value represents total shareholders’ equity excluding non-controlling interest, which was US$310,549,000 as of June 30, 2025.

(3)	Net earnings represents net income (loss) attributed to Emeren Group Ltd., which was US$2,993,000 for the six months ended June 30, 2025.

(4)	If the Merger is consummated, Parent will acquire 100% of the Company’s assets and operations, which could be deemed to result in Parent having an interest of 100% of the Company’s net book value (US$310,549,000 as of June 30, 2025) and net earnings (US$2,993,000 for the six months ended June 30, 2025).

Certain Effects on the Company if the Merger is Not Completed

If the Merger Agreement is not approved by the Company’s shareholders or if the Merger is not completed for any other reason, the Company’s shareholders and ADS holders will not receive any payment for their Company Ordinary Shares and ADSs in connection with the Merger. Instead, the Company will remain an independent public company, and the Company Ordinary Shares and ADSs will continue to be registered under the Exchange Act and the ADSs will continue to be traded on the New York Stock Exchange, for so long as the Company continues to meet eligibility listing standards. In addition, if the Merger is not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company’s shareholders and ADS holders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the solar power and renewable energy industries in which the Company operates, and adverse economic conditions. You should also read and consider carefully the other information in this proxy statement, the annexes to this proxy statement, and the documents incorporated by reference herein, including the risk factors contained in the Company’s Annual Report on Form 10-K and other SEC filings. See the section of this proxy statement entitled “Where You Can Find More Information.”

Under specified circumstances under the Merger Agreement, the Company may be required to pay Parent (or one or more of its designees) a termination fee of US$4,500,000 or Parent may be required to pay the Company a termination fee of US$4,500,000. For more information, see the section of this proxy statement entitled “The Merger Agreement—Termination Fees; Reimbursement of Expenses.”

Interests of the Executive Officers and Non-Employee Directors of the Company in the Merger

In considering the recommendations of the Special Committee and the Board (with Mr. Shah recused) with respect to the Merger, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the transactions that are different from, and/or in addition to, the interests of the Company’s shareholders generally. These interests include, among others:

•	cash-out of Vested Company Options and Vested Company Restricted Share Unit Awards held by certain of the Company’s directors and executive officers;

•	continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the Surviving Company to former directors and officers of the Company; and

•	the continuation of service of certain executive officers and other members of management of the Company with the Surviving Company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements, including equity compensation, with the Surviving Company.

The Special Committee and the Board (with Mr. Shah recused) were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters.

As of October 2, 2025, the Company’s directors and executive officers, as a group held an aggregate of 193,042,630 Company Ordinary Shares (including those represented by ADSs), an aggregate of outstanding Vested Company Options to purchase 3,866,666 Company Ordinary Shares and no outstanding Vested Company Restricted Share Unit Awards.

The following table shows, as of October 2, 2025, for each director and executive officer of the Company, as well as Mr. Enrico Bocchi (a Rollover Holder who is a member of management) (a) the number of Company Ordinary Shares (including those represented by ADSs), (b) the cash payment that will be made in respect of the Company Ordinary Shares (including those represented by ADSs) at the Effective Time, (c) the number of Company Ordinary Shares underlying the Vested Company Options, (d) the cash payment that will be made in respect of the outstanding Vested Company Options at the Effective Time, (e) the number of Vested Company Restricted Share Unit Awards and (f) the cash payment that will be made in respect of the outstanding Vested Company Restricted Share Unit Awards at the Effective Time (in all cases before applicable withholding taxes).

	Company Ordinary Shares (Including Those Represented by ADSs					Company Equity Awards
Name of Directors and Executive Officers	Numbers Beneficially Owned		Cash Payment Thereof in US$			Company Ordinary Shares Underlying Vested Company Options	Cash Payment Therefor in US$		Vested Company Restricted Share Unit Awards	Cash Payment Therefor in US$
Martin Bloom	0			–		600,000	–	(1)	–	–
Ramnath Iyer	20,000		US$	4,000		66,666	–	(1)	–	–
Ramakrishnan (Ramki) Srinivasan	0			–		0	–		–	–
Mr. Shah	188,182,360	(2)	US$	817,974	(2)(3)	0	–		–	–
Julia Xu	0			–		200,000	–	(1)	–	–
Ke Chen	4,810,270			–	(3)	3,000,000	–	(1)	–	–
All directors and executive officers as a group	193,042,630		US$	821,974		3,866,666	–		–	–
Enrico Bocchi	166,666	(4)		–	(3)	0	–		–	–

(1) The exercise price of the relevant Vested Company Options is greater than US$0.20. At the Merger Closing, the Vested Company Options will be cancelled in exchange for the issuance of an employee incentive award by the Surviving Company. Please refer to the section of this proxy statement entitled “Treatment of Company Options and Company Restricted Share Unit Awards, Including Those Held by Officers and Directors.”

(2) Shah Capital holds 184,092,490 Company Ordinary Shares that are Rollover Shares. Shah Capital Management holds 3,526,170 Company Ordinary Shares and Himanshu H. Shah holds 563,700 Company Ordinary Shares that will be cashed out in the Merger. Mr. Shah beneficially owns the Company Ordinary Shares held by Shah Capital and Shah Capital Management.

(3) At the Merger Closing, the relevant Company Ordinary Shares held by Rollover Holders will be cancelled for no consideration from the Company and replaced with a like number of newly issued ordinary shares of Parent. Please refer to the section of this proxy statement entitled “The Rollover Agreement.”

(4) As of October 2, 2025, Mr. Bocchi owned 166,666 Vested Company Restricted Stock Units, and 333,334 Unvested Company Restricted Stock Units that vest in two equal tranches on October 1, 2026 and October 1, 2027.

After the consummation of the Merger, the maximum amount of cash payments our directors and executive officers may receive in respect of their Company Ordinary Shares, Vested Company Options and Vested Company Restricted Share Unit Awards is approximately US$821,974, all of which are in respect of Company Ordinary Shares (including those represented by ADSs).

Treatment of Company Options and Company Restricted Share Unit Awards, Including Those Held by Officers and Directors

At the Effective Time, each (a) Vested Company Option with an exercise price that is lower than US$0.20, will be cancelled in exchange for a cash amount equal to the product of the excess of US$0.20 over the exercise price of such Vested Company Option multiplied by the number of Company Ordinary Shares underlying such Vested Company Option, and (b) (i) Vested Company Option with an exercise price that is equal to or greater than US$0.20 and (ii) Unvested Company Option, will be cancelled in exchange for the issuance of an employee incentive award by the Surviving Company, to replace such Vested Company Option or Unvested Company Option pursuant to terms and conditions to be determined by Parent, which will be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Vested Company Option.

At the Effective Time, each (a) Vested Company Restricted Share Unit Award will be cancelled in exchange for the right to receive, from the Surviving Company as soon as practicable after the Effective Time (without interest), US$0.20 in cash; and (b) Unvested Company Restricted Share Unit Award will be cancelled in exchange for an employee incentive award pursuant to terms and conditions to be determined by Parent, which will be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Unvested Company Restricted Share Unit Award.

Directors’ and Officers’ Indemnification and Insurance

The parties to the Merger Agreement have agreed that:

•	From and after the Effective Time, Parent will cause the Surviving Company to indemnify and hold harmless each present and former director and officer of the Company or any of its subsidiaries against all kinds of liabilities incurred in connection with any action arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time to the fullest extent that the Company would have been permitted under the laws of the British Virgin Islands and the Articles in effect on the date of the Merger Agreement to indemnify such directors and officers.

•	The memorandum and articles of association of the Surviving Company will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are set forth in the Articles in effect on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the former or present directors and officers of the Company and its subsidiaries, unless such modification is required by applicable law.

•	Parent will, or will cause the Surviving Company to, maintain in effect for at least six years from the Effective Time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that Parent and the Surviving Company will not be required to pay pursuant to the Merger Agreement more than an amount per annum equal to 400% of the last annual premium paid by the Company prior to the date of the Merger Agreement in respect of the coverage required to be obtained pursuant thereto under each such policy, but in such case will purchase as much coverage as reasonably practicable for such amount. In lieu of maintaining such directors’ and officers’ liability insurance policies and at Parent’s request, the Company will purchase, no later than the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries.

•	Parent will, and cause the Surviving Company to honor and perform under, for a period of six years after the Effective Time, all indemnification agreements entered into by the Company or any of its subsidiaries with any of their former or present directors and officers as in effect as of date of the Merger Agreement.

Quantification of Potential Payments to Our Executive Officers in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K promulgated under the Exchange Act, which requires disclosure of information about certain compensation for each of our executive officers that is based on or otherwise relates to the Merger. For additional details regarding the terms of the payments described below, see the discussion under “Special Factors – Interests of the Executive Officers and Non-Employee Directors of the Company in the Merger” above.

The following table sets forth the amount of payments and benefits that may be paid or become payable to each of our named executive officers in connection with the Merger pursuant to all applicable compensation plans or agreements, assuming that the Effective Time occurred on December 15, 2025 solely for purposes of this Merger-related compensation disclosure and that any current named executive officer incurs a severance-qualifying termination immediately following the Effective Time. The amounts in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect any reduction in payments pursuant to agreements between the parties to the extent necessary to prevent any portion of each executive officer’s merger-related payments and benefits from becoming subject to excise tax by reason of Section 4999 of the Code. The actual value to be received by our executive officers may be greater or less than the amounts presented below.

Name	Cash ($)(1)		Equity ($)(2)		Perquisites/ Benefits ($)(3)		Total ($)
Julia Xu(4)	US$	—	US$	—	US$	—	US$	—
Ke Chen		—		—		—		—
Yumin Liu(5)		—		—		—		—
Cameron (Mac) Moore(6)		—		—		—		—

(1) Although the Company has historically agreed to provide severance payments to the Chief Executive Officer and the Chief Financial Officer, the current interim Chief Executive Officer is a temporary employee with no contractual entitlement to severance and the current Chief Financial Officer has agreed not to receive any severance. The current Chief Executive Officer is a Rollover Holder who Parent has advised the Company that it does not intend to terminate.

(2) Equity awards are not entitled to acceleration of vesting in connection with the Merger or with termination of service. Mr. Chen owns options to purchase 3,000,000 Company Ordinary Shares that, pursuant to the Rollover Agreement, are required to be replaced with options to purchase 3,000,000 ordinary shares of Parent upon closing of the Merger. Ms. Xu owns options to purchase 200,000 Company Ordinary Shares, none of which are “in the money” so they will be replaced with options to purchase ordinary shares of Parent.

(3) There are no perquisites or other personal benefits due based on the Merger or termination of service.

(4) Ms. Xu became interim Chief Executive Officer in April 2025.

(5) Mr. Liu was formerly Chief Executive Officer and ceased such service in April 2025. Accordingly, no compensation would be payable to him assuming the Merger closes on December 15, 2025. In connection with his departure, Mr. Liu received US$210,000 in severance payments and benefits payments of US$23,523.

(6) Mr. Moore was formerly Executive Vice President - North America and ceased such service in July 2025. Accordingly, no compensation would be payable to him assuming the Merger closes on December 15, 2025. In connection with his departure, Mr. Moore received US$$46,154 in severance payments.

The Special Committee

On March 17, 2025, the Board established the Special Committee to, among other things, conduct a formal sale process and a review of various strategic options to maximize shareholder value, including considering the preliminary non-binding buyout proposals received by the Company and taking any actions it deems appropriate to assess the fairness and viability of such proposals. The Special Committee consists of three independent directors, Mr. Martin Bloom, Mr. Ramnath Iyer, and Dr. Ramakrishnan (Ramki) Srinivasan. None of the three directors are affiliated with the Buyer Group Parties, and none of the three directors has any financial interest in the Merger that is different from that of the Company’s shareholders unaffiliated with the Buyer, other than (a) their receipt of Board compensation in the ordinary course, (b) total compensation of US$60,000 for the chairman of the Special Committee and US$50,000 per member for the other members of the Special Committee, in exchange for their services in such capacity, the payment of which is not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation of the Merger, (c) their indemnification and liability insurance rights under the Merger Agreement, and (d) their right to receive cash consideration with respect to the Vested Company Options and Vested Company Restricted Share Unit Awards. The Board did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.

Position with the Surviving Company

It is anticipated that the executive officers and certain members of management of the Company will hold positions with the Surviving Company that are substantially similar to their current positions.

Intent to Vote in Favor of the Merger

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Company Ordinary Shares owned directly by them in favor of the Merger Agreement Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

Pursuant to the Rollover Agreement, the Rollover Holders have agreed, among other things, and subject to the terms and conditions of the Rollover Agreement, (i) to vote all Company Ordinary Shares (including those represented by ADSs) owned by them in favor the Merger Agreement Proposal, the Advisory Compensation Proposal and the Adjournment Proposal and (ii) not to transfer or otherwise dispose of any of their Company Ordinary Shares prior to the Merger Closing (or the earlier termination of the Merger Agreement) except in specified circumstances. For further detail, see the section of this proxy statement entitled “The Rollover Agreement.”

As of September 29, 2025:

•	our directors (including Mr. Shah) and executive officers beneficially owned, in the aggregate, 193,072,630 Company Ordinary Shares entitled to vote at the Shareholders Meeting, or approximately 37.6% of the voting power of all the outstanding Company Ordinary Shares, and excluding the Buyer Group Parties, our directors and executive officers beneficially owned 20,000 Company Ordinary Shares entitled to vote at the Shareholders Meeting, or approximately 0.004% of the voting power of the unaffiliated shareholders; and

•	the Buyer Group Parties beneficially owned, in the aggregate, 193,052,630 Company Ordinary Shares entitled to vote at the Shareholders Meeting, or approximately 37.6% of the voting power of all the outstanding Company Ordinary Shares.

As discussed below in the section of this proxy statement entitled “The Merger Agreement Proposal,” the approval of the Merger Agreement Proposal requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting.

Appraisal Rights

The following is a brief summary of the rights of holders of the Company Ordinary Shares to object to the merger and receive cash equal to the appraised fair value of their Company Ordinary Shares (“Appraisal Rights”). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 179 of the BVI Companies Act, a copy of which is attached as Annex D to this proxy statement. If you are contemplating the possibility of objecting to the Merger, you should carefully review the text of Annex D, particularly the procedural steps required to perfect Appraisal Rights. These procedures are complex and you are advised to consult your British Virgin Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the BVI Companies Act, you will lose your Appraisal Rights.

A holder of Dissenting Shares (“Dissenting Shareholder”) is entitled to payment of the fair value of his Company Ordinary Shares upon dissenting to the Merger. Any such Company shareholders awarded “fair value” for their shares would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration.

How to Exercise and Perfect Your Appraisal Rights: The exercise of your Appraisal Rights will preclude the exercise of any other rights by virtue of holding Company Ordinary Shares. To preserve your Appraisal Rights, the following procedures must be followed:

•	you must give written notice of objection to the Merger (“Notice of Objection”) to the Company prior to the vote to approve the Merger. The Notice of Objection must include a statement that you propose to demand payment for all your Company Ordinary Shares if the Merger is approved by resolution of the shareholders at the Shareholders Meeting and the Merger becomes effective;

•	within twenty (20) days immediately following the date on which the vote approving the Merger is made, the Company must give written notice of the approval (“Approval Notice”) to all Dissenting Shareholders who have served a Notice of Objection, except those Dissenting Shareholders who voted for the Merger;

•	within twenty (20) days immediately following the date on which the Approval Notice is given (the “Dissent Period”), the Dissenting Shareholder must give a written notice of his decision to dissent (a “Notice of Dissent”) to the Company stating his name and address, the number of Company Ordinary Shares with respect to which he dissents and demanding payment of the fair value of his Shares; and a Dissenting Shareholder must dissent in respect of all the Company Ordinary Shares which he holds;

•	upon the giving of a Notice of Dissent, such Dissenting Shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of their shares;

•	within seven (7) days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the merger becomes effective, whichever is later, the Company, as the surviving company, must make a written offer (a “Fair Value Offer”) to each Dissenting Shareholder to purchase their Company Ordinary Shares at a price determined by the Company to be the fair value of such Company Ordinary Shares;

•	if, within thirty (30) days immediately following the date of the Fair Value Offer, the Company and the Dissenting Shareholder fail to agree on a price at which the Company will purchase the Dissenting Shareholder’s Company Ordinary Shares (“Dissenting Shares”), then, within twenty (20) days immediately following the date of the expiry of such 30-day period:

•	the Company and the Dissenting Shareholder shall each designate an appraiser;

•	the two designated appraisers together shall designate a third appraiser;

•	the three appraisers shall fix the fair value of the Dissenting Shares; and

•	under the BVI Companies Act the fair value of the Dissenting Shares will be determined at the close of business on the day prior to the date on which the vote to approve the Merger was taken, excluding any appreciation or depreciation in the value of the Company Ordinary Shares, directly or indirectly, induced by the announcement of the Merger. Upon the surrender of the Dissenting Shareholder’s certificates representing their Company Ordinary Shares, the Company will pay, in cash, the fair value of the Company Ordinary Shares determined by the appraisers.

All notices and petitions must be executed by or for the shareholder of record, fully and correctly, as such shareholder’s name appears on the register of members of the Company. If the Company Ordinary Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If the Company Ordinary Shares are owned by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the record owner. A person having a beneficial interest in Company Ordinary Shares held of record in the name of another person and/or a person holds Company Ordinary Shares represented by ADSs held of record in the name of another person, such as a depositary, custodian broker or nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever Appraisal Rights attached to the Company Ordinary Shares.

If you do not satisfy each of these requirements, you cannot exercise Appraisal Rights and will be bound by the terms of the Merger Agreement. Submitting a form of proxy that does not direct how the Company Ordinary Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Company Ordinary Shares, or a vote against the proposal to adopt the Merger Agreement and approve the Transactions contemplated by the Merger Agreement, including the Merger, will not alone satisfy the notice requirement referred to above. You must send all notices to the Company at Craigmuir Chambers, PO Box 71, Road Town, Tortola, with a copy to 149 Water Street, Suite 302, Norwalk, CT 06854, USA.

If you are considering dissenting, you should be aware that the fair value of your Company Ordinary Shares determined under Section 179 of the BVI Companies Act could be more than, the same as, or less than the US$0.20 in cash without interest for each Company Ordinary Share that you would otherwise receive as consideration in the Merger. In addition, in relation to any determination of the fair value of the Company Ordinary Shares covered by a Notice of Dissent, the Company and the Buyer Group Parties intend to assert that the Per Share Merger Consideration of US$0.20 is equal to the fair value of each of your Company Ordinary Shares.

The provisions of Section 179 of the BVI Companies Act are technical and complex. If you fail to comply strictly with the procedures set forth in Section 179, you will lose your Appraisal Rights. You are advised to consult your British Virgin Islands legal counsel if you wish to exercise Appraisal Rights.

Who May Exercise Appraisal Rights. Only a holder of record of Company Ordinary Shares issued and outstanding at the time a demand for appraisal is made and that continue to be issued and outstanding and held of record by such holder immediately prior to the completion of the Merger may assert appraisal rights for the Company Ordinary Shares registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the shareholder of record, fully and correctly, as the shareholder’s name appears in the share ledger. The demand for appraisal must reasonably inform the Company of the identity of the shareholder and that the shareholder intends to demand appraisal of his, her or its Company Ordinary Shares. Beneficial owners who do not also hold their Company Ordinary shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the owner of record, such as a depositary, custodian bank, brokerage firm or other nominee, submit the required demand in respect of those Company Ordinary Shares of record. A record owner, such as a depositary, custodian bank, brokerage firm or other nominee, who holds Company Ordinary Shares as a nominee or otherwise for others, may exercise his, her or its right of appraisal with respect to the Company Ordinary Shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of Company Ordinary Shares as to which appraisal is sought. Where no number of Company Ordinary Shares is expressly mentioned, the demand will be presumed to cover all Company Ordinary Shares held in the name of the record owner.

IF YOU HOLD YOUR COMPANY ORDINARY SHARES IN A BANK OR BROKER OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO SEEK APPRAISAL AND PAYMENT OF THE FAIR VALUE OF THE COMPANY ORDINARY SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO PERFECT ANY DISSENTERS’ RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE APPRAISAL RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs AND PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES AS SOON AS POSSIBLE, AND BECOME REGISTERED HOLDERS OF COMPANY ORDINARY SHARES. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING APPRAISAL RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 179 OF THE BVI COMPANIES ACT. IF YOU WISH TO CANCEL YOUR ADSs, PLEASE CONTACT THE ADS DEPOSITARY’S OFFICE AT 240 GREENWICH STREET, NEW YORK, NY 10286.

If you own Company Ordinary Shares jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If you hold Company Ordinary Shares through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a general summary of the material U.S. federal income tax consequences of the Merger that are generally applicable to U.S. holders (as defined below). This discussion only applies to U.S. holders of Company Ordinary Shares who hold their Company Ordinary Shares (including those represented by ADSs) as capital assets within the meaning of Section 1221(a) of the Code (generally, property held for investment). This discussion is based on the Code, the proposed, temporary and final Treasury regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. Neither the Company nor Parent has sought, nor will they seek, a ruling from the IRS regarding the U.S. federal income tax consequences of the Merger. Accordingly, there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the Merger described in this discussion or that any such contrary position would not be sustained.

This discussion is for general information purposes only and is not a complete description of tax considerations that may be relevant to a holder of Company Ordinary Shares or ADSs in light of such holder’s particular circumstances, nor does it apply to holders subject to special rules under U.S. federal income tax laws, including holders who are dealers or brokers in securities, currencies or commodities, traders in securities that elect a mark-to-market method of tax accounting, tax-exempt entities and organizations, banks, insurance companies or other financial institutions, mutual funds, regulated investment companies and real estate investment trusts, partnerships and other pass-through entities and investors therein, pension funds, individual retirement and other tax deferred accounts, “controlled foreign corporations,” “passive foreign investment companies,” “personal holding companies,” persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement,” persons holding Company Ordinary Shares or ADSs as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transaction or other integrated or risk reduction transaction, persons who have a functional currency other than the U.S. dollar, persons who acquired their Company Ordinary Shares or ADSs through the exercise of Company Options or in other compensatory transactions, holders that own or have owned (or are deemed to own or have owned) five percent (5%) or more of the outstanding Company Ordinary Shares or ADSs, and former citizens or former long-term residents of the United States (the “U.S.”). Furthermore, no state, local or foreign tax considerations are addressed herein, nor does this discussion address any considerations relating to U.S. federal taxes other than the income tax (such as estate or gift taxes). In addition, the discussion does not address the Medicare tax on net investment income, any alternative minimum tax consequences, any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment (HIRE) Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions occur in connection with the Merger). Finally, this discussion does not address the tax consequences to holders of Company Ordinary Shares or ADSs who exercise appraisal rights.

This discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax, consequences of the merger. This discussion is for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular shareholders and ADS holders in light of their individual investment circumstances or to certain types of shareholders and ADS holders subject to special tax rules, including holders that are (i) banks, financial institutions, or insurance companies; (ii) regulated investment companies, mutual funds, or real estate investment trusts; (iii) brokers or dealers in securities or currencies or traders in securities that elect to apply a mark–to–market accounting method; (iv) tax-exempt organizations; (v) holders that own Company Ordinary Shares or ADSs as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment; (vi) holders that acquired Company Ordinary Shares or ADSs in connection with the exercise of employee share options or otherwise as compensation for services; (vii) U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar; (viii) retirement plans, individual retirement accounts, or other tax-deferred accounts; (ix) U.S. expatriates; (x) persons subject to alternative minimum tax; (xi) U.S. Holders that actually or constructively own 10% more of our voting stock; (xii) holders that are related under certain attribution rules to Parent; or (xiii) holders that are not U.S. Holders. This discussion assumes that Company Ordinary Shares are held as capital assets, within the meaning of Section 1221 of the Code, at all relevant times.

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For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Ordinary Shares or and ADSs that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the U.S., (b) a corporation (or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company Ordinary Shares or ADSs, the tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. Partnerships that hold such shares or ADSs and persons treated as partners in such partnerships should consult their own tax advisors regarding the specific U.S. federal income tax consequences of the Merger to them.

The following discussion does not purport to be a complete analysis or discussion of all U.S. federal income tax consequences relating to the Merger. All holders of Company Ordinary Shares or ADSs should consult their own tax advisors as to the specific tax consequences to them of the Merger, including with respect to reporting requirements and the applicability and effect of any U.S. federal, state, local, non-U.S. or other tax laws in light of their particular circumstances.

Disposition of Shares and ADSs Pursuant to the Merger

The receipt of cash as consideration in the merger in exchange for Company Ordinary Shares or ADSs will be a taxable transaction for U.S. federal income tax purposes, and a U.S. holder generally will be taxed in the same manner as with respect to any other sale or taxable disposition of Company Ordinary Shares or ADSs, including a sale on a securities exchange. A U.S. holder that receives cash as consideration in the merger will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received and (ii) such U.S. holder’s adjusted tax basis in the Company Ordinary Shares or ADSs exchanged therefor. If a U.S. holder acquired different blocks of Company Ordinary Shares or ADSs at different times and different prices, such U.S. holder must determine the adjusted tax basis and holding period separately with respect to each such block of Company Ordinary Shares or ADSs.

In general, we will be a passive foreign investment company (“PFIC”) for any taxable year in which (i) at least 75% of our gross income is passive income or (ii) at least 50% of the value of our assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we are treated as owning at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income. The determination of whether we are a PFIC is made annually. Our actual PFIC status for the current taxable year will not be determinable until the close of the current taxable year. As described below, the U.S. federal income tax treatment of a U.S. holder’s disposition of Company Ordinary Shares or ADSs pursuant to the merger will depend on whether we have been a PFIC in any taxable year in which the U.S. holder held Company Ordinary Shares or ADSs.

If we are a PFIC and the U.S. holder has not made a valid mark-to-market election, as discussed below, or we were a PFIC in a prior taxable year during which a U.S. holder held Company Ordinary Shares or ADSs and the U.S. holder did not make a deemed sale election when we ceased to be a PFIC, any gain recognized by a U.S. holder on the disposition of Company Ordinary Shares or ADSs pursuant to the Merger would be allocated ratably over such U.S. holder’s holding period for the Company Ordinary Shares or ADSs. The amount allocated to the taxable year of the disposition and to any year before we became a PFIC generally would be treated as ordinary income. The amount allocated to each other taxable year generally would be subject to tax at the highest rate in effect for that year and the interest charge applicable to underpayments of tax would be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to years prior to the year of disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Company Ordinary Shares or ADSs cannot be treated as capital gains, even if a U.S. holder holds the Company Ordinary Shares or ADSs as capital assets.

If a U.S. holder has made a valid mark-to-market election with respect to its Company Ordinary Shares or ADSs, any gain the U.S. holder recognizes would be treated as ordinary income and any loss would be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The mark-to-market election is available only for “marketable stock,” which is generally stock that is regularly traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in applicable U.S. Treasury Regulations. Our Company Ordinary Shares and ADSs are traded on the New York Stock Exchange, which should be a qualified exchange for purposes of the applicable U.S. Treasury Regulations. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs that we own, a U.S. holder would continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as equity interest in a PFIC for U.S. federal income tax purposes even if it had made a valid mark-to-market election. A U.S. holder who directly holds our Company Ordinary Shares or ADSs should consult its tax advisors as to the availability of a mark-to-market election and the application of the mark-to-market election to a disposition of shares pursuant to the merger.

If we are a PFIC for the current taxable year or have been a PFIC during any prior year in which a U.S. holder held Company Ordinary Shares or ADSs, a U.S. holder would be required to file IRS Form 8621 (or any other form specified by the U.S. Department of the Treasury) with respect to the disposition of Company Ordinary Shares or ADSs, generally with the U.S. holder’s federal income tax return for the year of merger. The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the applicable consequences of the merger to it if we are a PFIC or have been a PFIC during any prior year in which a U.S. holder held Company Ordinary Shares or ADSs.

Subject to certain limitations, a U.S. person may make a “qualified electing fund” election (“QEF Election”), which serves as a further alternative to the foregoing rules, with respect to such person’s investment in a PFIC in which such person owns shares (directly or indirectly) of the PFIC. Because we did not and do not intend to provide U.S. holders with the information needed to make such an election, the QEF Election has not been and will not be available to U.S. holders.

If we are not a PFIC for the current taxable year and have not been a PFIC in any previous taxable year in a U.S. holder’s holding period for its Company Ordinary Shares or ADSs, any gain or loss recognized generally will be capital gain or loss, and will constitute long-term capital gain or loss if the U.S. holder’s holding period for the Company Ordinary Shares or ADSs exchanged is greater than one year at the effective time of the merger. Long-term capital gains of non-corporate U.S. holders are currently subject to U.S. federal income tax at a reduced rate. The ability to use any capital loss to offset other income or gain is subject to certain limitations.

Information Reporting and Backup Withholding

A U.S. holder will generally be subject to information reporting with respect to the amount of cash received in the merger, unless such U.S. holder is a corporation or other exempt recipient. A U.S. holder may also be subject to backup withholding unless the U.S. holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on IRS Form W–9, and otherwise complies with the applicable requirements. A U.S. holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required procedures are followed. U.S. holders should consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Material British Virgin Islands Tax Consequences

The British Virgin Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of the merger or the receipt of cash for the Company Ordinary Shares or ADSs under the terms of the Merger. This is subject to the qualification that registration fees will be payable to the Registrar of Corporate Affairs of the British Virgin Islands to register the plan of merger.

Neither the Company nor Parent has sought or will seek any opinion of counsel or any ruling from the IRS with respect to the matters discussed herein. We urge holders of Company Ordinary Shares or ADSs to consult their own tax advisors with respect to the specific tax consequences to them in connection with the Merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

Financing of the Merger

As of the date of this Proxy Statement, the Company estimate that the total amount of funds necessary to pay the Merger Consideration to holders of the Company Ordinary Shares, ADSs and Vested Company Option with an exercise price that is lower than US$0.20 per Company Ordinary Share when due to them under the Merger Agreement is approximately US$65 million, assuming no exercise of dissenters’ rights by shareholders of the Company. In calculating this amount, the Company and Parent did not consider the value of the Excluded Shares. This amount excludes the related costs and expenses in connection with the transactions contemplated by the Merger Agreement, including the Merger.

The Company anticipates that the funds needed to pay the amounts described above will be obtained from the cash and other liquid assets on hand of Mr. Shah. Mr. Shah has cash and other liquid assets on hand adequately in excess of the total necessary funds referenced above. Prior to entering into the Merger Agreement, the Special Committee received confirmation of adequate funds from Mr. Shah. There are no alternative financing arrangements because the parties concluded that the likelihood of Mr. Shah having insufficient funds is remote. In addition, the Rollover Holders own 188,962,760 Company Ordinary Shares (including those represented by ADSs) immediately prior to the Merger (representing the equivalent of approximately US$37.8 million based upon the Per Share Merger Consideration), which are being rolled over and not cashed out in connection with the Merger.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, Mr. Shah entered into the Limited Guarantee. Pursuant to the Limited Guarantee, Mr. Shah absolutely, irrevocably and unconditionally guaranteed to the Company as a primary obligor and not merely as a surety, the due and punctual payment, performance and discharge when due of the payment obligations of Parent with respect to the payment of (i) the total termination fee for which Parent is obligated to pay under the Merger Agreement; and (ii) certain costs and expenses in connection with the collection of the Parent termination fee; provided that in no event will Mr. Shah’s aggregate liability under the limited guarantee (exclusive of reimbursement of expenses) exceed US$4,500,000.

Equity Commitment Letter

The amount of Mr. Shah’s equity commitment under its Equity Commitment Letter is up to US$70,000,000. Such funds are to be used by Parent solely for purposes of funding the Merger Consideration, together with related fees and expenses.

The funding of Mr. Shah’s equity commitment under its Equity Commitment Letter is conditioned upon the satisfaction in full or waiver, if permissible and in accordance with the Merger Agreement, of the conditions to Parent’s and Merger Sub’s obligations to complete the Merger under the Merger Agreement (other than any conditions that by their nature are to be satisfied at the closing of the Merger but subject to the prior or substantially concurrent satisfaction of such conditions).

The obligation of Mr. Shah to fund the equity commitment under the Equity Commitment Letter will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the closing of the Merger and payment by Parent and Merger Sub of all amounts due to them under the Merger Agreement, at which time such obligation will be discharged, and (c) the Company or any of its affiliates asserting a claim in any litigation or other proceeding relating to the Equity Commitment Letter that would make the Limited Guarantee become terminable with the terms thereof.

The Company is an express third-party beneficiary of the Equity Commitment Letter to the extent and only to the extent of its right to seek specific performance of the equity commitment in accordance with, and subject to the terms of, the Merger Agreement and the Equity Commitment Letter. Mr. Shah may assign or delegate all or a portion of his obligations to fund its equity commitment to any of his affiliates or any investment fund or investment vehicle advised or managed by Mr. Shah or his affiliates.

Related Party Transactions

The Company has adopted an audit committee charter that requires the audit committee to review on an ongoing basis and approve all related party transactions (as defined in the relevant New York Stock Exchange requirements). For a description of related party transactions for the years ended December 31, 2023 and 2024, see “Item 13. Certain Relationships and Related Transactions, and Director Independence” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this Proxy Statement. See “Where You Can Find More Information” for a description of how to obtain a copy of the Company’s Annual Report on Form 10-K.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$350,000
Legal fees and expenses	$963,400
Accounting and tax advisory fees	$-
SEC filing fees	$9,929
Printing, proxy solicitation and mailing costs	$90,000
Miscellaneous(1)	$250,000
Total	$1,663,329

(1) Miscellaneous fees and expenses include compensation for the Special Committee in connection with the Merger (as detailed in “Fees and Expenses; Disclosure of Prior Relationships”) and fees and expenses payable to the ADS Depositary in connection with the Shareholders Meeting.

It is also expected that Merger Sub and/or Parent will incur approximately US$500,000 of legal, financial and other advisory fees.

Voting by the Rollover Holders and Supporting Holders at the Shareholders Meeting

Pursuant to the Rollover Agreement, the Rollover Holders have agreed to vote all of the Company Ordinary Shares they beneficially own in favor of the adoption of the Merger Agreement and the approval of the Merger at the Shareholders Meeting. Pursuant to the Support Agreement, the Supporting Holders have agreed to vote all of the Company Ordinary Shares they beneficially own in favor of the adoption of the Merger Agreement and the approval of the Merger. In addition, Mr. Shah and Shah Capital Management (which are not Rollover Holders) hold shares that are expected to vote in favor of the of the adoption of the Merger Agreement and the approval of the Merger. As of the date of this proxy statement, the Supporting Holders and the Buyer Group Parties collectively hold 203,237,350 outstanding Company Ordinary Shares, which represents 39.6% of the total issued and outstanding Company Ordinary Shares entitled to vote.

Regulatory Approvals

The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than the approvals, filings or notices required under the federal securities laws and the registration of the plan of merger (and supporting documentation as specified in the BVI Companies Act) with the Registrar of Corporate Affairs of the British Virgin Islands (the “Registrar”) and, if the Registrar is satisfied that the requirements under the British Virgin Islands law in respect of the Merger have been complied with, the Registrar will issue a certificate of merger in the approved form.

Effective Time of the Merger

The Merger Closing is conditioned on certain conditions, including (i) the adoption and approval of the Merger Agreement by the Company’s shareholders, (ii) certain other approvals and clearances by government authorities, and (iii) other customary conditions, such as the absence of any legal restraint prohibiting the consummation of the Transactions and the absence of any Material Adverse Effect (as defined in the Merger Agreement).

At the Merger Closing, the Company and Parent will cause the Merger to be consummated by filing all necessary documentation, including an articles of merger and the plan of merger, and the Merger will become effective as of the time that the articles of merger are registered by the Registrar or on such date, not exceeding 30 days thereafter, as specified in the articles of merger in accordance with Section 173(1) of the BVI Companies Act .

Payment of Per Share Merger Consideration and Per ADS Merger Consideration

At the Effective Time, each Company Ordinary Share issued and outstanding as of immediately prior to the Effective Time (other than the Excluded Shares) will be automatically converted into the right to receive the Per Share Merger Consideration, and each ADS issued and outstanding as of immediately prior to the Effective Time (other than ADSs representing Excluded Shares) will then represent the right to receive the Per ADS Merger Consideration, in each case upon the terms and subject to the conditions set forth in the Merger Agreement whereupon all such Company Ordinary Shares will be automatically cancelled, will cease to be outstanding and will cease to exist, and the holders of such Company Ordinary Shares will cease to have any rights with respect to their Company Ordinary Shares other than the right to receive the Per Share Merger Consideration. The Excluded Shares (including those represented by ADSs) will be cancelled without payment of any consideration (subject only to such rights as are granted by Section 179 of the BVI Companies Act to any holder of Dissenting Shares) and cease to exist and will not be converted into the right to receive the Per Share Merger Consideration or Per ADS Merger Consideration, as applicable, in the Merger.

At or prior to the Effective Time, Parent will (i) enter into an agreement (in form and substance reasonably acceptable to the Company) with a paying agent to act as paying agent for the Merger and (ii) cause to be deposited with the paying agent, cash in an amount sufficient to pay the Per Share Merger Consideration in accordance with the terms of the Merger Agreement.

After the completion of the Merger, you will cease to have any rights as a shareholder of the Company other than the right to receive the Per Share Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.

Provisions for Unaffiliated Shareholders and Unaffiliated ADS Holders

No provision has been made to grant the unaffiliated security holders access to the corporate files of the Company or any other party to the Merger or to obtain counsel or appraisal services at the expense of the Company or any other such party.

Accounting Treatment

The Merger is expected to be accounted for as a business combination under GAAP. However, the accounting treatment is preliminary and subject to change.

Transaction Litigation

As of the date of this proxy statement, the Company has received 14 demand letters from purported Company shareholders alleging deficiencies or omissions in the preliminary proxy statement the Company filed on September 2, 2025. The demand letters seek additional disclosures to remedy these purported deficiencies. Potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain.

One purported shareholder has filed a lawsuit in the U.S. Supreme Court of the State of New York, County of New York. The Company and the Company’s directors, Martin Bloom, Ramnath Iyer, Dr. Ramakrishnan (Ramki) Srinivasan, Mr. Shah and Julia Xu, are named as defendants in this action. The lawsuit alleges that the preliminary proxy statement the Company filed on September 2, 2025 omits material information concerning the Merger rendering such proxy statement false and misleading in violation of federal securities laws. The lawsuit seeks, among other things, injunctive relief preventing the consummation of the Merger, rescission of the Merger if consummated or an award of damages, and an award of plaintiff’s expenses and attorneys’ fees. The Company believes that the claims asserted in the lawsuit are without merit and intends to defend itself vigorously.

THE MERGER AGREEMENT AND PLAN OF MERGER

This section of the proxy statement describes the material terms of the Merger Agreement, including the plan of merger, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, including the plan of merger, which is attached as Annex A to this proxy statement (as amended by the amendment agreement to the Merger Agreement, which is attached as Annex B to this proxy statement) and incorporated into this proxy statement by reference. You should read the Merger Agreement, including the plan of merger, in its entirety because it, and not this proxy statement, are the legal documents that govern the Merger. This description of the Merger Agreement, including the plan of merger, have been included to provide you with information regarding its terms.

Structure and Completion of the Merger

The Merger Agreement provides for the Merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement, including the plan of merger, with the Company as the surviving entity of the Merger. If the Merger is completed, the Company will cease to be a publicly traded company. The closing will occur no later than the fifth (5th) business day immediately following the day on which all of the closing conditions have been satisfied or waived or another date agreed in writing by Parent and the Company. At the closing, Merger Sub and the Company will execute and file the articles of merger and plan of merger with the Registrar of Corporate Affairs of the British Virgin Islands. The Merger will become effective at the time when the articles of merger are registered by the Registrar of Corporate Affairs of the British Virgin Islands or at such other subsequent date (not exceeding 30 days after the date the articles of merger are registered) as Merger Sub and the Company may agree and specify in the plan of merger in accordance with the BVI Companies Act.

We expect that the Merger will be completed in the fourth quarter of 2025, after all conditions to the Merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the Merger will be satisfied or waived; however, we intend to complete the Merger as promptly as practicable.

Memorandum and Articles of Association; Directors and Officers of the Surviving Company

As of the Effective Time, following registration of the amended and restated articles of the surviving company, the memorandum and articles of association of Merger Sub as in effect will be the memorandum and articles of association of the surviving company, save and except that, at the Effective Time, references therein to the name and the authorized capital of Merger Sub will be amended to describe correctly the name and authorized capital of the surviving company, as provided in the plan of merger and the articles of merger, until thereafter amended in accordance with the applicable law and such memorandum and articles of association.

In addition, unless otherwise determined by Parent prior to the Effective Time, Mr. Shah, the sole director of Merger Sub at the Effective Time will become the director of the surviving company and the officers (which, for the avoidance of doubt, does not include directors) of the Company immediately prior to the Effective Time will become the officers of the surviving company, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the memorandum and articles of association.

Merger Consideration

At the Effective Time:

•	Each Company Ordinary Share (other than Company Ordinary Shares represented by ADSs and Company Ordinary Shares held by the Company as treasury shares, by any direct or indirect subsidiary of the Company, by the Rollover Holders, and by shareholders who have properly and validly exercised their statutory rights of dissent under the BVI Companies Act (the “Dissenting Shares”)) will be cancelled and extinguished and automatically converted into the right to receive US$0.20 in cash per ordinary share, without interest; and

•	Each ADS (other than the ADSs representing the Excluded Shares), representing ten Company Ordinary Shares, will be cancelled and extinguished and automatically converted into the right to receive US$2.00 in cash per ADS, without interest.

Each Excluded Share issued and outstanding immediately prior to the Effective Time, will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor. Each Dissenting Shareholder will be entitled to receive only the payment resulting from the procedure in Section 179 of the BVI Companies Act with respect to Company Ordinary Shares or ADSs owned by such Dissenting Shareholder. Please see “Appraisal Rights” for additional information.

At the Effective Time, each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued and fully paid ordinary share of the surviving company.

Exchange Procedures

Prior to the Effective Time, Parent will designate a paying agent for making the payments required to be made pursuant to the Merger Agreement, and either Parent or Merger Sub will enter into an agreement with the paying agent. Prior to the Effective Time, Parent will deposit, or will cause to be deposited, with the paying agent, for the benefit of the holders of Company Ordinary Shares or ADSs, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the paying agent to make payments under the Merger Agreement.

Promptly after the Effective Time (and in any event within three (3) business days thereafter), Parent and the surviving company will cause the paying agent to mail or otherwise provide, to each person who was, at the Effective Time, a registered holder of Company Ordinary Shares or ADSs entitled to receive the merger consideration pursuant to the Merger Agreement: (i) transmittal materials, including a letter of transmittal (which will be in customary form as agreed by Parent and the Company); and (ii) instructions for use in effecting the surrender of any issued share certificates or exchange of book-entry shares in exchange for the per Share merger consideration, as applicable.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement (including those set forth in the disclosure schedule delivered by the Company in connection therewith). In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. Moreover, the representations and warranties made by the Company were qualified by its public disclosure with the SEC prior to, and for the matters that members of the Buyer Group Parties had knowledge of as of, the date of the Merger Agreement.

The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, valid existence, good standing and authority to carry on the Company’s businesses;

•	the Company’s organizational documents are in full force and effect;

•	the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions under the Merger;

•	the absence of violations of, or conflict with, the governing documents of the Company, laws applicable to the Company and certain agreements of the Company as a result of the Company entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

•	the Company’s capitalization;

•	the Company’s subsidiaries;

•	the declaration of advisability and recommendation to the shareholders of the Company of the Merger Agreement and the Merger by the Special Committee and by the Board, and the authorization and approval of the Merger Agreement and the Transactions by the Board;

•	the Company’s SEC filings since January 1, 2022 and the financial statements included therein;

•	the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	the Company’s financial statements fairly present in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries;

•	the accuracy of the Company’s disclosure documents;

•	the absence of any “Material Adverse Effect” (as defined below) on the Company or certain other changes or events since December 31, 2024;

•	the absence of any undisclosed liabilities, other than liabilities disclosed in the Company’s balance sheet or notes thereto, liabilities incurred in the ordinary course of business since December 31, 2024, liabilities incurred in connection with the transactions contemplated in the Merger Agreement, and liabilities that would not have a Material Adverse Effect;

•	compliance with applicable laws and licenses;

•	the absence of any legal proceedings against the Company;

•	real property;

•	intellectual property and IT security;

•	tax matters;

•	labor and employment matters;

•	environmental matters;

•	material contracts and the absence of any default under, or breach or violation of, any material contract;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the receipt of opinion from Duff & Phelps;

•	the absence of affiliated transactions;

•	insurance matters; and

•	acknowledgement by Parent and Merger Sub as to the absence of any other representations and warranties by the Company, other than the representations and warranties made by the Company contained in the Merger Agreement and the disclosure schedules delivered by the Company.

Many of the representations and warranties made by the Company are qualified as to “knowledge,” “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, a “Material Adverse Effect” means any fact, event, circumstance, development, change, effect or occurrence that, individually or in the aggregate with all other facts, events, circumstances, developments, changes, effects or occurrences (a) has, or would reasonably be expected to have, a material adverse effect on the business, results of operation, financial condition or assets of the Company and its subsidiaries, taken as a whole or (b) would or would reasonably be expected to prevent or materially impede the consummation by the Company of the Merger. However, none of the following events will constitute a Material Adverse Effect or will be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may, or would occur:

(i)            (x) changes or developments in the financial, credit or other securities or capital markets or in general economic, business, regulatory, legislative or political conditions, in the United States or elsewhere in the world in which the Company or any of its subsidiaries has material business operations, including as a result of changes in geopolitical conditions, or (y) changes or developments in or affecting regional, domestic or any foreign interest or exchange rates;

(ii)           general changes or developments in the industries and markets in which the Company or its subsidiaries operate;

(iii)          (x) effects resulting from the execution, delivery or performance of the Merger Agreement, pendency or consummation of the transactions contemplated by the Merger Agreement or the announcement of any of the foregoing, or the identity of, or any facts or circumstances relating to, Parent, its shareholders, the Rollover Holders or any of their respective affiliates, (y) the performance of the Merger Agreement and the Transactions, and (z) any action taken or omitted by the Company as required by the Merger Agreement or at the express written request of or with the express written consent of Parent or Merger Sub;

(iv)          changes or modifications in (x) applicable law or the interpretation or enforcement thereof, or (y) the generally accepted accounting principles applicable to the Company and its subsidiaries occurring after the date of the Merger Agreement;

(v)           any hurricane, tornado, earthquake, flood, act of God, pandemic or other comparable events or outbreak or escalation of hostilities or war, military actions, or national or international political or social conditions or other force majeure events;

(vi)          any decline in the market price or trading volume of the Company Ordinary Shares or ADSs or the credit rating or credit rating outlook of the Company (provided, that the facts, circumstances, or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect);

(vii)          any failure by the Company or any of its subsidiaries to meet any published analyst estimates or expectations of the Company’s or any of its subsidiaries’ financial performance or results of operations for any period, in and of itself, or any failure by the Company or any of its subsidiaries to meet its internal or published projections, budgets, or other financial performance or results of operations (provided, that the facts, circumstances, or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect);

(viii)        any action threatened, made or brought by any of the current or former shareholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of the Merger Agreement or the Merger;

(ix)           any acts or omissions of the Company or any of its subsidiaries taken, directly or indirectly, at the direction or request of, or with the consent of, Parent or any officer or director of Parent, or at the request of Parent; or

(x)            the availability or cost of equity, debt or other financing to Parent or Merger Sub;

except in the cases of clauses (i), (ii), (iv) or (v), to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the same industries and geographic markets in which the Company and its subsidiaries operate (in which case solely the incremental disproportionate impact or impacts shall be taken into account in determining whether there has been a Material Adverse Effect);

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, existence and good standing;

•	the execution, delivery and performance by Parent and Merger Sub of the Merger Agreement and the consummation of the Transactions;

•	governmental consents and approvals;

•	the absence of violations of, or conflict with, the governing documents of Parent or Merger Sub, laws applicable to Parent or Merger Sub and certain agreements of Parent or Merger Sub as a result of Parent and Merger Sub entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

•	capitalization of Parent and Merger Sub and Parent’s ownership of Merger Sub;

•	the accuracy of the statements in the disclosure documents;

•	the absence of any undisclosed broker’s or finder’s fees;

•	sufficiency of funds in the financing for the Merger, subject to certain conditions;

•	the execution and validity of the limited guarantees provided by Mr. Shah and the lack of any default thereunder;

•	the absence of legal proceedings against Parent and Merger Sub;

•	the absence of any beneficial ownership of any Company Ordinary Shares, ADSs or other securities or economic interests in the Company by Parent, Merger Sub and the other Buyer Group Parties, other than the Rollover Shares;

•	independent investigation conducted by Parent and Merger Sub and non-reliance on the Company’s estimates;

•	the absence of secured or unsecured creditors for Parent and Merger Sub;

•	the absence of any other agreements (except for the transaction documents as specified in the Merger Agreement) (i) between Parent, Merger Sub, any other Buyer Group Parties or any of their respective affiliates, on one hand, and any of the Company’s or its subsidiaries’ directors, officers, employees or shareholders, on the other, that relate to the transactions contemplated by the Merger Agreement, or (ii) pursuant to which any shareholder of the Company has agreed to vote to approve the Merger Agreement or against any acquisition proposal; and

•	acknowledgement by the Company as to the absence of any other representations and warranties by Parent or Merger Sub, other than the representations and warranties made by Parent and/or Merger Sub contained in the Merger Agreement and the disclosure schedules delivered by Parent and Merger Sub.

Conduct of Business Prior to Closing

The Company has agreed that from the date of the Merger Agreement until the Effective Time (or the termination of the Merger Agreement) (a) the Company and its subsidiaries will conduct its business in the ordinary course consistent with past practice in all material respects and (b) the Company will use its reasonable best efforts to preserve substantially intact the material assets and business organizations of the Company and its subsidiaries, keep available the services of the current officers and key employees and maintain in all material aspects the current relationships of the Company and its subsidiaries with existing customers, suppliers, and other persons with whom the Company or any of its subsidiaries has material business relations.

From the date of the Merger Agreement until the Effective Time (or the termination of the Merger Agreement), without the prior written consent of Parent or otherwise expressly required or permitted by the Merger Agreement or as required by law, the Company will not and will not permit any of its subsidiaries to, among other things:

•	amend or otherwise change its memorandum and articles of association, bylaws or other similar organizational documents;

•	split, combine, subdivide or reclassify any of its share capital;

•	declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof), except for dividends by any wholly-owned subsidiary to the Company or to any of its other wholly-owned subsidiaries consistent with past practice;

•	redeem, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any of its securities;

•	amend any term of its securities;

•	issue, sell, transfer, lease, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, pledge, disposition, grant, or encumbrance of (a) any share capital of the Company or any of its subsidiaries, (b) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of the Company or its subsidiaries with a value or purchase price in excess of US$1,000,000, other than in the ordinary course of business or between the Company and any of its wholly owned subsidiaries, or (c) any Company intellectual property, except in the ordinary course of business;

•	acquire, whether by purchase, merger, spin off, consolidation, scheme of arrangement amalgamation or acquisition of stock or assets or otherwise, directly or indirectly, any material amount of assets, securities, properties, interests, or businesses, other than in the ordinary course of business, pursuant to any existing contracts or commitments, or investment in any wholly-owned subsidiary;

•	make any loan, capital contribution to or investment in any person (other any wholly owned subsidiary of the Company) in excess of US$1,000,000 in aggregate;

•	incur, assume, alter, amend or modify, any indebtedness for borrowed money, or guarantee thereof, or issue any debt securities, except for (a) the incurrence or guarantee of indebtedness under the existing credit facilities of the Company and its subsidiaries as in effect on the date of the Merger Agreement or the renewal of such existing credit facilities in an aggregate amount not to exceed the maximum amount authorized under the contracts evidencing such indebtedness, (b) as carried out in the ordinary course of business, or (c) the incurrence or guarantee of indebtedness not in an aggregate amount in excess of US$500,000;

•	(a) grant or increase any severance or termination pay or enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement), with respect to any director, officer, employee, independent contractor or other service provider whose annual base salary or compensation exceeds US$500,000, (b) increase benefits payable under existing severance or termination pay policies, (c) establish, adopt or amend any collective bargaining, bonus, profit-sharing, thrift, pension, or other benefit plan or arrangement, (d) increase the compensation payable to any director, officer, employee, independent contractor or other service provider, except for such individuals whose annual base salary or compensation is below US$500,000 and such increases are in the ordinary course of business consistent with past practices, (e) hire, terminate, or materially change the scope of employment with respect to any C-level executive or member of the management team and any employee whose annual compensation is no less than that of the top fifty paid employees of the Company, (f) except in the ordinary course of business, issue or grant any equity award under the Company Share Plan, (g) establish, adopt, amend or terminate any Company employee plan or materially amend the terms of any outstanding equity-based awards, (h) take any action to accelerate the vesting or payment, of compensation or benefits under the Company Share Plan, to the extent not already required in any such Company Share Plan, (i) forgive any loans to any director, officer, employee, independent contractor or service provider of the Company or an of its subsidiaries, or (j) make any material changes with respect to financial accounting policies or procedures, including changes affecting the reported consolidated assets, liabilities or results of operations of the Company or its subsidiaries, except as may be required by generally accepted accounting principles;

•	commence any action for a claim of more than US$1,000,000 (excluding actions seeking injunctive relief or other similar equitable remedies) or settle any action (a) for an amount in excess of US$1,000,000 that would impose any material restrictions on the business or operations of the Company and its subsidiaries, or that is brought by or on behalf of any current, former or purported holder of any securities of the Company or its subsidiaries relating to the transactions contemplated under the Merger Agreement;

•	effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization, public offering or similar transaction involving the Company and its subsidiaries, other than the transactions contemplated by the Merger Agreement;

•	authorize, or make any commitment with respect to, any single capital expenditure which is in excess of US$1,000,000 or capital expenditures which are, in the aggregate, in excess of US$2,000,000 for the Company and its subsidiaries taken as a whole;

•	except in the ordinary course of business, (a) enter into any contract that would be a material contract if such contract had been entered into prior to the date of the Merger Agreement which calls for annual aggregate payments of US$1,000,000 or more, or (b) materially amend, modify, renew (other than any automatic renewal in accordance with the relevant contractual terms), consent to the termination of, or waive any material rights under, any material contract;

•	amend, modify, consent to the termination of, or waive any rights under, any advisor contract;

•	enter into any contract between the Company and its subsidiaries, on the one hand, and any “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) of the Company or its subsidiaries, on the other hand, except for contracts solely between the Company and/or its wholly-owned subsidiaries;

•	permit any material Company intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, fail to pay all required fees and taxes required or advisable to maintain and protect its interest in such intellectual property owned by the Company or its subsidiaries, or grant or license or transfer to any third party any such material intellectual property owned by the Company or its subsidiaries, except grants of non-exclusive licenses of intellectual property or in the ordinary course of business;

•	fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

•	enter into, or propose to enter into, any transaction involving any earn-out or similar payment payable by the Company or its subsidiaries, to any third party, other than payments in the ordinary course of business;

•	make or change any material tax election, materially amend any tax return (except as required by applicable law), enter into any material agreement or seek any ruling from any governmental authority with respect to material taxes, settle any material controversy with respect to taxes, initiate any voluntary tax disclosure to any governmental authority, or change any method of tax accounting or tax accounting period;

•	engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole; or

•	agree, authorize or commit to do any of the foregoing.

Shareholders’ Meeting

The Company will cause a general meeting of its shareholders to be duly called and held as soon as practicable after the SEC confirms that it has no further comments on this proxy statement and Schedule 13E-3. The Company may, after consultation in good faith with Parent, adjourn, postpone or recommend the adjournment of the shareholders’ meeting solely (a) to the extent required by applicable law, (b) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the requisite vote, (c) to the extent necessary to ensure that any required supplement or amendment to the proxy statement or Schedule 13E-3 is provided to its shareholders within a reasonable amount of time prior to the shareholders’ meeting, or (d) to the extent the Special Committee has determined, in its good faith judgement, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable laws.

In the event that the Board changes, withholds, withdraws, qualifies or modifies its recommendation to the shareholders of the Company or authorizes the Company to terminate the Merger Agreement, the Company will not be required to convene the shareholders’ meeting or submit the Merger Agreement to the holders of the Company Ordinary Shares or ADSs.

Acquisition Proposals

The Company will not, nor will it cause any of its subsidiaries to, nor will it authorize or permit any representative of the Company to, directly or indirectly (a) solicit, initiate, propose, knowingly facilitate or knowingly encourage an acquisition proposal or any proposal, offer, inquiry or request for information that would reasonably be expected to lead to, any acquisition proposal or any inquiries that may lead to any such proposal; (b) engage in, maintain, continue, knowingly facilitate or knowingly encourage or otherwise participate in any discussions or negotiations regarding and acquisition proposal, or provide any information or data concerning the Company or its subsidiaries to any person in furtherance of an acquisitions proposal, or any proposal, offer, inquiry or request for information that would reasonably be expected to lead to an acquisition proposal; (c) change, withhold, withdraw, qualify or modify in a manner adverse of Parent or Merger Sub, the Company’s board recommendation regarding approval of the Merger and the Merger Agreement, including failure to include such recommendation in this proxy statement, or (c) enter into any letter of intent, agreement in principle, Merger Agreement, acquisition agreement, option agreement or similar agreement or commitment contemplating or otherwise relating to an acquisition proposal. Immediately after the execution and delivery of the Merger Agreement, the Company will, and will cause its subsidiaries and their respective representatives to, cease and terminate any existing activities, discussions or negotiations with any person conducted heretofore with respect to any possible acquisition proposal and will use reasonable best efforts to require such person to promptly return or destroy any confidential information previously furnished by the Company, any of its subsidiaries or any of their respective representatives.

Prior to the receipt of the required shareholder authorization and approval of the Merger Agreement and the Transactions, if the Company has otherwise complied in all material respects with its obligations set forth in the immediately preceding paragraph, (a) following receipt by the Company of an unsolicited bona fide acquisition proposal from any person, the Company and its representatives may contact such person solely in order to (i) clarify and understand the terms and conditions of any acquisition proposal made by such person so as to determine whether such acquisition proposal constitutes or would reasonably be expected to result in a superior proposal and (ii) notify such person of the restrictions as set forth under the Merger Agreement; and (b) the Company may (i) engage in negotiations or discussions with such third party who has made such an acquisition proposal that the Special Committee in its good faith judgment, after consultation with its financial advisor and outside legal counsel, believes is or would reasonably be expected to lead to a superior proposal; (ii) furnish to such third party non-public information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement; provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent (to the extent that Parent is willing to receive such information), as the case may be, prior to or substantially concurrently with the time it is provided or made available to such third party; and (iii) take any non-appealable, final action that any court of competent jurisdiction orders the Company to take; provided, however, that (x) prior to taking any actions described in (i), (ii) and (iii) above, the Special Committee has determined in good faith based on the information then available and after consultation with the Company, its management team, its financial advisor and outside legal counsel, that such acquisition proposal is reasonably likely to be credible and made in good faith with a reasonable belief by such third party that it is reasonably likely to be able to raise, within a reasonable amount of time, the full amount of cash and other consideration required to consummate the transactions contemplated by such acquisition proposal (and, notwithstanding anything to the contrary contained herein, the Company may request such third party to provide additional materials that would be relevant or helpful for such determination), and that failure to take such action in clause (ii) above would be inconsistent with its fiduciary duties under applicable laws; and (y) the Company shall not provide to such Third Party or its Representatives any non-public information that is subject to a confidentiality obligation binding on the Company, legally privileged, proprietary or competitively sensitive or the disclosure of which could otherwise materially and negatively affect the Company’s business and financial performance. The term “superior proposal” means a bona fide written acquisition proposal (with all of the percentages included in the definition of acquisition proposal increased to fifty percent (50%)) that was not obtained in violation of restrictions set forth in the Merger Agreement that (i) provides for the payment of cash consideration per Ordinary Share and ADS to holders thereof that is in excess of the consideration set forth in the Merger Agreement, and that (ii) the Board (with the approval of the Special Committee) has determined in its good faith judgment (after consultation with its financial advisor and outside legal counsel), (a) would be reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal deemed relevant in good faith by the Board or the Special Committee, and (b) would, if consummated, result in a transaction more favorable to the shareholders of the Company (other than holders of the excluded shares) from a financial point of view than the transactions contemplated hereby (including the effect of any termination fee or provision relating to the reimbursement of expenses); provided, however, that any such acquisition proposal shall not be deemed to be a “Superior Proposal” if any debt or equity financing required to consummate the transaction contemplated by such offer or proposal is not fully committed.

The Company will provide written notice to Parent of any acquisition proposal (including, without limitation, all material terms and conditions thereof and the identity of the person making it) at least two business days prior to taking any such action listed in the preceding paragraph.

Change of Recommendation

The Board and the Special Committee will not:

•	subject to certain exceptions and conditions, change, withhold, withdraw, qualify or modify (or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub the recommendation to the shareholders of the Company to vote in favor of the authorization and approval of the Merger Agreement and the Transactions; or

•	subject to certain exceptions and conditions, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, Merger Agreement or other agreement (other than a confidentiality agreement) relating to any acquisition proposal.

However, prior to, but not after, obtaining the required shareholder authorization and approval of the Merger Agreement, the Board may, upon the recommendation of the Special Committee, (x) withhold, withdraw, qualify or modify the company recommendation in a manner adverse to Parent or Merger Sub, and/or authorize the Company to terminate the Merger Agreement, or (y) approve, recommend or otherwise declare advisable any superior proposal not solicited, entered into or agreed to in breach of obligations under the Merger Agreement, and/or authorize the Company to terminate the Merger Agreement or enter into an alternative acquisition agreement with respect to such superior proposal, in each case, if the Special Committee determines, in its good faith judgment after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and that failing to take the actions listed above is inconsistent with its fiduciary obligations under applicable laws; provided, however, that prior to making any such adverse recommendation:

•	the Company and the Special Committee will give Parent at least four (4) business days written notice advising that the Company (acting through the Special Committee) currently intends to take such action and the basis therefor;

•	during the four (4) business day period following Parent’s receipt of such notice of superior proposal, the Company will, and will cause its representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that such superior proposal ceases to constitute a superior proposal; and

•	following the end of the four (4) business day period, the Company will have determined in good faith, taking into account any changes to the Merger Agreement proposed in writing by Parent and Merger Sub, that the acquisition proposal continues to constitute a superior proposal. Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal and will require a new notice of superior proposal to Parent and Merger Sub and the Company will be required to comply with the requirements under the Merger Agreement fully with respect to such amended acquisition proposal.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the Merger Agreement, Parent and Merger Sub have agreed that:

•	The Memorandum and Articles of Association will contain provisions with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers that are at least as favorable as those contained in the memorandum and articles of association of the Company as in effect on the date of the Merger Agreement, except to the extent prohibited by the BVI Companies Act or any other applicable law, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

•	From and after the Effective Time, the surviving company will comply with all of the Company’s obligations, and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless the Indemnified Parties thereof against any and all costs or expenses (including reasonable attorneys’ fees and expenses), arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries or any acts or omissions occurring or alleged to occur (including acts or omissions with respect to the approval of the Merger Agreement or the transactions contemplated hereby or arising out of or pertaining to the transactions contemplated hereby and actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party) prior to the Effective Time), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the Laws of the British Virgin Islands and its Memorandum and Articles of Association in effect on the date of the Merger Agreement to indemnify such person and Parent or the surviving company shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any action, including any expenses incurred in successfully enforcing such person’s rights.

•	Parent shall maintain, or shall cause the surviving company to maintain, for at least six years from the Effective Time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that after the Effective Time, Parent and the surviving company shall not be required to pay more than an amount per annum equal to 400% of the last annual premium paid by the Company prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as reasonably practicable for such amount. In lieu of maintaining the directors’ and officers’ liability insurance policies and at Parent’s request, the Company will purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries.

No Amendment to Transaction Documents

Parent and Merger Sub should not, and should cause its respective affiliates not to, (a) amend, modify, withdraw, waive or terminate any Buyer Group Contract (as defined in the Merger Agreement), or (b) enter into or modify any other contract directly relating to the transactions as contemplated under the Merger Agreement, in each case without the prior written consent of the Special Committee (acting on behalf of the Company).

Agreement to Use Reasonable Best Efforts

Subject to the terms and conditions of the Merger Agreement, each of the parties will use its reasonable best efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate the Transactions as promptly as practicable, including preparing and filing as promptly as practicable, all documentation to effect all necessary notices, reports and other filings and obtaining as promptly as practicable all consents, approvals, registrations, authorizations, waivers, permits, clearances and orders necessary or advisable to be obtained from any third party or any governmental authority in order to consummate the Merger and the other transactions contemplated in the Merger Agreement.

Certain Additional Covenants

The Merger Agreement contains additional agreements between the Company and Parent and/or Merger Sub relating to, among other things:

•	the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);

•	reasonable access by Parent and its representatives to the offices, properties, books, and records of the Company or any of its subsidiaries and other information between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement (subject to all applicable legal or contractual obligations and restrictions);

•	delisting and deregistration of the Company Ordinary Shares and ADSs;

•	ensuring that the Company and Parent are in mutual agreement with respect to press releases and other public announcements relating to the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	notification of certain matters;

•	the provision of continued compensation and benefits to each employee who continues to be employed by the Surviving Company or any Subsidiary for three months following the Effective Time;

•	resignation of the directors of the Company and its subsidiaries pursuant to Parent’s request;

•	participation in the defense and settlement of any shareholder litigation relating to the Merger Agreement or the transactions; and

•	Parent’s obligation to cause Merger Sub to perform its obligations under the Merger Agreement.

Conditions to the Merger

The obligations of each party to consummate the Merger are subject to the satisfaction or waiver (if permissible) by the Company and Parent of the following conditions:

•	the Merger Agreement and the Transactions being authorized and approved by the shareholders at the Shareholders Meeting; and

•	no court or other governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect which restrains, enjoins or otherwise prohibits the consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction, or waiver by Parent, of the following conditions:

•	certain representations and warranties of the Company in the Merger Agreement being true and correct (without giving effect to any limitation as to the word “materiality” or the defined term “Material Adverse Effect” or any similar standard or qualification set forth therein) as of the date of the Merger Agreement and as of the closing date of the Merger as if made on the closing date, in each case, except (i) to the extent such representation or warranty is expressly made as of a specific date and time, in which case such representations and warranties will be true and correct as of such specific date only, and (ii) where the failure of such representations and warranties of the Company to be so true and correct has not had a Material Adverse Effect;

•	the Company having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the Merger Agreement at or prior to the closing date of the Merger;

•	since the date of the Merger Agreement, there having been no effect that has had, individually or in the aggregate, a Material Adverse Effect and is ongoing; and

•	Parent having received a certificate signed by an executive officer of the Company certifying as to the fulfillment of the above conditions.

The obligations of the Company to consummate the Merger are also subject to the satisfaction, or waiver by the Company, of the following conditions:

•	the representations and warranties of Parent and Merger Sub contained in the Merger Agreement being true and correct (without giving effect to any limitation as to the word “materiality” or similar standard or qualification set forth therein) as of the date of the Merger Agreement and as of the closing date of the Merger as if made on the closing date, in each case, except (i) to the extent such representation or warranty is expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only, and (ii) where the failure of such representations and warranties of the Parent and Merger Sub to be so true and correct has not, individually or in the aggregate, prevented or materially adversely affected the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement;

•	each of Parent and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants, required to be performed by it, or complied with by, it under the Merger Agreement at or prior to the closing date; and

•	the Company having received a certificate signed by an officer or director of Parent, certifying as to the fulfillment of the above conditions.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval has been obtained:

•	by mutual written consent of Parent and the Company with the approval of their respective board of directors (or in the case of the Company, acting upon the recommendation of the Special Committee);

•	by either Parent or the Company, if:

o	the Merger is not consummated on or before December 31, 2025 (the “End Date”); provided that, that End Date may be extended by mutual written agreement of Parent and the Company; provided, further, that this termination right is not available to a party if the failure of the Merger to have been consummated on or before the termination date was primarily due to the breach or failure of such party to perform in any material respect any of its obligations under the Merger Agreement, which breach is a material cause of, or results in, the failure of the Merger to be consummated on or before the End Date;

•	by the Company, if:

o	Parent or Merger Sub breaches any representation, warranty, covenant or agreement contained in the Merger Agreement, or any such representation or warranty becomes untrue, such that the conditions to consummating the Merger are not satisfied and, in either such case, such breach or failure of condition is not curable or, if curable, is not cured prior to the earlier of (A) 30 days after written notice thereof is given by the Company to Parent or (B) the End Date; provided that the Company shall not have the right to terminate the Merger Agreement pursuant to this paragraph if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement that would cause a condition to consummating the Merger to not be satisfied;

o	(A) all of the conditions to consummating the Merger (other than those conditions that by their nature are to be satisfied at the closing of the Merger) have been and continue to be satisfied or waived in accordance with the Merger Agreement, (B) the Company has given Parent and Merger Sub an irrevocable written notice confirming that all its closing conditions have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the Merger), or that the Company is willing to waive any unsatisfied conditions in and that the Company is ready, willing and able to consummate the Merger, and (C) Parent and Merger Sub fail to consummate the Merger within five (5) business days following the date on which the closing should have occurred;

o	prior to obtaining the Company requisite shareholder vote, the Board, acting upon the recommendation of the Special Committee, makes, a change of recommendation with respect to a superior proposal or with respect to an intervening event; provided that the Company shall not be entitled to terminate the Merger Agreement pursuant to this paragraph unless the Company has (A) complied with the requirements with respect to such change of recommendation (other than immaterial non-compliance that does not adversely affect Parent or Merger Sub) and (B) pays in full the Company termination fee prior to or concurrently with taking any action pursuant to this paragraph; or

o	the Company requisite shareholder vote was not obtained upon a vote taken thereon at the Shareholders Meeting duly convened or at any adjournment or postponement thereof at which the vote was taken; or

•	by Parent, if:

o	the Company breaches any representation, warranty, covenant or agreement contained in the Merger Agreement, or any such representation or warranty becomes untrue, such that the conditions to consummating the Merger are not satisfied and, in either such case, such breach or failure of condition is not curable or, if curable, is not cured prior to the earlier of (A) 30 days after written notice thereof is given by the Parent to the Company or (B) the End Date; provided that Parent shall not have the right to terminate the Merger Agreement pursuant to this paragraph if Parent is then in breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement that would cause a condition to consummating the Merger to not be satisfied; or

o	prior to obtaining the Company requisite shareholder vote, the Board or any committee thereof, made a change of recommendation.

Termination Fee

The Company is required to pay Parent a termination fee of US$4,500,000, if:

•	a bona fide acquisition proposal has been made, proposed or communicated (and not withdrawn) by a third party after the date of the Merger Agreement and prior to the Shareholders Meeting (or prior to the termination of the Merger Agreement if there has been such Shareholders Meeting); (b) following the occurrence of an event described in the preceding sentence (a), the Merger Agreement is terminated by the Company or Parent pursuant to the terms thereof and the failure of the Merger to occur by the End Date is as a result of the action or inaction on the part of the Company or its subsidiaries or any of their respective representatives that is in breach of its obligations under the Merger Agreement; and (c) within twelve (12) months of the termination of the Merger Agreement, any acquisition proposal by such third party is entered into or consummated by the Company; or

•	the Merger Agreement is terminated by (a) Parent, (i) as a result of a breach or failure of any representation, warranty or covenant of the Company set forth in the Merger Agreement, or (ii) as a result of the Board having effected, having resolved to effect, or publicly announced its intention to effect or resolve to effect a change of recommendation, or (b) the Company, as a result of the Board (upon the recommendation of the Special Committee) having effected a change of recommendation with respect to a superior proposal prior to obtaining the requisite shareholders’ approval.

Parent is required to pay the Company a termination fee of US$4,500,000, if:

•	the Merger Agreement is terminated by the Company due to a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements in the Merger Agreement, or a failure of any of their representations or warranties in the Merger Agreement being true and correct, such that the corresponding condition to closing cannot be satisfied; or

•	the Merger Agreement is terminated by the Company in the event that (a) all of the closing conditions that are the obligation of Parent and Merger Sub are otherwise satisfied (other than those conditions that by their nature are to be satisfied at the closing); (b) Parent and Merger Sub fail to complete the closing within five (5) business days following the date the closing should have occurred according to the Merger Agreement; and (c) the Company stands ready, willing and able to consummate the transactions contemplated hereby during such period.

Expenses

Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense except as otherwise provided in the Merger Agreement.

Remedies and Limitations on Liability

The parties to the Merger Agreement agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties to the Merger Agreement. Prior to the termination of the Merger Agreement pursuant to the terms thereof, it is agreed that the parties to the Merger Agreement will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement without any requirement for the posting of any bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity. Each party to the Merger Agreement accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the terms described in this paragraph.

However, (i) while the parties to the Merger Agreement may pursue both a grant of specific performance and the payment of the termination fee, neither Parent and Merger Sub, on the one hand, nor the Company, on the other hand, will be permitted or entitled to receive both a grant of specific performance that results in a closing of the Merger and payment of such termination fee; and (ii) upon the payment of such termination fee, the remedy of specific performance will not be available against the party making such payment.

Modification or Amendment

The Merger Agreement may be amended by written agreement, executed and delivered by duly authorized officers of the respective parties to the Merger Agreement; provided that the Company may only take such action with the approval of the Special Committee. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Governing Law and Dispute Resolution

Other than with respect to Article I of the Merger Agreement, the Merger Agreement will be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. Notwithstanding the foregoing, Article I will be subject to the laws of the British Virgin Islands, the laws of the British Virgin Islands will supersede the laws of the State of New York with respect to such provision, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

THE ROLLOVER AGREEMENT

Concurrently with the execution of the Merger Agreement, Parent entered into the Rollover Agreement with the Rollover Holders, attached hereto as Annex E, which was amended by the amendment agreement attached hereto as Annex F to clarify the Rollover Holders on September 2, 2025. The Rollover Holders are Mr. Ke Chen, the Company’s Chief Financial Officer, Mr. Enrico Bocchi, the Company’s Executive Vice President, Europe, and Shah Capital Opportunity Fund LP.

Upon the terms and subject to the conditions set forth in the Rollover Agreement:

•	the Rollover Holders agree to vote any and all of their Company Ordinary Shares (including Company Ordinary Shares represented by ADSs) in favor of the authorization and approval of the Merger Agreement and the Transactions, and against any transactions which are in competition with or inconsistent with the Merger;

•	the Rollover Holders agree to certain transfer restrictions with respect to their Company Ordinary Shares until the earlier of the closing, the termination of the Merger Agreement, or the making of a change of recommendation by the Board;

•	the Rollover Holders agree that the Rollover Shares (including Rollover Shares represented by ADSs) will be cancelled at the closing of the Merger for no consideration from the Company, and immediately prior to the closing of the Merger, in consideration of such cancellation of the Rollover Shares, Parent will issue to each Rollover Holder (or its affiliates, as applicable) a number of newly issued ordinary shares of Parent equal to the number of cancelled Rollover Shares of such Rollover Holder; and

•	each Rollover Holder acknowledges and agrees that delivery of such Parent shares constitute complete satisfaction of all obligations towards or sums due such Rollover Holder by Parent with respect to the Rollover Shares; and (b) on receipt of such Parent shares, such Rollover Holder will have no right to any merger consideration with respect to the Rollover Shares so cancelled.

The Company is an express third-party beneficiary of the Rollover Agreement and is entitled to seek specific performance of the Rollover Agreement.

The Rollover Agreement will terminate immediately upon the earliest to occur of (a) the closing of the Merger and (b) the termination of the Merger Agreement in accordance with its terms.

THE LIMITED GUARANTEE

Concurrently with the execution of the Merger Agreement, Mr. Shah entered into a limited guarantee in favor of the Company (the “Limited Guarantee”), attached hereto as Annex G. Pursuant to the Limited Guarantee, Mr. Shah absolutely, irrevocably and unconditionally guaranteed to the Company as a primary obligor and not merely as a surety, the due and punctual payment, performance and discharge when due of the payment obligations of Parent with respect to the payment of (i) the total termination fee for which Parent is obligated to pay under the Merger Agreement; and (ii) certain costs and expenses in connection with the collection of the Parent termination fee; provided that in no event will Mr. Shah’s aggregate liability under the limited guarantee (exclusive of reimbursement of expenses) exceed US$4,500,000.

THE EQUITY COMMITMENT LETTER

In connection with the Merger Agreement, Mr. Shah entered into an equity commitment letter with Parent (the “Equity Commitment Letter”), pursuant to which Mr. Shah has committed, on the terms and subject to the conditions set forth therein, to purchase, directly or indirectly, equity interests of Parent and to pay to Parent in immediately available funds an aggregate cash purchase price equal to US$70,000,000. Such funds are intended to be used by Parent to fund the Merger Consideration, together with related fees and expenses.

THE SUPPORT AGREEMENT

On July 3, 2025, the Supporting Holders executed and delivered to Parent the Support Agreement, the form of which is attached hereto as Annex H. Pursuant to the Support Agreement, the Supporting Holders have each agreed vote their Company Ordinary Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. The Supporting Holders are Rahul Garg and Ritu Khurana, Kunal Shah and Shalin Y. Shah.  toc

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “accelerate,” “aim,” “ambition,” “anticipate,” “approximate,” “aspire,” “assume,” “believe,” “can,” “continue,” “could,” “create,” “enable,” “estimate,” “expect,” “extend,” “forecast,” “future,” “goal,” “guidance,” “intend,” “long-term,” “may,” “model,” “ongoing,” “opportunity,” “outlook,” “plan,” “position,” “possible,” “potential,” “predict,” “preliminary,” “project,” “seek,” “should,” “strive,” “target,” “transform,” “trend,” “vision,” “will,” “would,” and variations of these terms or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements regarding the proposed Transactions, our ability to consummate the proposed Transactions on the expected timeline or at all, the anticipated benefits of the proposed Transactions, and the terms, the impact of the proposed Transactions on our future business, results of operations and financial condition and the scope of the expected financing in connection with the proposed Transactions. Forward-looking statements are based on current estimates, assumptions and beliefs and are subject to known and unknown risks and uncertainties, many of which are beyond our control, that may cause actual results to vary materially from those indicated by such forward-looking statements. Such risks and uncertainties include, but are not limited to:

•	the risk that the proposed Transactions may not be completed in a timely manner or at all;

•	the ability of affiliates of the Buyer Group Parties to honor the financing commitments set forth in the Equity Commitment Letter received in connection with the proposed Transactions;

•	the failure to satisfy any of the conditions to the consummation of the proposed Transactions, including the receipt of shareholder approval;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement or any other transaction agreement, including in circumstances requiring the Company to pay a termination fee;

•	the effect of the announcement or pendency of the proposed Transactions on the Company’s business relationships, operating results and business generally;

•	the risk that the proposed Transactions disrupt the Company’s current plans and operations;

•	the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	significant or unexpected costs, charges or expenses resulting from the proposed Transactions;

•	potential litigation relating to the proposed Transactions that could be instituted against the parties to the Merger Agreement or the other transaction agreements or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•	uncertainties related to the continued availability of capital and financing and rating agency actions;

•	certain restrictions during the pendency of the proposed Transactions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•	uncertainty as to timing of completion of the proposed Transactions;

•	the impact of adverse general and industry-specific economic and market conditions;

•	the possibility that alternative transaction proposals will or will not be made;

•	though no such transactions existed, the possibility that, if the Company did not enter into the Merger Agreement and the other transaction agreements, it potentially could have, at a later date, attempted to engage in other, unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of the Company’s assets that may have produced a higher aggregate value than that available to the Company’s shareholders in the Merger;

•	the risk that the Company’s share price may decline significantly if the Merger is not completed; and

•	other risks described in the Company’s filings with the SEC.

Forward-looking statements included herein are made only as of the date hereof and the Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement and the information contained or referred to within this document, including, but not limited to, the information contained under this heading and the information contained in the section of this proxy statement entitled “Special Factors—Certain Effects on the Company if the Merger Is Not Completed” and that is otherwise disclosed in our annual report on Form 10-K for the year ended December 31, 2024 and our other filings with the SEC. See the section of this proxy statement entitled “Where You Can Find More Information.”

PARTIES TO THE MERGER

The Company

Emeren Group Ltd

149 Water Street, Suite 302

Norwalk, Connecticut

+1 925-425-7335

Emeren Group Ltd was incorporated as a BVI business company in British Virgin Islands on March 17, 2006. On January 29, 2008, the Company became listed on the New York Stock Exchange in the U.S. The Company is a leading global solar project developer, owner, and operator. The Company was founded in 2005 and has regional offices in Europe, North America and China. The Company has a pipeline of projects and IPP assets totaling over 3 GW, as well as a storage pipeline of over 17.3 GWh across Europe, North America and Asia, and has 240 MW operational assets under management.

The Company is a solar project developer and operator, a solar downstream player. The Company develops and sells solar power projects or project special purpose vehicles (“Project Development Business”), provides engineering, procurement and construction business (“EPC Business”), owns and operates solar power projects and sells the electricity generated by the operated solar power plants (“IPP” or “IPP Business”), and provides development services agreement (“DSA Business”). The Company conducts the IPP Business, EPC Business, DSA Business and Project Development Business in a number of countries, including the United States, Poland, Hungary, Spain, France, United Kingdom, Germany, Italy, Luxembourg and People’s Republic of China.

For more information about the Company, please visit the Company’s website at www.emeren.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section of this proxy statement entitled “Where You Can Find More Information.” The Company Ordinary Shares and ADSs are listed on the New York Stock Exchange under the symbol “SOL.”

Parent and Merger Sub

Parent, a BVI business company, was formed on May 16, 2025, solely for the purpose of completing the Merger. Parent is an affiliate of Mr. Shah and has not engaged in any business except limited activities related to the Merger. The principal office address of Parent is 2301 Sugar Bush Road, Suite 510, Raleigh, NC, 27612. The telephone number at the principal office is (919) 719-6360.

Merger Sub, a BVI business company, was formed on May 22, 2025, solely for the purpose of completing the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except limited activities related to the Merger. The principal office address of Merger Sub is 2301 Sugar Bush Road, Suite 510, Raleigh, NC, 27612. The telephone number at the principal office is (919) 719-6360.

Mr. Shah, a U.S. citizen, has been a Company director since March 2022, serves as its chairman of the Board, and is the Founder, President, and Chief Investment Officer of Shah Capital Management.

Shah Capital Management, a North Carolina corporation, is an investment adviser.

Rollover Holders

Mr. Chen, a U.S. citizen, served as an executive director from October 2019 to April 2022 and has served as the Company’s Chief Financial Officer since November 2019.

Mr. Bocchi, an Italian citizen, joined the Company in February 2023 and has served as the Executive Vice President, Europe since July 2024. From July 2020 to August 2021, Mr. Bocchi served as Managing Director of AD Direct Ltd, an advertising company registered in Malta. From August 2021 to February 2023, Mr. Bocchi served as chief operating officer of Emeren Limited, a company registered in England and Wales. Mr. Bocchi has many years of experience in building and developing solar, battery storage, and renewable energy projects and has a diverse experience in blue chip companies including Apple and Cisco.

Shah Capital, a Delaware limited partnership, is an investment fund controlled and managed by Mr. Shah.

THE SHAREHOLDERS MEETING

Time, Place and Purpose of the Shareholders Meeting

This proxy statement is being furnished to the Company’s shareholders as part of the solicitation of proxies for use at the Shareholders Meeting to be held on December 9, 2025, at 10:00 a.m. Eastern Time and any adjournment, postponement or rescheduling thereof. The Shareholders Meeting will be held at 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612, U.S. and be accessible (but not to vote) via live audio webcast at https://teams.microsoft.com/l/meetup-join/19%3ameeting_OTBlZmYyZjUtNTc2Ni00NjYyLTk2Y2UtMzQ1NGRjZmEzNjdk%40thread.v2/0?context=%7b%22Tid%22%3a%22fe651217-67a6-4b20-b542-c91719989449%22%2c%22Oid%22%3a%2205e5f7b1-07e0-4efc-94dd-77030500bb0d%22%7d. At the Shareholders Meeting, holders of the Company Ordinary Shares and ADSs entitled to vote at the Shareholders Meeting will be asked to vote on the Merger Agreement Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

The Company’s shareholders must approve the Merger Agreement Proposal in order for the Merger to occur. If the Company’s shareholders fail to approve the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement (as amended by the amendment agreement to the Merger Agreement, which is attached as Annex B to this proxy statement). You are encouraged to read the Merger Agreement carefully in its entirety.

The votes on the Advisory Compensation Proposal and the Adjournment Proposal are separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a shareholder may vote in favor of the Adjournment Proposal and vote not to approve the Merger Agreement Proposal or the Advisory Compensation Proposal, and vice versa.

Record Date and Quorum

We have fixed October 23, 2025 as the Record Date for the Shareholders Meeting, and only Company shareholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Shareholders Meeting, or any adjournment, postponement or rescheduling thereof. You will have one vote for each Company Ordinary Share that you owned of record on the Record Date. As of October 14, 2025, the date of this proxy statement, the Company had 513,216,222 issued and outstanding Company Ordinary Shares entitled to vote at the Shareholders Meeting. Each outstanding Company Ordinary Share is entitled to one vote on each matter considered at the Shareholders Meeting.

The presence in person or by proxy of a majority of outstanding shares entitled to vote at the Shareholders Meeting is necessary to constitute a quorum at the Shareholders Meeting.

A quorum is necessary to transact business at the Shareholders Meeting. Once a Company Ordinary Share entitled to vote at the Shareholders Meeting is present in person or by proxy at the Shareholders Meeting, it will be counted for the purpose of determining a quorum at the Shareholders Meeting and any adjournment of the Shareholders Meeting, even if the Company Ordinary Share is not voted, including any Company Ordinary Share for which a shareholder directs to abstain from voting. Under the Company’s memorandum and articles of association (the “Articles”), the Chairman of the Board has the power to adjourn the Shareholders Meeting from time to time, whether or not there is a quorum, to a later date and time, and if less than a majority of the Company Ordinary Shares are present in person or by proxy, the Shareholders Meeting will be adjourned.

Attendance

Only registered shareholders on the Record Date or their duly authorized proxies have the right to attend and vote at the Shareholders Meeting. Please note that you are not permitted to record the Shareholders Meeting.

Vote Required

Assuming a quorum is present, the approval of the Merger Agreement Proposal requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you fail to vote by proxy or at the Shareholders Meeting, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted and will have no effect on the outcome of the vote. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the Merger Agreement Proposal.

The approval of the Advisory Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting, whether or not a quorum is present. For either proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you fail to vote by proxy or at the Shareholders Meeting, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted and will have no effect on the outcome of the vote. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Company Ordinary Shares owned directly by them in favor of the Merger Agreement Proposal, the Advisory Compensation Proposal and the Adjournment Proposal. As of the date of this Proxy Statement, our directors (including Mr. Shah) and executive officers beneficially owned, in the aggregate, 193,072,630 Company Ordinary Shares entitled to vote at the Shareholders Meeting, or approximately 37.6% of the voting power of all the outstanding Company Ordinary Shares. Excluding Company Ordinary Shares held by the Buyer Group Parties, as of the date of this Proxy Statement, our directors and executive officers beneficially owned, in the aggregate, 20,000 Company Ordinary Shares entitled to vote at the Shareholders Meeting, or approximately 0.004% of the voting power of the unaffiliated shareholders. The approval of the Merger Agreement Proposal requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting.

The Rollover Holders’ and Supporting Holders’ Obligation to Vote in Favor of the Merger

The Rollover Holders and the Supporting Holders have agreed to vote their Company Ordinary Shares (including those represented by ADSs) in favor of the adoption of the Merger Agreement and the approval of the Merger. The Supporting Holders and the Buyer Group Parties collectively hold approximately 39.6% of the outstanding voting power of the Company as of the date of this Proxy Statement.

THE MERGER AGREEMENT PROPOSAL

The Proposal

The Company is asking you to approve the proposal to adopt the Merger Agreement, pursuant to which, subject to the terms and conditions set forth therein and among other things, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly subsidiary of Parent. A copy of the Merger Agreement is attached as Annex A to this proxy statement (as amended by the amendment agreement to the Merger Agreement, which is attached as Annex B to this proxy statement).

Vote Required and Board Recommendation

The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting. If you fail to vote by proxy or at the Shareholders Meeting, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted and will have no effect on the outcome of the vote. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the Merger Agreement Proposal.

The Board, by unanimous vote of the Company’s directors (with Mr. Shah recused), recommends that you vote “FOR” the Merger Agreement Proposal.

THE ADVISORY COMPENSATION PROPOSAL

The Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our shareholders to vote at the Shareholders Meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein (including that each named executive officer incurs a severance-qualifying termination immediately following the Effective Time), is presented under “Special Factors—Interests of the Executive Officers and Non-Employee Directors of the Company in the Merger–Quantification of Potential Payments to Our Executive Officers in Connection with the Merger.”

The shareholder vote on this Advisory Compensation Proposal is an advisory vote only, and it is not binding on us or the Board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger. Approval of this proposal is not a condition to the completion of the Merger.

Vote Required and Board Recommendation

Approval of the Advisory Compensation Proposal requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting. If you fail to vote by proxy or at the Shareholders Meeting, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted and will have no effect on the outcome of the vote. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the Advisory Compensation Proposal.

The Board, by unanimous vote of the Company’s directors (with Mr. Shah recused), recommends that you vote “FOR” the Advisory Compensation Proposal.

THE ADJOURNMENT PROPOSAL

The Proposal

The Company is asking you to approve a proposal to adjourn the Shareholders Meeting, from time to time, to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Shareholders Meeting to approve the Merger Agreement Proposal. If the Company’s shareholders approve the Adjournment Proposal, the Company may adjourn the Shareholders Meeting and any adjourned session of the Shareholders Meeting and use the additional time to solicit additional proxies, including soliciting proxies from shareholders that have previously returned properly signed proxies voting against the Merger Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if the Company received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Shareholders Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those Company Ordinary Shares to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the Shareholders Meeting if a quorum is not present at the Shareholders Meeting.

Vote Required and Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the outstanding Company Ordinary Shares entitled to vote thereon which were present in person or represented by proxy and voting at the Shareholders Meeting. If you fail to vote by proxy or at the Shareholders Meeting, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted and will have no effect on the outcome of the vote. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on this proposal if the Merger Agreement Proposal is approved at the Shareholders Meeting.

In addition, our bylaws permit the Chairman of the Board or the President to adjourn the Shareholders Meeting from time to time, whether or not there is a quorum, to a later date and time. If less than a majority of the Company Ordinary Shares are present in person or by proxy, the Chair of the Shareholders Meeting may also adjourn the Shareholders Meeting from time to time, to a later date and time.

The Board, by unanimous vote of the Company’s directors (with Mr. Shah recused), recommends that you vote “FOR” the Adjournment Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Directors and Executive Officers of the Company

The Board presently consists of six members. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Company, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case to hold office in accordance with the term of office set forth in certificate of incorporation and memorandum and articles of association of the Surviving Company and until their successors are duly elected and qualified.

None of these persons nor the Company have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

All of the directors and executive officers can be reached at Emeren Group Ltd, 149 Water Street, Suite 302, Norwalk, Connecticut, +1 925-425-7335, and each of the directors and executive officers is a citizen of the United States, other than Mr. Martin Bloom and Mr. Ramnath Iyer who are citizens of the United Kingdom and the Republic of Singapore, respectively.

Directors

Name	Age	Position
Martin Bloom	73	Director
Ramnath Iyer	56	Director
Ramakrishnan (Ramki) Srinivasan	58	Director
Mr. Shah	58	Chairman and Director
Julia Xu	53	Interim Chief Executive Officer and Director

Mr. Martin Bloom has been an independent director since July 2006 and is currently the chair of the audit committee, and a member of the compensation committee, nominating and corporate governance committee, and the ESG committee. He served as the Chairman of the Board and Chair of the audit committee between September 2006 and March 2016. He currently serves on the Boards of Emblem Ventures, Emblem Technology Partners and A&M Group Ventures and its subsidiaries. He was chair of Precision Cardiovascular, a private company in the field of medical implants. In addition, he was a corporate advisory board member of Seraphim Space, an investment fund for space and related activities. He was Group CEO of Intelligent Energy (then listed on the Main Market of the London Stock Exchange), an international fuel cell company. He was the Chairman of the board of directors of MayAir Group, a London AIM-listed Malaysian air purification company for industrial clean rooms for semiconductor and pharmaceutical manufacturing. He has over 50 years of experience in strategic partnering, technology commercialization and business strategy. He has built businesses in the United States, Europe and Asia. In 2005, he was appointed to serve as the UK chairman of the China-UK Venture Capital Joint Working Group, launched by the then-Chancellor of the United Kingdom, Gordon Brown, in February 2005, to foster collaboration between the venture capital and private equity industries in China and the United Kingdom. He was previously a corporate strategist at Unilever. he became a CEDR Accredited Commercial Mediator as of January 2022. He has a bachelor’s degree with honors in economics from the University of Southampton and a master’s degree in the history of science jointly from Imperial College and University College, London.

Mr. Ramnath Iyer has been our independent director since April 2022. Mr. Iyer is the chairman of the ESG committee, chairman of the compensation committee and a member of the audit committee. Mr. Iyer brings extensive capital markets experience from his prior roles as portfolio manager to multiple international asset management firms and strategist role at investment banks. He also brings significant knowledge and expertise on sustainability & environmental, social, and governance (ESG) expertise from his previous role as the Head of ESG, Asia at Invartis Consulting where he helped institutional investors integrate ESG and sustainability practices. Mr. Iyer is deeply involved in the renewables sector at the Institute for Energy Economics and Financial Analysis, a global think tank, where he currently is the Lead, Sustainable Finance Asia. Mr. Iyer holds a post graduate diploma in Management from Indian Institute of Management.

Dr. Ramakrishnan (Ramki) Srinivasan has been our director since September 2024. Dr. Srinivasan is the chairman of the nominating and corporate governance committee and member of the audit committee. Dr. Srinivasan is an experienced clean energy project developer. Dr. Srinivasan currently serves as an Executive in Residence at KCK-US (since 2022), where he leads strategic initiatives for portfolio companies specializing in energy and industrial technologies. As the Founder and CEO of Two Deg C LLC, a boutique strategy consulting firm that was established in 2017, he has provided critical guidance to enterprise customers and startups in energy and clean technology. He also has advised on capital raising, and M&A as a Senior Advisor at Coady Diemar Partners. Earlier, Dr. Srinivasan was a developer of used oil re-refineries. He served as President of Orient Green Power, where he spearheaded an IPO and raised US$200 million for India’s first pureplay renewable energy IPP. His career began in a technical capacity and eventually evolved into management consulting, which included tenure at McKinsey & Company as an Engagement Manager. Dr. Srinivasan holds a Ph.D. in mechanical engineering from the University of Rochester and an M.B.A. from Carnegie Mellon’s Tepper School of Business, where he received the academic excellence award.

Mr. Shah has been our director since March 2022. Mr. Shah is the chairman of the Board. Mr. Shah is the Founder, President, and Chief Investment Officer of Shah Capital Management. Mr. Shah brings over thirty years of experience in global capital markets and entrepreneurial business acumen. Over the years, he has successfully advised many portfolio companies on both pragmatic strategy and disciplined execution. In addition, Mr. Shah has served on the Board of Directors for Vitamin Shoppe. Currently, he is also the Executive Chairman of Marius Pharmaceuticals. Shah Capital is a long-term stakeholder and has over 35% ownership of Emeren. Mr. Shah holds his Bachelor of Commerce in Accounting from Gujarat University, India and holds an MBA from University of Akron, Ohio.

Ms. Julia Xu has been an independent director since March 2016. Ms. Xu was appointed as Interim CEO, effective May 1, 2025, in connection with Mr. Liu’s departure. Ms. Xu is currently a member of the ESG committee. Ms. Xu is the founder and currently the managing director of Oravida, a New Zealand-based group specializing in the branding and promotion of New Zealand’s premium food products primarily for the Chinese market. Ms. Xu has served on the boards of Oravida N.A. since September 2016, Oravida Ltd since May 2016, Oravida Waters Limited since March 2015, and Oravida NZ Limited since December 2009. Ms. Xu is also the Managing Director for Kauri NZ investment, a company that invests in New Zealand’s property and primary industries. Ms. Xu has served on the boards of Kauri BB5 Limited Since October 2018, Kauri Waikite Limited Since October 2018, Kauri Papamoa Limited since April 2018, Kauri Drury Limited since April 2018, Kauri Retirement Limited since December 2017, Kauri Tauriko Limited since April 2017, Kauri Karaka Limited since April 2017, Kauri Outlooks Management Ltd since March 2017, Kauri Partners Limited since February 2017, Kauri Outlooks Ltd since February 2017, Kauri Ardmore Limited since February 2016, Kauri McArthur Ridge Limited since December 2015, Kauri Orewa Limited since December 2012, Kauri Ruakaka Limited since August 2011, Kauri Connect Limited since July 2011 and Kauri 139 Limited since December 2009. Prior to establishing Oravida in New Zealand, Ms. Xu was the chief financial officer of the Company from April 2010 to June 2011 and the vice president of international corporate finance and corporate communications of the Company from March 2009 to March 2010. Ms. Xu also has served on the boards of Musket Holdings Limited since February 2017, Mauri Bay of Plenty Aquaculture Limited since December 2016, Jumar Limited since August 2016, and Ardmore Airport Limited, Ardmore Unicom Services Limited and Ardmore Utilities Limited since June 2016. She has served on the boards of NZG 2010 Limited since September 2011 and NZG Limited since May 2006. Ms. Xu has extensive financial markets experience, including earlier roles at Deutsche Bank Hong Kong, Bankers Trust and Lehman Brothers. Ms. Xu obtained her bachelor’s degree in biology from Cornell University in 1995 and received her MBA from Johnson School of Management of Cornell University in 2004.

Executive Officers

Name	Age	Position
Mr. Shah	58	Chairman and Director
Julia Xu	53	Interim Chief Executive Officer and Director
Ke Chen	51	Chief Financial Officer

Information concerning the business experience of Mr. Shah and Ms. Julia Xu is provided under the section titled “Other Important Information Regarding the Company—Directors” above.

Mr. Ke Chen served as our executive director from October 2019 to April 2022, and has been our chief financial officer since November 2019. Mr. Chen is a member of the ESG committee. He has over 17 years of experience in the global capital markets, including investing in solar industry globally. Ke brings both capital market insight and strategic expertise to his role as our chief financial officer. Mr. Chen was a director at Shah Capital and a director at iTV Media. Prior to joining Shah Capital, Ke worked in the pharmaceutical and biotech industries, and was an inventor who holds four patents. Ke holds an MBA from the Kenan-Flagler Business School at UNC Chapel Hill. He also holds an M.S. in Chemistry from the University of Florida and earned a B.S. from the University of Science and Technology of China.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Book Value per Share

As of June 30, 2025, the net book value per Company Ordinary Share was US$0.61. Net book value per share is computed by dividing total shareholders’ equity excluding non-controlling interest of US$310,549,000 by the 513,216,222 total Company Ordinary Shares outstanding on that date

Market Price of the Company’s Shares and the ADSs, Dividends and Other Matters

The Company’s shares and the ADSs are listed on the New York Stock Exchange under the symbol “SOL.”

On October 13, 2025, the most recent practicable date before the date of this proxy statement, the closing price for the ADSs on the New York Stock Exchange was US$1.83 per ADS. On March 14, 2025, the closing price for the ADSs on the New York Stock Exchange was US$1.19 per ADS. We view March 14, 2025 as the last trading day on which the trading price of ADSs was unaffected by the potential acquisition of the Company in light of the fact it was the day prior to the first media reports regarding a potential transaction. You are encouraged to obtain current market quotations for the ADSs in connection with voting your shares of the Company Ordinary Shares or ADSs at the Shareholders Meeting.

The following table sets forth, for the periods indicated, the high and low sales price of the ADSs on the New York Stock Exchange and dividends paid.

Fiscal Year	High	Low
2023
First Quarter	$5.60	$3.68
Second Quarter	$4.54	$3.06
Third Quarter	$4.28	$2.83
Fourth Quarter	$3.27	$2.20
2024
First Quarter	$2.77	$1.54
Second Quarter	$2.49	$1.46
Third Quarter	$2.74	$1.41
Fourth Quarter	$3.00	$1.65
2025
First Quarter	$2.30	$1.04
Second Quarter	$1.91	$1.16
Third Quarter (through October 13, 2025)	$1.95	$1.81

If the Merger is completed, the Company Ordinary Shares and the ADSs will be delisted from the New York Stock Exchange, deregistered under the Exchange Act and will cease to be publicly traded.

Dividend Policy

Since our inception, we have not declared or paid any dividends on our ordinary shares. We do not anticipate paying any cash dividends in the foreseeable future and the Merger Agreement prohibits us from paying dividends without the prior written consent of Parent.

Summary Financial Information

The following table sets forth a summary of historical consolidated financial data for the Company as of and for the fiscal years ended December 31, 2024 and 2023. The selected financial data and the per share data set forth below should be read in conjunction with, the consolidated financial statements, including the notes thereto, and other financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”). More comprehensive financial information is included in the 2024 Form 10-K, including management’s discussion and analysis of financial condition and results of operations, and the following summary is qualified in its entirety by reference to such report. The 2024 Form 10-K, including the financial statements included as Item 8 of Part II thereof, is incorporated by reference in this Information Statement. For additional information, see the section entitled “Where You Can Find More Information.”

Consolidated Statements of Operations

(in thousands, except share and per share information)

	Years ended December 31,
	2024	2023
Total net revenues	$92,067	$105,642
Cost of revenues	$(67,945)	$(80,629)
Gross profit	$24,122	$25,013
Total operating expenses	$(24,626)	$(33,674)
Loss from operations	$(504)	$(8,661)
Total other (expense) income, net	$(9,085)	$5,759
Loss before income tax	$(9,589)	$(2,902)
Income tax expense	$(2,021)	$(2,529)
Net loss	$(11,610)	$(5,431)
Less: net income (loss) attributed to non-controlling interests	$867	$(2,245)
Net loss attributed to Emeren Group Ltd	$(12,477)	$(3,186)
Loss attributed to Emeren Group Ltd per ADS*
Basic	$(0.24)	$(0.06)
Diluted	$(0.24)	$(0.06)
Weighted average number of ADS* used in computing loss per ADS*
Basic	51,845,257	56,526,716
Diluted	51,845,257	56,526,716

Consolidated Balance Sheets

(in thousands, except share and per share information)

	As of December 31,
	2024	2023
Cash and cash equivalents	$50,012	$70,174
Total current assets	$191,388	$226,450
Total non-current assets	$256,178	$251,901
Total assets	$447,566	$478,351
Total current liabilities	$49,518	$56,992
Total non-current liabilities	$60,028	$58,050
Total liabilities	$109,546	$115,042
Emeren Group Ltd shareholders’ equity	$300,516	$325,312
Non-controlling interest	$37,504	$37,997
Total shareholders’ equity	$338,020	$363,309
Total liabilities and shareholders’ equity	$447,566	$478,351

Consolidated Statements of Cash Flows

(in thousands)

	Years ended December 31,
	2024	2023
Net cash used in operating activities	$(4,293)	$(23,488)
Net cash (used in) provided by investing activities	$(15,470)	$15,309
Net cash used in financing activities	$(5,849)	$(25,263)
Effect of exchange rate changes	$5,450	$(3,672)
Net decrease in cash and cash equivalents and restricted cash	$(20,162)	$(37,114)
Cash and cash equivalents and restricted cash, beginning of year	$70,174	$107,288
Cash and cash equivalents and restricted cash, end of year	$50,012	$70,174

Selected Historical Consolidated Financial Data

Set forth below is certain selected historical consolidated financial data relating to the Company. The selected historical consolidated financial data as of and for the three and six month period ended June 30, 2025 have been derived from the Company’s unaudited consolidated financial statements as of and for the six month period ended June 30, 2025, and the selected historical consolidated financial data as of and for the fiscal years ended December 31, 2024 and December 31, 2023, have been derived from the Company’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023.

This information is only a summary. The selected historical consolidated financial data should be read in conjunction with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2025, each of which is incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including financial statements and related notes and management’s discussion and analysis of financial condition and results of operations, and in the other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents. See “Where You Can Find Additional Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

Summary Consolidated Balance Sheets

(in thousands, except share and per share information)

	(Unaudited) June 30,	(Audited) As of December 31,
	2025	2024	2023
Cash and cash equivalents	$46,642	$50,012	$70,174
Total current assets	187,489	191,388	226,450
Total non-current assets	255,375	256,178	251,901
Total assets	442,864	447,566	478,351
Total current liabilities	44,197	49,518	56,992
Total non-current liabilities	78,383	60,028	58,050
Total liabilities	122,580	109,546	115,042
Emeren Group Ltd shareholders’ equity	310,549	300,516	325,312
Non-controlling interest	9,735	37,504	37,997
Total shareholders’ equity	320,284	338,020	363,309
Total liabilities and shareholders’ equity	442,864	447,566	478,351

Summary Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share information)

	(Audited) Years ended December 31,
	2024	2023	2022
Total net revenues	$92,067	$105,642	$61,291
Cost of revenues	(67,945)	(80,629)	(45,955)
Gross profit	24,122	25,013	15,336
Total operating expenses	(24,626)	(33,674)	(17,969)
Loss from operations	(504)	(8,661)	(2,633)
Total other (expense) income, net	(9,085)	5,759	2
Loss before income tax	(9,589)	(2,902)	(2,631)
Income tax expense	(2,021)	(2,529)	(1,917)
Net loss	(11,610)	(5,431)	(4,548)
Less: net income (loss) attributed to non-controlling interests	867	(2,245)	124
Net loss attributed to Emeren Group Ltd	(12,477)	(3,186)	(4,672)
Loss attributed to Emeren Group Ltd per ADS*
Basic	(0.24)	(0.06)	(0.07)
Diluted	(0.24)	(0.06)	(0.07)
Weighted average number of ADS* used in computing loss per ADS*
Basic	51,845,257	56,526,716	64,924,455
Diluted	51,845,257	56,526,716	64,924,455

* Each ADS represents 10 Company Ordinary Shares.

	(Unaudited) Three Months Ended June 30,		(Unaudited) Six Months Ended June 30,
	2025	2024	2025	2024
Total net revenues	$12,881	$30,057	$21,035	$44,657
Cost of revenues	(6,214)	(20,675)	(11,159)	(30,953)
Gross profit	6,667	9,382	9,876	13,704
Total operating expenses	(40,487)	(6,423)	(47,794)	(11,961)
(Loss) income from operations	(33,820)	2,959	(37,918)	1,743
Total other income (expense), net	8,098	(871)	14,333	(3,987)
(Loss) income before income tax	(25,722)	2,088	(23,585)	(2,244)
Income tax expense	(1,140)	(1,342)	(1,798)	(2,498)
Net (loss) income	(26,862)	746	(25,383)	(4,742)
Less: net (loss) income attributed to non-controlling interests	(28,315)	354	(28,376)	791
Net income (loss) attributed to Emeren Group Ltd	1,453	392	2,993	(5,533)
Income (loss) attributed to Emeren Group Ltd per ADS*
Basic	0.03	0.01	0.06	(0.11)
Diluted	0.03	0.01	0.06	(0.11)
Weighted average number of ADS* used in computing income (loss) per ADS*
Basic	51,321,622	51,283,524	51,321,622	52,402,518
Diluted	51,341,151	51,374,185	51,367,910	52,402,518

* Each ADS represents 10 Company Ordinary Shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Company Ordinary Shares as of September 29, 2025 by: (1) each director and director nominee; (2) each of the executive officers; (3) all of the directors, director nominees and executive officers as a group; and (4) each person or entity known to the Company to be the beneficial owner of more than 5% of the Company Ordinary Shares. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of September 29, 2025, there were 513,216,222 Company Ordinary Shares outstanding. Our ADSs are traded on the New York Stock Exchange and brokers or other nominees may hold ADSs in “street name” for customers who are the beneficial owners of the ADSs. As a result, we may not be aware of each person or group of affiliated persons who beneficially own more than 5% of our Company Ordinary Shares represented by ADSs.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Directors and Executive Officers (1)
Martin Bloom	-	*
Ramnath Iyer	20,000	*
Ramakrishnan (Ramki) Srinivasan	-	*
Mr. Shah	188,182,360	36.7%
Julia Xu	-	*
Ke Chen	4,870,270	*
All current directors, nominees and executive officers as a group (ten persons)	193,072,630	37.6%

5% or Greater Holders
Shah Capital Management, Inc.(2)	184,092,490	35.9%

* Denotes less than 1%.

(1)	The address of all directors and officers is c/o Emeren Group Ltd, 149 Water Street, Suite 302, Norwalk, CT 06854.

(2)	The information was based on Schedule 13D/A filed on September 3, 2025 by Shah Capital Management (who serves as investment adviser to Shah Capital), Shah Capital and Mr. Shah (who serves as President and Chief Investment Officer of Shah Capital Management). Shah Capital Management is a North Carolina corporation, Shah Capital is a Delaware limited partnership and Mr. Shah is a United States citizen. The business address of these parties is 2301 Sugar Bush Road, Suite 510, Raleigh, North Carolina 27612.

Prior Public Offerings

None of the Company, Parent, Merger Sub nor any of their respective affiliates have made an underwritten public offering of Company Ordinary Shares or ADSs for cash during the past three years that was registered under the Securities Act, or exempt from registration under Regulation A promulgated under the Securities Act.

Certain Transactions in the Company Ordinary Shares and the ADSs

Other than the Merger Agreement, as discussed in the section of this proxy statement entitled “The Merger Agreement,” the Company, the Buyer Group Parties and their respective affiliates have not executed any transactions with respect to Company Ordinary Shares or the ADSs during the past 60 days.

Below is a summary of ADS repurchases by the Company for the periods indicated.

Period	Total Number of ADSs Purchased	Range of Prices Paid	Average Price Paid Per ADS
Fiscal Year 2023
First Quarter	0	—		—
Second Quarter	374,658	US$3.62 – US$3.93	US$	3.80
Third Quarter	1,100,010	US$2.93 – US$4.18	US$	3.60
Fourth Quarter	1,249,734	US$2.31 – US$3.19	US$	2.68
Fiscal Year 2024
First Quarter	2,925,828	US$1.57 – US$2.72	US$	2.11
Second Quarter	472,987	US$2.00 – US$2.34	US$	2.18
Third Quarter	—	—		—
Fourth Quarter	—	—		—
Fiscal Year 2025
First Quarter	—	—		—
Second Quarter	—	—		—
Third Quarter	—	—		—

OTHER IMPORTANT INFORMATION REGARDING THE BUYER GROUP PARTIES

This section sets forth certain information about the Buyer Group Parties. During the past five years, none of the persons listed in this section has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the persons listed in this section has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Merger Sub and Parent

Merger Sub

Emeren Holdings Ltd. is a BVI business company and a direct wholly owned subsidiary of Parent that was formed on May 22, 2025, solely for the purpose of completing the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except limited activities related to the Merger. The principal office address of Merger Sub is 2301 Sugar Bush Road, Suite 510, Raleigh, NC, 27612. The telephone number at the principal office is (919) 719-6360.

Parent

Shurya Vitra Ltd. is a BVI business company that was formed on May 16, 2025, solely for the purpose of completing the Merger. Parent is an affiliate of Mr. Shah and has not engaged in any business except limited activities related to the Merger. The principal office address of Parent is 2301 Sugar Bush Road, Suite 510, Raleigh, NC, 27612. The telephone number at the principal office is (919) 719-6360.

Director and Executive Officer of Parent and Merger Sub

Mr. Shah is the sole director and officer of each of Parent and Merger Sub. Mr. Shah is the sole executive officer of each of Parent and Merger Sub and serves as authorized signatory of each of Parent and Merger Sub. The name, business address and telephone number, principal occupation, material occupation within the past five years and country of citizenship of each director and executive officer of Parent and Merger Sub are set forth below.

Name	Business Address and Telephone Number	Present Principal Occupation	Material Occupations in Past Five Years	Country of Citizenship
Mr. Shah	2301 Sugar Bush Road, Suite 510, Raleigh, NC, 27612	Founder, President, and Chief Investment Officer of Shah Capital Management	Founder, President and Chief Investment Officer of Shah Capital Management	United States
(919) 719-6360

Mr. Shah has not been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). Mr. Shah has not been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Rollover Holders

Mr. Ke Chen served as an executive director from October 2019 to April 2022 and has served as the Company’s Chief Financial Officer since November 2019. Mr. Chen has over 17 years of experience in the global capital markets, including investing in solar industry globally.

Mr. Enrico Bocchi joined the Company in February 2023 and has served as the Executive Vice President, Europe since July 2024. From July 2020 to August 2021, Mr. Bocchi served as Managing Director of AD Direct Ltd, an advertising company registered in Malta. From August 2021 to February 2023, Mr. Bocchi served as chief operating officer of Emeren Limited, a subsidiary of the Company registered in England and Wales. Mr. Bocchi has many years of experience in building and developing solar, battery storage, and renewable energy projects and has a diverse experience in blue chip companies including Apple and Cisco.

Shah Capital, a Delaware limited partnership, is an investment fund controlled and managed by Mr. Shah.

Each of Mr. Ke Chen and Mr. Enrico Bocchi has not been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors). Mr. Ke Chen and Mr. Enrico Bocchi are both citizens of the United States. None of Mr. Ke Chen, Mr. Enrico Bocchi or Shah Capital was a party to any judicial or administrative proceeding during the past five (5) years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him/it from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws

DELISTING AND DEREGISTRATION OF ORDINARY SHARES AND ADSs

If the Merger is completed, the Company Ordinary Shares and the ADSs will be delisted from the New York Stock Exchange, will be deregistered under the Exchange Act and will cease to be publicly traded. As a result, we would no longer file periodic reports or current reports with the SEC on account of the Company Ordinary Shares or ADSs.

WHERE YOU CAN FIND MORE INFORMATION

Because the Merger is a “going private” transaction, the Company and the Buyer Group Parties are filing with the SEC concurrently with this proxy statement a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth below. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference into this proxy statement the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the Shareholders Meeting:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 25, 2025, as amended on March 26, 2025 and April 22, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed on May 14, 2025, and for the quarterly period ended June 30, 2025, filed on August 19, 2025; and

•	Our Current Reports on Form 8-K filed on April 3, 2025, April 29, 2025, June 20, 2025, July 8, 2025, and September 3, 2025.

We will amend the Schedule 13E-3 to incorporate by reference any additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the Shareholders Meeting to the extent required to fulfill the Company’s obligations under the Exchange Act.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits under Item 9.01, is not and will not be incorporated by reference into this proxy statement.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that the Company files with the SEC will update and supersede that information.

Our filings with the SEC are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at www.emeren.com/financials/sec-filings/. We have included our website address for the information of our shareholders and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this proxy statement (or any document incorporated by reference herein). You may also obtain a copy of these filings at no cost by writing or telephoning us at the address listed below.

Emeren Group Ltd

149 Water Street, Suite 302

Norwalk, Connecticut

Telephone: +1 925-425-7335

Attention: Investor Relations

If you have any questions concerning the Merger, the Shareholders Meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your Company Ordinary Shares, please contact our proxy solicitor:

BetaNXT, Inc.

Attention: EMEREN-2025 EGM

Address: P.O. BOX 8016, CARY, NC 27512-9903

Tel: 1-800-555-2470

Shareholders may call toll free: 1-800-555-2470

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR COMPANY ORDINARY SHARES AT THE SHAREHOLDERS MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 14, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

ANNEX A: AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

Among

EMEREN GROUP LTD,

SHURYA VITRA LTD.

and

EMEREN HOLDINGS LTD.

Dated as of June 18, 2025

TABLE OF CONTENTS

i

ii

Exhibits:

Exhibit A	Rollover Securityholders

Exhibit B	Articles of Merger

Exhibit C	Plan of Merger

Schedule 7.1(c)	Required Regulatory Approval

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of June 18, 2025 (this “Agreement”), is entered into by and among Emeren Group Ltd, a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 1016246 (the “Company”), Shurya Vitra Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2176891 (“Parent”), and Emeren Holdings Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2177408 and a wholly owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the BVI Business Companies Act (as amended) (the “BVI Act”), it is proposed that Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the Surviving Company (as defined below) and becoming a wholly owned Subsidiary of Parent as a result of the Merger;

WHEREAS, the board of directors of the Company (the “Board of Directors”), acting upon the unanimous recommendation of a special committee of the Board of Directors constituted on March 17, 2025 consisting of the three (3) existing independent directors of the Board of Directors (the “Special Committee”), has unanimously (a) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders as a whole (other than the holders of the Excluded Shares) and declared it advisable, to enter into this Agreement, the Plan of Merger, the Articles of Merger, (b) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger, the Articles of Merger and the consummation of the Merger and the other transactions contemplated hereby, and (c) resolved, subject to Section 6.3(b) and Section 6.3(d), to recommend the approval, adoption and authorization of this Agreement, the Plan of Merger, the Articles of Merger, the Merger and the other transactions contemplated hereby by the shareholders of the Company at the Shareholders Meeting (as defined below);

WHEREAS, the respective boards of directors of Parent and Merger Sub have (a) approved the execution, delivery and performance by Parent and Merger Sub, as the case may be, of this Agreement, the Plan of Merger, the Articles of Merger and the consummation of the Merger and the other transactions contemplated hereby and (b) declared it advisable for Parent and Merger Sub, as the case may be, to enter into this Agreement, the Plan of Merger and the Articles of Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, the shareholders set forth on Exhibit A (the “Rollover Securityholders”), have each executed and delivered to Parent the rollover and support agreement (the “Rollover Agreement”), pursuant to which each such Rollover Securityholder has agreed, among other things, (a) subject to the terms and conditions of the Rollover Agreement, to vote the Company Securities (as defined below) (including Company Securities represented by ADSs) beneficially owned by each such Rollover Securityholder, together with any other Ordinary Shares acquired (whether beneficially or of record) by each such Rollover Securityholder after the date hereof and prior to the earlier of the Effective Time (as defined below) and the termination of each such Rollover Securityholders’ obligations under the Rollover Agreement (collectively, the “Rollover Securities”), in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby, and to take certain other actions in furtherance of the transactions contemplated by this Agreement; and (b) subject to the terms and conditions of the Rollover Agreement, to the cancellation of the Rollover Securities and to subscribe for newly issued shares of Parent;

WHEREAS, concurrently with the execution and delivery of this Agreement, Himanshu H. Shah (the “Guarantor”) has executed and delivered a limited guarantee in favor of the Company, dated as of the date hereof, guaranteeing certain of Parent’s and Merger Sub’s obligations under this Agreement (the “Limited Guarantee”); and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

Article I
THE MERGER

Section 1.1            The Merger. Upon the terms and subject to the satisfaction or written waiver (where permissible) of the conditions set forth in Article VII, and in accordance with the applicable provisions of the BVI Act, Merger Sub shall be merged with and into the Company at the Effective Time. As a result of the Merger, Merger Sub shall cease to exist and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

Section 1.2            Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at (a) the offices of DLA Piper LLP (US), at 10:00 a.m., New York time, on the fifth Business Day following the date on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied or waived in accordance with this Agreement, or (b) at such other time and place as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” For the avoidance of doubt, a condition set forth in Article VII may only be waived in writing by the Party or Parties entitled to such condition under this Agreement.

Section 1.3             Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Merger Sub and the Company shall execute and file, or cause to be filed, the articles of merger, in the form attached hereto as Exhibit B (the “Articles of Merger”) and the plan of merger, in the form attached hereto as Exhibit C (the “Plan of Merger”) with the Registrar of Corporate Affairs of the British Virgin Islands (the “Registrar”) pursuant to Section 171 of the BVI Act, and at the Closing, shall make any and all other filings or recordings required under the BVI Act in connection with the Merger. The Merger shall become effective on the date on which the Articles of Merger are registered by the Registrar or on such date, not exceeding 30 days thereafter, as specified in the Articles of Merger in accordance with Section 173(1) of the BVI Act (the time the Merger becomes effective, the “Effective Time”).

Section 1.4            Effect of the Merger. The Merger shall have the effects set forth in this Agreement, the Plan of Merger, the Articles of Merger and in the applicable provisions of the BVI Act. Without limiting the generality of the foregoing, at the Effective Time, all of the assets (including property), rights, privileges and powers of the Company and Merger Sub shall continue in the Surviving Company, and all claims, debts, liabilities and duties of the Company and Merger Sub shall continue as the claims, debts, liabilities and duties of the Surviving Company.

Section 1.5            Company Memorandum and Articles of Association. At the Effective Time, in accordance with the Plan of Merger and the Articles of Merger, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall become the memorandum and articles of association of the Surviving Company, save and except that (a) all references to the name “Emeren Holdings Ltd.” shall be amended to “Emeren Group Ltd.”; (b) all references to the shares of the Surviving Company shall be amended to refer to the correct authorized shares of the Surviving Company consistent with the Plan of Merger and the Articles of Merger, until thereafter amended in accordance with the applicable provisions of the BVI Act and such memorandum and articles of association; and (c) such memorandum and articles of association shall include such indemnification provisions as required by Section 6.10(b).

Section 1.6            Directors and Officers.

(a)            The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Company, unless otherwise determined by Parent prior to the Effective Time, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal.

(b)            The officers of the Company (which, for the avoidance of doubt, shall not include the directors of the Company) immediately prior to the Effective Time shall be the officers of the Surviving Company, unless otherwise determined by Parent prior to the Effective Time, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until their respective successors are duly elected and qualified or until such officer’s earlier death, resignation or removal.

Article II
EFFECT OF MERGER ON ISSUED SHARES;
MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

Section 2.1             Effect on Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

(a)            Merger Consideration. Each Ordinary Share (as defined below) issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares, the Ordinary Shares represented by ADSs, and any Company Restricted Share Unit Award) shall be cancelled in exchange for the right to receive US$0.20 per Ordinary Share in cash without interest (the “Per Share Merger Consideration”). Each American Depositary Share, representing ten (10) Ordinary Shares (each, an “ADS” or collectively, the “ADSs”), issued and outstanding immediately prior to the Effective Time (other than the ADSs representing the Excluded Shares), together with each Ordinary Share represented by such ADSs, shall be cancelled and cease to exist in exchange for the right to receive US$2.00 per ADS without interest (the “Per ADS Merger Consideration”), pursuant to the terms and conditions set forth in this Agreement and the Deposit Agreement, and in the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall prevail. At the Effective Time, all of the Ordinary Shares that have been cancelled in exchange for a right to receive the Per Share Merger Consideration as provided in this Section 2.1(a) shall no longer be outstanding, shall be cancelled and extinguished and shall cease to exist, and each former holder of Ordinary Shares (other than the Excluded Shares and the Dissenting Shares) that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Ordinary Shares, except for the right to receive the Per Share Merger Consideration without interest, to be paid in consideration therefor in accordance with this Article II. At the Effective Time, all of the ADSs that have been cancelled in exchange for a right to receive the Per ADS Merger Consideration as provided in this Section 2.1(a) shall no longer be outstanding, shall be cancelled and extinguished and shall cease to exist, and each former holder of ADSs (other than ADSs representing the Excluded Shares) that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such ADSs, except for the right to receive the Per ADS Merger Consideration without interest, to be paid in consideration therefor in accordance with this Article II;

(b)            Cancellation and Conversion of Certain Shares. Each Ordinary Share owned by the Company as treasury share, or by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time (collectively, the “Cancelled Shares”), shall be cancelled and extinguished automatically and shall cease to exist, and no consideration shall be paid or payable for the Cancelled Shares. Each Ordinary Share (including Ordinary Shares represented by ADSs) held by the Rollover Securityholders immediately prior to the Effective Time (collectively, the “Rollover Shares”), shall be cancelled and extinguished and shall cease to exist and no consideration shall be delivered in exchange therefor;

(c)            Dissenting Shares. At the Effective Time, all Dissenting Shares shall automatically be cancelled and shall cease to exist or be outstanding, and each Dissenting Shareholder shall cease to be a shareholder of the Company (and shall not be a shareholder of the Surviving Company) and shall cease to have any rights thereto (including any right to receive such holder’s portion of the aggregate Per Share Merger Consideration pursuant to Section 2.1(a)), subject to and except for the right to receive only the payment of the fair value of such Dissenting Shares held by them determined in accordance with Section 179 of the BVI Act. If any holder of Ordinary Shares fails to validly dissent in accordance with the terms of Section 179 of the BVI Act or has effectively waived, withdrawn, forfeited, failed to perfect or otherwise lost its right to dissent from the Merger under Section 179 of the BVI Act (the “Dissenter Rights”), then the rights of such holder under Section 179 of the BVI Act shall cease to exist, and the underlying Ordinary Shares shall be cancelled in accordance with Section 2.1(a), and shall entitle the holder thereof only to receive the Per Share Merger Consideration without interest in accordance with Section 2.1(a); and

(d)            Shares of Merger Sub. Immediately following the cancellation of Ordinary Shares and ADSs pursuant to the terms and conditions set out in Section 2.1(a), Section 2.1(b) and Section 2.1(c) above, each ordinary share of Merger Sub, issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued and fully paid ordinary share of the Surviving Company and shall constitute the only issued and outstanding shares of the Surviving Company.

Section 2.2            Treatment of Company Equity Awards.

(a)            At the Effective Time, the Company shall (i) terminate the Company Share Plan and any relevant award agreements entered into under the Company Share Plan, (ii) cancel each Company Option that is outstanding and unexercised, whether or not vested or exercisable, and (iii) cancel each Company Restricted Share Unit Award that is outstanding, whether or not vested.

(b)            Treatment of Company Options and Company Restricted Share Unit Awards.

(i)            Treatment of Vested Company Options. Each holder of a Vested Company Option which is cancelled at the Effective Time shall, in exchange therefor, be (x) with respect to each Vested Company Option the Exercise Price of which is lower than the Per Share Merger Consideration, paid by the Surviving Company or one of its Subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the product of (I) the excess, if any, of the Per Share Merger Consideration over the Exercise Price of such Vested Company Option, multiplied by (II) the number of Ordinary Shares underlying such Vested Company Option, and (y) with respect to each Vested Company Option the Exercise Price of which is equal to or greater than the Per Share Merger Consideration, issued with an employee incentive award by the Surviving Company, to replace such Vested Company Option, pursuant to terms and conditions to be determined by Parent which shall be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Vested Company Option.

(ii)           Treatment of Unvested Company Options. Each holder of an Unvested Company Option that is cancelled at the Effective Time shall, in exchange therefor, be issued with an employee incentive award by the Surviving Company, to replace such Unvested Company Option, pursuant to terms and conditions to be determined by Parent which shall be substantially similar (and which may be settled in cash or property other than shares) to the terms and conditions under the Company Share Plan and the award agreement with respect to such Unvested Company Option.

(iii)          Treatment of Vested Company Restricted Share Unit Awards. Each holder of a Vested Company Restricted Share Unit Award, which is cancelled at the Effective Time shall, in exchange therefor, be paid by the Surviving Company or one of its Subsidiaries, as soon as practicable after the Effective Time (without interest), a cash amount equal to the Per Share Merger Consideration with respect to each Vested Company Restricted Share Unit Award.

(iv)          Treatment of Unvested Company Restricted Share Unit Awards. Each holder of an Unvested Company Restricted Share Unit Award that is cancelled at the Effective Time shall, in exchange therefor, be issued with an employee incentive award by the Surviving Company, to replace such Unvested Company Restricted Share Unit Award, pursuant to terms and conditions to be determined by Parent which shall be substantially similar (and which may be settled in cash or property other than shares) to terms and conditions under the Company Share Plan and the award agreement with respect to such Unvested Company Restricted Share Unit Award.

(c)           Taxes. Any payment under this Section 2.2 shall be subject to all applicable Taxes and Tax withholding requirements, each applicable withholding agent shall be entitled to withhold Taxes under applicable Tax law in respect thereof, and each holder of Company Options or Company Restricted Share Unit Awards shall be personally responsible for the proper reporting and payment of all Taxes related to any distribution contemplated by this Section 2.2.

(d)            Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors (upon the recommendation of the Special Committee) and/or the compensation committee thereof, as applicable, shall adopt any resolutions and take any other actions that are reasonably necessary to cause the Company Share Plan, Company Options and Company Restricted Share Unit Awards to be treated in accordance with Section 2.2(b) above. The Company shall take all reasonable actions necessary to ensure that, if permitted by the Company Share Plan, none of the forfeiture restrictions on the Unvested Company Options and Unvested Company Share Awards will vest as a result of the transactions contemplated by this Agreement and, from and after the Effective Time, neither Parent nor the Surviving Company will be required to issue Ordinary Shares or other share capital of the Company or the Surviving Company to any Person pursuant to the Company Share Plan or in settlement of any Company Option or Company Restricted Share Unit Award (as applicable). Promptly following the date hereof but in any event prior to the Effective Time, the Company shall deliver written notice to each holder of Company Options or Company Restricted Share Unit Awards informing such holder of the effect of the Merger on his or her Company Options or Company Restricted Share Unit Awards (as applicable), and, to the extent required to effect the actions contemplated by this Section 2.2, use reasonable best efforts to seek the written consent of all holders of Company Equity Awards.

Section 2.3             Exchange of Certificates.

(a)            Paying Agent. Prior to the Closing, Parent or Merger Sub shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent and reasonably acceptable to the Company to act as agent for the shareholders of the Company in connection with the Merger (the “Paying Agent”) to receive payments required to be made pursuant to Section 2.1(a). Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, a cash amount in immediately available funds that are sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration and the aggregate Per ADS Merger Consideration pursuant to Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Ordinary Shares and the ADSs (other than the Excluded Shares and the Dissenting Shares). The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States, in commercial paper obligations rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding US$1 billion, or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months; provided that no such investment shall affect the amounts payable to the holders of the Ordinary Shares (other than the Excluded Shares and the Dissenting Shares). To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration and the aggregate Per ADS Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to Section 2.1(a) shall be promptly returned to the Surviving Company. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a).

(b)            Exchange Procedures.

(i)            Transmittal Materials. Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), Parent and the Surviving Company shall cause the Paying Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Ordinary Shares, if any (“Certificates”), and each former holder of record of Ordinary Shares held in book-entry form (“Book-Entry Shares”) (in each case, other than the Excluded Shares and the Dissenting Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of Certificates or exchange of Book-Entry Shares, as applicable, for the aggregate Per Share Merger Consideration.

(ii)           Certificates. Upon surrender of Certificates to the Paying Agent, (together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)), each holder of record of one or more Certificates, if any (other than holders of Excluded Shares and Dissenting Shares), shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Ordinary Shares represented by such surrendered Certificates by (B) the Per Share Merger Consideration, and the Certificates so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates to the Paying Agent. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof and, if reasonably required by the Surviving Company or the Paying Agent, the posting by such holder of a bond, in such reasonable amount as the Surviving Company or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay in respect of such lost, stolen or destroyed Certificates an amount in cash (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product of the number of Ordinary Shares represented by such Certificates multiplied by the Per Share Merger Consideration to which the holder thereof is entitled pursuant to Section 2.1(a).

(iii)          Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to receive the Per Share Merger Consideration in respect of such Book-Entry Shares. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Excluded Shares and Dissenting Shares) shall, upon receipt by the Paying Agent of an “agent’s message” in customary form or other evidence, if any, as the Paying Agent may have reasonably requested, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Ordinary Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration. No interest will be paid or accrued on any amount payable upon due receipt of by the Paying Agent of an “agent’s message” in customary form or other evidence, if any, as the Paying Agent may have reasonably requested.

(iv)          Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Ordinary Shares that is not registered in the register of members of the Company or if payment of the aggregate Per Share Merger Consideration is to be made to a Person other than the Person in whose name the Certificates or Book-Entry Shares, as applicable, is registered, a check for any cash to be exchanged upon due surrender of Certificates (or affidavits if Certificates are lost, stolen or destroyed) or receipt by the Paying Agent of an “agent’s message” or other evidence, if any, as the Paying Agent may have reasonably requested in the case of Book-Entry Shares, as applicable, may be issued to such transferee or other Person if the Certificates formerly representing such Ordinary Shares or the Book-Entry Shares, as applicable, are properly presented to the Paying Agent accompanied by all documents required to evidence, to the reasonable satisfaction of the Surviving Company, and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

(v)           ADSs. Prior to the Effective Time, Parent and the Company shall establish procedures with the Paying Agent and the Depositary to ensure that (A) the Paying Agent will transmit to the Depositary as promptly as reasonably practicable following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) and (y) the Per ADS Merger Consideration, and (B) the Depositary will distribute the Per ADS Merger Consideration to holders of ADSs pro rata to their holdings of ADSs (other than ADSs representing Excluded Shares) upon surrender by them of the ADSs. Pursuant to the terms of the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the Depositary, stock transfer or other Taxes and other government charges due to or incurred by the Depositary in connection with the cancellation of their ADSs. The Surviving Company will pay any applicable fees, charges and expenses of the Depositary and government charges (other than withholding Taxes, if any, which shall be withheld by the Depositary in accordance with Section 2.3(d)) due to or incurred by the Depositary in connection with distribution of the Per ADS Merger Consideration to holders of ADSs and the cancellation of ADSs (excluding any fees, including ADS cancellation or termination fees, payable by holders of ADSs in accordance with the Deposit Agreement). No interest shall be paid or will accrue on any amount payable in respect of the ADSs pursuant to the provisions of this Article II.

(vi)          Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Ordinary Shares (including Ordinary Shares represented by ADSs) for six (6) months after the Effective Time shall be delivered to the Surviving Company upon demand. Any holder of Certificates or Book-Entry Shares (in each case, other than Excluded Shares and the Dissenting Shares) who has not theretofore complied with this Section 2.3 shall thereafter be entitled to look to the Surviving Company for payment of the relevant aggregate Per Share Merger Consideration and/or aggregate Per ADS Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) upon due surrender of Certificates (or affidavits if Certificates are lost, stolen or destroyed) or delivery of an “agent’s message” or other evidence, if any, as the Surviving Company may have reasonably requested in the case of Book-Entry Shares (together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)), without any interest thereon and the Surviving Company, subject to the following sentence, shall remain liable for payment of such holder’s claim for the relevant aggregate Per Share Merger Consideration and/or aggregate Per ADS Merger Consideration payable upon due surrender of Certificates (or affidavits if Certificates are lost, stolen or destroyed) or due receipt by the Surviving Company of an “agent’s message” or other evidence, if any, as the Surviving Company may have reasonably requested in the case of Book-Entry Shares. Notwithstanding anything to the contrary herein, none of the Surviving Company, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Ordinary Shares (including Ordinary Shares represented by ADSs) for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Company, free and clear of all claims of interest of any Person previously entitled thereto.

(c)            Transfers. From and after the Effective Time, the register of members of the Company shall be closed, and there shall be no transfers on the register of members of the Surviving Company of the Ordinary Shares (including Ordinary Shares represented by ADSs) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Company, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Section 2.3, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Section 2.1(a) (without interest and after giving effect to any required Tax withholdings as provided in Section 2.3(e)). The relevant aggregate Per Share Merger Consideration and/or the aggregate Per ADS Merger Consideration paid upon surrender of Certificates (or affidavits if Certificates are lost, stolen or destroyed) or receipt by the Paying Agent of an “agent’s message” or other evidence, if any, as the Paying Agent may have reasonably requested in the case of Book-Entry Shares in accordance with the terms of this Section 2.3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Ordinary Shares (including Ordinary Shares represented by ADSs) formerly represented by such Certificates (or affidavits) or Book-Entry Shares, as applicable.

(d)            Withholding Rights. Notwithstanding anything herein to the contrary, each of the Paying Agent, Parent, the Surviving Company and the Depositary shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of Ordinary Shares (including Ordinary Shares represented by ADSs), Company Options or Company Restricted Share Unit Awards such amounts as it is required to deduct and withhold under any applicable Law relating to Taxes. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (i) shall be remitted by the Paying Agent, Parent, the Surviving Company or the Depositary, as applicable, to the applicable Governmental Authority, and (ii) to the extent so remitted, shall be treated for all purposes of this Agreement as having been paid to the holder of the Ordinary Shares (including Ordinary Shares represented by ADSs), Company Options or Company Restricted Share Unit Awards in respect of which such deduction and withholding was made by the Paying Agent, Parent, the Surviving Company and the Depositary, as the case may be.

(e)            Untraceable Shareholders. Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration shall not be sent to holders of Ordinary Shares or ADSs who are untraceable unless and until, except as provided below, they notify the Paying Agent or the Depositary, as applicable, of their current contact details. A holder of Ordinary Shares will be deemed to be untraceable if (i) such Person has no registered address in the register of members maintained by the Company or the Depositary, as applicable, (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such Person by the Company, in respect of such dividend either (x) has been sent to such Person and has been returned undelivered or has not been cashed or (y) has not been sent to such Person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable, or (iii) notice of the Shareholders Meeting convened to vote on the Merger has been sent to such Person and has been returned undelivered. Monies due to Dissenting Shareholders and holders of Ordinary Shares (including holders of ADSs) who are untraceable should be returned to the Surviving Company on-demand and held in a non-interest bearing bank account for the benefit of Dissenting Shareholders and holders of Ordinary Shares who are untraceable. Dissenting Shareholders and holders of Ordinary Shares (including holders of ADSs) who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving Company. Monies unclaimed after a period of three (3) years from the Closing Date shall be forfeited and shall revert to the Surviving Company.

Section 2.4             Dissenting Shares. The Company shall give Parent (i) prompt notice of any written notice of exercise of Dissenter Rights, any attempted withdrawals of such Dissenter Rights, and any other instruments served pursuant to Section 179 of the BVI Act and received by the Company relating to its shareholders’ exercise of Dissenter Rights, and (ii) the opportunity to direct all negotiations and proceedings with respect to any exercise of Dissenter Rights under the BVI Act and the exclusive right to select the appraiser (if any) which is to be appointed by the Company under Section 179(9)(a). The Company shall not, except with the prior written consent of Parent, make any offers in excess of Per Share Merger Consideration or payment with respect to any exercise of Dissenter Rights or any demands for appraisal or offer to settle or settle any such Dissenter Rights or any demands or approve any withdrawal of any such Dissenter Rights or demands.

Section 2.5            Adjustments. Notwithstanding anything to the contrary herein, in the event that the number of Ordinary Shares (including Ordinary Shares represented by ADSs) or securities convertible or exchangeable into or exercisable for Ordinary Shares (including Ordinary Shares represented by ADSs) issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Ordinary Shares (including Ordinary Shares represented by ADSs) or securities of a different class as a result of a reclassification, share split (including a reverse share split), combination, share dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction (but excluding any change that results from any exercise of Company Options to purchase Ordinary Shares or the vesting of any Company Options or Company Restricted Share Unit Awards), then the Per Share Merger Consideration and/or the Per ADS Merger Consideration (as applicable) shall be equitably adjusted to provide to Parent and the holders of Ordinary Shares (including Ordinary Shares represented by ADSs) or Company Equity Awards the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.5 shall be construed to permit the Company, any Subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

Section 2.6            Termination of Deposit Agreement. As soon as reasonably practicable after the Effective Time, the Surviving Company shall provide notice to The Bank of New York Mellon, a New York banking corporation (the “Depositary”) to terminate the deposit agreement, dated as of January 28, 2008, as amended and restated as of August 26, 2011, entered into by and among the Company, the Depositary and all holders from time to time of ADSs issued thereunder (the “Deposit Agreement”) in accordance with its terms.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the Company SEC Documents filed with, or furnished to, the SEC prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Document filed on or after the date hereof and excluding disclosures in the Company SEC Documents contained in the “Risk Factors” and “Forward Looking Statements” sections and any other sections to the extent they are forward-looking or cautionary in nature, in each case, other than any specific factual information contained therein), or (ii) as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”), it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosure with respect to any other section of this Article III to which the relevance of such item is reasonably apparent on its face that such disclosure pertains to such other representation and warranty.

Section 3.1            Corporate Existence and Power; Organization.

(a)            The Company is a BVI business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has all corporate or similar organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified or licensed to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification or license is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(b)            The corporate structure of the Group Companies and the ownership among the Group Companies and the establishment thereof are in compliance with all applicable Laws in all material respects. There are no other corporations, partnerships, joint ventures, associations, or entities through which any Group Company conducts business, or other entities in which a Group Company owns of record any equity or other interest or right (contingent or otherwise) to acquire the same.

(c)            All memorandum and articles of association or equivalent organizational documents of the Group Companies are in full force and effect as of the date hereof. No Group Company is in violation of any of the provisions of its memorandum and articles of association or equivalent organizational documents in any material aspect.

Section 3.2            Corporate Authorization.

(a)            The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the required approval of the Company’s shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The only votes of the holders of any of the Company’s shares necessary in connection with the consummation of the Merger (the “Company Requisite Vote”) are the affirmative votes of the holders of Ordinary Shares representing at least a majority of the Ordinary Shares present and voting in person or by proxy at the Shareholders Meeting. This Agreement, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding agreement of the Company, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”).

(b)            By resolutions duly adopted by the vote of those directors voting at a meeting duly called and held and not subsequently rescinded or modified in a manner adverse to Parent, the Board of Directors, upon the recommendation of the Special Committee, has unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders as a whole (other than the holders of the Excluded Shares) and declared it advisable to enter into this Agreement, the Plan of Merger and the Articles of Merger, (ii) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger, the Articles of Merger and the consummation of the Merger and the other transactions contemplated hereby, and (iii) resolved, subject to Section 6.3(c) and Section 6.3(d), to recommend the approval, adoption and authorization of this Agreement, the Plan of Merger, the Articles of Merger, the Merger and the other transactions contemplated hereby by the shareholders of the Company at the Shareholders Meeting (such recommendation, the “Company Board Recommendation”).

Section 3.3            Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Plan of Merger, the Articles of Merger and related documents with the Registrar pursuant to the BVI Act, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities laws, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the Required Regulatory Approvals and (v) any actions or filings the absence of which would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4            Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, (i) contravene, conflict with, or result in any violation or breach of any provision of the Memorandum and Articles of Association or any equivalent organizational documents of any other Group Company, assuming that the Company Requisite Vote will be obtained, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable Law, assuming compliance with the matters referred to in Section 3.3, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract or obligation to which any Group Company is a party or by which any of their respective properties or assets are bound, or (iv) result in the creation or imposition of any Lien (other than any Permitted Lien) on any asset or property of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.5            Capitalization.

(a)            The Company is authorized to issue 1,000,000,000 no par value shares of a single class (the “Ordinary Shares”). As of June 17, 2025:

(i)            513,216,222 Ordinary Shares (for the avoidance of doubt, excluding the 11,260,000 Ordinary Shares issuable upon exercise of Company Options as set forth in Section 3.5(a)(iv)) are issued and outstanding;

(ii)            no other classes of shares are issued and outstanding;

(iii)           no Company Restricted Share Awards are issued;

(iv)          11,260,000 Ordinary Shares are issuable upon exercise of Company Options; and

(v)           500,000 Company Restricted Share Unit Awards are issued and outstanding.

All outstanding Ordinary Shares have been duly authorized, validly issued and fully paid.

(b)            Except as set forth in Section 3.5(a), and except for this Agreement and the transactions contemplated hereby, as of the date of this Agreement, there are no issued, reserved for issuance or outstanding (i) shares or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares or other voting securities of or ownership interests in the Company or (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any shares, voting securities or securities convertible into or exchangeable for shares or voting securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. The Company does not have outstanding any bonds, debentures or notes that provide the holders thereof with the right to vote (or are convertible into or exchangeable or exercisable for securities having the right to vote) on any matter on which the shareholders of the Company may vote. The Company does not have any secured creditors holding a fixed or floating security interest.

(c)            Section 3.5(c) of the Company Disclosure Letter sets forth the following information with respect to each Company Option outstanding as of June 17, 2025: (i) the exercise or purchase price of such Company Option; (ii) the date on which such Company Option was granted; (iii) the vesting schedule and other vesting conditions (if any) of such Company Option; and (iv) the date on which such Company Option expires. The grant of each such outstanding Company Option was validly made and properly approved by the Company Board (or a duly authorized committee thereof) and any shareholder approval by the necessary number of votes in compliance with the terms of the relevant Company Share Plan, the Exchange Act, the rules and regulations of the New York Stock Exchange and all other applicable Laws. Except as otherwise provided in this Agreement, there are no commitments or agreements of any character to which any Group Company is bound obligating such Group Company to accelerate or otherwise alter the vesting of any Company Option as a result of the transactions contemplated hereby.

(d)            Section 3.5(d) of the Company Disclosure Letter sets forth the following information with respect to each Company Restricted Share Unit Award outstanding as of June 17, 2025: (i) the date on which such Company Restricted Share Unit Award was granted; (ii) the vesting schedule and other vesting conditions (if any) of such Company Restricted Share Unit Award; and (iii) the date on which such Company Restricted Share Unit Award expires. The grant of each such Company Restricted Share Unit Award was validly made and properly approved by the Company Board (or a duly authorized committee thereof) and any shareholder approval by the necessary number of votes in compliance in material respect with the terms of the Company Share Plan, the Exchange Act, the rules and regulations of the New York Stock Exchange and all other applicable Laws. Except as otherwise provided in this Agreement, there are no commitments or agreements of any character to which any Group Company is bound obligating such Group Company to accelerate or otherwise alter the vesting of any Company Restricted Share Unit Award as a result of the transactions contemplated hereby.

(e)            All Ordinary Shares subject to issuance upon due exercise of a Company Option or settlement of a Company Restricted Share Unit Award, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued and fully paid. The Company has made available to Parent accurate and complete copies of (i) the Company Share Plan pursuant to which the Company has granted the Company Options and Company Restricted Share Unit Awards that are currently outstanding, (ii) the form of award agreement evidencing such Company Options and Company Restricted Share Unit Awards, and (iii) award agreements evidencing such Company Options and Company Restricted Share Unit Awards with terms that are materially different from those set forth in the form of award agreement.

Section 3.6            Subsidiaries.

(a)            Each Subsidiary of the Company has been duly organized or formed, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization or formation, has all corporate or similar organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified or licensed to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification or license is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(b)            All of the outstanding shares of or other voting securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien (other than any Permitted Lien). As of the date of this Agreement, there are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any shares or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

(c)            The outstanding shares, share capital or registered capital, as the case may be, of each of the Subsidiaries of the Company is duly authorized, validly issued, fully paid and nonassessable, and the portion of the outstanding shares, share capital or registered capital, as the case may be, of each of the Company’s Subsidiaries and such other entity in which a Group Company owns or otherwise holds any equity interest as of the date hereof is owned by such Group Company free and clear of all Liens (other than Permitted Liens). There are no outstanding contractual obligations of any Group Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of the Company’s Subsidiaries.

Section 3.7             SEC Filings and the Sarbanes-Oxley Act.

(a)            The Company has filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2022 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b)            As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

(c)            As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d)            Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)            The Company has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Document. The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 or Rule 15d-15 under the Exchange Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls. As of the end of the period covered by the Company’s most recently filed annual report under the Exchange Act, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

Section 3.8             Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes thereto) included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, changes in shareholders’ equity and cash flows for the respective periods indicated therein (subject to, in the case of any unaudited interim financial statements, normal year-end audit adjustments which are not material in the aggregate and the exclusion of certain footnotes in accordance with the rules of the SEC relating to unaudited financial statements). The amount of “cash and cash equivalents” presented on each of the consolidated balance sheets contained in or incorporated by reference into the Company SEC Documents is presented, in material respects, in conformity with GAAP and applicable SEC rules and accurately presents the consolidated cash position of the Company in all material respects as of each such date presented.

Section 3.9            Disclosure Documents. The proxy statement of the Company (the “Proxy Statement”) and Schedule 13E-3 to be filed with the SEC in connection with the Merger will, when filed, comply as to form in all material respects with applicable Law and any applicable rules and regulations of the Exchange Act, the SEC and the New York Stock Exchange. At the time the Proxy Statement, Schedule 13E-3 and any amendments or supplements thereto is first mailed to the shareholders of the Company and at the time of the Company Requisite Vote, the Proxy Statement and Schedule 13E-3, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement or Schedule 13E-3 based upon information supplied by Parent, Merger Sub or any of their respective Representatives.

Section 3.10          Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices. Since the Company Balance Sheet Date, there has not been any event, occurrence, development or state of circumstances or facts that has had or would have, individually or in the aggregate, a Material Adverse Effect.

Section 3.11          No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind, other than: (i) liabilities disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities incurred in the ordinary course of business since the Company Balance Sheet Date; (iii) liabilities incurred in connection with the transactions contemplated hereby; and (iv) liabilities that would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.12           Permits; Compliance with Laws and Court Orders.

(a)            Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Group Companies is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for it to conduct its business as it is being conducted as of the date of this Agreement (the “Material Company Permits”); (ii) all of the Material Company Permits are valid and in full force and effect; (iii) none of the Group Companies is in violation of any Material Company Permits; and (iv) no suspension or cancellation of any of the Material Company Permit is pending.

(b)            The Group Companies are in compliance with all, and, to the knowledge of the Company, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of any, applicable Law or the applicable listing, corporate governance and other rules and regulations of New York Stock Exchange, except for failures to comply or violations that would not have, individually or in the aggregate, a Material Adverse Effect.

(c)            In the past five (5) years, no Group Company, or to the knowledge of the Company, any of their respective directors, officers, employees or other persons acting on behalf of any Group Company has violated any Anticorruption Law, nor has any Group Company, or to the knowledge of the Company, any of their respective directors, officers, employees or other persons acting on behalf of any Group Company (x) made or given any bribe, rebate, payoff, influence payment, kickback or any other type of payment, that would violate any applicable Anticorruption Laws, or (y) offered, paid, promised to pay, or authorized the payment of any money or anything of value, to any Government Official in a manner which would violate any applicable Anticorruption Law.

(d)            In the past five (5) years, no Group Company has conducted or initiated any internal investigation or made a voluntary, directed, involuntary or other disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with any Anticorruption Law, nor to the knowledge of the Company, any of their respective directors, officers, employees or other persons acting on behalf of any Group Company has received any written notice, request, allegation or citation from a Governmental Authority for any noncompliance with any Anticorruption Law. The Group Companies have implemented policies and procedures designed to ensure that each Group Company and the employees and other intermediaries of the Group Companies comply with the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable Anticorruption Laws. The Group Companies have implemented and maintain effective internal controls reasonably designed to prevent and detect violations of Anticorruption Laws. The Group Companies have maintained accurate books and records in compliance with all applicable Anticorruption Laws.

(e)            No Group Company, or to the knowledge of the Company, any of their respective directors, officers, employees or other persons acting on behalf of any Group Company is a Prohibited Person. No Group Company has engaged in any business or dealings involving or relating to (i) a Sanctioned Jurisdiction; or (ii) a Prohibited Person, in each case, to the extent such activities would violate applicable Laws.

Section 3.13          Litigation. As of the date of this Agreement, there is no Action pending against, or, to the knowledge of the Company, threatened against or affecting, any Group Company, or any share, security, equity interests, material property or asset of any Group Company, before (or, in the case of threatened Actions, would be before) or by any Governmental Authority, which (a) has, or would have, individually or in the aggregate, a Material Adverse Effect, or (b) seeks to enjoin, restrain or prevent the Merger or other transactions contemplated hereby. As of the date of this Agreement, no Group Company, nor any share, security, equity interests, or material property or asset of any Group Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, except as would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.14          Real Property.

(a)            Section 3.14(a) of the Company Disclosure Letter sets forth the common address, as of the date hereof, of all material Owned Real Property. The Company and its Subsidiaries have good and marketable fee simple title (or the applicable local equivalent) to all Owned Real Property, subject to any Permitted Liens. Except as would not have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, (i) neither the Company nor any of its Subsidiaries has received written notice of any pending condemnation, expropriation, eminent domain or similar Action affecting all or any material portion of the Owned Real Property, and (ii) neither the Company nor any of its Subsidiaries has leased, licensed, assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Owned Real Property, other than in the ordinary course of business and other than Permitted Liens.

(b)            Section 3.14(b) of the Company Disclosure Letter sets forth the common address, as of the date hereof, of all material Leased Real Property. The Company or its Subsidiaries have a valid and enforceable leasehold estate in all Leased Real Property, subject to any Permitted Liens. Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of Company, any other party thereto, is in breach of or default under any Contract pursuant to which the Company or its Subsidiaries occupy any Leased Real Property, (ii) neither the Company nor its Subsidiaries has, as of the date hereof, received any written notice from any lessor of such Leased Real Property of any breach of or default by the Company or any of its Subsidiaries under any such Contract pursuant to which the Company or any of its Subsidiaries occupy any Leased Real Property (in each case, with or without notice or lapse of time or both), which breach or default has not been cured, and (iii) neither the Company nor any of its Subsidiaries has subleased, licensed, assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the tenant’s interest in the Leased Real Property, other than Permitted Liens in the ordinary course of business.

Section 3.15          Intellectual Property and IT Security.

(a)            Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries owns all right, title and interest in and to, or has a valid and enforceable right to use all Intellectual Property used in, or necessary for, the conduct of its business as currently conducted and as currently proposed to be conducted (the “Company Intellectual Property”).

(b)            The Company Intellectual Property is (i) valid and enforceable, and (ii) free and clear of any Liens other than Permitted Liens. As of the date of this Agreement, there is no Action pending or, to the knowledge of the Company, threatened in writing, that challenges the validity, enforceability, ownership, registration, or use of any Company Intellectual Property.

(c)            Except as would not have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, there is no Action pending against the Company or any of its Subsidiaries alleging that (i) any services provided, processes used or products manufactured or sold by the Company or any of its Subsidiaries infringes any Intellectual Property rights of any Person; or (ii) any Person has infringed, misappropriated or otherwise violated any Company Intellectual Property.

(d)            The Company and each of its Subsidiaries has in place commercially reasonable measures designed to protect and maintain all Company Intellectual Property, including the confidentiality of any material trade secrets included therein. Each employee or consultant of the Company and its Subsidiaries who independently or jointly contributed to or otherwise participated in the authorship, invention, creation or development of any Intellectual Property (each such Person, a “Creator”) has (i) agreed to maintain and protect the trade secrets and confidential information of the Company, (ii) assigned to the Company or its applicable Subsidiary all Intellectual Property authored, invented, created or developed by such Person on behalf of the Company or any of its Subsidiaries in the course of such Creator’s employment or other engagement with the Company or any of its Subsidiaries, and (iii) has waived any and all rights to royalties or other consideration or non-assignable rights in respect of all such Intellectual Property. Except as would not have, individually or in the aggregate, a Material Adverse Effect, there has been no unauthorized access, use or disclosure of any such source code or trade secrets included in the Company Intellectual Property.

(e)            The Company and each of its Subsidiaries has in place commercially reasonable measures designed to protect the confidentiality, integrity, and security of the IT Systems and Personal Data, and commercially reasonable back-up and disaster recovery procedures designed for the continued operation of their businesses in the event of a failure of the IT Systems. Except as would not have, individually or in the aggregate, a Material Adverse Effect, there has been no security breach to the IT Systems that has resulted in the unauthorized access, use, disclosure, modification, encryption, loss, or destruction of any material information or data contained or stored therein.

(f)            Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries is in compliance, and has been in compliance with the Data Protection Laws and the written and published policies of the Company and its Subsidiaries. As of the date of this Agreement, there is no Action pending, or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, including by any Governmental Authority, with respect to their collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any Personal Data.

Section 3.16          Taxes.

(a)            All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all applicable Law, and all such material Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

(b)            The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable or required to be withheld and remitted, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books. There are no material Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes except Liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP. As of the date of this Agreement, there is no Action pending or, to the Company’s knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset. No material assessment, deficiency or adjustment with respect to Taxes has been asserted or proposed against the Company or any of its Subsidiaries that has not been fully settled and paid.

(c)            Each of the Company and its Subsidiaries is resident for Tax purposes only in its jurisdiction of incorporation and is not a Tax resident of or subject to Tax by any other jurisdiction.

(d)            Neither the Company nor any of its Subsidiaries has been party to or participated in any transaction a purpose of which is the avoidance of Taxes in violation of applicable Law.

(e)            Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have been in compliance with all terms and conditions of any Tax exemption, incentives or similar benefits, and the consummation of the transactions contemplated by this Agreement does not have any adverse effect on any such Tax exemption, incentives or benefits.

Section 3.17          Employee Benefit Plans.

(a)            Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each Employee Plan has been established, funded, maintained and administered in accordance with its terms and in compliance with the applicable provisions of all applicable Laws, and (ii) as of the date of this Agreement, no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened with respect to each Employee Plan.

(b)            A “Employee Plan” is a benefit plan, policy, program, contract or arrangement providing employment, compensation or benefits (i) to any current or former director, officer, employee or individual contractor or service provider, including bonus plans, employment, severance, employee loan, fringe benefits, change in control, retention, transaction or similar bonuses, incentive equity or equity-based compensation, or deferred compensation arrangements, or (ii) that is contributed to, sponsored or maintained by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any current or contingent obligation or liability, other than a plan, policy, program, or arrangement which is required to be maintained by applicable Law.

(c)            The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any current or former director, officer, employee or independent contractor or service provider of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.

(d)            Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.

(e)            All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending as of the date hereof, have been discharged and paid on or prior to the date hereof except to the extent reflected as a liability on the Company Balance Sheet, and the fair market value of the assets of each funded Employee Plan, the liability of each insurer for any Employee Plan funded through insurance or the book reserve established for any Employee Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement.

(f)            As of the date of this Agreement, there is no Action pending against or involving or, to the knowledge of the Company, threatened against or involving, any Employee Plan before any Governmental Authority.

(g)            No employee or former employee of the Company or any of its Subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

Section 3.18          Environmental Matters. Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) as of the date of this Agreement, no written notice, Order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and there are no Actions pending or, to the Company’s knowledge, threatened that allege a violation by the Company or any of its Subsidiaries of any Environmental Laws, (ii) the Company and each of its Subsidiaries have all environmental permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such permits, and (iii) the operations of the Company and each of its Subsidiaries are in compliance with the terms of applicable Environmental Laws.

Section 3.19          Material Contracts.

(a)            Except for this Agreement or as filed as exhibits to the Company SEC Documents as a “material contract” pursuant to Item 15 of Form 10-K under the Exchange Act, as of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any of the following types of Contracts, excluding in each case, Contracts under which such Group Company has no material outstanding rights or obligations (such Contracts, the “Material Contracts”):

(i)             any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Company or any of their respective Subsidiaries) to (A) sell any products or services of or to any other Person or in any geographic region, (B) engage in any line of business or (C) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Company or any of their respective Subsidiaries);

(ii)            any Contract relating to the formation, creation, operation, management or control of a partnership, joint venture, strategic cooperation or similar arrangement that is material to the Group Companies;

(iii)           any Contract involving a loan (other than accounts receivable in the ordinary course of business) or advance to, or investment in, any Person in the amount of more than US$1,000,000, other than to intercompany loans in the ordinary course of business;

(iv)          any Contract involving indebtedness of the Company or any of its Subsidiaries except for any indebtedness (A) as set forth in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company’s annual report on Form 10-K filed with the SEC on March 25, 2025, (B) incurred in the ordinary course of business, (C) incurred pursuant to this Agreement or in connection with the transactions contemplated hereby, or (D) not in excess of US$1,000,000;

(v)           any Contract for the acquisition, disposition, sale, transfer or lease (including leases in connection with financing transactions) of properties or assets of the Company or any of its Subsidiaries that have a fair market value or purchase price of more than US$2,000,000 (by merger, purchase or sale of assets or stock or otherwise);

(vi)          any Contracts relating to or in connection with any outstanding resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute in excess of US$1,000,000;

(vii)          any Contract for the employment of any officer, individual employee or other person by the Company or any of its Subsidiaries on a full-time or consulting basis or any severance agreements, in each case calling for payments in excess of US$1,000,000 annually;

(viii)         any Contract pursuant to which any other party has the right to terminate such Contract as a result of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, where (A) such Contract requires any payment in excess of US$1,000,000 to be made by the Company or any of its Subsidiaries in any calendar year or (B) the value of the outstanding receivables due to the Company and its Subsidiaries under such Contract is in excess of US$1,000,000 in any calendar year;

(ix)           any Contract with a currently effective “standstill” restriction on any person with respect to the Company’s securities;

(x)            any material Contract outside the ordinary course of business of the Company or not on arm’s length terms between the Company or any of its Subsidiaries, on one hand, and any Affiliate, or director, or executive officer, or any person beneficially owning five percent (5%) or more of the outstanding equity securities of any Group Company or any of their respective Affiliates (other than the Group Companies), or immediate family members or any of the respective Affiliates of such family members, on the other hand; or

(xi)           any other Contract the existence, substance or termination of which could have a Material Adverse Effect.

(b)            Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Material Contracts is a legal, valid and binding obligation of a Group Company, as applicable, in full force and effect and enforceable against such Group Company in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) to the knowledge of the Company, each Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to the Bankruptcy and Equity Exception, (iii) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract, (iv) neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract, (v) to the Company’s knowledge, no Person intends to terminate or cancel any Material Contract, (vi) to the Company’s knowledge, no fact or event exists that would give rise to any claim of default under any Material Contract, and (vii) neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall constitute a material default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of any Group Company under any Material Contract.

Section 3.20          Finders’ Fees. Except for the Financial Advisor, a copy of whose engagement agreement has been provided to Parent (an “Advisor Contract”), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 3.21          Opinion of Financial Advisor. The Special Committee has received the opinion of Kroll, LLC, operating through its Duff & Phelps Opinion Practice, as independent financial advisor to the Special Committee (the “Financial Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in the Financial Advisor’s written opinion, the Per Share Merger Consideration to be received by the holders of Ordinary Shares (other than the Excluded Shares) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than the ADSs representing the Excluded Shares) pursuant to this Agreement is fair from a financial point of view to such holders. A copy of such opinion will be delivered to Parent after the date of this Agreement for information purposes only. It is agreed and understood that such opinion may not be relied on by Parent, Merger Sub or any of their respective Affiliates.

Section 3.22           Interested Party Transactions. The Company has disclosed in the Company SEC Documents each material Contract between a Group Company or any of its Subsidiaries, on the one hand, and any “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) of the Company, on the other hand, entered into during fiscal years covered by such Company SEC Documents.

Section 3.23           Insurance. Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Group Companies maintain policies of insurance coverage against such risks and in such amounts as are in compliance with applicable Laws, and all such policies are in full force and effect (with all premiums due and payable thereon having been paid in full).

Section 3.24           No Other Representations and Warranties.

(a)            Except for the representations and warranties set forth in this Article III, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Sub, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their Representatives or Affiliates of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing.

(b)            Each of Parent and Merger Sub also acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

Section 4.1            Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, each of Parent and Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time, will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization pursuant to this Agreement and the Transactions.

Section 4.2            Corporate Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action. This Agreement, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of each of Parent and Merger Sub, subject to the Bankruptcy and Equity Exception.

Section 4.3            Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Plan of Merger, the Articles of Merger and related documents with the Registrar pursuant to the BVI Act, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities laws, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the Required Regulatory Approvals and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4           Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or constitutional documents of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (iii) assuming compliance with the matters referred to in Section 4.3, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or (iv) result in the creation or imposition of any lien on any asset of the Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Merger Sub has no secured creditors holding a fixed or floating security interest.

Section 4.5            Capitalization.

(a)            As of the date of this Agreement, the authorized shares of Parent consists solely of 50,000 ordinary shares, par value US$1.00 per share. At or prior to the Effective Time, Parent may increase or change its authorized shares, including to create different classes of ordinary shares. As of the date of this Agreement, all of the issued and outstanding shares of Parent are duly authorized, validly issued, fully paid and non-assessable, and are and at the Effective Time will be, owned by the Sponsor and his Affiliates; and

(b)            As of the date of this Agreement, the authorized shares of Merger Sub consists solely of 50,000 ordinary shares, par value US$1.00 per share, all of which are validly issued, outstanding, fully paid and non-assessable. At or prior to the Effective Time, Merger Sub may increase or change its authorized shares, including to create different classes of ordinary shares, all of which will be validly issued, outstanding, fully paid and non-assessable. All of the issued and outstanding shares of Merger Sub are, and at the Effective Time will be, owned by Parent.

Section 4.6            Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement and Schedule 13E-3 will not, at the time the Proxy Statement, the Schedule 13E-3 and any amendments or supplements thereto is first mailed to the shareholders of the Company and at the time of the Company Requisite Vote, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.6 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement or Schedule 13E-3 based upon information supplied by or on behalf of the Company or any of its Representatives in writing.

Section 4.7            Finders’ Fees. As of the date hereof, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 4.8             Sufficiency of Funds.

(a)             Parent has delivered to the Company a true and complete copy of the executed commitment letter, dated as of the date hereof, between Parent and Sponsor (including all exhibits, schedules and annexes thereto (if any), as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Equity Commitment Letter”), pursuant to which the Sponsor has committed, subject to the terms and conditions set forth therein, to invest up to the cash amount set forth therein (the “Equity Financing Commitment”). The Equity Commitment Letter provides that the Company is a third party beneficiary thereof and entitled to enforce such Equity Commitment Letter in accordance with the terms and conditions set forth therein. The Equity Commitment Letter is in full force and effect with respect to, and are the legal, valid, binding and enforceable obligations of each of the other parties thereto, subject to the Bankruptcy and Equity Exception.

(b)            The Equity Commitment Letter has not been amended or modified, no such amendment or modification is contemplated, the obligations and commitments contained in the Equity Financing Commitment have not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. The Sponsor has fully paid any and all fees that are payable on or prior to the date hereof under the Equity Commitment Letter and will pay when due all other fees arising thereunder as and when they become due and payable thereunder.

(c)             Except as expressly set forth in the Buyer Group Contracts, there are no side letters, contract, agreement, arrangement, commitment to which Parent or Merger Sub is a party that imposes conditions, affects the availability of or modifies, amends or expands the conditions to the funding of the Equity Financing Commitment (except for customary engagement letters and non-disclosure agreements that do not impact the conditionality or amount of the Equity Financing Commitment) or the transactions contemplated hereby.

(d)            As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto, under the Equity Commitment Letter. The Equity Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the applicable Equity Financing Commitment available to Parent or Merger Sub on the terms and conditions therein. As of the date hereof, Parent and Merger Sub have no reason to believe that any of the conditions to the Equity Financing Commitment contemplated by the Equity Commitment Letter will not be satisfied or the Equity Financing Commitment will not be available to Parent or Merger Sub on the Closing Date. Assuming the conditions in Section 7.1 and Section 7.2 are satisfied or waived, Parent and Merger Sub will have on the Closing Date funds sufficient to (i) pay the aggregate Per Share Merger Consideration and the aggregate Per ADS Merger Consideration and the other payments under Article II and (ii) pay any and all fees and expenses required to be paid in connection with the Merger, the other transactions contemplated by this Agreement.

Section 4.9             Limited Guarantee. Parent has furnished to the Company a true and complete copy of the Limited Guarantee. The Limited Guarantee is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to the Bankruptcy and Equity Exception) and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Limited Guarantee.

Section 4.10          Absence of Litigation. As of the date of this Agreement, (a) there is no Action pending or threatened against Parent or Merger Sub or any of their respective Affiliates before any Governmental Authority and (b) none of Parent, Merger Sub or any of their respective Affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case that seeks to, or would reasonably be expected to prevent or materially impair or delay the consummation of the Merger.

Section 4.11          Ownership of Shares. As of the date of this Agreement, other than the Rollover Securities, none of Parent, Merger Sub and the other Buyer Group Parties beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Ordinary Shares or any other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company or any option, warrants or other rights to acquire or vote any Ordinary Shares or any other securities of the Company, or to acquire any other economic interest (through derivative securities or otherwise) in the Company.

Section 4.12           Independent Investigation. Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Group Companies, which investigation, review and analysis were performed by Parent, Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that as of the date hereof, it, its Affiliates and their respective Representatives have been provided adequate access to the personnel, properties, facilities and records of the Group Companies for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any member of the Group Companies or their respective Representatives (except the representations and warranties of the Company set forth in this Agreement and in any certificate delivered pursuant to this Agreement).

Section 4.13           Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors. Assuming (a) the satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, (b) the accuracy of the representations and warranties set forth in Article III of this Agreement (for this purpose, such representations and warranties shall be true and correct in all material respects without giving effect to any materiality or Material Adverse Effect qualifiers contained therein) and, after giving effect to the transactions contemplated by this Agreement, including the Equity Financing Commitment, the payment of the aggregate Per Share Merger Consideration and the payment of all related fees and expenses, the Surviving Company on a consolidated basis will be solvent (as such term is used under the Laws of the British Virgin Islands) as of the Effective Time and immediately after the consummation of the transactions contemplated hereby.

Section 4.14          Buyer Group Contracts. Parent has delivered to the Company true and complete copies of the Buyer Group Contracts. Other than the Buyer Group Contracts, (a) there is no Contract relating to the transactions contemplated hereby between or among two or more of Buyer Group Parties, and (b) there is no Contract between Parent, Merger Sub, any other Buyer Group Parties or any of their respective Affiliates, on the one hand, and any director, officer, employee or shareholder of the Company and its Subsidiaries, on the other hand, that relates in any way to the transactions contemplated by this Agreement, in each case of (a) and (b), (i) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration in connection with the transactions contemplated by this Agreement, or (ii) pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Acquisition Proposal or Superior Proposal.

Section 4.15          No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub and any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub.

Article V
CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1            Conduct of the Company. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, except as contemplated or permitted by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, as required by applicable Laws or as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (a) the Company shall, and shall cause each of its Subsidiaries to conduct the business of the Group Companies in the ordinary course consistent with past practice in all material respects, (b) the Company shall use its reasonable best efforts to preserve substantially intact the material assets and business organizations of the Group Companies, to keep available the services of the current officers and key employees of the Group Companies and to maintain in all material aspects the current relationships of the Group Companies with existing customers, suppliers and other Persons with which any Group Companies has material business relations, and (c) without limiting the generality of the foregoing, the Company shall not, nor shall it permit any Group Company to:

(i)            amend or otherwise change its memorandum and articles of association, bylaws or other similar organizational documents;

(ii)            (A) split, combine, subdivide or reclassify any Company Securities or any Company Subsidiary Securities, (B) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Company Securities or any Company Subsidiary Securities, except for dividends by any of its wholly-owned Subsidiaries to the Company or any of its other wholly-owned Subsidiaries consistent with past practice, (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities, or (D) amend any term of any Company Security or any Company Subsidiary Security;

(iii)            issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of: (A) any shares of any class of any Group Company (other than the issuance of (1) any Ordinary Shares upon the exercise of Company Options that are outstanding on the date of this Agreement in accordance with the terms of those options on the date of this Agreement and (2) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company); (B) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of any Group Company with a value or purchase price (including the value of assumed liabilities) in excess of US$1,000,000, other than in the ordinary course of business or between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries; or (C) any Company Intellectual Property, except in the ordinary course of business;

(iv)          acquire (by purchase, merger, spin off, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, other than (A) pursuant to existing contracts or commitments, (B) in the ordinary course of business, or (C) investment in any wholly-owned Subsidiary of the Company;

(v)            make any loan, capital contribution to, or investment in, any other Person (other than any wholly-owned Subsidiary of the Company), in excess of US$1,000,000 in aggregate;

(vi)           incur, assume, alter, amend or modify any indebtedness for borrowed money, or guarantee thereof, or issue any debt securities, except for (i) the incurrence or guarantee of indebtedness under any Group Company’s existing credit facilities as in effect on the date hereof or the renewal of such existing credit facilities in an aggregate amount not to exceed the maximum amount authorized under the Contracts evidencing such indebtedness, (ii) as carried out in the ordinary course of business, or (iii) the incurrence or guarantee of indebtedness not in an aggregate amount in excess of US$500,000;

(vii)         (A) with respect to any director, officer, employee, independent contractor or other service provider of the Company or any of its Subsidiaries whose annual base salary or compensation exceeds US$500,000, (1) grant or increase any severance or termination pay (or amend any existing severance pay or termination arrangement) or (2) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement), (B) increase benefits payable under any existing severance or termination pay policies, (C) establish, adopt or amend (except as required by applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement, (D) increase compensation, bonus or other benefits payable to any director, officer, employee, independent contractor or other service provider of the Company or any of its Subsidiaries, except, with respect to any director, officer, employee, independent contractor or other service provider of the Company or any of its Subsidiaries whose annual base salary or compensation does not exceed US$500,000, for increases in the ordinary course of business consistent with past practice, or (E) hire, terminate of employment relationship (other than termination pursuant to the terms of any existing Contract as of the date hereof), or materially change scope of employment, position or job title with respect to any C-level executives and member of the management team of the Company or any of its Subsidiaries, and any employee whose annual compensation is no less than that of the top fifty paid employees of the Company;

(viii)         (A) except in the ordinary course of business and pursuant to the terms of the Company Share Plan, issue or grant any Company Equity Award or equity or equity-based awards of other types to any director, officer, employee, independent contractor or service provider of the Company or any of its Subsidiaries, (B) establish, adopt, amend or terminate any Employee Plan or materially amend the terms of any outstanding Company Options or Company Restricted Share Unit Awards, (C) take any action to accelerate the vesting or payment, of compensation or benefits under the Company Share Plan, or (D) forgive any loans to any director, officer, employee, independent contractor or service provider of the Company or any of its Subsidiaries;

(ix)           make any material changes with respect to financial accounting policies or procedures, including changes affecting the reported consolidated assets, liabilities or results of operations of the Group Companies, except as required by changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(x)            commence any Action for a claim of more than US$1,000,000 (excluding any Action seeking for an injunctive relief or other similar equitable remedies) or settle any Action (A) for an amount in excess of US$1,000,000, (B) that would impose any material restrictions on the business or operations of any Group Company, or (C) that is brought by or on behalf of any current, former or purported holder of any share capital or debt securities of any Group Company relating to the transactions contemplated hereby;

(xi)           effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization, public offering or similar transaction involving any Group Company, other than the transactions contemplated hereby;

(xii)          authorize, or make any commitment with respect to, any single capital expenditure which is in excess of US$1,000,000 or capital expenditures which are, in the aggregate, in excess of US$2,000,000 for the Group Companies taken as a whole;

(xiii)         except in the ordinary course of business, (A) enter into any Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof which calls for annual aggregate payments of US$1,000,000 or more, or (B) materially amend, modify, renew (other than any automatic renewal in accordance with the relevant contractual terms), consent to the termination of, or waive any material rights under, any Material Contract;

(xiv)         amend, modify, consent to the termination of, or waive any rights under, any Advisor Contract;

(xv)          enter into any Contract between a Group Company or any of its Subsidiaries, on the one hand, and any “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) of any Group Company, one the other hand, except for (i) Contracts solely between the Company and/or its wholly-owned Subsidiaries and (ii) Contracts permitted under Section 5.1(vii);

(xvi)         permit any material Company Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in such Intellectual Property owned by any Group Company, or grant or license or transfer to any Third Party any such material Intellectual Property owned by any Group Company, except grants of non-exclusive licenses of Intellectual Property or in the ordinary course of business;

(xvii)        fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(xviii)       enter into, or propose to enter into, any transaction involving any earn-out or similar payment payable by any Group Company, to any Third Party, other than payments in the ordinary course of business;

(xix)          make or change any material Tax election, materially amend any Tax Return (except as required by applicable Law), enter into any material agreement or seek any ruling from any Governmental Authority with respect to material Taxes, settle any material controversy with respect to Taxes, initiate any voluntary Tax disclosure to any Governmental Authority, or change any method of Tax accounting or Tax accounting period;

(xx)          engage in the conduct of any new line of business material to the Company and its Subsidiaries, taken as a whole; or

(xxi)         announce an intention, enter into any agreement or otherwise make a legally binding commitment, resolve or commit to do any of the foregoing.

Section 5.2            Conduct of Parties. Each Party agrees that, from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, such Party shall not, and shall cause its Subsidiaries not to, take any action or fail to take any action (including any action with respect to a Third Party) that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially impede, interfere with, hinder or materially delay the consummation of the transactions contemplated under this Agreement or result in any of the conditions to effecting the Merger becoming incapable of being satisfied or have a Material Adverse Effect or Parent Material Adverse Effect (as applicable).

Section 5.3            Compliance. During the period from the date of this Agreement until the earlier of the Effective Time and valid termination of this Agreement pursuant to Article VIII, the Company shall ensure that each Group Company will conduct its business in compliance with all applicable Laws in all material respects, and obtain, make and maintain in effect, all material consents, approvals, authorizations or permits of, or filings with or notifications to, the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of such Group Company in accordance with applicable Laws.

Section 5.4             No Control of Other Party’s Business. Without in any way limiting any Party’s rights or obligations under this Agreement (including Section 5.1 and Section 5.2), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Article VI
ADDITIONAL AGREEMENTS

Section 6.1             Proxy Statement and Schedule 13E-3.

(a)            As promptly as reasonably practicable after the date of this Agreement, the Company, with the cooperation and assistance of Parent and Merger Sub, shall prepare the Proxy Statement relating to authorization and approval of this Agreement, the Plan of Merger, the Articles of Merger and the transactions contemplated hereby, including the Merger. Concurrently with the preparation of the Proxy Statement, the Company and Merger Sub shall jointly prepare and use their reasonable best efforts to cause to be filed with the SEC a Rule 13e-3 transaction statement on Schedule 13E-3 relating to authorization and approval of this Agreement, the Plan of Merger, the Articles of Merger and the transactions contemplated hereby, including the Merger, by the shareholders of the Company (such Schedule 13E-3, as amended or supplemented, being referred to herein as the “Schedule 13E-3”). Each of the Company, Parent and Merger Sub shall (and Parent shall procure each other Buyer Group Party to) use its reasonable best efforts so that the Proxy Statement and Schedule 13E-3 will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and to respond promptly to any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3. Each of Parent and Merger Sub shall (and Parent shall procure each other Buyer Group Party to) provide reasonable assistance and cooperation to the Company in the preparation, filing and distribution of the Proxy Statement and Schedule 13E-3 and the resolution of comments from the SEC.

(b)            Subject to applicable Law, prior to any dissemination of the Proxy Statement and Schedule 13E-3 to the shareholders of the Company, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such documents, which the Company shall consider in good faith. Each of the Company, Parent and Merger Sub shall (and Parent shall procure each other Buyer Group Party to) furnish all information concerning such Party to the other Parties as reasonably requested in connection with the preparation, furnishing, filing and distribution of the Proxy Statement. If at any time prior to the Shareholders Meeting, the Company, Parent or Merger Sub discovers any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors that should be set forth in an amendment or supplement to the Proxy Statement and/or the Schedule 13E-3 so that the Proxy Statement and/or the Schedule 13E-3 would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, the Party which discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company; provided, that prior to such filing, to the extent permitted by Law, the Company, Parent and Merger Sub, as the case may be, shall consult with each other with respect to such amendment or supplement and shall afford the other party and their Representatives a reasonable opportunity to comment thereon. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall promptly notify the other Party upon the receipt of any correspondences from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and Schedule 13E-3 and shall provide the other Party with copies of all correspondences between such Party and the SEC relating to the Proxy Statement and Schedule 13E-3.

(c)             Each of the Company, Parent and Merger Sub agrees to promptly correct any information provided by it specifically for use in the Proxy Statement and Schedule 13E-3 if and to the extent that such information shall have become false or misleading in any material respect.

(d)            For the avoidance of doubt and notwithstanding anything herein to the contrary, in connection with any disclosure regarding a Change of Recommendation made pursuant to the terms of this Agreement, the Company shall not be required to provide Parent or Merger Sub the opportunity to review or comment on (or include comments proposed by Parent or Merger Sub in) the Proxy Statement or the Schedule 13E-3, or any amendment or supplement thereto, or any comments thereon or any other filing by the Company with the SEC, with respect to such disclosure.

Section 6.2            Shareholders Meeting; Board Recommendation.

(a)            Subject to applicable Law, Section 6.2(e) and Section 6.3, the Company, acting upon the recommendation of the Special Committee, shall convene the Shareholders Meeting as soon as practicable. Subject to applicable Law and Section 6.3, the Company shall establish a record date for determining shareholders of the Company entitled to vote at the Shareholders Meeting (the “Record Date”) in consultation with Parent, and shall not change such Record Date or establish a different record date for the Shareholders Meeting without the prior written consent of Parent, unless required to do so by applicable Law; and in the event that the date of the Shareholders Meeting as originally called is for any reason adjourned or otherwise delayed, except as required by applicable Laws, the Company agrees that unless Parent shall have otherwise approved in writing, the Company shall implement such adjournment or other delay in such a way that the Company does not establish a new Record Date for the Shareholders Meeting, as so adjourned or delayed. As soon as practicable after the SEC confirms that it has no further comments on the Proxy Statement and Schedule 13E-3 or that it is not reviewing the Proxy Statement and Schedule 13E-3, and subject to Section 6.3(c) and Section 6.3(d), the Company shall (1) mail or cause to be mailed the Proxy Statement and Schedule 13E-3 to the holders of Shares (and concurrently file the Proxy Statement and Schedule 13E-3), including Ordinary Shares represented by ADSs, as of the Record Date, for the purpose of voting upon the authorization and approval of this Agreement, the Plan of Merger, the Articles of Merger and the transactions contemplated hereby, including the Merger, and take all actions required under the BVI Act, the Memorandum and Articles of Association and the applicable requirements of the New York Stock Exchange necessary to duly call, give notice of, convene and hold an extraordinary general meeting of the Company for the purpose of approving this Agreement and the transactions contemplated hereby, including the adoption and approval of the Merger, the Plan of Merger, the Articles of Merger and any other transactions as reasonably agreed by the Company and Parent to be necessary or appropriate in connection with the Merger (including any adjournment thereof, the “Shareholders Meeting”), and (2) instruct the Depositary to (A) fix the Record Date as the record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the Ordinary Shares represented by ADSs (the “Record ADS Holders”), (B) provide all proxy solicitation materials to all Record ADS Holders, and (C) vote all Ordinary Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders. Subject to Section 6.2(b), without the consent of Parent, the authorization and approval of this Agreement, the Plan of Merger, the Articles of Merger and the Transactions, including the Merger, are the only matters (other than procedural matters) that shall be proposed to be voted upon by the shareholders of the Company at the Shareholders Meeting.

(b)            As soon as practicable after the mailing the Proxy Statement and Schedule 13E-3, the Company, acting upon the recommendation of the Special Committee, shall hold the Shareholders Meeting, unless such actions by the Company would be prohibited by any Order or in violation of applicable Laws. Subject to this Section 6.2 and Section 6.3, (i) the Board of Directors, upon the recommendation of the Special Committee, shall make the Company Board Recommendation and include in the Proxy Statement the Company Board Recommendation, and (ii) the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the authorization and approval of this Agreement, the Plan of Merger, the Articles of Merger and the transactions contemplated under this Agreement, including the Merger, and shall take all other action necessary or advisable to secure the Company Requisite Vote.

(c)            In the event that subsequent to the date hereof, the Board of Directors makes a Change of Recommendation and/or authorizes the Company to terminate this Agreement pursuant to Section 6.3(c) and Section 6.3(d), the Company shall not be required to convene the Shareholders Meeting or submit this Agreement to the holders of the Ordinary Shares for approval.

(d)            Notwithstanding Section 6.2(b), the Company may, after consultation in good faith with Parent, adjourn, postpone or recommend the adjournment of the Shareholders Meeting to its shareholders solely (A) to the extent required by applicable Law, (B) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote, (C) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement or Schedule 13E-3 is provided to the shareholders of the Company within a reasonable amount of time in advance of the Shareholders Meeting, or (D) to the extent the Special Committee has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Laws. If the Shareholders Meeting is adjourned, the Company shall convene and hold the Shareholders Meeting as soon as reasonably practicable thereafter, subject to the immediately preceding sentence, provided that, the Company shall not recommend to its shareholders the adjournment of the Shareholders Meeting to a date that is less than five (5) Business Days prior to the End Date.

(e)            Subject to applicable Law and the terms of the Memorandum and Articles of Association, Parent may request that the Company adjourn or postpone the Shareholders Meeting for up to thirty (30) days with respect to any single adjournment, and ninety (90) days in the aggregate (but in any event no later than five (5) Business Days prior to the End Date), (i) if as of the time for which the Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Ordinary Shares represented (either in person or by proxy) that have submitted ballots in favor of the authorization and approval of this Agreement, the Plan of Merger, the Articles of Merger, and the transactions contemplated hereby, including the Merger, to obtain the Company Requisite Vote or (ii) in order to allow reasonable additional time for (A) the filing and mailing of, at the reasonable request of Parent, any supplemental or amended disclosure that is required by applicable Law and (B) such supplemental or amended disclosure to be disseminated and reviewed by the shareholders of the Company prior to the Shareholders Meeting, in which event the Company shall, in each case, cause the Shareholders Meeting to be adjourned in accordance with Parent’s request in accordance with this Section 6.2(e). To the extent the Company is unable to adjourn or postpone the Shareholders Meeting at the request of Parent in accordance with this Section 6.2(e), subject to applicable Law and the terms of the Memorandum and Articles of Association, the Company will, upon the written request of Parent, call another extraordinary general meeting of the Company to consider the same subject matter.

Section 6.3            No Solicitation of Transactions.

(a)            Until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except as set forth in Section 6.3(b), Section 6.3(c) and Section 6.3(d):

(i)            the Company shall not, and shall cause its Subsidiaries, and their respective Representatives not to, directly or indirectly:

(A)            solicit, initiate, propose, knowingly facilitate or knowingly encourage the Acquisition Proposal or any proposal, offer, inquiry or request for information or request for negotiations or discussions that would reasonably be expected to lead to any Acquisition Proposal or inquiries regarding or the making, submission or consummation of any Acquisition Proposal;

(B)            engage in, maintain, continue, knowingly facilitate or knowingly encourage or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal with, or provide any non-public information or data concerning the Company or any of its Subsidiaries to, any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) in furtherance of the Acquisition Proposal or any proposal, offer, inquiry or request for information or request for negotiations or discussions that would reasonably be expected to lead to any Acquisition Proposal;

(C)            (v) change, withhold, withdraw, qualify or modify (or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (w) fail to make the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement, (x) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the shareholders of the Company an Acquisition Proposal, or (y) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (it being understood and agreed that any communication made in accordance with Section 6.3(e) with respect to such tender offer or exchange offer, shall not be deemed a Change of Recommendation if such communication is made prior to the tenth Business Day after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer) (any of the foregoing in this clause (C), a “Change of Recommendation”);

(D)            enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or commitment (other than an Acceptable Confidentiality Agreement) contemplating or otherwise relating to, any Acquisition Proposal (the “Alternative Acquisition Agreement”);

(E)            adopt resolutions or otherwise take any action to grant any Third Party waiver, amendment or release under any standstill, confidentiality or similar agreement or Takeover Statutes to which the Company or any of its Subsidiaries is a party or with respect to any class of equity interests of the Company or any of its Subsidiaries (provided that (x) if the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable Laws, the Company may waive any such provision to the extent necessary to permit the Person bound by such provision to propose an Acquisition Proposal to the Board of Directors, and (y) such restriction shall not apply if the Company releases or waives the corresponding provision in the Confidentiality Agreement); or

(F)            resolve or agree to do any of the foregoing.

(ii)            the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, (A) cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives and financing sources with respect to any Acquisition Proposal, and (B) use reasonable best efforts to request each Third Party that has heretofore executed a confidentiality agreement in connection with such Person’s consideration of any Acquisition Proposal to return (or if permitted by the applicable confidentiality agreement, destroy) all information required to be returned (or if applicable, destroyed) by such Person under the terms of the applicable confidentiality agreement.

(b)            Notwithstanding anything to the contrary in this Agreement, at any time prior to the receipt of the Company Requisite Vote:

(i)            the Company, directly or indirectly through its Representatives and acting only under the direction of the Special Committee, may contact any Third Party and its Representatives that has made an unsolicited, written, bona fide Acquisition Proposal to clarify and understand the terms and conditions thereof and to notify such Person of the restrictions of this Section 6.3; and

(ii)            the Company, directly or indirectly through its Representatives and acting only under the direction of the Special Committee, may (A) engage in negotiations or discussions with such Third Party and its Representatives that has made after the date of this Agreement an unsolicited, bona fide written Acquisition Proposal that the Special Committee in its good faith judgment, after consultation with its financial advisor and outside legal counsel, believes such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal, and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent (to the extent that Parent is willing to receive such information), as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party, and (C) take any non-appealable, final action that any court of competent jurisdiction orders the Company to take;

provided, further, (1) that prior to taking any actions described in clause (ii) above, the Special Committee has (x) determined, in its good faith judgment, based on the information then available and after consultation with the Company, its management team, the Special Committee’s financial advisor and outside legal counsel, that such Third Party and its Acquisition Proposal are reasonably likely to be credible and made in good faith with a reasonable belief by such Third Party that it is reasonably likely to be able to raise, within a reasonable amount of time, the full amount of cash and other consideration required to consummate the transactions contemplated by such Acquisition Proposal (and, notwithstanding anything to the contrary contained herein, the Company may request such Third Party to provide additional materials that would be relevant or helpful for such determination), and that failure to take such action in clause (ii) above would be inconsistent with its fiduciary duties under applicable Laws and (y) provided written notice to Parent at least two Business Days prior to taking any such action, which notice must (I) identify the Third Party, (II) describe in reasonable detail the Acquisition Proposal and (if the action involves the provision of information under clause (ii)(b) above) any non-public information to be provided to the Third Party, and (III) confirm compliance with all requirements of this proviso; and (2) the Company shall not provide to such Third Party or its Representatives any non-public information that is subject to a confidentiality obligation binding on the Company, legally privileged, proprietary or competitively sensitive or the disclosure of which could otherwise materially and negatively affect the Company’s business and financial performance, unless (x) the Special Committee determines that the provision of such information to such Third Party or its Representatives would not materially and negatively affect the Company, its business or financial performance and (y) in the case of information relating to Sponsor or Parent (including information provided pursuant to Section 6.6(b) of this Agreement), Parent provides express written consent to the Company, with all determinations under this clause (2) (including with respect to whether the information is covered by this clause (2), except for information subject to clause (2)(y)) to be made by the Special Committee in good faith judgment, based on the information then available and after consultation with the Company, its management team, the Special Committee’s financial advisor and outside legal counsel; provided, however, that, notwithstanding anything to the contrary contained herein, as to any Third Party that has submitted an indicative proposal prior to the date hereof, the Company may request that such Third Party provide any additional materials that would be relevant or helpful for the Special Committee to make the determinations described in clause (1)(x) as to the credibility of such proposal and ability to raise the full amount of consideration to consummate such proposal.

(c)            Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement and at any time prior to obtaining the Company Requisite Vote, with respect to any bona fide written proposal or offer received by the Company with respect to Acquisition Proposal which was not withdrawn and which was not obtained in violation of this Section 6.3 (other than immaterial non-compliance that does not adversely affect Parent or Merger Sub), if the Special Committee determines, in its good faith judgment after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal, as the case may be, constitutes a Superior Proposal and that failure to make a Change of Recommendation with respect to such Acquisition Proposal would be inconsistent with its fiduciary duties under applicable Law, the Board of Directors may, upon the recommendation of the Special Committee, (A) effect a Change of Recommendation, and/or (B) authorize the Company to terminate this Agreement in accordance with Section 8.1(c)(iii) to enter into an Alternative Acquisition Agreement, but in each case only if:

(i)              the Company shall have complied with the requirements of this Section 6.3 (other than immaterial non-compliance that does not adversely affect Parent or Merger Sub);

(ii)             each of the following obligations or conditions shall have been satisfied prior thereto: (A) the Company shall have provided prior written notice (the “Notice of Superior Proposal”) to Parent that the Company has received a Superior Proposal, specifying the identity of the party making such Superior Proposal and the material terms thereof and indicating that the Board of Directors intends to effect a Change of Recommendation or take any other action described in this Section 6.3(c) (it being understood that the Notice of Superior Proposal or any amendment or update thereto or the determination to so deliver such notice shall not constitute a Change of Recommendation), and (B) the Company (1) shall, and shall cause its Representatives to, during the period beginning at 5:00 p.m. New York time on the day of delivery by the Company to Parent of such Notice of Superior Proposal (or, if delivered after 5:00 p.m. New York time or on any day other than a Business Day, beginning at 5:00 p.m. New York time on the next Business Day) and ending four (4) Business Days later at 5:00 p.m. New York time (the “Superior Proposal Notice Period”) negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) any proposed modifications to the terms and conditions of this Agreement or the Equity Commitment Letter, and (2) shall permit Parent and its Representatives during the Superior Proposal Notice Period to make a presentation to the Board of Directors regarding this Agreement or the Equity Commitment Letter and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that in the event of any material revisions to the Acquisition Proposal, as the case may be, the Company shall deliver a new written notice to Parent and comply again with the requirements of this Section 6.3(c)(ii) with respect to such new written notice; provided, further, that with respect to each such new written notice to Parent, the Superior Proposal Notice Period shall be deemed to be a two (2) Business Day period rather than the four (4) Business Day period first described above; and

(iii)            following the end of the Superior Proposal Notice Period (and any renewed period thereof), the Board of Directors shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, after considering the terms of any proposed amendment or modification to this Agreement or the Equity Commitment Letter, and any other information provided by Parent, that the Acquisition Proposal continues to constitute a Superior Proposal and the failure to effect a Change of Recommendation with respect to such Acquisition Proposal would still be inconsistent with the directors’ fiduciary duties under applicable Laws.

(d)           Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Requisite Vote, if an Intervening Event has occurred and the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to make a Change of Recommendation would be inconsistent with its fiduciary duties under applicable Laws, the Board of Directors may, upon the recommendation of the Special Committee, make a Change of Recommendation and/or authorize the Company to terminate this Agreement in accordance with Section 8.1(c)(iii); provided that prior to effecting a Change of Recommendation in connection with an Intervening Event in accordance with this Section 6.3(d), (i) the Company shall have provided a prior written notice (the “Notice of Intervening Event”) to Parent that the Board of Directors, upon the recommendation of the Special Committee, intends to effect a Change of Recommendation pursuant to this Section 6.3(d), describing in reasonable detail the facts of such Intervening Event, and (ii) the Company (A) shall, and shall cause its Representatives to, during the period beginning at 5:00 p.m. New York time on the day of delivery by the Company to Parent of such Notice of Intervening Event (or, if delivered after 5:00 p.m. New York time or on any day other than a Business Day, beginning at 5:00 p.m. New York time on the next Business Day) and ending four (4) Business Days later at 5:00 p.m. New York time (the “Intervening Event Notice Period”) negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) any proposed modifications to the terms and conditions of this Agreement or the Equity Commitment Letter in a manner that obviates the need for such Change of Recommendation or so that the failure to effect a Change of Recommendation would no longer be inconsistent with the directors’ fiduciary duties under applicable Law, and (B) shall permit Parent and its Representatives during the Intervening Event Notice Period to make a presentation to the Board of Directors or the Special Committee regarding this Agreement or the Equity Commitment Letter and any adjustments with respect thereto (to the extent Parent desires to make such presentation); and (iii) following the end of the Intervening Event Notice Period, the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, and after considering the terms of any proposed amendment or modification to this Agreement or the Equity Commitment Letter, and any other information provided by Parent, that failure to make a Change of Recommendation with respect to such Intervening Event would still be inconsistent with the directors’ fiduciary duties under applicable Laws.

(e)            None of the Company, the Board of Directors or any committee of the Board of Directors shall enter into any Contract with any Third Party to limit or not to give prior notice to Parent of its intention to effect a Change of Recommendation in violation of the Company’s obligation to notify Parent hereunder.

(f)            Nothing contained in this Section 6.3 shall prevent the Board of Directors from (x) complying with Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 6.3; provided that any such action taken or statement made that relates to an Acquisition Proposal shall be deemed to be a Change of Recommendation unless the Board of Directors reaffirms the Company Board Recommendation in such statement or in connection with such action or (y) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

(g)            Prior to the termination of this Agreement pursuant to Article VIII, the Company shall not submit to the vote of its shareholders any Acquisition Proposal or enter into any Alternative Acquisition Agreement.

(h)            The Company shall promptly inform its Representatives of the obligations applicable to such directors, officers and Representatives in this Section 6.3.

(i)            For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)              “Superior Proposal” means a bona fide written Acquisition Proposal (provided that, for purposes of the definition of “Superior Proposal,” each reference to “20%” in the definition of “Acquisition Proposal” shall be replaced with “50%”) which was not obtained in violation of Section 6.3 (other than immaterial non-compliance that does not adversely affect Parent or Merger Sub), that (i) provides for the payment of cash consideration per Ordinary Share to holders thereof that is in excess of the Per Share Merger Consideration and cash consideration per ADS to holders thereof that is in excess of the Per ADS Merger Consideration, and that (ii) the Board of Directors (with the approval of the Special Committee) has determined in its good faith judgment (after consultation with its financial advisor and outside legal counsel), (a) would be reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal deemed relevant in good faith by the Board of Directors or the Special Committee, and (b) would, if consummated, result in a transaction more favorable to the shareholders of the Company (other than holders of the Excluded Shares) from a financial point of view than the transactions contemplated hereby (including the effect of any termination fee or provision relating to the reimbursement of expenses); provided, however, that any such Acquisition Proposal shall not be deemed to be a “Superior Proposal” if any debt or equity financing required to consummate the transaction contemplated by such offer or proposal is not fully committed.

(ii)            “Intervening Event” means a material change, event, occurrence or development with respect to the Company and its Subsidiaries or the business of the Company and its Subsidiaries that was not known to either the Board of Directors or the Special Committee as of or prior to the date of this Agreement, which change, event, occurrence or development occurs, arises or becomes known to the Board of Directors or the Special Committee after the date hereof; provided that in no event shall the receipt of an Acquisition Proposal or a Superior Proposal constitute an Intervening Event.

Section 6.4             Further Action; Efforts.

(a)            Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts to (and, in the case of Parent, cause each of the other Buyer Group Parties to) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable, all documentation to effect all necessary notices, reports and other filings and obtaining as promptly as practicable all consents, approvals, registrations, authorizations, waivers, permits, clearances and Orders necessary or advisable to be obtained from any third party or any Governmental Authority in order to consummate the Merger and the other transactions contemplated hereby; provided, that nothing herein shall require the Company or any of its Subsidiaries to take any action that is not contingent upon the Closing.

(b)            If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their reasonable best efforts to take all such action. In furtherance of and not in limitation of the foregoing, the Company and Parent shall offer to take (and if such offer is accepted, commit to take) all steps to avoid or eliminate impediments under any Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Effective Time to occur prior to the End Date. Without limiting the foregoing, the Company and Parent shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of the Company or Parent or any Affiliate of the Company or Parent or, effective as of the Effective Time, the Surviving Company, or their respective Subsidiaries or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or Parent or any Affiliate of the Company or Parent, the Surviving Company or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Action, which would otherwise have the effect of preventing or delaying the Effective Time beyond the End Date.

(c)            Without limiting any of its other obligations hereunder, the Company and the Buyer Group Parties shall take all such further action as may be necessary to resolve such objections, if any, as any Governmental Authority or other competition authorities of any nation or jurisdiction (including multinational or supranational), or any other Person, may assert under any Law that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition and including any Laws that relate to foreign investments (“Regulatory Laws”) with respect to the transactions contemplated by this Agreement, and to avoid or eliminate each and every impediment under any Regulatory Law that may be asserted by any Governmental Authority with respect to the Merger, in each case so as to enable the Merger and the other transactions contemplated by this Agreement to occur as promptly as reasonably practicable (taking into account the other conditions to the Closing set forth in Section 7.1, Section 7.2 and Section 7.3, and in any event no later than the End Date), by proposing, negotiating, committing to and effecting, by agreement, consent decree, hold separate order, trust or otherwise, (x) the sale, divestiture or disposition of such assets, businesses, services, products or product lines of the Buyer Group Parties or the Company or any of its Subsidiaries or behavioral limitations, conduct restrictions or commitments with respect to any such assets, businesses, services, products or product lines of the Buyer Group Parties or the Company or any of its Subsidiaries, (y) the creation or termination of relationships, ventures, contractual rights or obligations of the Buyer Group Parties or the Company or any of its Subsidiaries and (z) any other actions that would limit the freedom of action of the Buyer Group Parties or the Company or any of its Subsidiaries with respect to, or its ability to retain, one or more of its or the Company’s or the Surviving Company’s Subsidiaries’ assets, businesses, services, products or product lines, in each case as may be required in order to obtain all Required Regulatory Approvals as promptly as practicable (including expirations or terminations of waiting periods whether imposed by Law or agreement) and to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing the consummation of the Merger or other transactions contemplated by this Agreement or delaying any of the foregoing beyond the End Date (each of (x), (y) and (z), a “Divestiture Action”). Neither the Company nor any of its Subsidiaries shall, without Parent’s prior written consent, and neither Parent nor any of its Subsidiaries shall, without the Company’s prior written consent, discuss or commit to any extension of any waiting period under any Regulatory Law or any agreement not to consummate the Merger or any of the other transactions contemplated by this Agreement. The Company shall not be required to take any action pursuant to this Section 6.4(c) unless it is expressly conditioned on the effectiveness of the Merger. Notwithstanding anything to the contrary in this Agreement, (i) the Buyer Group Parties shall not be obligated to agree to take any action, or accept any conditions, restrictions, obligations or requirements, including any Divestiture Action, with respect to the Buyer Group Parties (as constituted and without giving effect to the Merger), pursuant to this Section 6.4(c), and (ii) neither the Company nor any of its Subsidiaries shall agree without Parent’s prior written consent, to take any action, or accept any conditions, restrictions, obligations or requirements, including any Divestiture Action, with respect to the Company and its Subsidiaries, pursuant to this Section 6.4(c) if such actions, conditions, restrictions, obligations or requirements (including any Divestiture Action) would, individually or in the aggregate, constitute a Material Adverse Effect.

(d)            Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall use its reasonable best efforts to (and, in the case of Parent, cause each of the other Buyer Group Parties to, in the case of Company, shall cause the Subsidiaries of the Company to) (i) cooperate with each other in connection with any filing or submission with any Governmental Authority and in connection with any investigation or other inquiry by any Governmental Authority, including any proceeding before any Governmental Authority that is initiated by a private party, and take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated hereby, including employing such resources as are necessary to obtain the Required Regulatory Approvals; (ii) subject to applicable Law, furnish to the other Party as promptly as reasonably practicable all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable for any application or other filing to be made by the other Party to any Governmental Authority pursuant to any applicable Law in connection with the transactions contemplated by this Agreement, including the Proxy Statement, the Schedule 13E-3, and application or filing to obtain the Required Regulatory Approvals; (iii) promptly notify the other Party of any substantive (whether verbal or written) communication received by such Party from, or given by such Party to, any Governmental Authority regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all written correspondence and communications between them and any Governmental Authority with respect to the transactions contemplated hereby, including communications and correspondences in relation to obtaining the Required Regulatory Approvals; (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, any Governmental Authority in connection with the transactions contemplated hereby, including inquiries, information or documentation in relation to obtaining the Required Regulatory Approvals; and (v) permit the other Party to review, and to the extent practicable consult with the other Party in advance and consider in good faith the other Party’s reasonable comments in connection with, any material communication with any Governmental Authority in connection with the transactions contemplated hereby, including communication in relation to obtaining the Required Regulatory Approvals; provided that each Party shall be entitled to redact materials (1) as necessary to comply with contractual arrangements, (2) as necessary to address reasonable legal privilege or confidentiality concerns, determined based on the advice of such Party’s outside legal counsel, or (3) to the extent relating to the Company’s valuation and similar matters relating to the Merger.

(e)            No Party shall independently participate in any substantive meeting or communication with any Governmental Authority in respect of any filing, investigation or other inquiry relating to the transactions contemplated hereby without giving the other Parties sufficient prior notice of such meeting or communication and, to the extent permitted by such Governmental Authority, giving the other Parties the opportunity to attend or participate in such meeting or communication.

Section 6.5             Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Authority in connection with the Merger or any of the other transactions contemplated hereby, (b) any notice or other communication received by such Party from any Person alleging that the consent of such Person is or may be required in connection with the Merger or any of the other transactions contemplated hereby, and (c) any Action commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries or Affiliates which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any section of this Agreement or relate to the Merger or any of the other transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the failure to give prompt notice pursuant to this Section 6.5 shall not constitute a failure of a condition set forth in Article VII except to the extent that the underlying breach of a representation or warranty or failure to perform any covenant or agreement not so notified would, standing alone, constitute such a failure.

Section 6.6             Access to Information; Confidentiality.

(a)            From the date hereof until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, and subject to applicable Law and the Confidentiality Agreement, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.6 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries or the prompt and timely discharge by such officers or employees of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access or to disclose information where such access or disclosure would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or contravene any applicable Law or requirements of any Governmental Authority or any binding agreement entered into prior to the date of this Agreement (provided that the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to cooperate with Parent in seeking and obtaining any consent or waiver or other arrangement to allow disclosure of such information in a manner that would not result in such violation, contravention, prejudice, or loss of privilege). All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company.

(b)            With respect to the information disclosed pursuant to Section 6.6(a), on the one hand, and with respect to any financial information of Sponsor or Parent and other information provided by Sponsor or Parent that is reasonably identified as confidential, on the other hand, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, hereby agree not to, directly or indirectly, (i) disclose such information to any party who is not obligated (whether through a contractual, fiduciary, professional or similar obligation) to maintain the confidentiality of such information, or (ii) use the information for purposes other than considering the transactions contemplated by this Agreement; provided, such nondisclosure and nonuse obligations shall not apply to any information (A) that is generally available to the public through no fault of the party receiving the information, (B) is or becomes available on a non-confidential basis to the party receiving the information, or (C) that is required to be disclosed in response to valid court order or other binding legal process of a governmental body, or as otherwise required by law (the “Confidentiality Agreement”). Parent shall be responsible for any unauthorized disclosure of any such information provided or made available pursuant to Section 6.6(a) by its Representatives.

Section 6.7             Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Company of the Ordinary Shares and ADSs from the New York Stock Exchange and the deregistration of the Ordinary Shares and ADSs under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.8             Publicity. Except as may be required by applicable Law, the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Thereafter, at any time prior to the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article VIII, except as may be required by applicable Law, the Company and Parent shall consult with each other before the Company or any Buyer Group Party issues any press release, has any communication with the press, making any other public statement with respect to this Agreement or the transactions (including the Merger) contemplated by this Agreement, and shall provide each other a reasonable opportunity to review and comment on (and consider such proposed comments in good faith), such press releases, communication or public statement. Notwithstanding the foregoing, the restrictions set forth in this Section 6.8 shall not apply to any release or announcement made or proposed to be made by the Company in connection with a Change of Recommendation made in compliance with this Agreement.

Section 6.9             Employee Benefits.

(a)            For a period of three (3) months following the Effective Time, Parent shall provide, or shall cause the Surviving Company or its Subsidiaries to provide, to each employee of the Company or its Subsidiaries who continues to be employed by the Surviving Company or any Subsidiary thereof immediately following the Closing Date (the “Continuing Employees”), (i) a salary, wage, target non-equity bonus opportunity, commissions and other cash incentive compensation opportunity (excluding any change in control, retention, transaction, or similar bonuses) that is in each such case no less favorable than the salary, wage, target non-equity bonus opportunity, commissions and other cash incentive compensation opportunity (excluding any change in control, retention, transaction, or similar bonuses) that was provided to such Continuing Employee immediately prior to the Effective Time, (ii) employee welfare and other benefits that are no less favorable in the aggregate than the employee welfare and other benefits that were provided to such Continuing Employee immediately prior to the Effective Time, (iii) severance entitlements that are no less favorable than the severance entitlements that were provided to such Continuing Employee immediately prior to the Effective Time and (iv) equity incentive awards with a target value no less favorable than the target value of the equity incentive awards provided to such Continuing Employee immediately prior to the Effective Time.

(b)            With respect to any benefit plan or arrangement maintained by Parent, or its Affiliates (including the Surviving Company) in which any Continuing Employee is eligible to participate on or after the Closing Date, as of the Closing Date, for purposes of determining eligibility to participate, level of benefits and vesting and benefit plan accruals, each Continuing Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer) prior to the Closing Date shall be treated as service with Parent and its Affiliates (including the Surviving Company) as of the Closing Date; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits for the same period of service. With respect to any health and welfare plan maintained by Parent or its Affiliates (including the Surviving Company) in which any Continuing Employee is eligible to participate on or after the Closing Date, Parent shall, or shall cause its Affiliates (including the Surviving Company) to use commercially reasonable efforts to and to the extent permitted under the applicable employee benefit plan, (i) waive, or cause to be waived, all preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation by and coverage of each Continuing Employee (and his or her eligible dependents) and (ii) recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing Date occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which each Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Closing Date.

(c)            Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Employee Plans, subject to the amendment and termination provisions thereof as in effect on the date hereof.

(d)            Nothing in this Agreement shall confer upon any Continuing Employee or any other Person any right to employment (or any term or condition of employment) or to continue in the employ or service of Parent, the Surviving Company or any Subsidiary or Affiliate of Parent or the Surviving Company, or shall interfere with or restrict in any way the rights of Parent, the Surviving Company or any Subsidiary or Affiliate of Parent or the Surviving Company, which rights are hereby expressly reserved, to discharge or terminate the services of any Person or any Continuing Employee at any time and for any reason whatsoever, with or without cause, subject to the terms of any applicable Employee Plan or Law. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment, termination or other modification of the Employee Plan or any other benefit or compensation plan, program, policy, agreement or arrangement, (ii) prevent Parent, the Surviving Company or any Subsidiary or Affiliate of Parent or the Surviving Company from amending or terminating the Employee Plans or any benefit or compensation plan, program, policy, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, or (iii) create any third-party beneficiary or other rights or remedies in any Person, other than the Parties, including any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

Section 6.10           Directors’ and Officers’ Indemnification and Insurance.

(a)            From and after the Effective Time, Parent shall cause the Surviving Company to agree that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any actual or threatened Actions, whether civil, criminal, administrative or investigative and whether formal or informal, arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries or any acts or omissions occurring or alleged to occur (including acts or omissions with respect to the approval of this Agreement or the transactions contemplated hereby or arising out of or pertaining to the transactions contemplated hereby and actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party) prior to the Effective Time), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the Laws of the British Virgin Islands and its Memorandum and Articles of Association in effect on the date of this Agreement to indemnify such Person and Parent or the Surviving Company shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Action, including any expenses incurred in successfully enforcing such Person’s rights under this Section 6.10.

(b)            Parent shall cause the Surviving Company to honor and perform the obligations under any indemnification provision and any exculpation provision in the Company’s Memorandum and Articles of Association. The provisions in the Surviving Company’s memorandum and articles of association with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company’s Memorandum and Articles of Association in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party except as required by applicable Law.

(c)            Parent shall maintain, or shall cause the Surviving Company to maintain, at no expense to the beneficiaries, in effect for at least six years from the Effective Time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that after the Effective Time, Parent and the Surviving Company shall not be required to pay pursuant to this Section 6.10(c) more than an amount per annum equal to 400% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. In lieu of maintaining the directors’ and officers’ liability insurance policies pursuant to the first sentence of this Section 6.10(c) and at Parent’s request, the Company shall purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance. In the event Parent elects for the Company to purchase such a “tail policy”, the Surviving Company shall (and Parent shall cause the Surviving Company to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to honor and perform under, and to cause the Surviving Company to honor and perform under, for a period of six years after the Effective Time, all indemnification agreements by and among the Company or any of its Subsidiaries and any Indemnified Party as in effect as of the Effective Time.

(d)            If Parent or the Surviving Company or any of their respective successors or assigns (i) shall consolidate or amalgamate with or merge into any other corporation or entity and shall not be the continuing, merged or surviving company or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations set forth in this Section 6.10.

(e)            The provisions of this Section 6.10 shall survive the Merger and, following the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and Representatives, each of which shall be a third party beneficiary of the provisions of this Section 6.10.

(f)            The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Memorandum and Articles of Association of the Company or the comparable governing instruments of any of its Subsidiaries, or under any applicable contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.

Section 6.11           Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent shall use its reasonable best efforts to take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.

Section 6.12           Director Resignations. At the written request of Parent, the Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

Section 6.13           No Amendment to Buyer Group Contracts. Parent and Merger Sub shall not, and each shall cause the other Buyer Group Parties not to, without the Company’s prior written consent, (i) amend, modify, withdraw or terminate any Buyer Group Contract or waive any rights thereunder, (ii) enter into any Contract to prohibit or restrict any director, management member or employee of the Company or its Subsidiaries to take any actions described in Section 6.3 in connection with an Acquisition Proposal to the extent such actions are permitted to be taken by the Company thereunder, or (iii) enter into or modify any Contract (y) that would individually or in the aggregate, prevent or materially delay the ability of Merger Sub to consummate the Merger and the other transactions contemplated under this Agreement or (z) to which any management members, directors or shareholders of the Company, its Subsidiaries or any of their respective Affiliates receives consideration of a different amount or nature than the Per Share Merger Consideration and/or the Per ADS Merger Consideration in connection with the transactions contemplated by this Agreement that is not provided or expressly contemplated in the Buyer Group Contracts as of the date hereof. Within two (2) Business Days after the execution thereof, Parent shall provide the Company with a copy of any Contract relating to the transactions contemplated under this Agreement that is entered into after the date hereof and to which any of the Buyer Group Parties is a party. Parent agrees that any action by any Person who is not a party to this Agreement that would constitute a breach of this Section 6.13 if such Person were a party to this Agreement for the purposes of this Section 6.13 shall be deemed to be a breach of this Section 6.13. Parent shall not (and shall procure that the other Buyer Group Parties shall not) enter into or modify any Contract pursuant to which any management members, directors or shareholders of the Company, or any of their respective Affiliates, receives any consideration or other economic value from any person in connection with the Transaction that is not provided or expressly contemplated in the Buyer Group Contracts as of the date hereof, including any carried interest, share option, share appreciation right or other forms of equity or quasi-equity right.

Section 6.14           Actions Taken at Direction of Buyer Group Parties. Notwithstanding anything herein to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, if such breach or alleged breach is the proximate result of action or inaction taken by the Company at the direction of any Buyer Group Party or any member of the Board of Directors or officer of the Company affiliated with any Buyer Group Party, regardless of whether there is any approval or direction of the Board of Directors or the Special Committee. Neither Parent nor Merger Sub shall have any right to (a) assert the failure of any condition in Section 7.2(a) or Section 7.2(b), (b) terminate this Agreement under Article VIII or (c) claim any award of damages or other remedy, in each case for any breach or inaccuracy in the representations and warranties made by the Company, to the extent any Buyer Group Party or any Representative thereof that is an officer or director of the Company has actual knowledge of such breach or inaccuracy as of the date hereof.

Section 6.15           Transaction Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any Action commenced or, to the knowledge of the Company, threatened against the Company, its shareholders or directors relating to this Agreement or the transactions contemplated hereunder. No settlement or offer of settlement of any such Action shall be agreed to or made without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Each of Parent and the Company shall notify the other promptly of the commencement of any such Action of which it has received notice.

Article VII
CONDITIONS OF MERGER

Section 7.1             Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or written waiver, if permissible under Law, by Parent and the Company) at or prior to the Closing Date of the following conditions:

(a)            Shareholder Approval. The Company Requisite Vote shall have been obtained;

(b)            Orders. No Order which prohibits, restrains, stays, makes illegal or enjoins the consummation of the transactions (including the Merger) contemplated by this Agreement shall remain in effect; and

(c)            Required Regulatory Approval. Any applicable waiting periods, together with any extensions thereof, or any actions, non-actions, consents, approvals, waivers, or clearances from any Governmental Authority as set forth in Schedule 7.1(c) of this Agreement (the “Required Regulatory Approvals”) shall have expired, been terminated or obtained, as applicable.

Section 7.2             Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or written waiver by Parent) at or prior to the Closing Date of the following conditions:

(a)            Representations and Warranties.

(i)              Other than the representations and warranties of the Company contained in Section 3.1(a) (Corporate Existence and Power; Organization), Section 3.2 (Corporate Authorization) and subsections (a) and (b) of Section 3.5 (Capitalization), the representations and warranties of the Company contained in this Agreement (without giving effect to any qualification as to “materiality,” “Material Adverse Effect” or any similar standard or qualification set forth therein) shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time), except where the failure of such representations and warranties of the Company to be so true and correct do not constitute a Material Adverse Effect; and

(ii)             the representations and warranties set forth in Section 3.1(a) (Corporate Existence and Power; Organization), Section 3.2 (Corporate Authorization), and subsections (a) and (b) of Section 3.5 (Capitalization) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of such date and time (other than representations and warranties that by their terms address matters only as of a specified time, which shall be true and correct only as of such time).

(b)            Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing Date;

(c)            No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement; provided that for purposes of this clause (c), clause (b) of the definition of “Material Adverse Effect” shall be deemed to say “(b) would prevent or materially impede the consummation of the Merger”.

(d)           Certificate. Parent shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 7.2(a) through Section 7.2(c) have been satisfied.

Section 7.3             Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or written waiver by the Company) at or prior to the Closing Date of the following conditions:

(a)            Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement (without giving effect to any qualification as to “materiality” or similar standard or qualification set forth therein) shall be true and correct, in each case as of the date hereof and the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, have not and would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or otherwise prevent, materially delay or materially impede or impair the ability of Parent or Merger Sub to perform their obligations under this Agreement (a “Parent Material Adverse Effect”). Notwithstanding the foregoing, the representations and warranties set forth in Section 4.5 (Capitalization) shall be true and correct (except for de minimis inaccuracies) in all respects as of the date hereof and the Closing as though made on or as of such date;

(b)            Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing Date; and

(c)            Certificate. The Company shall have received a certificate of an executive officer of Parent, dated as of the Closing Date, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4             Frustration of Closing Conditions. Prior to the End Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s (or in the case of Parent or Merger Sub, by any Buyer Group Party’s) failure to act in good faith to comply with this Agreement and consummate the transactions contemplated hereby.

Article VIII
TERMINATION

Section 8.1             Termination.

This Agreement may only be terminated and the Merger may only be abandoned at any time prior to the Effective Time:

(a)            by mutual written consent of Parent and the Company with the approval of their respective boards of directors (or in the case of the Company, acting upon the recommendation of the Special Committee); or

(b)            by written notice from either Parent or the Company if the Merger shall not have been consummated on or before December 31, 2025 (such date, as it may be extended in accordance with the following proviso, the “End Date”); provided that, the End Date may be extended by mutual written agreement of Parent and the Company, provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to the Party seeking to terminate if such Party (or, in the case of Parent, Parent or Merger Sub) is in breach of, or has breached, any of its obligations under this Agreement, which breach is a material cause of, or results in, the failure of the Merger to be consummated on or before the End Date;

(c)            by written notice from the Company if:

(i)              there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or any such representation or warranty shall be untrue, such that the conditions set forth in Section 7.3 would not be satisfied and, in either such case, such breach or failure of condition is not curable or, if curable, is not cured prior to the earlier of (A) 30 days after written notice thereof is given by the Company to Parent or (B) the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause a condition set forth in Section 7.2 not to be satisfied;

(ii)             (A) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been and continue to be satisfied or waived in accordance with this Agreement, (B) the Company has given Parent and Merger Sub an irrevocable written notice confirming that all of the closing conditions in Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), or that the Company is willing to waive any unsatisfied conditions in Section 7.3 and that the Company is ready, willing and able to consummate the Merger; and (C) Parent and Merger Sub fail to consummate the Merger within five (5) Business Days following the date on which the Closing should have occurred pursuant to Section 1.2;

(iii)            the Board of Directors, acting upon the recommendation of the Special Committee, shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation with respect to a Superior Proposal pursuant to Section 6.3(c) or with respect to an Intervening Event pursuant Section 6.3(d); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c)(iii) unless the Company has (A) complied with the requirements of Section 6.3 with respect to such Change of Recommendation (other than immaterial non-compliance that does not adversely affect Parent or Merger Sub) and (B) complied with Section 8.2 and pays in full the Company Termination Fee prior to or concurrently with taking any action pursuant to this Section 8.1(c)(iii); or

(iv)            the Company Requisite Vote shall not have been obtained upon a vote taken thereon at the Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which the vote was taken.

(d)            by written notice from Parent if:

(i)            there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or any such representation or warranty shall be untrue, such that the conditions set forth in Section 7.2 would not be satisfied and, in either such case, such breach or failure of condition is not curable or, if curable, is not cured prior to the earlier of (A) 30 days after written notice thereof is given by Parent to the Company or (B) the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause a condition set forth in Section 7.3 not to be satisfied; or

(ii)             the Board of Directors or any committee thereof shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation.

Section 8.2             Effect of Termination.

(a)            In the event of the valid termination of this Agreement pursuant to Section 8.1, written notice thereof shall be given to the other Party or Parties hereto, specifying the provision hereof pursuant to which such termination is made and this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of any Party hereto, except as provided in Section 6.6 (Access to Information; Confidentiality), Section 6.8 (Publicity), this Section 8.2 (Effect of Termination), Section 8.3 (Expenses) and Article IX (General Provisions), which shall survive such valid termination in accordance with its terms and conditions. The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance in accordance with the terms and conditions set forth in Section 9.12.

(b)            In the event that:

(i)            (A) a bona fide proposal or offer with respect to an Acquisition Proposal shall have been made, proposed or communicated (and not withdrawn), after the date hereof and prior to the Shareholders Meeting (or prior to the termination of this Agreement if there has been no Shareholders Meeting), (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by Parent pursuant to Section 8.1(b) and the failure of the Merger to occur by the End Date is as a result of any action or inaction on the part of the Company, any of its Subsidiaries or any of their respective Representatives that is in breach of its obligations under this Agreement, and (C) within 12 months after the termination of this Agreement, the Company or any of its Subsidiaries consummates a definitive agreement in connection with, the same Acquisition Proposal referred to in clause (A) (provided that for purposes of this Section 8.2(b)(i), all references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”);

(ii)             this Agreement is terminated by Parent pursuant to Section 8.1(d)(i); or

(iii)            this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii) as a result of a Change of Recommendation made by the Board of Directors or any committee thereof prior to obtaining the Company Requisite Vote with respect to a Superior Proposal, then the Company shall pay, or cause to be paid, to Parent or its designees an amount equal to US$4,500,000 (the “Company Termination Fee”) by wire transfer of immediately available funds as promptly as possible (but in any event (x) prior to or concurrently with the entry by the Company into the definitive agreement in connection with an Acquisition Proposal and as a condition of the consummation by the Company of such Acquisition Proposal in the case of a termination referred to in clause (i) above, or (y) within two (2) Business Days after such termination in the case of a termination referred to in clause (ii) above).

(c)            In the event that this Agreement is validly terminated (i) by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii) or (ii) by the Company or Parent pursuant to Section 8.1(b) if, at the time of or prior to such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 8.1(c)(ii), Parent shall pay to the Company a fee of US$4,500,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds, such payment to be made within two (2) Business Days of the applicable termination.

(d)            The Parties acknowledge and hereby agree that each of the Parent Termination Fee and the Company Termination Fee, as applicable, if, as and when required pursuant to this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion.

(e)            Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Section 8.2(b), or Parent fails to timely pay an amount due pursuant to Section 8.2(c), the Company shall pay to Parent, or Parent shall pay to the Company, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by Parent or the Company (as applicable)) in connection with the collection and enforcement of this Section 8.2, together with interest on the unpaid amount of such payment under Section 8.2(b) or Section 8.2(c), as the case may be, from the date such payment was required to be made at the prime rate as published in Wall Street Journal Table of Money Rates on such date plus 2.00% in effect on such date. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

(f)            Notwithstanding anything to the contrary provided in this Agreement, but subject to Section 9.12, if the Company fails to effect the Closing for any reason or no reason or otherwise breaches this Agreement (whether willfully, intentionally, unintentionally or otherwise) or fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then Parent’s right to terminate this Agreement and receive the Company Termination Fee pursuant to Section 8.2(b) and, if applicable, the costs and expenses of Parent pursuant to Section 8.2(e), Parent’s right to seek specific performance in accordance with and subject to the terms and conditions of Section 9.12, shall be the sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) of Parent Related Parties and any of their respective Affiliates against the Company and its Subsidiaries, any of their respective former, current or future general or limited partners, shareholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, Representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, shareholder, controlling Person, manager, member, director, officer, employee, Affiliate, Representative, agent, assignee or successor of any of the foregoing (each a “Company Related Party”) for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith (in each case, whether willfully, intentionally, unintentionally or otherwise); provided that in no event shall Company Related Party be subject to monetary damages in excess of the amount of the Company Termination Fee in the aggregate (and any costs, expenses, interest and other amounts payable pursuant to Section 8.2(e)).

(g)           Notwithstanding anything to the contrary provided in this Agreement, but subject to Section 9.12, if Parent or Merger Sub fails to effect the Closing for any reason or no reason or breaches this Agreement (whether willfully, intentionally, unintentionally or otherwise) or fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then the Company’s right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.2(c) and, if applicable, the costs and expenses of the Company pursuant to Section 8.2(e), the Company’s rights under the Limited Guarantee and the Company’s right to seek specific performance in accordance with and subject to the terms and conditions of Section 9.12, shall be the sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub, any of their respective former, current or future general or limited partners, shareholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, Representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, shareholder, controlling Person, manager, member, director, officer, employee, Affiliate, Representative, agent, assignee or successor of any of the foregoing (each a “Parent Related Party”) for any breach, loss, damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under or otherwise arising from or in connection with this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith (in each case, whether willfully, intentionally, unintentionally or otherwise); provided that in no event shall Parent Related Party be subject to monetary damages in excess of the amount of the Parent Termination Fee in the aggregate (and any costs, expenses, interest and other amounts payable pursuant to Section 8.2(e)).

Section 8.3             Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Article IX
GENERAL PROVISIONS

Section 9.1             Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants or agreements of the Parties in this Agreement shall survive the Effective Time, except for (a) the covenants and agreements contained in this Article IX, Article II and Section 6.10 (Directors’ and Officers’ Indemnification and Insurance), and (b) those other covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time, which shall survive the Effective Time until fully performed.

Section 9.2             Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties; provided that the Company may only take such action with the approval of the Special Committee.

Section 9.3             Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein; provided that the Company may only take such action with the approval of the Special Committee. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder.

Section 9.4             Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given when delivered in person or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, request, claim, demand and other communication shall be deemed to have been duly served (i) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (ii) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (iii) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (iv) if sent by registered post, five days after posting.

(a)            if to Parent or Merger Sub:

Shurya Vitra Ltd. or Emeren Holdings Ltd. (as applicable)
2301 Sugar Bush Road, Suite 510
Raleigh, NC 27612, USA
Attention: Himanshu H. Shah
Email: chaya@shahcapital.com

with an additional copy (which shall not constitute notice) to:

DLA Piper LLP (US)
701 Fifth Avenue, Suite 6900
Seattle, WA 98104, USA
Attention: Andrew Ledbetter; Kevin Criddle
Email: andrew.ledbetter@us.dlapiper.com; kevin.criddle@us.dlapiper.com

(b)            if to the Company:

Emeren Group Ltd
Address: 149 Water Street, Suite 302
Norwalk, CT 06854, USA
Attention: Linda Qi
Email: linda.qi@emeren.com

with an additional copy (which shall not constitute notice) to:

Morrison & Foerster
33/F Edinburgh Tower
The Landmark
15 Queen’s Road Central
Hong Kong, China
Attention: Xiaoxi Lin
Email: xlin@mofo.com

Section 9.5             Certain Definitions.

(a)            Defined Terms. For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement with terms no less favorable to the Company than those in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement);

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer or proposal relating to (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue or net income of the Company are attributable, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party’s beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue or net income of the Company are attributable, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue or net income of the Company are attributable, (iv) any sale, exchange, transfer or other disposition to a Third Party of 20% or more of the equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue or net income of the Company are attributable, or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets and any class of equity or voting securities involved is 20% or more or to which 20% or more of the total revenue or net income of the Company are attributable;

“Action” means any litigation, hearing, suit, claim, charge, action, proceeding, investigation by or before any Governmental Authority or any arbitration;

“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly, controlling, controlled by, or under common control with, such Person, and with respect to any natural person, shall also include any member of the immediate family of such natural person; provided that, prior to the Closing, the Buyer Group Parties shall not be deemed to be Affiliates of the Company and/or any of the Company’s Subsidiaries and vice versa;

“Anticorruption Law” means Laws relating to anti-bribery or anticorruption (governmental or commercial), which apply to the business and dealings of any Group Company, including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, government employee or commercial entity to obtain or retain business or a business advantage such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as amended from time to time, and all applicable Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions;

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banks are required or authorized to close in the British Virgin Islands or the City of New York, New York;

“Buyer Group Contracts” means, collectively, the Limited Guarantee, the Equity Commitment Letter, and the Rollover Agreement;

“Buyer Group Parties” means Parent, Merger Sub, the Rollover Securityholders, the Sponsor and the respective Affiliates of each of the foregoing, excluding the Company or any of its Subsidiaries, and a “Buyer Group Party” means any of them;

“BVI” means the British Virgin Islands.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2024 and the footnotes thereto set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024;

“Company Balance Sheet Date” means December 31, 2024;

“Company Equity Award” means any Company Option, Company Restricted Share Award or Company Restricted Share Unit Award granted pursuant to the Company Share Plan or otherwise;

“Company Option” means each outstanding share option issued by the Company pursuant to the Company Share Plan that entitles the holder thereof to purchase Ordinary Shares upon the vesting of such award;

“Company Restricted Share Award” means each outstanding award of restricted Ordinary Shares issued by the Company pursuant to the Company Share Plan that is subject to transfer and other restrictions which lapse upon the vesting of such award;

“Company Restricted Share Unit Awards” means each outstanding award of restricted share units issued by the Company pursuant to the Company Share Plan that is subject to transfer and other restrictions which lapse upon the vesting of such award;

“Company Share Plan” means the Emeren Group Ltd 2007 Share Incentive Plan (as amended from time to time);

“Contract” means any legally binding note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument;

“control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

“Data Protection Law” means any applicable Laws relating to data privacy, data protection and data security, including with respect to the collection, use, storage, transmission, disclosure, transfer (including cross-border transfer), processing, retention, and disposal of Personal Data as that, or a similar or equivalent, term is defined under such applicable Law.

“Dissenting Shares” means each Ordinary Share in respect of which the holder thereof has duly and validly exercised a right of dissent in accordance with Section 179 of the BVI Act and not effectively waived, withdrawn, forfeited, failed to perfect or otherwise lost its rights to dissent from the Merger;

“Dissenting Shareholders” means each holder of Dissenting Shares;

“Environmental Laws” means any and all Laws that have as their principal purpose the protection of the environment;

“Exchange Act” means the Securities Exchange Act of 1934;

“Excluded Shares” means, collectively, (i) Cancelled Shares and (ii) the Rollover Shares;

“Exercise Price” means, with respect to any Company Option, the applicable exercise price per Ordinary Share underlying such Company Option.

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof;

“Government Official” means (a) any official, officer, employee or representative of, or other individual acting for or on behalf of, any Governmental Authority or agency or instrumentality thereof (including any state-owned or controlled enterprise), or any public international organization (as defined in the U.S. Foreign Corrupt Practices Act), (b) any political party or party official or candidate for political office or (c) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clause (a) or (b) of this definition;

“Group Company” means any of the Company and its Subsidiaries;

“Intellectual Property” means any of the following rights in any jurisdiction anywhere in the world: (i) trademarks, service marks, trade names, corporate names, logos, slogans, trade dress, and domain names, together with all goodwill associated therewith, (ii) rights in inventions (whether or not patentable), patents, patent disclosures, utility model, and design patents, (iii) copyrights, copyrightable rights, moral rights and database rights, (iv) rights in know-how, confidential information, trade secrets, proprietary rights, and processes, and (v) all registrations or applications, renewals, reissues, reexaminations, continuations, continuations-in-part, divisions, extensions, and foreign counterparts for any of the foregoing in clauses (i)-(iv);

“International Trade Laws” means any of the following: (a) any laws, regulations, rules, or orders concerning the exportation or re-exportation of items (including technology, services, and software), including but not limited to those administered by the U.S. Department of Commerce or the U.S. Department of State, (b) any laws, regulations, rules, or orders regarding economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. State Department, the United Nations, Canada, the European Union, or the United Kingdom, or (c) any laws, regulations, rules, or orders regarding anti-money laundering and/or know your customer requirements.

“IT Systems” means all Software, systems, servers, computer hardware and equipment, firmware, middleware, networks, data, record keeping, communications, telecommunications, interfaces, platforms, and peripherals that are owned or controlled by the Company or any of its Subsidiaries or used in the conduct of their business.

“knowledge” (i) with respect to the Company means the actual knowledge of any of the individuals listed in Section 9.5(a) of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub means the actual knowledge of the members of the management team of Sponsor;

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority;

“Leased Real Property” means the real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries as tenant, sublessee, licensee or occupier, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities, improvements or fixtures currently or hereafter located thereon;

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which any Group Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any Group Company thereunder;

“Liens” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), encumbrance, license, servient easement, adverse claim, reversion, reverter, restrictive covenant, condition or restriction of any kind;

“Material Adverse Effect” means any fact, event, circumstance, development, change, effect or occurrence that, individually or in the aggregate with all other facts, events, circumstances, developments, changes, effects or occurrences, (a) has, or would reasonably be expected to have, a material adverse effect on the business, results of operation, financial condition or assets of the Company and its Subsidiaries, taken as a whole or (b) would or would reasonably be expected to prevent or materially impede the consummation by the Company of the Merger; provided that, no events, developments, changes, effects or occurrences occurring after the date hereof and arising out of or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to, constitute, or be taken into account in determining whether there has been or would be, a Material Adverse Effect: (i) (A) changes or developments in the economy or the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions, in the United States or elsewhere in the world in which the Company or any of its Subsidiaries have conduct business, including as a result of changes in geopolitical conditions and (B) changes or developments in or affecting regional, domestic or any foreign interest or exchange rates, (ii) general changes or developments in the industries and markets in which the Company or its Subsidiaries operate, (iii) (A) effects resulting from the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, the public announcement or disclosure of this Agreement or the transactions contemplated hereby, the pendency or consummation of the transactions contemplated hereby, or the identity of Parent, the Rollover Securityholders or any of their respective Affiliates, including, without limitation, the initiation of litigation or other legal proceeding related to this Agreement or the transactions contemplated hereunder, or any loss of or change in relationship with any customer, supplier, employee, vendor or other business partner of the Company, (B) the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and (C) any action taken or omitted by the Company as required by this Agreement or at the express written request of or with the express written consent of Parent or Merger Sub, provided that this clause (iii) shall not apply to any representation or warranty set forth in Section 3.4, (iv) changes in any applicable Laws, regulations, directives or policies of a Governmental Authority of general applicability or GAAP or other applicable accounting regulations or principles or interpretation thereof after the date of this Agreement that are binding on the Company or any of its Subsidiaries, (v) any hurricane, tornado, earthquake, flood, tsunami, natural or man-made disaster, act of God, pandemic (including the COVID-19 virus pandemic) or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage or terrorism, or national or international political or social conditions or other force majeure events, (vi) any decline in the market price or trading volume of the Ordinary Shares or ADSs or the credit rating or credit rating outlook of the Company (provided, that the facts, circumstances, developments, events, changes, effects or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (vii) any failure by the Company or any of its Subsidiaries to meet any published analyst estimates or expectations of the Company’s or any of its Subsidiaries’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company or any of its Subsidiaries to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (provided, that the facts, circumstances, developments, events, changes, effects or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (viii) any Action threatened, made or brought by any of the current or former shareholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of this Agreement or the Merger, (ix) any acts or omissions of the Company or any of its Subsidiaries taken, directly or indirectly, at the direction or request of, or with the consent of, Parent or any officer or director of Parent, or at the request of Parent, or (x) the availability or cost of equity, debt or other financing to Parent or Merger Sub; except in the cases of clauses (i), (ii), (iv) or (v), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the same industries and geographic markets in which the Company and its Subsidiaries operate (in which case solely the incremental disproportionate impact or impacts shall be taken into account in determining whether there has been a Material Adverse Effect);

“Memorandum and Articles of Association” means the amended and restated memorandum and the amended and restated articles of association of the Company adopted on January 3, 2023, as may be further amended from time to time;

“Order” means any order, judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict issued, rendered or entered by any Governmental Authority of competent jurisdiction;

“Owned Real Property” means the real property owned by the Company or any of its Subsidiaries;

“Permitted Lien” means: (a) real estate Taxes, assessments and other governmental levies, fees or charges imposed with respect to such real property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics liens and similar liens for labor, materials or supplies provided with respect to such real property incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released at Closing, (c) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business thereon, (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (e) non-exclusive licenses of Intellectual Property granted by any Group Company to its customers in the ordinary course of business consistent with past practice, (f) Liens imposed by applicable Law, and (g) any other Liens that have been incurred or suffered in the ordinary course of business and that would not reasonably be expected to have a Material Adverse Effect;

“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including, for the avoidance of doubt, any group of Persons;

“Personal Data” means: (i) a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, credit card number, biometric identifier, or any other data that alone or in combination with other data held by the Company or any of its Subsidiaries allows identification of a natural person, and (ii) any other data defined as “personal data,” “personally identifiable information,” “nonpublic personal information,” “customer proprietary network information,” “individually identifiable health information,” “protected health information,” or “personal information” under any Law;

“Prohibited Person” means any Person that is (a) a national of any Sanctioned Jurisdiction, (b) listed on the United States Commerce Department’s Denied Parties List, Entity List, or Unverified List, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, the Annex to Executive Order No. 13224, or any other sanctioned party list administered by OFAC, the Department of State’s Debarred List, or UN Sanctions, or (c) any entity that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (b).

“Representatives” of a Person means such Person’s officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives;

“Sanctioned Jurisdiction” means any jurisdiction that is the target of U.S. comprehensive sanctions (i.e., Cuba, Iran, North Korea, Syria, Venezuela, and the Crimea region).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

“Securities Act” means the Securities Act of 1933;

“Software” means all (i) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, and firmware, operating systems and specifications, (ii) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (iii) development and design tools, library functions and compilers, (iv) technology supporting websites, and the contents and audiovisual displays of websites, and (v) media, documentation and other works of authorship, including user manuals, training materials, descriptions, flow charts and other work products relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Sponsor” means Himanshu H. Shah.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof (including through any contractual arrangement) and (B) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests, through any contractual arrangement or otherwise, (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity (including through any contractual arrangement). For the avoidance of doubt, for purposes of this Agreement, (x) each branch office of any Subsidiary of the Company, whether registered or not as required by the applicable laws of the jurisdiction of its operation, shall be deemed as a Subsidiary of the Company, and (y) neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary of any Buyer Group Party or any of their respective Affiliates prior to the Effective Time;

“Takeover Statute” means any “fair prices,” “moratoriums,” “business combinations,” “control share acquisitions” or other similar forms of anti-takeover statutes, or “poison pills”, “shareholder rights plans” or similar contracts to each of which the Company is a party with respect to any shares of the Company, or similar provisions under the organizational documents of the Company and its Subsidiaries;

“Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any Person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement);

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information;

“Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or Subsidiaries);

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates;

“Unvested Company Option” means any Company Option that is not a Vested Company Option.

“Unvested Company Restricted Share Unit Award” means any Company Restricted Share Unit Award that is not a Vested Company Restricted Share Unit Award.

“United States” or “U.S.” means the United States of America;

“US$” means the lawful currency of the United States;

“Vested Company Option” means any Company Option that shall have become vested on or prior to the Closing Date and remains outstanding on the Closing Date in accordance with the terms of such Company Option; and

“Vested Company Restricted Share Unit Award” means any Company Restricted Share Unit Award that shall have become vested on or prior to the Closing Date and remains outstanding on the Closing Date in accordance with the terms of such Company Restricted Share Unit Award.

(b)            Other Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Section
Advisor Contract	Section 3.20
ADS/ADSs	Section 2.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.3(a)(i)(D)
Articles of Merger	Section 1.3

Defined Term	Section
Bankruptcy and Equity Exception	Section 3.2(a)
Board of Directors	Recitals
Book-Entry Shares	Section 2.3(b)(i)
BVI Act	Recitals
Cancelled Shares	Section 2.1(b)
Certificates	Section 2.3(b)(i)
Change of Recommendation	Section 6.3(a)(i)(C)
Closing	Section 1.2
Closing Date	Section 1.2
Company	Preamble
Company Board Recommendation	Section 3.2(b)
Company Disclosure Letter	Article III
Company Intellectual Property	Section 3.15(a)
Company Related Party	Section 8.2(f)
Company Requisite Vote	Section 3.2(a)
Company SEC Documents	Section 3.7(a)
Company Securities	Section 3.5(b)
Company Subsidiary Securities	Section 3.6(b)
Company Termination Fee	Section 8.2(b)
Confidentiality Agreement	Section 6.6(b)
Continuing Employees	Section 6.9(a)
Creator	Section 3.15(d)
Depositary	Section 2.6
Deposit Agreement	Section 2.6
Dissenter Rights	Section 2.1(c)
Effective Time	Section 1.3
Employee Plan	Section 3.17(b)
End Date	Section 8.1(b)
Equity Commitment Letter	Section 4.8(a)
Equity Financing Commitment	Section 4.8(a)
Exchange Fund	Section 2.3(a)
Financial Advisor	Section 3.21
Guarantor	Recitals
Indemnified Parties	Section 6.10(a)
Internal Controls	Section 3.7(e)
Intervening Event	Section 6.3(i)(ii)
Intervening Event Notice Period	Section 6.3(d)
Limited Guarantee	Recitals
Material Company Permits	Section 3.12(a)
Material Contracts	Section 3.19(a)
Merger	Recitals
Merger Sub	Preamble
Notice of Intervening Event	Section 6.3(d)

Defined Term	Section
Notice of Superior Proposal	Section 6.3(c)(ii)
Ordinary Shares	Section 3.5(a)
Parent	Preamble
Parent Material Adverse Effect	Section 7.3(a)
Parent Related Party	Section 8.2(g)
Parent Termination Fee	Section 8.2(c)
Party/Parties	Preamble
Paying Agent	Section 2.3(a)
Per ADS Merger Consideration	Section 2.1(a)
Per Share Merger Consideration	Section 2.1(a)
Plan of Merger	Section 1.3
Proxy Statement	Section 3.9
Record ADS Holders	Section 6.2(a)
Record Date	Section 6.2(a)
Registrar	Section 1.3
Regulatory Laws	Section 6.4(c)
Required Regulatory Approvals	Section 7.1(c)
Rollover Securities	Recitals
Rollover Securityholder	Recitals
Rollover Shares	Section 2.1(b)
Schedule 13E-3	Section 6.1(a)
SEC	Section 3.7(a)
Shareholders Meeting	Section 6.2(a)
Special Committee	Recitals
Superior Proposal	Section 6.3(i)(i)
Superior Proposal Notice Period	Section 6.3(c)(ii)
Rollover Agreement	Recitals
Surviving Company	Section 1.1

Section 9.6             Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

Section 9.7             Entire Agreement; Assignment. This Agreement (including the Exhibits hereto and the Company Disclosure Letter), the Limited Guarantee, and the Equity Commitment Letter constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void.

Section 9.8             Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.10 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Ordinary Shares to receive the Per Share Merger Consideration and the holders of ADSs to receive the Per ADS Merger Consideration in accordance with terms and conditions of this Agreement, (c) at and after the Effective Time, the rights of the holders of Company Options or Company Restricted Share Unit Awards to receive the payments or in exchange therefor the applicable equity-based awards of Parent contemplated by Section 2.2(b), as applicable, in accordance with the terms and conditions of this Agreement, and (d) each Company Related Party and Parent Related Party shall be a third-party beneficiary of Section 8.2, Section 9.2, this Section 9.8, Section 9.12, Section 9.13 and Section 9.14, as applicable.

Section 9.9             Governing Law; Venue.

(a)            This Agreement (other than Article I and with respect to matters relating to fiduciary duties of the Board of Directors) and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement (other than Article I and with respect to matters relating to fiduciary duties of the Board of Directors) or the negotiation, execution or performance of this Agreement (other than Article I and with respect to matters relating to fiduciary duties of the Board of Directors) (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be interpreted, construed, performed and enforced in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement, including any non-contractual claims, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or permitted assigns shall be brought and determined exclusively in a federal court located in the Borough of Manhattan, City of New York, or, if not able to be brought in such court, a state court located in the Borough of Manhattan, City of New York (provided that any Party may also bring any application or proceedings for injunctive, protective, interim and/or ancillary relief in the courts of the British Virgin Islands). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.

(b)            Article I of this Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to Article I of this Agreement, the negotiation, execution or performance of Article I of this Agreement, or matters relating to fiduciary duties of the Board of Directors, shall be interpreted, construed, performed and enforced in accordance with the Laws of the British Virgin Islands without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

Section 9.10           Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.11           Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.12           Specific Performance.

(a)            The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject in all respects to the terms and conditions of this Section 9.12, the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without any requirement for the posting of any bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties hereby further acknowledge and agree that prior to the Closing, (i) the Company shall be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement, including Section 6.4, by Parent or Merger Sub, and (ii) the Parent or Merger Sub shall be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement, including Section 6.4, by the Company. If any Party brings any Action to enforce specifically the performance of the terms and provisions hereof, the End Date shall automatically be extended by (x) the amount of time during which such Action is pending, plus twenty (20) Business Days or (y) such other time period established by the court presiding over such Action.

(b)            Notwithstanding the foregoing or anything herein to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to obtain an injunction, specific performance or other equitable remedies to cause Parent and Merger Sub to cause the Equity Financing Commitment to be funded and to consummate the Closing in accordance with Article I if, but only if, (i) all conditions in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or, if permissible, waived in accordance with this Agreement, (ii) Parent fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, and (iii) the Company has irrevocably confirmed in writing that, (x) all conditions set forth in Section 7.3 have been satisfied or that it is waiving any of the conditions to the extent not so satisfied in Section 7.3, and (y) if specific performance is granted and the Equity Financing Commitment is funded, the Company is ready, willing and able to consummate the Closing.

(c)            Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(d)            Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while the Company may concurrently seek (i) specific performance or other equitable relief, subject in all respects to this Section 9.12 and (ii) payment of the Parent Termination Fee pursuant to Section 8.2(b), under no circumstances shall the Company be permitted or entitled to receive both (1) a grant of specific performance to cause the Equity Financing Commitment to be funded at the Closing in accordance with the terms of this Section 9.12 (whether under this Agreement or the Equity Commitment Letter) or other equitable relief that results in a Closing, and (2) payment of the Parent Termination Fee.

(e)            Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while Parent or Merger Sub may concurrently seek (i) specific performance or other equitable relief, subject in all respects to this Section 9.12 and (ii) payment of the Company Termination Fee pursuant to Section 8.2(b), under no circumstances shall Parent and Merger Sub be permitted or entitled to receive both (1) a grant of specific performance or other equitable relief that results in a Closing, and (2) payment of the Company Termination Fee.

Section 9.13           WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

Section 9.14           Interpretation. When reference is made in this Agreement to an Article, Exhibit, Schedule or Section, such reference shall be to an Article, Exhibit, Schedule or Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any contract or Law defined or referred to herein means such contract or Law as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall not be exclusive. With respect to the determination of any period of time, “from” means “from and including”. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to “dollars” or “$” are to United States dollars. Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
Emeren Group Ltd

By:	/s/ Martin Bloom
Name:	Martin Bloom
Title:	Chairman, Special Committee of the Board of Directors

PARENT:
Shurya Vitra Ltd.

By:	/s/ Himanshu Shah
Name:	Himanshu Shah
Title:	Director/CEO

MERGER SUB:
Emeren Holdings Ltd.

By:	/s/ Himanshu Shah
Name:	Himanshu Shah
Title:	Director/CEO

[Signature Page to Merger Agreement]

EXHIBIT A

A-1

EXHIBIT B

ARTICLES OF MERGER

B-1

EXHIBIT C

PLAN OF MERGER

C-1

SCHEDULE

Merger Agreement

C-2

Annex B

ANNEX B: AMENDMENT TO AGREEMENT AND PLAN OF MERGER

Execution Version

AMENDMENT TO

THE

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of September 2, 2025, by and among Emeren Group Ltd, a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 1016246 (the “Company”), Shurya Vitra Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2176891 (“Parent”), and Emeren Holdings Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2177408 and a wholly owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

BACKGROUND

WHEREAS, Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of June 18, 2025 (the “Merger Agreement”); and

WHEREAS, Company, Parent and Merger Sub intended that Shah Capital Opportunity Fund LP (“Shah Opportunity Fund”) be considered a “Rollover Securityholder” under the Merger Agreement, such that Shah Opportunity Fund’s Company Securities be subject to the terms and conditions of the Rollover Agreement and cancelled in connection with the subscription of newly issued shares of Parent; and

WHEREAS, at any time prior to the Effective Time, the Parties may modify or amend the Merger Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties; provided that the Company may only take such action with the approval of the Special Committee; and

WHEREAS, the Parties now desire to amend the Merger Agreement to clarify that Shah Opportunity Fund is a Rollover Securityholder under the Merger Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.              Scope. Except as set forth in this Amendment, all terms and conditions of the Merger Agreement shall continue in full force and effect in accordance with their terms. All capitalized terms not otherwise defined herein shall have the same definition as in the Merger Agreement.

2.             Amendments and Agreements. Exhibit A to the Merger Agreement is hereby amended and restated in its entirety as set forth on Schedule I to this Amendment. All references in the Merger Agreement to (a) “Rollover Securityholders” shall include Shah Opportunity Fund, and (b) the “Rollover Shares” or the “Rollover Securities” shall include the holdings of Shah Opportunity Fund.

3.            Miscellaneous. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format or similar electronic means shall be sufficient to bind the Parties to the terms and conditions of this Amendment. No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, will be effective unless in writing signed by the duly authorized representatives of all Parties hereto, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. This Amendment shall be governed in accordance with the internal laws (excluding the conflicts of laws provisions) of the State of New York. Each Party shall bear and pay its own fees, costs and expenses in connection with the negotiation, preparation and review of this Amendment.

[Signature page follows.]

B-1

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

COMPANY:
Emeren Group Ltd

By:	/s/ Martin Bloom
Name: Martin Bloom
Title: Chairman, Special Committee of the Board of Directors

PARENT:
Shurya Vitra Ltd.

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: Director/CEO

MERGER SUB:
Emeren Holdings Ltd.

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: Director/CEO

SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER

SCHEDULE I

EXHIBIT A

ROLLOVER SECURITYHOLDERS1

Name	Ordinary Shares / ADSs		Options	RSUs
Ke Chen	4,870,270 Ordinary Shares	[2]	3,000,000
Enrico Bocchi				500,000	[3]
Shah Capital Opportunity Fund LP	18,409,249 ADSs

1 For the avoidance of doubt, the figures in this Exhibit A correspond to the number of ordinary shares, not ADSs, unless otherwise indicated.

2 Out of these 4,870,270 ordinary shares, 60,000 ordinary shares (i.e., 6,000 ADSs) are held in Ke Chen’s retail account by Morgan Stanley.

3 Enrico Bocchi’s 500,000 RSUs have not been vested. One third of these will vest on October 1, 2025, another one third on October 1, 2026, and the remaining on October 1, 2027.

Annex C

ANNEX C: KROLL OPINION

Confidential	June 18, 2025

Emeren Group Ltd

149 Water Street Suite 302

Norwalk, CT 06854

United States

Attention: Special Committee of the Board of Directors of Emeren Group Ltd

Gentlemen:

Emeren Group Ltd (the “Company”) has engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the special committee (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company (solely in their capacity as members of the Special Committee) and provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the public stockholders of the Company, other than the Buyer Group (as defined below) or affiliates of the Buyer Group, of the Consideration (as defined below) to be received by such stockholders of the Company in the contemplated transaction described below (the “Proposed Transaction”) (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that the Company proposes to enter into an agreement and plan of merger among Emeren Group Ltd, Shurya Vitra Ltd., and Emeren Holdings Ltd. (the “Agreement”), pursuant to which the Company intends to effect a merger of Emeren Holdings Ltd. (“Merger Sub”) with and into the Company (the “Merger”). In connection with the Merger, each outstanding ordinary share of the Company (other than the Excluded Shares, the Dissenting Shares, the Ordinary Shares represented by ADSs (as defined below), and any Company Restricted Share Unit Award) shall be cancelled in exchange for the right to receive US$0.20 per Ordinary Share in cash without interest (the “Per Share Merger Consideration”). Each American Depositary Share, representing ten (10) Ordinary Shares (each, an “ADS” or collectively, the “ADSs”), issued and outstanding immediately prior to the Effective Time (other than the ADSs representing the Excluded Shares), together with each Ordinary Share represented by such ADSs, shall be cancelled and cease to exist in exchange for the right to receive US$2.00 per ADS without interest (the “Per ADS Merger Consideration” and, together with the Per Share Merger Consideration, the “Consideration”). Upon consummation of the Merger, Merger Sub shall cease to exist and the Company shall continue as the surviving company of the Merger and becoming a wholly owned subsidiary of Shurya Vitra Ltd. (“Parent”) (collectively, the “Proposed Transaction”). The parties to the Agreement other than the Company are affiliated with Himanshu H. Shah and Shah Capital Opportunity Fund LP (the “Buyer Group”).

Kroll, LLC
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Emeren Group Ltd

June 18, 2025

In the preceding paragraph, “Excluded Shares”, “Dissenting Shares”, “Ordinary Shares”, “Company Restricted Share Unit Award”, “American Depositary Share” and “Effective Time” shall have the meanings set forth in the Agreement.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances to enable Duff & Phelps to render this Opinion. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2021 through December 31, 2022, The Company’s annual reports and audited financial statements on Form 10-K filed with the SEC for the years ended December 31, 2023 through December 31, 2024, and the Company’s unaudited interim financial statements for the three months ended March 31, 2025 included in the Company’s Form 10-Q filed with the SEC for the quarterly period ended March 31, 2025;

b.	Unaudited financial information for the Company for the years ended December 31, 2023 and December 31, 2024 and the three months ended March 31, 2025, which the Company’s management identified as being the most current financial statements available;

c.	Other internal documents relating to the history, current operations, and probable future outlook of the Company, including financial projections for the periods ending December 31, 2025 to December 31, 2027 prepared by and provided to us by management of the Company (the “Management Projections”);

d.	A letter dated June 17, 2025 from the management of the Company which made certain representations as to historical financial statements, financial projections and the underlying assumptions, and a pro forma schedule of assets and liabilities (including identified contingent liabilities) for the Company on a post-transaction basis (the “Management Representation Letter”); and

e.	Documents related to the Proposed Transaction, including a draft dated June 13, 2025 of the Agreement;

Emeren Group Ltd

June 18, 2025

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company and the Special Committee;

3.	Reviewed the historical trading price and trading volume of the Company’s publicly traded securities and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.	Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Special Committee’s consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.	Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken, and did not independently verify such information;

3.	Assumed that the Management Projections and any other estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person(s) furnishing the same, and Duff & Phelps expresses no opinion with respect to the Management Projections or the underlying assumptions;

4.	Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction

5.	Assumed that the representations and warranties made in the Agreement and Management Representation Letter are substantially accurate;

6.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

7.	Assumed that there has been no material change in the assets, liabilities (contingent or otherwise), financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

Emeren Group Ltd

June 18, 2025

8.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

9.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Qualifications

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction; (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Agreement and the Transaction; or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) prior to or after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

Emeren Group Ltd

June 18, 2025

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation or any other equity arrangements to be given to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the Consideration to be received by the public shareholders of the Company in the Proposed Transaction, or with respect to the fairness of any such compensation or arrangement.

Limiting Conditions

This Opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors or any other person (including any stockholder) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Consideration to be received by the Company is the best possibly attainable under any circumstances; instead, it merely states whether the Consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated April 23, 2025 (the “Engagement Letter”). This Opinion is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as a financial advisor to the Special Committee and will receive a fee for its services. The Company has also agreed to reimburse Duff & Phelps for certain expenses and to indemnify Duff & Phelps against certain liabilities. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee was payable when Duff & Phelps informed the Special Committee that Duff & Phelps was prepared to deliver this Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Consideration to be received by the public stockholders of the Company other than the Buyer Group or affiliates of the Buyer Group in the Proposed Transaction is fair from a financial point of view to such stockholders (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

Emeren Group Ltd

June 18, 2025

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/ Kroll, LLC
Duff & Phelps Opinions Practice
Kroll, LLC

Annex D

ANNEX D: BVI BUSINESS COMPANIES ACT, REVISED EDITION 2020 – SECTION 179

179. (1)	A member of a company is entitled to payment of the fair value of his or her shares upon dissenting from—

(a)	a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

(b)	a consolidation, if the company is a constituent company;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company, if not made in the usual or regular course of the business carried on by the company, but not including—

(i)	a disposition pursuant to an order of the Court having jurisdiction in the matter;

(ii)	a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one year after the date of disposition; or

(iii)	a transfer pursuant to the power described in section 28(2);

(d)	a redemption of his or her shares by the company pursuant to section 176; and

(e)	an arrangement, if permitted by the Court.

(2)	A member who desires to exercise his or her entitlement under subsection (1) shall give to the company, before the meeting of members at which the action is submitted to a vote, or at the meeting but before the vote, written objection to the action; but an objection is not required from a member to whom the company did not give notice of the meeting in accordance with this Act or where the proposed action is authorised by written consent of members without a meeting.

(3)	An objection under subsection (2) shall include a statement that the member proposes to demand payment for his or her shares if the action is taken.

(4)	Within 20 days immediately following the date on which the vote of members authorising the action is taken, or the date on which written consent of members without a meeting is obtained, the company shall give written notice of the authorisation or consent to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed action.

(5)	A member to whom the company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the notice referred to in subsection (4) is given, give to the company a written notice of his or her decision to elect to dissent, stating—

(a)	his or her name and address;

(b)	the number and classes of shares in respect of which he or she dissents; and

(c)	a demand for payment of the fair value of his or her shares;

and a member who elects to dissent from a merger under section 172 shall give to the company a written notice of his or her decision to elect to dissent within 20 days immediately following the date on which the copy of the plan of merger or an outline thereof is given to him or her in accordance with section 172.

(6)	A member who dissents shall do so in respect of all shares that he or she holds in the company.

(7)	Upon the giving of a notice of election to dissent, the member to whom the notice relates ceases to have any of the rights of a member except the right to be paid the fair value of his or her shares.

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(8)	Within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the proposed action is put into effect, whichever is later, the company, or, in the case of a merger or consolidation, the surviving company, or the consolidated company shall make a written offer to each dissenting member to purchase his or her shares at a specified price that the company determines to be their fair value; and if, within 30 days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his or her shares, the company shall pay to the member the amount in money upon the surrender of the certificates representing his or her shares.

(9)	If the company and a dissenting member fail, within the period of 30 days referred to in subsection (8), to agree on the price to be paid for the shares owned by the member, within 20 days immediately following the date on which the period of 30 days expires, the following shall apply—

(a)	the company and the dissenting member shall each designate an appraiser;

(b)	the 2 designated appraisers together shall designate an appraiser;

(c)	the 3 appraisers shall fix the fair value of the shares owned by the dissenting member as of the close of business on the day prior to the date on which the vote of members authorising the action was taken or the date on which written consent of members without a meeting was obtained, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the company and the dissenting member for all purposes; and

(d)	the company shall pay to the member the amount in money upon the surrender by him or her of the certificates representing his or her shares.

(10)	Shares acquired by the company pursuant to subsection (8) or (9) shall be cancelled but if the shares are shares of a surviving company, they shall be available for reissue.

(11)	The enforcement by a member of his or her entitlement under this section excludes the enforcement by the member of a right to which he or she might otherwise be entitled by virtue of his or her holding shares, except that this section does not exclude the right of the member to institute proceedings to obtain relief on the ground that the action is illegal.

(12)	Only subsections (1) and (8) to (11) shall apply in the case of a redemption of shares by a company pursuant to the provisions of section 176 and in such case the written offer to be made to the dissenting member pursuant to subsection (8) shall be made within 7 days immediately following the direction given to a company pursuant to section 176 to redeem its shares.

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Annex E

ANNEX E: ROLLOVER AGREEMENT

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”) is entered into as of June 18, 2025 by and among (1) Shurya Vitra Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2176891 (“Parent”), and (2) those shareholders of Emeren Group Ltd, a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 1016246 (the “Company”), listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Emeren Holdings Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2177408 and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the record owner of certain Company Securities (including Company Securities represented by American Depositary Shares (the “ADSs”, collectively, the “Shares”)) as set forth in the column titled “Owned Shares/Options/RSUs” opposite such Shareholder’s name on Schedule A hereto (”Owned Shares”, and together with any other Shares acquired (whether beneficially or of record) by such Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of such Shareholder’s obligations under this Agreement, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, in connection with the consummation of the Merger, each Shareholder agrees to (a) the cancellation of the number of Shares (including Company Securities represented by ADSs) as set forth in the column titled “Rollover Shares” opposite such Shareholder’s name on Schedule A hereto (the “Rollover Shares”) for no consideration from the Company in the Merger, (b) subscribe for newly issued Parent Shares (as defined below) immediately prior to the Closing, and (c) vote the Securities at the Shareholders Meeting in favor of the Merger, in each case upon the terms and conditions set forth herein;

WHEREAS, in order to induce Parent, Merger Sub and the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Shareholders are entering into this Agreement;

WHEREAS, the Shareholders acknowledge that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I
VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1      Voting. From and after the date hereof until the earlier of the (x) Closing, (y) termination of the Merger Agreement pursuant to and in compliance with the terms therein, and (z) the making of a Change of Recommendation by the board of directors of the Company in accordance with terms of the Merger Agreement (such earlier time, the “Expiration Time”), each Shareholder hereby irrevocably and unconditionally agrees that at the Shareholders Meeting or other annual or special meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a)—(f) hereof is to be considered (and any adjournment or postponement thereof), such Shareholder shall (i) cause its representative(s) to appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy, if applicable) all of such Shareholder’s Securities:

(a)            for the authorization and approval of the Merger Agreement, the Plan of Merger and the related transactions contemplated thereby (the “Transactions”) and any actions required in furtherance thereof,

(b)            against any Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to approval of the Merger Agreement or in competition or inconsistent with the Merger and the other Transactions,

(c)            against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions or this Agreement or the performance by such Shareholder of its obligations under this Agreement,

(d)            against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement or otherwise reasonably requested by Parent in order to consummate the Transactions, including the Merger,

(e)            in favor of any adjournment or postponement of the Shareholders Meeting pursuant to section 6.2(d) of the Merger Agreement, and

(f)             in favor of any other matter necessary to effect the Merger and the other Transactions.

Section 1.2            Grant of Irrevocable Proxy; Appointment of Proxy.

(a)            Each Shareholder hereby irrevocably appoints Parent and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy, if applicable) such Shareholder’s Securities in accordance with Section 1.1 above at the Shareholders Meeting or other annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.1 above is to be considered, in each case prior to the Expiration Time. Each Shareholder represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder’s Securities, if any, are not irrevocable and each Shareholder hereby revokes any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder’s Securities. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(b)            Each Shareholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder’s Securities in accordance with Section 1.1 above prior to the Expiration Time. The parties hereto agree that the foregoing is a voting agreement.

Section 1.3            Restrictions on Transfers. Except (i) as provided for in Article II below, or (ii) pursuant to the Merger Agreement, each Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Shareholder shall not, and shall cause its Affiliates not to, directly or indirectly, (a) offer for sale, sell, transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”) or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and (x) has, or would reasonably be expected to have, the effect of reducing or limiting such Shareholder’s economic interest in such Securities and/or (y) grants a third party the right to vote or direct the voting of such Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Shareholder from performing any of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d); provided that the foregoing shall not prevent the exercise of Company Options.

Article II
ROLLOVER SHARES

Section 2.1            Cancellation of Rollover Shares. Subject to the terms and conditions set forth herein, (a) each Shareholder agrees that its Rollover Shares shall be cancelled at the Closing for no consideration from the Company, and (b) other than its Rollover Shares, all Company Securities held by such Shareholder, if any, shall be treated as set forth in the Merger Agreement and not be affected by the provisions of this Agreement. Each Shareholder will take all actions necessary to cause the number of Rollover Shares opposite such Shareholder’s name on Schedule A hereto to be treated as set forth herein.

Section 2.2            Subscription of Parent Shares. Immediately prior to the Closing, in consideration for the cancellation of the Rollover Shares held by each Shareholder in accordance with Section 2.1, Parent shall issue to such Shareholder (or, if designated by such Shareholder in writing, an Affiliate of such Shareholder), and such Shareholder or its Affiliate (as applicable) shall subscribe for, the number of newly issued ordinary shares of Parent with par value immediately prior to the Merger of US$1.00 per share (the “Parent Shares”) set forth in the column titled “Parent Shares” opposite such Shareholder’s name on Schedule A hereto. Each Shareholder hereby acknowledges and agrees that (a) delivery of such Parent Shares shall constitute complete satisfaction of all obligations towards or sums due to such Shareholder by Parent and Merger Sub in respect of the Rollover Shares held by such Shareholder and cancelled at the Closing as contemplated by Section 2.1 above, and (b) such Shareholder shall have no right to any Per Share Merger Consideration in respect of the Rollover Shares held by such Shareholder.

Section 2.3            Rollover Closing. Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in section 7.1, section 7.2 and section 7.3 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Shares contemplated hereby shall take place immediately prior to the Closing (the “Rollover Closing”). For the avoidance of doubt, Schedule A sets forth opposite each Shareholder’s name the number of (i) Rollover Shares of such Shareholder, (ii) Shares owned by such Shareholder as of the date hereof and (iii) Parent Shares to be issued to such Shareholder at the Rollover Closing.

Section 2.4            Deposit of Rollover Shares. No later than five (5) Business Days prior to the Closing, each Shareholder and any agent of such Shareholder holding certificates evidencing any Rollover Shares shall deliver or cause to be delivered to Parent all certificates representing such Rollover Shares in such Person’s possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Parent or any agent authorized by Parent until the Closing.

Article III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE SHAREHOLDERS

Section 3.1            Representations and Warranties. Each Shareholder, severally and not jointly, represents and warrants to Parent as of the date hereof and as of the Closing:

(a)            with respect to each Shareholder that is a natural person, such Shareholder is of sound mind, is not bankrupt and has the legal right, power, and authority to enter into and perform this Agreement, and has entered into this Agreement on such Shareholder’s own will;

(b)            with respect to each Shareholder that is not a natural person, such Shareholder has the requisite corporate power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(c)            this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and, if applicable, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Shareholder and no other corporate actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(d)            assuming due authorization, execution and delivery by the parties hereto, this Agreement constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”);

(e)            (i) such Shareholder (A) is and, immediately prior to the Closing, will be the beneficial owner of, and has and will have good and valid title to, the Securities, free and clear of Liens other than as created by this Agreement, and (B) has and will have sole or shared (together with Affiliates controlled by such Shareholder) voting power, power of disposition, and power to demand dissenter’s rights (if applicable), in each case with respect to all of the Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable Laws and the terms of this Agreement; (ii) its Securities are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer of such Securities other than this Agreement; (iii) such Shareholder has not Transferred any interest in any of the Securities; (iv) as of the date hereof, other than its Owned Shares, such Shareholder does not own, beneficially or of record, any Shares or other securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its Owned Shares, except as contemplated by this Agreement;

(f)            except for the applicable requirements of the Exchange Act, the Securities Act, any other U.S. federal or state securities Laws, rules and regulations of the New York Stock Exchange and Laws of the British Virgin Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of such Shareholder (if applicable), (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Shareholder pursuant to any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets;

(g)            on the date hereof, there is no Action pending against such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against any such Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Shareholder of its obligations under this Agreement;

(h)            such Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares and such Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Shareholder’s representations and warranties in this Agreement and the transactions contemplated hereby; and

(i)            such Shareholder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

Section 3.2            Covenants. Each Shareholder hereby:

(a)            agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

(b)            irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to such Shareholder’s Securities (including without limitation any rights under of the BVI Act) prior to the Expiration Time;

(c)            agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), such Shareholder’s identity and beneficial ownership of Shares or other Company Securities and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement;

(d)            agrees and covenants, severally and not jointly, that such Shareholder shall promptly notify Parent of any new Shares with respect to which beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any of the Company Securities after the date hereof. Any such Shares shall automatically be deemed as “Owned Shares” held by such Shareholder pursuant to the terms of this Agreement, and Schedule A hereto shall be deemed amended accordingly;

(e)            agrees and covenants that such Shareholder shall (i) pay any Taxes (including withholding Taxes and any liability associated with any Governmental Authority denying a stepped up basis equal to the amount of the Per Share Merger Consideration received by such Shareholder or its Affiliates) required to be paid by it/him under applicable Law arising from or attributable to the receipt of (A) Per Share Merger Consideration by such Shareholder or its Affiliates pursuant to the Merger Agreement and/or (B) Parent Shares by such Shareholder or its Affiliates pursuant to this Agreement (collectively, the “Tax Liabilities”) prior to the due date for such Taxes, and (ii) severally and not jointly, bear and pay, reimburse, indemnify and hold harmless Parent, Parent, Merger Sub and the Company (collectively, the “Indemnified Parties”) for, from and against (x) any and all liabilities for Taxes imposed upon, incurred by or asserted against any of the Indemnified Parties arising from such Shareholder’s breach of this Section 3.2(e); and

(f)            agrees further that, upon request of Parent, such Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Shareholder that as of the date hereof and as of the Closing:

(a)            Parent is duly organized, validly existing and in good standing under the Laws of the British Virgin Islands and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by the Shareholders, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception;

(b)            except for the applicable requirements of the Exchange Act, the Securities Act, any other U.S. federal or state securities Laws, rules and regulations of the New York Stock Exchange and Laws of the British Virgin Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any of their property or asset is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent any of their properties or assets;

(c)            at and immediately after the Closing, the authorized shares of Parent shall consist of 50,000 Parent Shares, of which the number of total Parent Shares as set forth in Schedule A shall be issued and outstanding. Except as set forth in the preceding sentence or otherwise agreed to in writing by the parties hereto, at and immediately after the Closing, there shall be (i) no outstanding share capital of or voting or equity interest in Parent, (ii) no options, warrants, or other rights to acquire any share capital of or voting or equity interest in Parent, (iii) no outstanding securities exchangeable or exercisable for or convertible into share capital of or voting or equity interest in Parent, and (iv) no outstanding rights to acquire or obligations to issue any such options, warrants, other rights or securities; and

(d)            at the Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all claims, Liens and encumbrances, other than restrictions arising under applicable securities Laws.

Article V
TERMINATION

This Agreement, and the obligations of the Shareholders hereunder (including, without limitation, Section 1.2 hereof), shall terminate and be of no further force or effect immediately upon the earliest to occur of (a) the Closing, and (b) the date of termination of the Merger Agreement in accordance with its terms; provided, that this Article V and Article VI shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the Rollover Closing contemplated by Article II has already taken place, then Parent shall promptly take all such actions as are necessary or reasonably requested by any Shareholder to restore such Shareholder to the position it was in with respect to ownership of the Rollover Shares prior to the Rollover Closing.

Article VI
MISCELLANEOUS

Section 6.1            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by electronic mail or by international overnight courier to the respective parties at the address set forth on the signature pages hereto under each party’s name (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.1).

Section 6.2            Capacity. Notwithstanding anything to the contrary in this Agreement, (i) each of the Shareholders is entering into this Agreement, and agreeing to become bound hereby, solely in his or its capacity as a beneficial owner of Securities and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Agreement shall obligate such Shareholder or his or its Representatives to take, or forbear from taking, as a director or officer of the Company, any action which is inconsistent with his or its fiduciary duties under applicable Law.

Section 6.3            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 6.4            Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

Section 6.5            Specific Performance. Each party acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to the parties hereto, each party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party.

Section 6.6            Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholders, Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.7            Governing Law. This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be interpreted, construed, performed and enforced in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement, including any non-contractual claims, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or his/its successors or permitted assigns shall be brought and determined exclusively in a federal court located in the Borough of Manhattan, City of New York, or, if not able to be brought in such court, a state court located in the Borough of Manhattan, City of New York. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for himself/itself and in respect of his/its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that he/it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.

Section 6.8            No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement, provided, however, that the Company is an express third-party beneficiary of this Agreement and shall be entitled to enforce the terms hereof, including an injunction, temporary restraining order or other equitable relief, to prevent breaches of this Agreement by the parties hereto, in addition to any other remedy at law or equity.

Section 6.9            Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Shareholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

Section 6.10         No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.11         Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, email pdf format or otherwise) to the other parties; provided, however, that if any of the Shareholders fails for any reason to execute, or perform its obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:
Shurya Vitra Ltd.

By:	/s/ Himanshu Shah
Name:	Himanshu Shah
Title:	Director/CEO
Email:	himanshu@shahcapital.com
Address:	2301 Sugar Bush Road, Suite 510 Raileigh, NC 27612

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:
Ke Chen

By:	/s/ Ke Chen
Name:
Title (if applicable):
Email:
Address:

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:
Enrico Bocchi

By:	/s/ Enrico Bocchi
Name:
Title (if applicable):
Email:
Address:

SCHEDULE A

Annex F

ANNEX F: AMENDMENT TO ROLLOVER AGREEMENT

AMENDMENT TO THE

ROLLOVER AGREEMENT

THIS AMENDMENT TO THE ROLLOVER AGREEMENT (this “Amendment”) is entered into as of September 2, 2025, by and among Shurya Vitra Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2176891 (“Parent”), and those shareholders (each, a “Shareholder” and collectively, the “Shareholders”) of Emeren Group Ltd, a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 1016246 (the “Company”), listed on Schedule A to that certain Rollover Agreement, dated as of June 18, 2025 (the “Rollover Agreement”). Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Rollover Agreement.

BACKGROUND

WHEREAS, Parent and the Shareholders intended that Shah Capital Opportunity Fund LP (“Shah Opportunity Fund”) be considered a “Shareholder” under the Rollover Agreement, such that Shah Opportunity Fund’s Shares be subject to the terms and conditions of the Rollover Agreement and cancelled in connection with the subscription of newly issued shares of Parent; and

WHEREAS, at any time prior to the Expiration Time, any provision of the Rollover Agreement may be amended if, and only if, such amendment is in writing and signed by the Shareholders and Parent; and

WHEREAS, the Parties now desire to amend the Rollover Agreement to clarify that Shah Opportunity Fund is a Shareholder under the Rollover Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.               Scope. Except as set forth in this Amendment, all terms and conditions of the Rollover Agreement shall continue in full force and effect in accordance with their terms.

2.              Amendments and Agreements. Schedule A to the Rollover Agreement is hereby amended and restated in its entirety as set forth on Exhibit I to this Amendment. All references in the Rollover Agreement to (a) “Shareholders” or the “parties” to the Rollover Agreement shall include Shah Opportunity Fund, and (b) “Rollover Shares” shall include the holdings of Shah Opportunity Fund.

3.             Miscellaneous. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format or similar electronic means shall be sufficient to bind the parties to the terms and conditions of this Amendment. No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, will be effective unless in writing signed by the duly authorized representatives of all parties hereto, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. This Amendment shall be governed in accordance with the internal laws (excluding the conflicts of laws provisions) of the State of New York. Each party shall bear and pay its own fees, costs and expenses in connection with the negotiation, preparation and review of this Amendment.

[Signature page follows.]

F-1

The parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

PARENT:
Shurya Vitra Ltd.

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: Director/CEO

SHAREHOLDERS:

/s/ Ke Chen
Name: Ke Chen

/s/ Enrico Bocchi
Name: Enrico Bocchi

Shah Capital Opportunity Fund LP

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: Managing Member

SIGNATURE PAGE TO AMENDMENT TO ROLLOVER AGREEMENT

EXHIBIT I

SCHEDULE A

Rollover Shares1

Shareholder	Owned Shares/ ADSs/ Options/ RSUs	Rollover Shares	Parent Shares
Ke Chen	4,870,270 Ordinary Shares and 3,000,000 Ordinary Shares subject to Vested Company Options	4,870,270 Ordinary Shares	4,870,270 Ordinary Shares
Enrico Bocchi	500,000 Company Restricted Share Unit Awards[2]	0	0
Shah Capital Opportunity Fund LP	18,409,249 ADSs	18,409,249 ADSs	18,409,249 ADSs

1 For the avoidance of doubt, the figures in this Schedule A correspond to the number of ordinary shares, not ADSs, unless otherwise indicated.

2 Enrico Bocchi’s 500,000 RSUs have not been vested. One third of these will vest on October 1, 2025, another one third on October 1, 2026, and the remaining on October 1, 2027. Any RSUs that vest prior to Closing will become Rollover Shares and will be exchanged on a 1:1 basis for Parent Shares.

Annex G

ANNEX G: LIMITED GUARANTEE

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of June 18, 2025 (this “Limited Guarantee”), by Himanshu H. Shah (the “Guarantor”) in favor of Emeren Group Ltd, a BVI business company incorporated under the laws of the British Virgin Islands with registration number 1016246 (the “Guaranteed Party”).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of June 18, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), among the Guaranteed Party, Shurya Vitra Ltd. (“Parent”) and Emeren Holdings Ltd. (“Merger Sub”), the parties thereto agreed that, on the terms and conditions set forth therein, Merger Sub will merge with and into the Guaranteed Party (the “Merger”), with the Guaranteed Party continuing as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent. Each capitalized term used and not defined herein shall have the meaning ascribed to it in the Merger Agreement, except as otherwise provided herein.

WHEREAS, to induce the Guaranteed Party to enter into the Merger Agreement, the Guarantor desires to, by execution and delivery to the Guaranteed Party of this Limited Guarantee, guarantee the payment, performance and discharge when due of certain payment obligations of Parent under the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the Guarantor and the Guaranteed Party hereby agree as follows:

1.	GUARANTEE.

(a)            The Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party, on the terms and conditions set forth herein, the due and punctual payment, performance and discharge when due of the payment obligations of Parent with respect to (i) the Parent Termination Fee pursuant to section 8.2(c) of the Merger Agreement, and (ii) certain costs and expenses in connection with collection of the Parent Termination Fee pursuant to section 8.2(e) of the Merger Agreement, in each case, subject to the terms and limitations of section 8.2(g) of the Merger Agreement (the aggregate obligations of Parent described in clauses (i) through (ii), the “Obligations”); provided that in no event shall the Guarantor’s aggregate liability under this Limited Guarantee exceed US$4,500,000 (the “Cap”), it being understood that this Limited Guarantee may not be enforced against the Guarantor without giving effect to the Cap. The Guaranteed Party hereby agrees that in no event shall the Guarantor be required to pay to any person under, in respect of, or in connection with this Limited Guarantee, an amount in excess of the Cap, and that the Guarantor shall not have any obligation or liability to the Guaranteed Party relating to, arising out of or in connection with this Limited Guarantee, the Equity Commitment Letter (as defined below) or the Merger Agreement other than as expressly set forth herein or in the Equity Commitment Letter. The Guaranteed Party further acknowledges that in the event that Parent has satisfied a portion but not all of the Obligations, payment of the unsatisfied Obligations by the Guarantor (or by any other person, including Parent or Merger Sub, on behalf of the Guarantor) shall constitute satisfaction in full of the Guarantor’s obligation to the Guaranteed Party with respect thereto. This Limited Guarantee may be enforced for the payment of money only. All payments hereunder shall be made in lawful money of the United States or other currencies as otherwise agreed in writing by the parties hereto, in immediately available funds. This Limited Guarantee shall become effective upon the date hereof.

(b)            The Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind. If Parent fails to pay or cause to be paid any or all of the Obligations as and when due pursuant to sections 8.2(c) or 8.2(e) of the Merger Agreement, as applicable and subject to the other relevant terms and limitations of the Merger Agreement, then the Guarantor shall immediately pay to the Guaranteed Party such Obligations (up to the Cap), and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as Parent remains in breach of such Obligation, take any and all actions available hereunder or under applicable Law to collect such Obligation from the Guarantor, subject to the Cap.

2.	NATURE OF GUARANTEE.

The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. Subject to the terms hereof, the Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub (except in the case where this Limited Guarantee is terminated in accordance with Section 8 hereof). In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations (subject to the Cap) as if such payment had not been made by the Guarantor. This Limited Guarantee is an unconditional guarantee of payment and not of collection. This Limited Guarantee is a primary obligation of the Guarantor and is not merely the creation of a surety relationship, and the Guaranteed Party shall not be required to proceed against Parent or Merger Sub first before proceeding against the Guarantor hereunder.

3.	CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.

(a)            The Guarantor agrees that the Guaranteed Party may, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any portion of the Obligations, and may also make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent or Merger Sub without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee or affecting the validity or enforceability of this Limited Guarantee; provided, that the consent of the Guarantor shall be required to the extent it has the effect of expanding the circumstances under which the obligations will be payable. The Guarantor agrees that the obligations of Guarantor hereunder shall not be released or discharged (except in the case where this Limited Guarantee is terminated in accordance with Section 8 hereof or as set forth in the last sentence of Section 3(d) hereof), in whole or in part, or otherwise affected by (i) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub, (ii) any change in the time, place or manner of payment of any of the Obligations, or any escrow arrangement or other security therefor, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement (in each case, to the extent effected in accordance with the terms of the Merger Agreement) or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, in each case, to the extent any of the foregoing does not have the effect of increasing the Cap; (iii) the addition, substitution, discharge or release (in the case of a discharge or release, other than a discharge or release of the Guarantor with respect to the Obligations as a result of payment in full of the Obligations in accordance with their terms, a discharge or release of Merger Sub by the Company with respect to the Obligations under the Merger Agreement, or as a result of defenses to the payment of the Obligations that would be available to Merger Sub under the Merger Agreement) of any person interested in the transactions contemplated by the Merger Agreement; (iv) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other person now or hereafter liable with respect to any of the Obligations or otherwise interested in the Merger, (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other person now or hereafter liable with respect to any of the Obligations or otherwise interested in the Merger, (vi) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent or Merger Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise, (vii) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise; (viii) any other act or omission that may in any manner or to any extent vary the risk of or to the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than a discharge of the Guarantor with respect to the Obligations as a result of payment in full of the Obligations in accordance with their terms, or a discharge of Parent with respect to the Obligations under the Merger Agreement), (ix) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Obligations, or (x) the value of any other agreement or instrument referred to herein.

(b)            To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor hereby waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations guaranteed hereunder, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other person liable with respect to the Obligations, and all suretyship defenses generally. The Guarantor acknowledges that he will receive substantial direct and indirect benefits from the Merger and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

(c)            The Guaranteed Party hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding or bring any other claim (whether in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement, the Equity Commitment Letter, dated June 18, 2025, between the Sponsor and the Parent (as amended from time to time, the “Equity Commitment Letter”) or the Merger against the Guarantor or any Non-Recourse Party (as defined in Section 9), except for claims against the Guarantor under this Limited Guarantee (subject to the limitations described herein) and claims against the Guarantor, Parent and/or Merger Sub for any Retained Claim (as defined in Section 9) (subject to the limitations described herein). The Guarantor hereby covenants and agrees that he shall not institute, directly or indirectly, and shall cause his Affiliates not to institute any proceeding asserting or assert as a defense in any proceeding that this Limited Guarantee or the Merger Agreement is illegal, invalid or unenforceable in accordance with its applicable terms (but, for the avoidance of doubt, other than by reason of fraud of the Company as determined in a final, non-appealable judicial or arbitral decision). For purposes of this Limited Guarantee, “Affiliates” of any person means any person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The Guarantor agrees to pay on demand all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder if (i) the Guarantor asserts in any arbitration, litigation or other proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms and the Guaranteed Party prevails in such arbitration, litigation or other proceeding or (ii) the Guarantor fails or refuses to make any payment to the Guaranteed Party hereunder when due and payable and it is determined judicially or by arbitration that the Guarantor is required to make such payment hereunder.

(d)            The Guarantor hereby unconditionally and irrevocably waives and agrees not to exercise any rights that he may now have or hereafter acquire against Parent or Merger Sub that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guarantee (subject to the Cap) or any other agreement in connection therewith, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Obligations and all other amounts payable under this Limited Guarantee (subject to the Cap) shall have been paid in full in immediately available funds to the Guaranteed Party by the Guarantor (or by any other person, including Parent or Merger Sub, on behalf of the Guarantor). If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of the Obligations and all other amounts payable under this Limited Guarantee (subject to the Cap) to the Guaranteed Party by the Guarantor (or by any other person, including Parent or Merger Sub, on behalf of the Guarantor), such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the payment of the Obligations and all other amounts payable under this Limited Guarantee, whether matured or unmatured, until they are paid in full (subject to the Cap) or to be held as collateral for the Obligations or other amounts payable under this Limited Guarantee thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guarantee but subject to subsection (iv) under Section 3(a), the Guaranteed Party hereby agrees that: (i) to the extent Parent is relieved of any of its payment obligations with respect to the Obligations by the satisfaction in full thereof or pursuant to a written agreement with the Guaranteed Party, the Guarantor shall be similarly relieved of his obligations under this Limited Guarantee, and (ii) the Guarantor shall have all defenses to the payment of his obligations under this Limited Guarantee (which in any event shall be subject to the Cap) that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Obligations as well as any defense in respect of fraud or willful misconduct of the Guaranteed Party or its Affiliates hereunder, or any breach by the Guaranteed Party of any term hereof, in each case, as determined in a final, non-appealable judicial or arbitral decision.

4.	NO WAIVER; CUMULATIVE RIGHTS.

No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time, provided that the exercise of such right, remedy and power by the Guaranteed Party shall not result in any duplication of obligations of the Guarantor, Parent, Merger Sub or any of their Affiliates. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent or any other person liable for any portion of the Obligations prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of the Guaranteed Party.

5.	REPRESENTATIONS AND WARRANTIES.

The Guarantor hereby represents and warrants that:

(a)            on the date of this Limited Guarantee, he is of sound mind, is not bankrupt and has the legal right, power, and authority to enter into and perform this Limited Guarantee, and has entered into this Limited Guarantee on his own will;

(b)            the execution and delivery of this Limited Guarantee do not, and the performance of its obligations hereunder will not, in any material respect, (i) conflict with or violate any Law applicable to the Guarantor or by which any property or asset of the Guarantor is bound or affected, or (ii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Guarantor pursuant to, any Contract or obligation to which the Guarantor is a party or by which the Guarantor or any property or asset of the Guarantor is bound or affected;

(c)            this Limited Guarantee has been duly and validly executed and delivered by the Guarantor, and assuming due execution and delivery of this Limited Guarantee by the Guaranteed Party, this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d)            the Guarantor has and will have for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 the financial capacity to timely pay and perform his obligations under and in accordance this Limited Guarantee, and all funds necessary for the Guarantor to timely pay and perform his obligations under this Limited Guarantee shall be available to the Guarantor (or its permitted assignees pursuant to Section 6) for so long as this Limited Guarantee shall remain in effect in accordance with Section 8.

6.	NO ASSIGNMENT.

Neither the Guarantor nor the Guaranteed Party may assign or delegate his/its rights, interests or obligations hereunder to any other person (except by operation of law), in whole or in part, without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Guarantor may assign or delegate all or part of his rights, interests and obligations hereunder without the prior consent of the Guaranteed Party, to (a) any Affiliate of the Guarantor (including any other investment fund or investment vehicle advised or managed by an Affiliate of the Guarantor or any other investment fund or investment vehicle that is a limited partner of an Affiliate of the Guarantor) or (b) any other transferee with respect to whom the Guarantor has furnished information to the Guaranteed Party verifying, to the reasonable satisfaction of the Guaranteed Party (to be evidenced by the written agreement of the Guaranteed Party), the identity, good standing and creditworthiness of such transferee; provided, further, that such Affiliate of the Guarantor or other transferee has certified in writing to the Guaranteed Party prior to such assignment that it agrees to accept and undertake any and all assigned obligations hereunder and that it is capable of (x) making the representations and warranties set forth in Section 5 and (y) performing all of its obligations hereunder, but notwithstanding the foregoing, in the case of either (a) or (b) above, no such assignment or delegation shall relieve the Guarantor of any of his obligations hereunder, except to the extent actually performed or satisfied by the transferee. Any attempted assignment in violation of this Section 6 shall be null and void.

7.	NOTICES.

All notices, requests, claims, demands and other communications hereunder shall be given by the means specified in the Merger Agreement (and shall be deemed given as specified therein), as follows:

if to the Guarantor:

Himanshu H. Shah

2301 Sugar Bush Road, Suite 510

Raleigh, NC 27612, USA

with an additional copy (which shall not constitute notice) to:

DLA Piper LLP (US)
701 Fifth Avenue, Suite 6900
Seattle, WA 98104
Attention: Andrew Ledbetter; Kevin Criddle
Telephone No.: +1 206 839 4845; +1 480 606 5129
Email: andrew.ledbetter@us.dlapiper.com; kevin.criddle@us.dlapiper.com

If to the Guaranteed Party, as provided in the Merger Agreement.

8.	CONTINUING GUARANTEE.

(a)            Subject to clause (i) in the last sentence of Section 3(d), this Limited Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor, his successors and assigns until the earliest to occur of (i) the Obligations (subject to the Cap) payable under this Limited Guarantee having been paid in full to the Guaranteed Party by the Guarantor (or by any other person, including Parent or Merger Sub, on behalf of the Guarantor), (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms in any circumstances, other than pursuant to which Parent would be obligated to pay the Parent Termination Fee under section 8.2(c) of the Merger Agreement or pay any other amounts under section 8.2(e) of the Merger Agreement, and (iv) ninety (90) days after any termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to pay the Parent Termination Fee under section 8.2(c) of the Merger Agreement or pay any other amounts under section 8.2(e) of the Merger Agreement unless the Guaranteed Party has initiated a bona fide written claim or other legal proceeding in accordance with the terms of the Merger Agreement for payment of any of the Obligations on or before such ninetieth (90th) day; provided that if the Guaranteed Party has initiated a written claim or legal proceeding on or before such ninetieth (90th) day, this Limited Guarantee shall terminate upon the date such claim or proceeding is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 10. The Guarantor shall have no further obligations under this Limited Guarantee following termination in accordance with this Section 8.

(b)            Notwithstanding the foregoing, in the event that the Guaranteed Party or any of its Affiliates asserts in any litigation or other proceeding relating to this Limited Guarantee (i) that the provisions of Section 1 limiting the Guarantor’s maximum aggregate liability to the Cap or that the provisions of Sections 8, 9, 10, 13 or 14 are illegal, invalid or unenforceable in whole or in part, (ii) that the Guarantor is liable in excess of or to a greater extent than the Obligations, or (iii) any theory of liability against the Guarantor or any Non-Recourse Parties (as defined below) with respect to the Merger Agreement, the Equity Commitment Letter or the Merger or the liability of the Guarantor under this Limited Guarantee (as limited by the provisions hereof, including Section 1), other than the Retained Claims (as defined below), then (x) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and shall thereupon be null and void, (y) if the Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments from the Guaranteed Party, and (z) neither the Guarantor nor any Non-Recourse Parties (as defined below) shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort , statute or otherwise) to the Guaranteed Party, its Affiliates or any other person in any way under or in connection with this Limited Guarantee, the Equity Commitment Letter, the Merger Agreement, any other agreement or instrument delivered in connection with this Limited Guarantee or the Merger Agreement, or the transactions contemplated hereby or thereby.

9.	NO RECOURSE.

Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party agrees and acknowledges that (i) no person other than the Guarantor has any obligations hereunder, (ii) the Guaranteed Party has no right of recovery under this Limited Guarantee or in any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, advisors, representatives, Affiliates (other than any permitted assignee under Section 6), members, managers, or general or limited partners of any of the Guarantor, Parent or Merger Sub, or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate (other than any permitted assignee under Section 6), agent, advisor, or representative of any of the foregoing (collectively, but excluding Guarantor, Parent, Merger Sub and any permitted assignee under Section 6, and their respective successors and assigns under the Merger Agreement or the Equity Commitment Letter, each a “Non-Recourse Party”), through Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent or Merger Sub against any Non-Recourse Party (including any claim to enforce the Equity Commitment Letter), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, and (iii) the only rights of recovery and claims that the Guaranteed Party has in respect of the Merger Agreement or the Merger are its rights to recover from, and assert claims against, (A) Parent and Merger Sub and their respective successors and assigns under and to the extent expressly provided in the Merger Agreement, (B) without duplication of the obligations referenced in clause (A) above, the Guarantor (but not any Non-Recourse Party) and his successors and assigns under and to the extent expressly provided in this Limited Guarantee (subject to the Cap and the other limitations described herein), and (C) the Sponsor and its successors and assigns in respect of its obligations to make an equity contribution to the Parent under the Equity Commitment Letter pursuant to and in accordance with the terms thereof and the Merger Agreement (claims under (A), (B) and (C) collectively, the “Retained Claims”); provided that in the event the Guarantor transfers or conveys all or a substantial portion of his properties and other assets to any person such that the aggregate sum of the Guarantor’s remaining net assets is less than the Cap, then, the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such person, as the case may be, but only if the Guarantor fails to satisfy his payment obligations hereunder and only to the extent of the liability of the Guarantor hereunder. The Guaranteed Party acknowledges and agrees that Parent and Merger Sub have no assets other than certain contract rights and cash in a de minimis amount and that no additional funds are expected to be contributed to Parent or Merger Sub unless and until the Closing occurs (other than funds to pay the Obligations unless such Obligations are directly satisfied by the Guarantor pursuant to this Limited Guarantee). Other than as expressly provided under section 9.12 of the Merger Agreement and section 4 of the Equity Commitment Letter, recourse for the Retained Claims against the Guarantor under and pursuant to the terms of this Limited Guarantee shall be the sole and exclusive remedy of the Guaranteed Party and all of its Affiliates and any person purporting to claim by or through any of them or for the benefit of any of them against the Guarantor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, this Limited Guarantee, the Merger Agreement, the Equity Commitment Letter or the Merger, including by piercing of the corporate veil, or by a claim by or on behalf of Parent or Merger Sub. Nothing set forth in this Limited Guarantee shall confer or give or shall be construed to confer or give to any person other than the Guaranteed Party (including any person acting in a representative capacity) any rights or remedies against any person including the Guarantor, except as expressly set forth herein. For the avoidance of doubt, none of the Guarantor, Parent or Merger Sub or their respective successors and assigns under the Merger Agreement, the Equity Commitment Letter or this Limited Guarantee shall be Non-Recourse Parties.

10.	GOVERNING LAW; DISPUTE RESOLUTION.

This Limited Guarantee and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Limited Guarantee or the negotiation, execution or performance of this Limited Guarantee (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Limited Guarantee or as an inducement to enter into this Limited Guarantee), shall be interpreted, construed, performed and enforced in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Limited Guarantee, including any non-contractual claims, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Limited Guarantee and the rights and obligations arising hereunder brought by the other party hereto or his/its successors or permitted assigns shall be brought and determined exclusively in a federal court located in the Borough of Manhattan, City of New York, or, if not able to be brought in such court, a state court located in the Borough of Manhattan, City of New York. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for himself/itself and in respect of his/its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that he/it will not bring any action relating to this Limited Guarantee or any of the transactions contemplated by this Limited Guarantee in any court other than the aforesaid courts.

11.	WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF EACH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

12.	COUNTERPARTS.

This Limited Guarantee may be executed in any number of counterparts (including by e-mail of PDF or scanned versions or facsimile), each such counterpart when executed being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

13.	NO THIRD PARTY BENEFICIARIES.

Except as provided in Section 9, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

14.	CONFIDENTIALITY.

This Limited Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the Merger. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Guarantor; provided that the parties hereto may disclose the existence and content of this Limited Guarantee to the extent required by Law, the applicable rules of any national securities exchange , in connection with any SEC filings relating to the Merger and in connection with any litigation relating to the Merger, the Merger Agreement or the Merger as permitted by or provided in the Merger Agreement and the Guarantor may disclose it to any Non-Recourse Party which needs to know of the existence of this Limited Guarantee and is subject to the confidentiality obligations set forth herein.

15.	MISCELLANEOUS.

(a)            This Limited Guarantee, together with the Merger Agreement, any schedules, exhibits and annexes thereto and any other documents and instruments referred to thereunder, including the Equity Commitment Letter, contains the entire agreement between the parties hereto relative to the subject matter hereof and supersedes all prior agreements and undertakings between the parties hereto with respect to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

(b)            Any term or provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to the Cap and the provisions of Sections 8 and 9 and this Section 14(b).

(c)            The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee. When a reference is made in this Limited Guarantee to a Section, such reference shall be to a Section of this Limited Guarantee unless otherwise indicated. The word “including” and words of similar import when used in this Limited Guarantee will mean “including, without limitation,” unless otherwise specified.

(d)            No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Guaranteed Party, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, or default under, this Limited Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Limited Guarantee as of the date first written.

GUARANTOR

Himanshu H. Shah

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah

[Signature Page to Limited Guarantee]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its director or officer thereunto duly authorized.

GUARANTEED PARTY

Emeren Group Ltd

By:	/s/ Martin Bloom
Name: Martin Bloom
Title: Chairman, Special Committee of the Board of Directors

[Signature Page to Limited Guarantee]

Annex H

ANNEX H: SUPPORT AGREEMENT

Support AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of _________, 2025 by and among (1) Shurya Vitra Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2176891 (“Parent”), and (2) those shareholders of Emeren Group Ltd, a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 1016246 (the “Company”), listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Emeren Holdings Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands with registration number 2177408 and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of June 18, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the record owner of certain Company Securities (including Company Securities represented by American Depositary Shares (the “ADSs”, collectively, the “Shares”)) as set forth in the column titled “Owned Shares/Options/RSUs” opposite such Shareholder’s name on Schedule A hereto (”Owned Shares”, and together with any other Shares acquired (whether beneficially or of record) by such Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of such Shareholder’s obligations under this Agreement, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, each Shareholder desires to obtain the benefits of the increased certainty of closing at the price contemplated in the Merger Agreement as soon as practicable and thereby desires to commit to vote the Securities at the Shareholders Meeting in favor of the Merger, in each case upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I
VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1         Voting. From and after the date hereof until the earlier of the (x) Closing, (y) termination of the Merger Agreement pursuant to and in compliance with the terms therein, and (z) the making of a Change of Recommendation by the board of directors of the Company in accordance with terms of the Merger Agreement (such earlier time, the “Expiration Time”), each Shareholder hereby irrevocably and unconditionally agrees that at the Shareholders Meeting or other annual or special meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a)—(f) hereof is to be considered (and any adjournment or postponement thereof), such Shareholder shall (i) cause its representative(s) to appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy, if applicable) all of such Shareholder’s Securities:

(a)         for the authorization and approval of the Merger Agreement, the Plan of Merger and the related transactions contemplated thereby (the “Transactions”) and any actions required in furtherance thereof,

(b)        against any Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to approval of the Merger Agreement or in competition or inconsistent with the Merger and the other Transactions,

(c)         against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions or this Agreement or the performance by such Shareholder of its obligations under this Agreement,

(d)        against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement or otherwise reasonably requested by Parent in order to consummate the Transactions, including the Merger,

(e)         in favor of any adjournment or postponement of the Shareholders Meeting pursuant to section 6.2(d) of the Merger Agreement, and

(f)         in favor of any other matter necessary to effect the Merger and the other Transactions.

Section 1.2         Grant of Irrevocable Proxy; Appointment of Proxy.

(a)         Each Shareholder hereby irrevocably appoints Parent and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy, if applicable) such Shareholder’s Securities in accordance with Section 1.1 above at the Shareholders Meeting or other annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.1 above is to be considered, in each case prior to the Expiration Time. Each Shareholder represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder’s Securities, if any, are not irrevocable and each Shareholder hereby revokes any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder’s Securities. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(b)        Each Shareholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder’s Securities in accordance with Section 1.1 above prior to the Expiration Time. The parties hereto agree that the foregoing is a voting agreement.

Section 1.3         Restrictions on Transfers. Except (i) as provided for in Article II below, or (ii) pursuant to the Merger Agreement, each Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Shareholder shall not, and shall cause its Affiliates not to, directly or indirectly, (a) offer for sale, sell, transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”) or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and (x) has, or would reasonably be expected to have, the effect of reducing or limiting such Shareholder’s economic interest in such Securities and/or (y) grants a third party the right to vote or direct the voting of such Securities, (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Shareholder from performing any of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d); provided that the foregoing shall not prevent the exercise of Company Options.

Article II
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE SHAREHOLDERS

Section 2.1         Representations and Warranties. Each Shareholder, severally and not jointly, represents and warrants to Parent as of the date hereof and as of the Closing:

(a)         with respect to each Shareholder that is a natural person, such Shareholder is of sound mind, is not bankrupt and has the legal right, power, and authority to enter into and perform this Agreement, and has entered into this Agreement on such Shareholder’s own will;

(b)         with respect to each Shareholder that is not a natural person, such Shareholder has the requisite corporate power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(c)         this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and, if applicable, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Shareholder and no other corporate actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(d)         assuming due authorization, execution and delivery by the parties hereto, this Agreement constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”);

(e)         (i) such Shareholder (A) is and, immediately prior to the Closing, will be the beneficial owner of, and has and will have good and valid title to, the Securities, free and clear of Liens other than as created by this Agreement, and (B) has and will have sole or shared (together with Affiliates controlled by such Shareholder) voting power, power of disposition, and power to demand dissenter’s rights (if applicable), in each case with respect to all of the Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable Laws and the terms of this Agreement; (ii) its Securities are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer of such Securities other than this Agreement; (iii) such Shareholder has not Transferred any interest in any of the Securities; (iv) as of the date hereof, other than its Owned Shares, such Shareholder does not own, beneficially or of record, any Shares or other securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its Owned Shares, except as contemplated by this Agreement;

(f)         except for the applicable requirements of the Exchange Act, the Securities Act, any other U.S. federal or state securities Laws, rules and regulations of the New York Stock Exchange and Laws of the British Virgin Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of such Shareholder (if applicable), (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Shareholder pursuant to any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets;

(g)         on the date hereof, there is no Action pending against such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against any such Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Shareholder of its obligations under this Agreement; and

(h)         such Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and such Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Shareholder’s representations and warranties in this Agreement and the transactions contemplated hereby.

Section 2.2         Covenants. Each Shareholder hereby:

(a)         agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

(b)         irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to such Shareholder’s Securities (including without limitation any rights under of the BVI Act) prior to the Expiration Time;

(c)         agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), such Shareholder’s identity and beneficial ownership of Shares or other Company Securities and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement;

(d)         agrees and covenants, severally and not jointly, that such Shareholder shall promptly notify Parent of any new Shares with respect to which beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any of the Company Securities after the date hereof. Any such Shares shall automatically be deemed as “Owned Shares” held by such Shareholder pursuant to the terms of this Agreement, and Schedule A hereto shall be deemed amended accordingly; and

(e)         agrees further that, upon request of Parent, such Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

(f)         agrees to treat all information exchanged during discussions of this transaction as confidential and will not disclose it to any third party.

Article III
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Shareholder that as of the date hereof and as of the Closing:

(a)         Parent is duly organized, validly existing and in good standing under the Laws of the British Virgin Islands and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by the Shareholders, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception; and

(b)         except for the applicable requirements of the Exchange Act, the Securities Act, any other U.S. federal or state securities Laws, rules and regulations of the New York Stock Exchange and Laws of the British Virgin Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any of their property or asset is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent any of their properties or assets.

Article IV
TERMINATION

This Agreement, and the obligations of the Shareholders hereunder (including, without limitation, Section 1.2 hereof), shall terminate and be of no further force or effect immediately upon the earliest to occur of (a) the Closing, and (b) the date of termination of the Merger Agreement in accordance with its terms; provided, that this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement.

Article V
MISCELLANEOUS

Section 5.1         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by electronic mail or by international overnight courier to the respective parties at the address set forth on the signature pages hereto under each party’s name (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.1).

Section 5.2         Capacity. Notwithstanding anything to the contrary in this Agreement, (i) each of the Shareholders is entering into this Agreement, and agreeing to become bound hereby, solely in his or its capacity as a beneficial owner of Securities and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Agreement shall obligate such Shareholder or his or its Representatives to take, or forbear from taking, as a director or officer of the Company, any action which is inconsistent with his or its fiduciary duties under applicable Law.

Section 5.3         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 5.4         Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

Section 5.5         Specific Performance. Each party acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to the parties hereto, each party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party.

Section 5.6         Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholders, Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 5.7         Governing Law. This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be interpreted, construed, performed and enforced in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement, including any non-contractual claims, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or his/its successors or permitted assigns shall be brought and determined exclusively in a federal court located in the Borough of Manhattan, City of New York, or, if not able to be brought in such court, a state court located in the Borough of Manhattan, City of New York. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for himself/itself and in respect of his/its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that he/it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.

Section 5.8         No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement, provided, however, that the Company is an express third-party beneficiary of this Agreement and shall be entitled to enforce the terms hereof, including an injunction, temporary restraining order or other equitable relief, to prevent breaches of this Agreement by the parties hereto, in addition to any other remedy at law or equity.

Section 5.9         Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Shareholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

Section 5.10         No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 5.11         Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, email pdf format or otherwise) to the other parties; provided, however, that if any of the Shareholders fails for any reason to execute, or perform its obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:
Shurya Vitra Ltd.

By:
Name:
Title:
Email:
Address:

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER:
Name if entity:

By:
Name:
Title (if applicable):
Email:
Address:

SCHEDULE A

Securities
Shareholder	Owned Shares/ Options/ RSUs

Annex I

ANNEX I: FORM OF PROXY

PROXY - SHAREHOLDERS ONLY

EMEREN GROUP LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMEREN GROUP LTD FOR A GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 9, 2025

The undersigned shareholder of Emeren Group Ltd, a company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”), hereby acknowledges receipt of the notice of a general meeting of shareholders and proxy statement, each dated October 14, 2025 and hereby appoints the chairman of the general meeting as proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the general meeting of shareholders of the Company to be held on December 9, 2025 at 10:00 am (Eastern Time) at 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612, U.SA. and at any adjournment or adjournments thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below (i) as specified by the undersigned below and (ii) in the discretion of the proxy upon such other business as may properly come before the meeting, all as set forth in the notice of general meeting and in the proxy statement furnished herewith.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the following proposals:

PROPOSAL 1: To adopt and approve the Agreement and Plan of Merger dated June 18, 2025, as amended by an amendment agreement dated September 2, 2025, by and among Shurya Vitra Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands (“Parent”), Emeren Holdings Ltd., a BVI business company incorporated under the Laws of the British Virgin Islands, all of the issued and outstanding shares of which are owned by Parent (“Merger Sub”), and the Company, and the articles of merger required to be filed with the Registrar of Corporate Affairs of the British Virgin Islands as provided in Section 171(2) of the BVI Companies Act for the purpose of the merger, substantially in the form attached as Exhibit B to the merger agreement (the “articles of merger”) (copies of such merger agreement the plan of merger and articles of merger being in the forms attached to the proxy statement accompanying this notice, which will also be produced and made available for inspection at the meeting), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company, and the transactions contemplated by the merger agreement, including the merger.

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FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 2: To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 3: Instruct the Chairman of the general meeting to adjourn or postpone the general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the general meeting to pass the shareholders resolutions in Proposal 1 and Proposal 2 above to be proposed at the general meeting.

FOR	AGAINST	ABSTAIN

☐	☐	☐

The proxy is also authorized to vote your shares as he or she deems appropriate, in his or her sole discretion, upon such other business as may properly be presented at the Company’s general meeting or any adjournment or postponement thereof.

Dated: ___________________________

Shareholder Name:	Co-Owner Name (if applicable):

Shareholder Signature	Co-Owner Signature

This Proxy must be signed by the person registered in the register of members at the close of business in the British Virgin Islands on October 23, 2025. In the case of a corporation, this Proxy must be executed by a duly authorized officer or attorney.

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Notes to Proxy:

Shareholders will be able to participate the General Meeting in person. Shareholders may also access but may not vote at the General Meeting via teleconference. The General Meeting of Shareholders of Emeren Group Ltd will be held on December 9, 2025, beginning at 10:00 a.m., Eastern Time, at 2301 Sugar Bush Road, Suite 510, Raleigh, NC 27612, U.S.

1.          To view the General Meeting via teleconference, please use the following Microsoft Teams link:

https://teams.microsoft.com/l/meetupjoin/19%3ameeting_OTBlZmYyZjUtNTc2Ni00NjYyLTk2Y2UtMzQ1NGRjZmEzNjdk%40thread.v2/0?context=%7b%22Tid%22%3a%22fe651217-67a6-4b20-b542-c91719989449%22%2c%22Oid%22%3a%2205e5f7b1-07e0- 4efc-94dd-77030500bb0d%22%7d

2.          Copies of the Form 14A, Form of Proxy and the Notice of General Meeting are available for viewing on or about October 14 on the Company’s investor relations website at https://emeren.com/. Requests for a copy of such documents free of charge can be directed to the Company at IR@emeren.com or Emeren Group Ltd, Investor Relations, 149 Water Street, Suite 302, Norwalk CT 06854, USA (Re: Emeren Group Ltd), or to MUFG Corporate Markets at shareholderenquiries@cm.mpms.mufg.com or MUFG Corporate Markets, PXS 1, Central Square, 29 Wellington Street, Leeds, LS1 4DL (Re: Emeren Group).

3.          A shareholder entitled to attend and vote at the General Meeting convened by the above Notice is entitled to appoint one or more proxies to attend, speak and vote on his behalf. A proxy need not be a shareholder of the Company. Unless otherwise indicated on the Form of Proxy, the proxy will vote as they think fit or, at their discretion, withhold from voting.

4.          In the case of joint holders, if two or more persons hold shares of the Company jointly each of them may be present in person or by proxy at the meeting of the Shareholders and may speak as a Shareholder. If only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners and if two or more are present in person or by proxy they must vote as one.

5.          To appoint a proxy you should complete the Form of Proxy enclosed with this Notice of General Meeting. To be valid the Form of Proxy, together with the power of attorney or other authority (if any) under which it is signed or notarially certified or office copy of the same, must be delivered to the offices of MUFG Corporate Markets at PXS 1, Central Square, 29 Wellington Street, LEEDS, LS1 4DL, by no later than 48 hours before the time fixed for the meeting or any adjourned meeting (excluding Saturday, Sunday and public holidays in United Kingdom, China and the U.S.A).

6.          Any alterations made to the Form of Proxy should be initialed.

7.          In the case of a corporation the Form of Proxy should be given under its Common Seal or under the hand of an officer or attorney duly authorized in writing.

8.          Pursuant to Regulation 7.4 of the articles of association of the Company, the Board has determined that only those shareholders registered in the relevant register of members of the Company at close of business on October 23, 2025 shall be entitled to attend and vote at the shareholders meeting or, if the meeting is adjourned, close of business on such date being not more than two days prior to the date fixed for the adjourned meeting. Changes to entries in the register of members after close of business on October 23, 2025 shall be disregarded in determining the right of any person to attend or vote at the meeting.

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